Prospectus Supplement (Sales Report) No. 9 dated July 21, 2010 to Prospectus dated May 24, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated May 24, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated May 24, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 363593

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363593	$3,000	$3,000	10.38%	1.00%	July 15, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 363593. Member loan 363593 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,954 / month
Current employer:	Georgia Tech Research Insitute	Debt-to-income ratio:	11.57%
Length of employment:	1 year	Location:	Smyrna, GA

Home town:
Current & past employers:	Georgia Tech Research Insitute
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is to be used to consolidate my bad credit card debt and try to be debt free in near term. I picked up some bad debt by using CCs to pay off my last year of college and now those cards are reverting to higher rates. Below is the debt this will be paying off: Card Amt Rate Min Payment COFS $16500 15.99% 485 WaMu $1600 22.99% 50 BoA $3500 14.99% 100 Citi $2200 14.49% 40 RTG $700 27.99% 30 Total $24500 16.54% 705 I tend to try to pay down $200-400 per month out of my other savings. I should get a loan that will give me a monthly payment in the range of $800 which is only a little more than the current monthly payments that I already can afford. Borrower added on 07/13/10 > The info above was entered when I first looked into Lending Club a long time ago. I haven't been able to get it changed. Please ignore it. The current loan is to pay off a Citi Card that I have a balance of $2700 on at 19.99%. It had been at 0% for 6 months. I can easily afford either payment, but I would rather pay it at a lower rate and to not Citibank. I will answer any questions you have. Thank you for lending.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,516.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
595101 Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total Mortgage Balance $118k No HELOC Home worth approximately $150k

Member Payment Dependent Notes Series 441547

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441547	$7,000	$7,000	13.98%	1.00%	July 21, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 441547. Member loan 441547 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Albany Door Systems	Debt-to-income ratio:	19.69%
Length of employment:	n/a	Location:	Grafton, WI

Home town:
Current & past employers:	Albany Door Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate credit card debt

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,675.00	Public Records On File:	0
Revolving Line Utilization:	72.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long have you been employed by your current employer? It says n/a	7 mouths
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for, how you accrued this debt, etc? Since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	Two credit card and a store card. 1670 WF 9.83% 3000 Chase 16.24% 2700 LandmarkCU 9.9% I am using the loan to pay the Credit card and most of the stare card. I pay all my bill on time and have not defaulted on any loans.

Member Payment Dependent Notes Series 472795

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472795	$7,500	$7,500	14.84%	1.00%	July 14, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 472795. Member loan 472795 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	10.25%
Length of employment:	3 years	Location:	Mount Clare, WV

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I am adding a bedroom and drywall to my downstairs as well as paying off a credit card.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	47
Revolving Credit Balance:	$2,380.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I am paying off the simmons national bank loan and doing a bedroom addition as well as bathroom in my downstairs.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance of my mortgage is 98,000. The market value of my home is 125,000. I only have a first mortgage on the home it is a fixed rate 5.5% 30 year loan with 27 years remaining. thanks

Member Payment Dependent Notes Series 485685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485685	$11,200	$11,200	13.98%	1.00%	July 16, 2010	July 19, 2015	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 485685. Member loan 485685 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	ecolab	Debt-to-income ratio:	16.88%
Length of employment:	2 years	Location:	kenmore, NY

Home town:
Current & past employers:	ecolab
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,936.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	aig-4300 187 monthly payment bank of america credit card-3900 115 monthly payment niagara falls credit union-850 93 monthly payment the remaining 1500 is going to my parents as i owe them money. The interest rates on the loans and credit card are 24.99% so this is a great consolidation opportunity for me. The new loan would be a 260 payment a month, and would pay off 395 dollars a month which also frees up more money for myself. Thank you for your interest in my loan. please don't hesitate to ask any more questions.-tyler
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST A-N-D COMMITED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Tuesday 07.06.2010 at 04:10 AM ET	thanks for the heads up!
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your credit cards and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	My monthly budget is around 2800 net dollars compared to 1300 in bills, and then 500 for general living i.e food, clothing etc.. So i have around 1000 extra a month(give or take 200 dollars as I am in sales). My bills are so low because my rent is only 250 and I drive a company car that I pay absolutely nothing on. I can honestly say that I just started saving money, I have been working on paying off debt. I have started to save 10 percent of my paycheck each month. I am single, and I am the sole wage earner as I support myself. Discover card-16.9% with 197 balance. Bank of america credit card 3900 balance with a 24.9 apr. Aig installment loan 4500 with 24.9 apr. niagara credit union installment loan 10.25 apr. The reason for this loan is to get rid of my dependence and have extra cash flow. More then likely I will be making more then the minimum ach payments as I want debt out of my life for good, I have ran these balances since college. Thank you for your interest in my loan.
Thanks for your prompt responses. I'll be helping with your loan! Good luck and God bless!	no problem. Thank you!
R U 1 OR 2 WAGE EARNERS IN FAMILY	I am a single male, and earn for myself.

Member Payment Dependent Notes Series 496878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496878	$12,800	$12,800	17.56%	1.00%	July 15, 2010	July 18, 2015	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 496878. Member loan 496878 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	ikon office solutions	Debt-to-income ratio:	17.28%
Length of employment:	4 years	Location:	torrington, CT

Home town:
Current & past employers:	ikon office solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > Loan to pay off high interest credit cards....Home owner for 6 years...Employed at the same company for 4 years....very stable job

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	76
Revolving Credit Balance:	$25,468.00	Public Records On File:	0
Revolving Line Utilization:	81.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	117,000 total due...zillow estimate 101,000
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST A-N-D COMMITED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Monday 07.05.2010 at 5:45 AM ET	not a question
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	value of home re zillow....101,000...total owed 117,000
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $12,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer IKON Office Solutions? Number [2] Transunion Credit Report shows the $25,468 Revolving Credit Balance total debt (47.000 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 300 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; Monday 07.05.2010 4:51 PM ET.	1) speicalist order coordinator, redently obtained a bachelors degree in accounting 2) all revolving $450 per month 3) why because I am a person who belives in paying back what I owe...I do not believe in not repaying what I owe...If someone belives in me then they are also believibg in the fact that someday I may help someone else....Which I believe is only fair...I work hard and do not belive in just taking something without giving back in return....That is the reason they should invest in me...Who I am...Honest and trustwrthy...what my late parents taught me to be...4)I intend to pay back in 5 years based on current intentions...
Please list the credit cards, balances, APRs, and monthly payments / minimum payments for each. Thank you.	Here you go...balances, apr then monthly payment Capital One (Visa/Master) $970 20.00% $50 Capital One (Visa/Master) $700 20.00% $50 HSBC (Visa/MasterCard) $1,200 27.00% $52 HSBC (Visa/MasterCard) $1,400 27.00% $52 Bank of America (Visa/Master) $5,600 15.00% $115 Barclay's $900 20.00% $33 Discover $700 20.00% $40 Chase (Visa/Master) $2,700 6.00% $58 Chase (Visa/Master) $900 15.00% $25
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	mtg and heloc...$695, utilities $180,insurance $140 (house and car),phone/internet/cable $111,food $75 per week...sole wage earner
What are the current interest rates and balances on your cards?	here you go along with monthly payments Capital One (Visa/Master) $970 20.00% $50 Capital One (Visa/Master) $700 20.00% $50 HSBC (Visa/MasterCard) $1,200 27.00% $52 HSBC (Visa/MasterCard) $1,400 27.00% $52 Bank of America (Visa/Master) $5,600 15.00% $115 Barclay's $900 20.00% $33 Discover $700 20.00% $40 Chase (Visa/Master) $2,700 6.00% $58 Chase (Visa/Master) $900 15.00% $25
What plans do you have to reduce your dependency on / use of credit cards? Your credit report indicates you have 18 open lines of credit, and the 12.8k loan only covers about half of your total debt according to the credit report. What will you do about the other half of your ongoing debt?	Simple cut them all up
So do you have a budget so that you can live within your income?	Yes I do......I plan on cutting them all up and keeping one with a small line of credit for emergency purposes only....I want a normal life and credit card debt is not a normal life...With this loan I may only save in the short term $35 a month over what I am payning now...but in the long term...I will be saving thousands..

Member Payment Dependent Notes Series 497597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497597	$8,500	$8,500	11.86%	1.00%	July 19, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 497597. Member loan 497597 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Dorsey and Whitney	Debt-to-income ratio:	15.06%
Length of employment:	2 years	Location:	MINNEAPOLIS, MN

Home town:
Current & past employers:	Dorsey and Whitney
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > Additional clarification regarding this loan request- The requested money will be used to re-finance a high interest debt vs consolidating multiple debts into one. The resulting refinance will not increase borrows debt load.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	80
Revolving Credit Balance:	$8,022.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total mortgage is approximatley 145K. Due to realestate crash, we are upside down approximatley 30K.
Member_637923: For the debt(s) being refinanced, please list the balances, interest rates, and present monthly payments. Also, what is your position with Dorsey & Whitney? Thanks in advance!	Additional clarification regarding this loan request- The requested money will be used to re-finance a high interest debt vs consolidating multiple debts into one. The resulting refinance will not increase borrows debt load. 8K 19.9% Litigation support
What is Dorsey and Whitney and what do you do there?	Law firm. Litigation Support.
Your loan description is a bit cryptic. How about this?: This loan is only to take care of one debt that has a high interest rate. It will save me money because it is at a lower interest rate over a longer period of time and won't increase my debt load. Its okay to be wordy, lenders love to read clear statements of intent.	Thanks but I prefer short concise statements.
Hello. I am interested in helping fund your loan, but need your answers to these two questions first please: 1. What is the total balance of the mortgage and any HELOC loans you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thus question has previously been answered.

Member Payment Dependent Notes Series 501703

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501703	$6,000	$6,000	16.82%	1.00%	July 15, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 501703. Member loan 501703 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	EC Grow	Debt-to-income ratio:	10.02%
Length of employment:	1 year	Location:	Eau Claire, WI

Home town:
Current & past employers:	EC Grow
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	13
Revolving Credit Balance:	$3,350.00	Public Records On File:	0
Revolving Line Utilization:	21.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I currently owe $136,856 on my home, which i bought last October. Zillow does not provide an zestimate of the home, but does list the 2008 tax assessor's value at $144,700. Eppraisal.com lists the value of the home at $146,649.
Loans that will be consolidated? APRs, balances, and payments? And the same specs on debts that will not be paid.	There are 3 cards totaling $3400. They have APR's of 19.99%, 23.24% and 24.24%. I currently pay $160 a month between the 3 cards, which is about double the minimum payment.
Why ask for more than they CC debt? What will you do with the additional funds?	The additional funds will be used towards either paying off one of my fiance's higher interest card(s), or it will go towards wedding expenses if we need additional funding there.

Member Payment Dependent Notes Series 508496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508496	$8,400	$8,400	7.51%	1.00%	July 14, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 508496. Member loan 508496 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Halliwell Electric	Debt-to-income ratio:	5.28%
Length of employment:	3 years	Location:	MIDDLETOWN, CT

Home town:
Current & past employers:	Halliwell Electric
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,593.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	I have some debt from my wedding that I would like to pay off, as well as a small balance on a car loan and a small balance on a credit card. I actually have enough money in savings to cover the principal amount of the loan, but I am looking to buy a house soon, and I would prefer to borrow this amount at a reasonable rate of interest to consolidate my debt and have more cash on hand for the upcoming purchase.

Member Payment Dependent Notes Series 508907

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508907	$17,000	$17,000	11.12%	1.00%	July 21, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 508907. Member loan 508907 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	New Jersey Transit	Debt-to-income ratio:	20.77%
Length of employment:	7 years	Location:	Feasterville, PA

Home town:
Current & past employers:	New Jersey Transit
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > Debt Consolidation

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	37
Revolving Credit Balance:	$69,905.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the balance and interest rate of all your debts and indicate which ones you are going to pay off with this loan. Also, it would be nice to see a break down of your monthly expenses. Thanks.	The purpose of this loan is to pay off existing debt accrued while remodeling a second home. (which I am not yet listed as owner of) Proceeds form this loan will be used to pay off the following accounts. Wells Fargo $7037 at 0% Citi Card $2561 at 0% Discover Card $5902 at 0% Fia card services $1328 at 17%

Member Payment Dependent Notes Series 518710

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518710	$20,000	$20,000	10.75%	1.00%	July 21, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 518710. Member loan 518710 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	university of san francisco	Debt-to-income ratio:	8.44%
Length of employment:	10+ years	Location:	san francisco, CA

Home town:
Current & past employers:	university of san francisco
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,953.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS PROCESS TO ATTRACT LENDERS INTEREST AND THEIR COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.13.2010	no transactions have posted to my account yet
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	rent 1100 roth ira 300 phone ( land & cell ) 105 cable & internet 80 disability insurance 36
Please - loan description, employer and position description, monthly rent, revolving credit balance itemization. Lastly, if your loan request is funded, what methods will you implement to ensure future debt is more manageable?	debt consolidation university of san francisco, lead gardener 1100 ( rent stabilized ) B of A 9000 citicorp 8500 a single payment will provide a means to reduce debt in a timely manner and add ability to increase saving ( short-term / retirement ). debt incurred as a result of home burglary and out of pocket medical expenses.hopefully these circumstances are not to be repeated and are a one time expenditure.
Loan listed 7 days; 49 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for lon to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 07.18.2010	documents requested faxed to office 15 july.will checke to see if fax received. thanks

Member Payment Dependent Notes Series 521780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521780	$12,000	$12,000	13.23%	1.00%	July 20, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521780. Member loan 521780 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	University of Louisville	Debt-to-income ratio:	9.85%
Length of employment:	2 years	Location:	Louisville, KY

Home town:
Current & past employers:	University of Louisville
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > I am currently a full-time senior research technologist and am enrolled as a part-time masters student. My masters degree classes are completely funded by tuition remission, a benefit I receive as an employee of the university. Our research in spinal cord injury mechanisms and quality of life improvement for persons with spinal cord injury is very well-funded by the National Institutes of Health, the Department of Defense, and the Christopher and Dana Reeve Foundation. I have recently been added as a lead researcher on a three-year project and am very active in other grant projects at our collaborative center. My position is very secure, and I will carry out this current project to its funding completion and possibly beyond. I also aspire to finish my masters degree in this time period and continue my education in professional school. I would prefer to be debt-free when I make this transition, which is what brought me to Lending Club. If fully-funded, this loan will completely consolidate my current student loans and credit card debt. I have already paid off my vehicle; therefore, my budget priorities would be my rent and loan payments, with more than adequate funds remaining to cover insurance, phone, utilities, and food costs each month. Additionally, I am paid monthly, and my rent and loan payment will be automatically paid at the first of each month. I have no negative information on my credit report and have never been late on a payment. I am very serious about paying off my debt so that I may save a significant portion of my salary and adequately prepare for my future goals. Furthermore, I have set up my budget in order to overpay my loan payment each month.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,484.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your job? 2. Please provide a budget - meaning your monthly income after tax and an itemized list of typical monthly expenses. 3. Please list the amount owed, interest rate, minimum monthly payment, and creditor for each loan or credit card you have.	Hello and thank you for your question. 1. I am a senior research technologist. I am currently one of the lead researchers on a three-year grant and am active in other well-funded projects. 2. The following is a breakdown of my monthly expenses: Rent (with water, gas, trash, parking, sewage, and recycling included): $630 Utilities (electricity, land-line phone, internet): approximately $110 (fluctuates depending upon the season; this is decreased in the winter as my apartment is gas heat which is covered in my rent) Mobile Phone: $95 Insurance (renter's, life, and automobile): $108 Travel: $60 (I bike or walk to work and have free access to public transportation as a grad student, so my travel expenses are minimal) Gym and Grad School Tuition are free because I am an employee at the university. I normally budget $300 for food and drink during the month which covers grocery expenses as well as occasionally eating out. I have been paying a sum of $650 per month for credit card and loan payments. If fully funded, this loan will replace all credit card and previous student loans incurred from traveling abroad during undergraduate school. Therefore, I will have funds budgeted in order to overpay on this loan. This budget comes to a total of $1953 per month. My monthly salary is $2267 after taxes (with 0 state and federal tax allowances; therefore, I overpay taxes in order to receive a refund), health insurance premiums (medical, dental, and vision), and funds for my flexible spending account are deducted. I also am paid monthly and pay all of my bills electronically during the first week of each month. The differential between my salary and my monthly expenses ($314) is budgeted for incidental expenses, savings, and could also contribute to further overpayment of the loan. 3. Student Loans: Creditor: ECSI Amount Owed: $672.00 Interest Rate: 5% Minimum Payment: $40 (I automatically pay $100 per month) Creditor: AES Amount Owed: $895.40 Interest Rate: 2.47% Minimum Payment: $50 Credit Cards: Creditor: Target Visa Amount Owed: $3674.83 Interest Rate: 16.99% APR Minimum Payment: $103 Creditor: Bank of America Amount Owed: $2789.82 Interest Rate: 11.24% APR Minimum Payment: $54 Creditor: Discover Amount Owed: $881.72 Interest Rate: 12.99% APR Minimum Payment: $40 Creditor: General Electric Capital Corp Amount Owed: $1871.16 Interest Rate: 23.99% APR (portion of total amount owed is under promotional 0% interest period) Minimum Payment: $65 Creditor: US Bank Amount Owed: $466.42 Interest Rate: 17.99% APR Minimum Payment: $10 I do realize that I am increasing my interest rate on this new loan compared to some of the debt I have accrued. I understand this and am proceeding so as to remove myself from all credit card debt and consolidate all payments to one centralized place in which overpayment is easy and welcomed. Also, I would like to improve my credit score by decreasing the total percentage of my credit that I am using and by taking out this installment loan. Finally, I would rather pay interest to private investors looking to pad retirement funds or savings than to several credit card companies. Thanks again!
What is the $ amount of your monthly costs (rent, gas, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym as applicable)? Thanks for your answer to this Q	Hello and thank you for your question. The following is a breakdown of my monthly expenses: Rent (with water, gas, trash, parking, sewage, and recycling included): $630 Utilities (electricity, land-line phone, internet): approximately $110 (fluctuates depending upon the season; this is decreased in the winter as my apartment is gas heat which is covered in my rent) Mobile Phone: $95 Insurance (renter's, life, and automobile): $108 Travel: $60 (I bike or walk to work and have free access to public transportation as a grad student, so my travel expenses are minimal) Gym and Grad School Tuition are free because I am an employee at the university. I normally budget $300 for food and drink during the month which covers grocery expenses as well and occasionally eating out. I have been paying a sum of $650 per month for credit card and loan payments. If fully funded, this loan will replace all credit card and previous student loans incurred from traveling abroad during undergraduate school. Therefore, I will have funds budgeted in order to overpay on this loan. This budget comes to a total of $1953 per month. My monthly salary is $2267 after taxes (with 0 state and federal tax allowances; therefore, I overpay taxes in order to receive a refund), health insurance premiums (medical, dental, and vision), and funds for my flexible spending account are deducted. I also am paid monthly and pay all of my bills electronically during the first week of each month. The differential between my salary and my monthly expenses ($314) is budgeted for incidental expenses, savings, and could also contribute to overpayment of the loan.
I'm interested in funding your loan, but have a few questions: (1) Is there a second wage earner in your household and if so how much does he/she earn each month? (2) How much are you currently paying each month towards the loans that you intend to consolidate. What are the interest rates for those loans? (3) What are your major monthly expenses (e.g., rent, car loans/insurance, student loans, child care, credit cards, major medical expenses)? Please break out separately (e.g., rent - $x). Thanks and good luck.	Thank you for your questions. (1) No, there is not a second wage earner in my household. I am single with no dependents. (2) Currently, I'm paying $500 towards credit cards each month and $150 towards student loans as they are of decreased interest. The amounts and rates are as follows: Student Loans: A. $672.00, 5% APR B. $895.40, 2.47% APR Credit Cards: A. $3,674.83, 16.99% APR B. $2789.82, 11.24% APR C. $1871.16, 23.99% APR (under promotional 0% interest rate until the end of this month) D. $881.72, 12.99% APR E. $466.42, 17.99% APR (3) My monthly expenses are as follows: Rent (including water, gas, sewage, parking, trash, and recycling): $630 CC and Loans: As aforementioned, I normally pay $650 total toward credit cards and student loans each month. If this loan is fully funded, it will replace all of my previous debt and this amount will allow for overpayment of my loan each month. Utilities (electricity, land-line phone, internet): $110 (this amount fluctuates given the season but is less during the winter given that heat is included with my rent) Mobile Phone: $95 Insurance (renter's, life, automotive): $108 Travel: $60 (I bike or walk to work and have free access to public transportation as a grad student, so my travel expenses are minimal) Food and Dining: I budget $300 for food and drinks each month which covers groceries and allows for occasional restaurant dining. I receive a free gym membership and graduate school tuition remission as a university employee. My car is paid for, and I drive it very infrequently. I have no major medical problems and have budgeted for medical expenses (annual dental, vision, dermatology, and GP check-up visits with extra for prescriptions and OTC medicines) in my flexible spending account which is removed from my wages tax-free each month. I have no children and only one small cat that eats a very small amount and is toilet trained (therefore no litter expenses). My budgeted monthly expenses come to $1953 per month. I net $2267 monthly after taxes (0 state and federal allowances so that I receive a refund and have no tax liability in April), health insurance (medical, dental, and vision), and flexible spending account funds are deducted. The differential allows for incidental expenses, savings, and possible further overpayment of the loan. Also, I am paid monthly and pay bills electronically during the first week of the month so that all funds are appropriately allotted as soon as they are available. I hope that this adequately answered your questions. Thank you again.

Member Payment Dependent Notes Series 523979

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523979	$12,000	$8,075	11.49%	1.00%	July 21, 2010	July 20, 2015	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523979. Member loan 523979 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Bloomingdale's	Debt-to-income ratio:	4.05%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	Bloomingdale's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > Bikram Yoga Teacher Training Loan Borrower added on 07/12/10 > I have just been accepted as a student for Bikram Yoga's teacher training fall 2010 session. i have been practicing Bikram Yoga for over 2 years now and it has completely changed my life. I have been a slave to the restaurant industry for the past 11 years and want nothing more than to become a certified Bikram Yoga instructor, so I can teach my passion. This will be a new beginning for me.

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	33
Revolving Credit Balance:	$1,481.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When in school, do you plan to maintain your job at Bloomingdale's? Do you plan to work full time as a yoga instructor or do you plan to maintain a second job initially? Thanks and good luck!	The Bikram Teacher Training program is highly intensive so I will not be able to maintain my job at Bloomingdale's. Upon becoming a certified Bikram Instructor, I plan to teach as much as possible and serve or bartend part time.
I too enjoy yoga. Congratulations on acceptance to school. How long is the training? How do you plan on paying the loan while you are in training and not working?	The training is 9 weeks long. I will be working right up until the start of training. I have 2 weeks of vacation that will be paid out to me while I am in training. I also have some money saved that will allow me to pay my bills while I'm away and for 1 month after I return. I also have an amazing Mother that has loaned me some money for me to pursue my dreams.
I also greatly enjoy yoga. Congratulations on your acceptance. How do you plan on paying for the loan while you are in training and not working?	I will be working up until training starts, so my 2 weeks of vacation that is owed to me will be paid out while I'm in training. I also have some money saved to pay for my bills while I am in training. My amazing Mom has also saved some money to help me pursue my dreams.

Member Payment Dependent Notes Series 530717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530717	$10,000	$10,000	10.38%	1.00%	July 19, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530717. Member loan 530717 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	southwest administrators, inc	Debt-to-income ratio:	8.51%
Length of employment:	5 years	Location:	los angeles, CA

Home town:
Current & past employers:	southwest administrators, inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	47
Revolving Credit Balance:	$8,400.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 531759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531759	$18,000	$18,000	11.86%	1.00%	July 19, 2010	July 19, 2015	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531759. Member loan 531759 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,000 / month
Current employer:	AKRON CHILDREN'S HOSPITAL	Debt-to-income ratio:	11.24%
Length of employment:	4 years	Location:	AKRON, OH

Home town:
Current & past employers:	AKRON CHILDREN'S HOSPITAL
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	62
Revolving Credit Balance:	$7,329.00	Public Records On File:	0
Revolving Line Utilization:	17.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at AKRON CHILDREN'S HOSPITAL for $17,000 / month?	I am a critical care specialist as well as the Dir., ICU Clinical Research & Outcomes Analysis
I'm interested in funding your loan, but have a few questions. (1) Can you verify your income? (2) What do you do for Akron's Children Hospital? (3) Is there a second wage earner in your home and if so how much does he/she make each month? (4) What are your monthly expenses (e.g., mortgage, credit card, student loans, car, child care/tuition, etc.)? Thanks and good luck.	Yes I can verify my income. I am a critical care specialist as well as the director of intensive care research & outcomes analysis. I am the sole wage earner. Our fixed monthly expenses are $4600 including mortgage, student loans, credit cards and insurance.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. $320, 170. 2. $325, 000. 3.
Specifically, what are the loan proceeds to be used for? What is your position at ACH?	The loan will be used to replace our drafty windows that waste heat annually. I am a critical care specialist as well as the Dir., ICU Clinical Research & Outcomes Analysis
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST A-N-D COMMITED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Tuesday 07.06.2010 at 04:10 AM ET	Please resend. Your email is a bit confusing. Thanks.
$17K Gross Income Per M-O-N-T-H? Correct? Or a typo?	Correct. Not a typo.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $18,000 H I P category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Akron Childrens Hospital? Number [2] Transunion Credit Report shows the $7,329 Revolving Credit Balance total debt (17.00 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; Tuesday 07.06.2010 at 05:31 AM ET.	1. I am a critical care specialist as well as the Dir., ICU Clinical Research & Outcomes Analysis 2. RCB (including car note) total $1200/mo. Never pay minimum and have reduced debt to a single CC. 3. We are a fiscally conservative family and have been so for over 25 years. We live modestly and see much of our $$ literally go out the windows since moving in nearly 4 years ago. We believe that helping us improve the efficiency of our home is a worthwhile investment. 4. I chose the 60 months to give us the most flexibility. The loan will likely be paid in full in 36-48. We've never paid the minimum. Thanks for your consideration.
Hi. What do you do at Akron Children's Hospital? What do you owe on your mortgage and what is your home worth? What is the $7,300 shown in revolving credit? Are you paying it down? Actually, my real question is why someone making $17k/month would have to borrow money for anything? Thanks, and good luck with your loan.	I am a critical care specialist as well as the Dir., ICU Clinical Research & Outcomes Analysis I have proximAtely $5000 equity in my home. I refinanced in January 2010 at a lower rate. $7300 is a CC we are working to eliminate. Do not have $18k handy to fix wasteful windows. This is 1 strategy. Thank you.
Email I sent earlier transmitted correctly; ther should be NOTHING confusing. Follow the directions in the email and early-on your loan will be "Approved" for issue and will quickly 100 pct fund. Lender 505570 USMC-RETIRED Monday 07.12.2010	The original was quite lengthy, that's all. I've never worked with a lending club before and have found the process quite intriguing. I didn't mean to be coy, I thought the battery of questions may have been better received in 2-3 separate headings. Thanks again for your consideration.
Loan listed 10 days; 19 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for lon to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 07.14.2010	I will call at 11a EST

Member Payment Dependent Notes Series 532334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532334	$20,000	$20,000	10.38%	1.00%	July 13, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532334. Member loan 532334 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	California Pacific Medical Center	Debt-to-income ratio:	1.14%
Length of employment:	< 1 year	Location:	FREMONT, CA

Home town:
Current & past employers:	California Pacific Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I am a Registered Nurse. When I graduated from nursing school, I had to make a sacrifice and move to Southern California in order to begin my career. I worked at Cedars-Sinai Medical Center for 13 months before finally being able to find a position in the S.F. Bay Area. Prior to that, I worked at Outback Steakhouse for 7 years. My partner has held the same job for 4 years and held 2 other long term positions while he was in high school and college. He will be helping me pay off the loan. Borrower added on 07/08/10 > This loan is help us pay for the final portion of our wedding. We are high school sweethearts and can't wait for the big day! Our parents were supposed to help us pay for most of the wedding, but in the last year have been dealing with divorce and hard financial situations, and can no longer afford to help.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,565.00	Public Records On File:	0
Revolving Line Utilization:	16.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job history before California Pacific? Which campus do you work at? Does your partner have an income and will he/she be helping payoff this loan?	13 months at Cedars-Sinai Medical Center in Los Angeles, and 7 years at Outback Steakhouse prior to that.
Congratulations! Would you be so kind to answer a few questions? 1. Have you pursued unsecured personal loans through conventional lenders? What was the results? 2. If you were presented with a proposition as you have requested, what would your greatest concern be about the borrower? 3. Yes or No, will this loan cover the FULL amount of your wedding?	Thank you! 1. This is the first loan that we have pursued. We did some online research and it seemed that this was the best way to get the amount that we needed to cover the rest of the wedding cost. 2. If I were looking at my own proposal, I guess my greatest concern would be that I have only worked in my current position for 2 months. I would want to know that the borrower has job security and the ability to repay the loan. - I work on a very busy unit (mother/baby) and have already discussed with my manager of my intent to retain my position, as it feels like a good fit to me. We always need people to work extra shifts or stay overtime, so I really don't believe that I am in any danger of losing my ability to repay the loan. 3. This loan will cover the rest of the expenses for the wedding. Our initial deposits have already been paid, and this will cover the remaining balance.
Congratulations! How much does your partner make each month? What are your major monthly expenses (e.g., rent, student loans, car, credit card, etc.)? When is your wedding and what is the overall budget? Good luck.	My partner takes home about $2500.00 monthly after taxes. Our only major expenses are rent and utilities. We don't have any student loans or car payments and we both pay the full balance on our credit cards at the end of the month, so we don't typically even carry a balance on a credit card. The wedding is on July 24, just a few weeks away, and the overall budget is $40,000.00. Thank you.
I received an error message on my question, so I wasn't sure it went through. If it did, sorry for duplicating. It was to confirm current monthly expenses (i.e. rent, utilites, any other loan payments, credit card, etc). and how you can fit this sizable $650 loan payment in your current budget.	I did not receive a message from you previously. Our only true monthly expenses are rent and utilities. Neither of us has any loans currently. While I was working in L.A. I was actually making slightly less than I am right now and was paying rent in 2 places, since my partner was still in the bay area. Between travel and rent for the 13 months I was there, it was about $1500 a month. My monthly expenses have gone down $1500 and I make about $400 more, so $650 actually fits very nicely into my current budget.

Member Payment Dependent Notes Series 532588

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532588	$15,250	$15,250	13.98%	1.00%	July 20, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532588. Member loan 532588 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Diamondback Services, Inc	Debt-to-income ratio:	12.90%
Length of employment:	2 years	Location:	KANSAS CITY, MO

Home town:
Current & past employers:	Diamondback Services, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > Debt relief Borrower added on 07/06/10 > Debt relief

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,417.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Diamondback Services, Inc and what do you do there?	I am the Account Manager for Diamondback services, Inc. Diamondback is a transportation company that transports all type of products.
Your "Major Purchase" or "Other" category loan is 1 of 299 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Beach, VA Wednesday 07.07.2010	consolidating debt.... credit cards and other loans
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	around 123k house is worth 135k

Member Payment Dependent Notes Series 535251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535251	$9,150	$9,150	13.23%	1.00%	July 15, 2010	July 13, 2015	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535251. Member loan 535251 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Gila Regional Medical Center	Debt-to-income ratio:	20.77%
Length of employment:	4 years	Location:	Tyrone, NM

Home town:
Current & past employers:	Gila Regional Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I am a registered nurse and very good with handling my finances. However, I was still in school and became a single mother of 2. For a period of 2 years i had to rely on credit cards to help pay some of me bills, and was paying them off quickly until about the first of the year and my interest rates went up. A one month payment, lower interest rate appears to be a smarter way to go about reducing my credit card debt.

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,111.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what is your responsibility with your employer? Thank you	I will answer your question the best I can. I am a nurse for my employer, I do direct patient care, documentation, supervisory duties, and medication administration among other duties, however thoae are the main cimponents of my job. My debt was built up by me having to finish my nursing education and being a divorced single mother of two it was hard for to get by without getting into some debt. Since graduting, I have reduced my debt, not added, been paying it off however with the interests on the credit cards it has been very slowly. I owe on 3 credit cards in which they are canceled. And with the loan I would be paying them off. My interest rates on them range from 28.9% to 29.99%. My monthy payment for all 3 is around 300 dollas. I would also be paying off some medical bills that I have, estimated at around 600

Member Payment Dependent Notes Series 535439

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535439	$4,200	$4,200	11.12%	1.00%	July 21, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535439. Member loan 535439 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	MHC Kenworth	Debt-to-income ratio:	22.14%
Length of employment:	7 years	Location:	Springfield, MO

Home town:
Current & past employers:	MHC Kenworth
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > Used to assist relocating my family and pay off credit card. Thank you in advance

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$158.00	Public Records On File:	0
Revolving Line Utilization:	10.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.16.2010	It is going to be used for the aiding of helping move my brother and his family back home due to his recent loss of a job. The remaining amount will be used to pay off my credit card. Thank you
Will you be moving locally or long distance? Will your employer change after your move? Have you provided Lending Club with your future address and related contact information? Thank you in advance.	It is to aid in moving my brother and his family back home after recent loss of job. Thank you
Are you getting a new job or the same and just a different location? Also, what is the current interest rate and amount owed on the credit card you wish to pay off?	It is to aid my brother and his family moving home after recent loss of job. CC is around 2200 and 18%. Thank you

Member Payment Dependent Notes Series 535500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535500	$15,000	$15,000	14.35%	1.00%	July 21, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535500. Member loan 535500 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Flextrade Systems Inc	Debt-to-income ratio:	12.38%
Length of employment:	2 years	Location:	EAST MEADOW, NY

Home town:
Current & past employers:	Flextrade Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > Purpose of this loan is to pay off credit cards and have a single monthly payment. I can afford my debt but just tired of making those companies rich. Everything gets put on my AMEX now. Thank you!

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,082.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Flextrade and what do you do there?	Flextrade is an algorithmic strategies trading software company. I am a Linux Administrator which basically falls under the general category of IT, just a little bit more on the complex end.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	4 Credit cards will be consolidated with this loan: 1- Bal: $3,000 18.99% 2- Bal: $5,100 20.99% 3- Bal: $4,200 22.99% 4- Bal: $2,000 17.99% The other only debt i have is my school loan. Which is a $138 payment a month. I dont have details on balance. Thanks!
What are your $ monthly costs (rent, car, utilities, school loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	I still live at home. $300 is my rent but really goes towards groceries. I also pay for cable tv phone internet services. Another $230. Lunch at work is about $140 a month. Gym is $61 a month. Other than that I dont have any other bills. Gas is about $160 a month. Single with no kids. Total here = $891.

Member Payment Dependent Notes Series 535562

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535562	$24,000	$21,600	16.32%	1.00%	July 19, 2010	July 16, 2015	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535562. Member loan 535562 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	CCA Global Partners	Debt-to-income ratio:	4.81%
Length of employment:	6 years	Location:	Ballwin, MO

Home town:
Current & past employers:	CCA Global Partners
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	23
Revolving Credit Balance:	$19,490.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	(1) Balance is right at $260K (2) Home value is $190-200 based upon current comps. We are still pursuing options in refinancing our home loan but the obvious problem is that we're upside down. We're finding that people in our situation (income and being current on everything) don't have many options.
A few requests/questions: - Please describe the names, balances, and interest rates of the revolving credit balances you're trying to pay down. - Are you the sole wage earner? If not, how much income does your spouse contribute to your family income? - Do you have a plan for not getting into debt in the future? If so, what is it? Please be specific and convincing. - Do you try to save money each month? Thank you.	Capital One $18,300 12% and I'm the sole wage earner. Our current plan is to be aggressive as possible and attack our debt over the course of the next 5 years. Our son is just turning 10 (oldest of 3) and we want to be solvent by the time he hits highschool. We've created a budget, and have backed off frivoulous expenses (eating out,etc) and are trying to live off cash as much as possible. We've been putting about $800 a month on our credit card bill and trying to save a bit on the side. Unfortunately, we were just hit with our dishwasher going out and hade auto repairs of $800. Add in our interest charges and we just feel like we're going backwards. Additionally, we're currently investigating all avenues to refinance our home loans which total $260K on a $190-200K current market value home. We've been hitting dead ends there but haven't given up. That being said, getting rid of this chunk of debt over the next 5 years, and being able to put $200 a month or so into savings will at least get us moving in the right direction. Again, I'm not giving up hope that we won't be able to do something on our home loan and we'll try to pay that down when we possible (tax return and/or any bonuses).
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $24K CC REFI category loan. My questions are: Number [1] Brief description your employer CCA Global Partners? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.08.2010 07.07.2010	(1) http://www.ccaglobalpartners.com - The website should answer any questions but if there is anything more specific I'll be happy to provide more information. (2) I'm a Senior Developer in the IT group. We handle all the technology projects within the company. (3) I thought about this one really hard. Based upon what we're currently paying, we could have done 3 years but it's right at our limit. We'd like to also build some sort of savings over this period and that wouldn't allow us to. So, we decided just to go with the 5 year term knowing that we can put any extra funds (tax return/bonuses/etc) down without penalty.
If you get the loan, it will be at ~16%, but you say your credit card is at 12%. Why are you getting this loan at a higher rate?	It's actually 12.9% variable and the concern is that it can go up. Even though the fixed rate is higher the credit card interest is compound so I think we're better off in the long run.
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 70 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same loan or modified version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than orginally. After 12 days listed, $24,000 loan 26 pct funded. 2 day remains before 14-days expires. Good news is funding pace always quickens closer loan approaches 14-days expiration. Question: If loan ends 70 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for consideration and possible lender funding. In interim, borrower can advantageously use a lower APR pct loan's net proceeds and partially payoff higher pct existing Credit Card Revolving Credit Balance debts. Advance thanks for your answer to question accepting a partially funded loan. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.13.2010	Thanks so much for the information and that's not something I originally considered. I'd have to look at the differences in interest rates. I might be compelled to go 3 years for partial under that scenario as well. We're comfortable with this loan as it is but if splitting it allowed us lower rate and shorter term overall, that would be worth it. Thanks again for the pointer!
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	It depends on the total proceeds. I'll have to evaluate but it might make more sense to get a loan for a lower amount, for a shorter term and at a lower interest rate.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT PROCEEDS	I apologize as I thought I answered this question last night... I'll have to evaluate the total and whether it will work. Depending on the amount I'll either go for a smaller loan with a shorter term and interest rate or just extend the listing.
I NEED A YES OR NO ANSWER IF U TAKE PROCEEDS.	Looking at my current funding level, I think i'll extend the listing so that the loan will fund in full.
I have decided to invest in your loan - want to wish you the best of luck! LC is a unique opportunity for people to help people - I tend to loan to people who seem to understand this, and who seem thoughtful about their situation -- such as you. No need to reply unless you wish too, but again - wishing you success!!	It is much appreciated!

Member Payment Dependent Notes Series 536074

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536074	$6,400	$6,400	7.88%	1.00%	July 16, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536074. Member loan 536074 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Advion BioSciences, Inc.	Debt-to-income ratio:	17.76%
Length of employment:	3 years	Location:	Harford, NY

Home town:
Current & past employers:	Advion BioSciences, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > Fund a Motorcycle purchase I always pay I had $300 budgeted for this purpose I am in IT. Been doing this for ~10 years. Our company is still growing and hiring, despite the economy. I feel my job is very stable. Borrower added on 07/12/10 > I plan to use the funds pay debt on CC's used to fund a motorcycle. I am a good borrower because I always pay back my debts without hassle. My monthly budget for this purpose was $300. Our company is growing and hiring, despite the economic climite, with no slowdown. I am in IT and am good at what I do. If feel my job is stable.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,032.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Hello. Sure. Out of a gross monthly income of 4333.00, my expenses - Mortgage 1200, Gas & Electric 70, insurance, $120, phone-cable-internet, 100, I have a minimum monthly payment on CC's of roughly 750, car payment of 480, and student loan 120. No childcare or gym or other. I also really share most of the expenses with my girlfriend of 11 years who makes roughly the same as I do. I hope I've answered your question.

Member Payment Dependent Notes Series 536096

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536096	$25,000	$25,000	11.12%	1.00%	July 19, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536096. Member loan 536096 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	utsouthwestern medical center	Debt-to-income ratio:	15.98%
Length of employment:	6 years	Location:	FRISCO, TX

Home town:
Current & past employers:	utsouthwestern medical center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,466.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 536505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536505	$10,000	$10,000	15.95%	1.00%	July 19, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536505. Member loan 536505 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	brookshires grocery company	Debt-to-income ratio:	17.40%
Length of employment:	10+ years	Location:	paris, TX

Home town:
Current & past employers:	brookshires grocery company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	54
Revolving Credit Balance:	$7,570.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $10,000 CC REFI category loan. My questions are: Number [1] Brief description your employer Brookshires Grocery? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $7,570 Revolving Credit Balance total debt (70.10 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 300 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.08.2010	1.Grocery chain2.Produce mgr.3.$300 4.3-5years thanks for your help
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	hsbc card 650/20-1500/50 chase card 1400/40-900/35 houshold bank 350/15 orchard card 900/25 220/15 1000/30 merrick bank 1900/60 total of 8820
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and your monthly expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	pay off credit card debt
1. Can you list the balances, interest rates, and required payments of each of your debts as well as the financial institution each loan is with? Which of these do you plan to pay off with this loan? 2. Your profile lists 2 recent (within the last 6 months) inquiries. What were these for? 3. How much is your monthly rent? monthly car payment? And that's all my questions. otherwise credit stats look fine and good luck.	trying to pay off credit cards going to cut them up
- What is your monthly budget? - How much do you save each month?	trying to pay off credit cards going to cut them up
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your credit cards and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	trying to pay off credit cards going to cut them up
Potential lenders are trying to help you get your loan. But most of your answers are unresponsive. If you can't take the time and effort to respond, your loan is in jeopardy.	I have already responded to all questions asked

Member Payment Dependent Notes Series 537037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537037	$13,000	$13,000	11.86%	1.00%	July 14, 2010	July 12, 2015	July 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537037. Member loan 537037 was requested on June 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Darlene group	Debt-to-income ratio:	23.20%
Length of employment:	< 1 year	Location:	Pawtucket , RI

Home town:
Current & past employers:	Darlene group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/28/10 > I want to pay off my credit cards and a personal loan that I have Borrower added on 06/30/10 > I had been paying on time and it's been hard now that my lyfriend is out of work...... My expences are doble now pluss the interest rate is high!!!!

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,085.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 537171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
537171	$3,000	$3,000	10.38%	1.00%	July 20, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 537171. Member loan 537171 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Deloitte Financial Advisory Services	Debt-to-income ratio:	14.91%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	Deloitte Financial Advisory Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	42
Revolving Credit Balance:	$41,421.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Home values total: 470k. i'm sure the total of loans shows on credit report.

Member Payment Dependent Notes Series 538362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538362	$20,000	$20,000	14.84%	1.00%	July 14, 2010	July 19, 2013	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538362. Member loan 538362 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,200 / month
Current employer:	little lake city school dist.	Debt-to-income ratio:	9.56%
Length of employment:	10+ years	Location:	placentia, CA

Home town:
Current & past employers:	little lake city school dist.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > hoping to combine debts into one, easy to manage payment with a greatly reduced monthly expense.

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	21	Months Since Last Delinquency:	10
Revolving Credit Balance:	$9,706.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Hi, balance is 497,000. Zillow shows 486,500. Lost about 200,000 in equity when the market bottomed out. No other loans on home. Thanks for your consideration.
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST A-N-D COMMITED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Tuesday 07.06.2010 at 04:10 AM ET	Type your answer here.thanks
Transunion Credit Report reflects 2 credit payment delinquencies; most recent was 10 months ago. Explanation? (FYI: Transunion CR reflects subject line totals but not individual line items. Lenders cannot determine identity specific referenced items. You can obtain FREE copy Transunion CR for that information. Go to www.annualcreditreport.com. There you can obtain FREE copy your Transunion CR ) Lender 505570 USMC-RETIRED 07.06.2010 4:45 AM ET	Type your answer here. during home loan modification, attorney recommended that I not pay mortgage while Wachovia was out of compliance for not submitting legally mandated paperwork. all payments on time since completion and mortgage in good standing.
Could you please explain the 2 recent delinquencies, and any subsequent steps you have taken to ensure that this does not happen again?	Type your answer here. during home loan modification, attorney recommended I not make payments while Wachovia was out of compliance for not submitting legally required paperwork to his office. since completion, all payments on time and in good standing. thanks for your consideration.
Borrower, Loan listed several days; but only 25 percent funded. Reason why little funding is because application viewed does not show required Employment-Income verification "Credit Review" completed. Review Status does NOT show "Approved" for issue either 100 percent funded, or minimum 60 pct partially funded and 14 days listing expires. If contacted by Home Office Credit Reviewer a-n-d submitted required income documents, you need to FOLLOW-UP. Ask Credit Reviewer Why nothing accomplished to upgrade Review Status to "Approved"? If not contacted by Credit Reviewer, you need to initiate contact ASAP. Member Support Dept email address and Toll Free telephone number are: (support@lendingclub.com 866-754-4094). Member Support Dept open Mon - Fri 8AM - 5 PM PT; closed Sat, Sun, CA, US Holidays for live telephone calls. Emails are received 24/7. Answering machine receives documents 24/7. Time short for 100 pct funded loan. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 07.09.2010	Type your answer here.thanks
I have two questions; [1] What is your position (Job/what you do) for employer Little Lke City School District? [2] You selcted 36-months term repayment. Do you intend to carry loan for full 36-months? Or intend to payoff loan early? Less than 1 year? 1 to 2 years? Or 2 to 3 years? Thanks for TWO answers. Lender 505570 USMC-RETIRED 07.09.2010	Type your answer here. I am a fifth grade teacher (and a USAF retiree). We have recently had our pay cut with a promise to bring it back up when funds are available (two year estimate). Our oldest son start college in two years and we would ideally have the loan paid off by then. Thanks

Member Payment Dependent Notes Series 538508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538508	$11,000	$11,000	17.93%	1.00%	July 15, 2010	July 16, 2015	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538508. Member loan 538508 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Studsvik, Inc.	Debt-to-income ratio:	21.67%
Length of employment:	< 1 year	Location:	Lawrenceville, GA

Home town:
Current & past employers:	Studsvik, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,732.00	Public Records On File:	0
Revolving Line Utilization:	99.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the credit cards you plan on paying off, the balance and interest rates. Thank you	Hi! Thank you for your question. I actually have just one credit card, and it's from one of the major banks. Right now, I have a $13K balance that I intend to pay-off within the next 5 years or less. This balance has accumulated over the years with charges from college tuition, books, personal expenses, etc. to name a few. Regarding interest, I have to admit that my credit card offers a slightly lower rate. However, the idea of having a fixed rate, such as Lendingclub's, and paying it off evenly over a number of months, is more appealing to me than the credit card's knowing the interest rate on my card could go up each year. I hope this answers your question. Let me know if you have some more. Thank you, and have a great weekend! :)

Member Payment Dependent Notes Series 538689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538689	$23,400	$23,400	13.23%	1.00%	July 16, 2010	July 16, 2015	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538689. Member loan 538689 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	UPS	Debt-to-income ratio:	17.65%
Length of employment:	10+ years	Location:	MOUNT WASHINGTON, KY

Home town:
Current & past employers:	UPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/10/10 > I am in the process of obtaining a Debt Consolidation Loan to eliminate Credit Card's that were in both my ex-wife's and my names and that she had ran up excess expenses on. I'm a 15 year Mgmt. Employee of UPS working as a Systems Programmer. I have never missed a payment on any debt and currently have a Credit Score of 851 according to my.creditreport.com Credit Score Tracking.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,635.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $23,400 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer UPS? Number [2] Transunion Credit Report shows the $19,635 Revolving Credit Balance total debt (24.50 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 05.47 AM ET Saturday 07.03.2010	1) Systems Programmer for UPS. I have been a Salaried Mgmt. Employee for approx. 15 years now. 2) Chase Freedom 7.24% - $14,489.23 - Pay $300.00 per month Chase - 15.24% - $5,026.07 - Pay $100.00 per month Capital One - 9.99% - $14,521.82 - Pay $275.00 per month 3) I have always properly managed my finances and have never missed a payment and have a 851 Credit Score as a result. Unfortunately my ex-wife did not and as a result, I am now restructuring a majority of that Credit Card debt into a fixed-term Debt Consolidation Loan. The rest after the Debt Consolidation Loan is obtained will be rolled into a Car Refinancing Loan via my Credit Union. Thus improving Cash Flow and lowering monthly interest charges. 4) I expect to carry this loan for 4-5 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) 175,825.86, I have no HELOC 2) 190,000.00
Borrower, Loan application shows Income Verification completed (check-marked). But Credit Review Status still shows "In Review". Credit Review process only ONE-HALF way completed. Credit Review Status needs to be completed and upgraded to "APPROVED" for promissory note to be issued later and after loan funds net $ proceeds can be deposited into bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. After Credit Status is "APPROVED" your loan will attract more lenders and their funding $ will increase. Lender 505570 USMC-RETIRED Virginia Beach, VA Wednesday 07.07.2010	The Credit Review should now reflect approved.
MY SECOND, AND LAST, REQUEST FOR AN ANSWER FROM YOU. Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $23,400 Debt Consol category loan. My questions are: If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.09.2010	I expect to pay off this loan in the 4-5 year time range.
Hi, Can you list your monthly expenses, including a detailed list of debts (listing balance, APR, and amount paid each month, and which *WILL* and *WON'T* be paid with this loan) Thanks	Debt's Bank of America Mortgage - $175,825.86 Monthly Payment - $1,264.61 PNC Car Loan - $26,848.27 - $477.86 Monthly Payment Nelnet Student Loan - $7,119.57 - Monthly Payment $80.89 Debt's I plan to pay off with this Loan: Chase Freedom 7.24% - $14,489.23 - Pay $300.00 per month Chase - 15.24% - $5,026.07 - Pay $100.00 per month I also plan to pay down the balance on the following Credit Card with this loan: Capital One - 9.99% - $14,521.82 - Pay $275.00 per month
Hello Member_695685: Please list the credit card name, balance, interest rate and present monthly payment for all cards you intend to pay off with this loan. Thanks in advance!	Chase Freedom 7.24% - $14,489.23 - Pay $300.00 per month Chase - 15.24% - $5,026.07 - Pay $100.00 per month I also plan to pay down the balance on the following card with this loan: Capital One - 9.99% - $14,521.82 - Pay $275.00 per month
Why are you consolidating debt that is at a lower interest rate than this loan?	I have to close out the Credit Card Account that is still in my ex-wife and my name's. I do not want to move it to another Credit Card. I prefer to move it to a fixed-term unsecured loan.
What were each of the recent inquiries for, and did any of them result in new credit cards, loans, or other financial obligations? Thank you in advance.	The 2010 Credit Inquiries in January were all related to trading in a 7 Passenger Luxury SUV that I was left with after the Divorce. It made no economical sense to keep it as a Commuter Vehicle due to Gas Mileage, etc. so I traded it in for a Hyundai Sonata. As a result, my Gas Expenses each month greatly decreased and the monthly Car Payment decreased.
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 70 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same loan or modified version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than orginally. After 12 days listed, $23,400 loan 41 pct funded. 1 day remains before 14-days expires. Good news is funding pace always quickens closer loan approaches 14-days expiration. Question: If loan ends 70 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for consideration and possible lender funding. In interim, borrower can advantageously use a lower APR pct loan's net proceeds and partially payoff higher pct existing Credit Card Revolving Credit Balance debts. Advance thanks for your answer to question accepting a partially funded loan. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.13.2010	Yes but prefer it to exceed at least 75% funding.
IF LOQAQN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDWS	I will consider it.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS. R U 1 OR 2 WAGE EARNER	I am a 15 year Salaried Mgmt. Employee of UPS working as a Systems Programmer. Thus, I earn 1 Wage.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT PROCEEDS. R U 1 OR 2 INCOME FAMILY	I've tried answering the 1st part of your question and Lending Club keep's rejecting the answer and states it contain's personally identifiable information. As far as the 2nd part I am a 1 Income Family. I'm a 15 year Salaried Mgmt. Employee of UPS working as a Systems Programmer.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT PROCEEDS	Yes but prefer it to exceed at least 75% funding.
R U 1 OR 2 INCOME FAMILY	I am a 1 Income Family. I'm a 15 year Mgmt. Employee of UPS working as a Systems Programmer.

Member Payment Dependent Notes Series 538904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538904	$10,000	$10,000	10.75%	1.00%	July 16, 2010	July 13, 2013	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538904. Member loan 538904 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Standby Power Enterprises	Debt-to-income ratio:	4.39%
Length of employment:	3 years	Location:	HIGGANUM, CT

Home town:
Current & past employers:	Standby Power Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	5
Revolving Credit Balance:	$2,103.00	Public Records On File:	0
Revolving Line Utilization:	28.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please itemize the debt you want to address with this loan? It appears that it is not all credit card debt.	It is for personal use make minor home improvements

Member Payment Dependent Notes Series 539011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539011	$18,000	$12,750	11.86%	1.00%	July 15, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539011. Member loan 539011 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Bank Of America	Debt-to-income ratio:	22.38%
Length of employment:	1 year	Location:	Valley Stream, NY

Home town:
Current & past employers:	Bank Of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > I currently work for Bank of America as a personal banker the job is very stable with a huge demand for personal bankers as Bank of America continues to grow and open more banking centers in NY and across the US. I dont pay any rent or have any car payments. I have a great credit score and plan to keep it that way with this loan to pay off my 2 credit cards that I have with chase. Borrower added on 07/02/10 > I salary is $50,000 a year and do not have any real expenses like car payments, car insurance or rent. I currently am making large payments towards my credit cards but the interest is way too high. I do not want to give away my money anymore to these credit card companies which is why this loan is perfect. I would save a ton of money every month. Borrower added on 07/09/10 > Interest rate on one card is 17% and the other 19.9%.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,293.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please list the credit cards, balances and interest rates? Your profile shows you with a revolving balance of $10,300 of which roughly $8,000 is outstanding. Why is your loan request $18,000? Thanks	Yes both cards are from chase bank one balance is 12,200 and the other card is 5,500.

Member Payment Dependent Notes Series 539014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539014	$25,000	$17,025	11.86%	1.00%	July 14, 2010	July 13, 2015	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539014. Member loan 539014 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	united state postal service	Debt-to-income ratio:	3.09%
Length of employment:	7 years	Location:	elk grove , CA

Home town:
Current & past employers:	united state postal service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,666.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer U S Postal Service? Number [2] Transunion Credit Report shows the $21,666 Revolving Credit Balance total debt (51.30 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.47 AM ET Wednesday 06.30.2010.	i am a postal carrier. i deliver mail to my customers.(2) none as of now. i am hoping to pay it off within 4 to 5 years.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	no i am not the sole wage earner. i am currently living with my fiance. we pay $750.00 for rent, cars are paid off, car insurance $202.00 a mo., $230.00 for our phone bill. we would like to pay off the following: amex,$4700.00, orthodontic $3500.00, Wells fargo line of credit $7300.00, Wells fargo visa $1350.00, Lowe's $900.00.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: IF loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for answer that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 07.02.2010 at 12:31 PM ET.	hopefully within 4 to 5 years
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Amex $4700.00, orthodontic $3500.00, Wells fargo line of credit $7300.00, Wells fargo visa $1350.00 Lowe's $900.00
Hello Member_696109: Please explain the reason for this loan. If paying off/down credit cards, what are the present balances, interest rates, and approximate monthly payment you are now making. Thanks in advance.	I am a rural mail carrier. I deliver mail to all of my customers. I have been with the USPS for almost eight years. we would like to pay off the following: Amex $4700.00, orthodontic $3500.00, Wells fargo line of credit $7300.00, Wells fargo visa $1350.00 Lowe's $900.00
Hi! I'm interested in funding your loan. I'd like to know the debts (amounts and interest rates) you plan to pay off with this loan. Please also list any debts you will NOT be paying off with this loan, along with all monthly payments you are making to ALL debts. This information is not available via your credit report. Thanks, and good luck on your loan!	Recently got divorced. sold the house, the ex got all of the proceeds and got stuck w/ some of the credit cards bills and had to start all over again. Amex: $4700.00 Orthodontist: $3500.00 Lowe's: $900.00 Wells Fargo (line of credit):$7300.00 Wells Fargo Visa: $1400.00 I am a mail carrier. Me and my fiance are both the wage earner. We have a combined income of $100.000.00 annually. My fiance and I are trying to pay our debts as quickly as we can as we are thinking of purchasing a home of our own.
Hi. $4700 $3500 $7300 $1350 $900 = $17750. Please explain the purpose of the remaining $7250. Thanks.	My fiance and I would like to help one of daughters to have a new set of tires for her car so it'll be safer for her to drive to her interviews. and save the rest for rainy days.

Member Payment Dependent Notes Series 539041

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539041	$5,500	$5,500	11.86%	1.00%	July 19, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539041. Member loan 539041 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	North Brunswick Township	Debt-to-income ratio:	9.81%
Length of employment:	10+ years	Location:	Helmetta, NJ

Home town:
Current & past employers:	North Brunswick Township
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,794.00	Public Records On File:	0
Revolving Line Utilization:	84.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, we owe $311,000 and our home is valued @ $415,000. Thanks.
What is your job/position? What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to these 2 Qs.	Hello I am a Recreation Maintenance Worker, I share the bills with my wife so my end is probably$1500 a month. Thanks.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, we owe $311,00 and our home is worth $415,00 thanks.
What debt are you consolidating? What is the interest rate?	It's a loan and the rate is 15%

Member Payment Dependent Notes Series 539051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539051	$6,000	$6,000	16.82%	1.00%	July 14, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539051. Member loan 539051 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,900 / month
Current employer:	Genius Day School	Debt-to-income ratio:	24.26%
Length of employment:	2 years	Location:	miami, FL

Home town:
Current & past employers:	Genius Day School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > Educational Loan

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	21
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 539119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539119	$10,000	$10,000	13.98%	1.00%	July 14, 2010	July 13, 2015	July 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539119. Member loan 539119 was requested on June 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Harris Bank	Debt-to-income ratio:	13.66%
Length of employment:	4 years	Location:	Naperville, IL

Home town:
Current & past employers:	Harris Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,232.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What do you do at Harris Bank? 2) What debt are you consolidating? Please include balance and current payment info. 3) How much is your monthly rent? Thanks.	I'm a teller supervisor at Harris. I'm consolidating one creit card $7,5000, parsonal loan $1,9600, and a small line of creit $680. Rent is 870 per month

Member Payment Dependent Notes Series 539327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539327	$20,500	$13,750	13.61%	1.00%	July 14, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539327. Member loan 539327 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,783 / month
Current employer:	Ohio Valley Banc Corp	Debt-to-income ratio:	19.35%
Length of employment:	10+ years	Location:	crown city, OH

Home town:
Current & past employers:	Ohio Valley Banc Corp
Education:

This borrower member posted the following loan description, which has not been verified:

i promise to use all this money towards my debt. this loan will be my saving grace, answer to sleepless nights, and an answered prayer. thanks so much for considering!

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,003.00	Public Records On File:	0
Revolving Line Utilization:	83.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcom back! I see uour loan is relisted. Good luck!	Thanks so much...and thanks for the help!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	current balance is 101,000 and last appraisal was 132,000. thanks.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $20,500 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Ohio Valley Bancorp? Number [2] Transunion Credit Report shows the $33,003 Revolving Credit Balance total debt (83.10 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] $ loan; $ Revolving Credit Balance; $ is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in Credit Report Revolving Credit Balance total debts? Number [3] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain W-H-Y a lender should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Good luck with loan! Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; Sunday 07.04.2010 2: 27 PM ET.	sorry for the delay but i have limited access to the internet. 1. i am a lender and a collector. 2. monthly payment is around $700. 3. why me? i obviously need the help financially. I have a perfect payment history and I am a good financial risk. I am trying not to get my hopes up about this loan request. If it happens its meant to be, if not, it's not God's will. 4. obviously we would all love to payoff early. i asked for the smallest payment/longest term in order to free up more money to payoff the remaining debt i will have open. Once other debts are paid, I will pay more on the principle of this loan. I no longer have the cards and havent charged on them for quite some time in order to dig out from this mess i have made. thanks for the consideration.
Good morning. Please answer these THREE questions: (1) Answer to earlier question was that you now are paying ~ $700 per month on $33K high-interest APR pct Revovling Debt Balance. If loan funds, that eliminates ~ $19K in high-interest APR pct Revolving Debt Balance. This loan's monthly payment is $472. That "frees up" $230 more per month that you can apply to pay on remaining $14K high-interest APR pct RCB. Question: Is my reasoning correct? Or incorrect? (2) Ohio Valley Banccorp loan application Length of Employment shows 10 plus years. Question: In years, how long have you continuously worked for this employer or it's predecessor? (3) What SPECIFIC steps have you implemented to NOT resume an over dependence of living on credit cards lifestyle? Thanks for THREE answers to questions that will help other lenders, and myslef, to make their informed decision. Lender 505570 USMC-RETIRED Virginia Beach, VA Thursday 07.08.2010	1. correct 2. started 10/96 .. almost 14 years 3. i have cut up the cards, altered lifestyle (example, less eating out), changed items such as cell and tv to smaller "packages" and less frills, turned off our internet, shopping at lower priced grocery stores and thrift stores. i am determined to get us out of the mess i have created. Thanks!
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation and Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 70 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same loan or modified version 14-days time. The chances are excellent that an already employment-income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than orginally. After 12 days listed, $20,500 loan 26 pct funded and 2 days more remains before 14-days expires. Good news is funding pace always quickens the closer a loan approaches 14-days expiration. Question: If loan ends 70 or hopefully higher percent funded when the 14-days maximum time expires, will you accept the partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for consideration and possible lender funding. In interim, borrower can advantageously use a lower APR pct loan's net proceeds and partially payoff higher pct existing Credit Card Revolving Credit Balance debts. Advance thanks for your answer to question accepting a partially funded loan. Lender 505570 USMC-RETIRED Virginia Bch, VA Monday 07.12.2010	I have listed twice already and obviously since funding isnt occuring, people arent interested in me. I havent even made it 50% either time. Thanks for the help and well wishes. It was nice to meet you. Have a blessed day. Gods speed.
L C brought in many "deep poicket" $50K- $100K per investor Last couple weeks loans currently 25 to 30 pct funded and 2 days left end funded ABOVE minimum 60 pct required benchmark allowing partially funded loan to be issued. If loan exceeds 60 pct suggest you accept it. A 13.61 pct APR loan is quite better than 25-30 pct APR pct CC rates most borrowers want to refinance. Avoid a hasty decision; let things "play out" over next 2 days and see what end result is. Lender 505570 USMC-RETIRED Monday 07.12.2010	you are very right! thanks again!
Do you have a HELOC? If not, can you break down the 33k you owe?	No, do NOT have a HELOC. All 33K is credit card debt.
Over the 60 pct "threshhold"; 66 pct, 3 hours remain. Whatever final funding pct is, take it!	Thanks again! You have been very nice to me!

Member Payment Dependent Notes Series 539338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539338	$16,800	$12,675	15.58%	1.00%	July 19, 2010	July 19, 2015	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539338. Member loan 539338 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	Mindex Technologies Inc	Debt-to-income ratio:	15.36%
Length of employment:	2 years	Location:	Hilton, NY

Home town:
Current & past employers:	Mindex Technologies Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > Thank you for looking at this loan. I am looking to refinance and consolidate my two credit cards into one easy payment and at a lower interest rate. I have a goal of starting my own business in the next few years but would like to get debt free before doing so. Thank you for helping me on my way.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	41
Revolving Credit Balance:	$14,024.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Mindex Technologies Inc and what do you do there? Will you be staying there while you are starting up your own business?	Mindex is a software development and contract house. I am a systems engineer. I plan to stay at Mindex until my own business is enought to sustain myself and my family. I have a wife and two dauughters so I need to make sure I can support them and will not jump to own business until then.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Good day. My home is currently worth $180,000. I have no HELOC, and the balance on the home is $150,000.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I owe two national banks ... one $6000, the other $10,000. I do not feel comfortable listing the actual bank names. Each one has a minimum payment of ~$180... but I pay more than that each month on each debt.
Greetings, am considering funding part of your loan - can you advise of prior work history and reason for only being at job no more than 2 yrs?	I was with my previous employer for 11 years. I left for a new opportunity as I was not happy in my current position. I will have been with current employer for 2 years in Sept.

Member Payment Dependent Notes Series 539355

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539355	$25,000	$18,075	10.75%	1.00%	July 16, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539355. Member loan 539355 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Network Controls & Electric Inc	Debt-to-income ratio:	21.20%
Length of employment:	3 years	Location:	Greenville, SC

Home town:
Current & past employers:	Network Controls & Electric Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,677.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Network Controls & Electric Inc and what do you do there?	I am CEO and President. www.networkcontrols.com
What is it you plan on using the requested funds for?	Per the description in the loan request. These funds will be a portion of the downpayment for a new building being purchased
Your Small Business category loan is 1 of 381 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Friday 07.02.2010 at 10:25 AM ET.	this was not a question and made no sense? Seems to be a SPAM type of question. The purpose and benefit was clearly stated in the loan info. It is a loan to subsidize a down payment being made for a new building being purchased that my company is moving in and I am purchasing personally. My downpayment is a $100k, so this is only 25% of my funds I am providing as downpayment. As for "default" I have flawless credit and have been CEO of businesses for over 15 years, not much else I can provide to alleviate those concerns aside from my past performance.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	This loan is not for a home, it is for a commercial building that is valued at $800k that I am purchasing through a short sale for $600k. My home is valued at $575k and I owe $480k. I am not interested in a second on my home.
What do you do at Network Controls & Electric Inc for $16,667 / month?	I am President and CEO...and majority owner, which is why I am the one purchasing a new building for the company.
Are you pursuing this loan for the purposes of "Network Controls & Electric Inc," or is this for a separate business?	A seperate LLC will own the new building per legal and cpa advise. However, my company will be signing a 10 year lease for use of the building.

Member Payment Dependent Notes Series 539368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539368	$7,500	$7,500	11.49%	1.00%	July 20, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539368. Member loan 539368 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,825 / month
Current employer:	IDI Distributors, Inc.	Debt-to-income ratio:	4.93%
Length of employment:	5 years	Location:	Atlanta, GA

Home town:
Current & past employers:	IDI Distributors, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > I plan to use the fund for a long distance move across country to move in with my long term boyfriend. I've always paid my bills on time and normally, in excess of the minumum required. My company is based out of the samen state my boyfriend lives in, so I'll be without a job but will take a few weeks off to make the move and get settled in. Between the shipping container, hiring movers to help load/unload, driving cross country, and the 2 weeks I've had to take off of work to make the move, I feel sure that the funds will be sufficient to allow me to be where I need to be and more than able to pay off my loan amount far before the loan term ends. Borrower added on 07/08/10 > Correction: I'll still have a job, just as a transfer and with a few additional weeks off unpaid to make the move and get settled.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	50	Months Since Last Delinquency:	22
Revolving Credit Balance:	$10,236.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 539405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539405	$24,250	$15,025	19.41%	1.00%	July 15, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539405. Member loan 539405 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$25,000 / month
Current employer:	Healthcare Solutions Holdings LLC	Debt-to-income ratio:	9.61%
Length of employment:	1 year	Location:	ANNAPOLIS, MD

Home town:
Current & past employers:	Healthcare Solutions Holdings LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	21
Revolving Credit Balance:	$51,911.00	Public Records On File:	0
Revolving Line Utilization:	93.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I own 2 homes in my own name. One home was recently appraised for $539,000 and my mortgage balance is approximately $510,000. The other home was purchased approximately 3 years ago and the mortgage balance is aproximately $340,000. It has not been appraised recently, but the "zestimate" is $297,000.
Good Morning, I am interested in investing in your loan. Please contact Lending Club to submit proof of income/other documents and expedite the process of income and account approval. Thanks!	I faxed proof of income on July 5th, but will resend it.
Please address the delinquency	I am unaware of any deliquency.
Please verify: your income is $25,000 per *month*? The loan amount you are requesting is exceeded by your monthly income. Do you plan to make an early payment on the loan?	My annual salary is $300,000 per year (i.e. $25,000 per month). I submitted verification (i.e. recent paystubs) as requested. I do intend to repay this home improvement loan early (likely within 90 days).
a 90 day repayment results in not much return for the investors. it is your right to repay early, but if you want full funding, you might not want to broadcast that.	I understand. Thank you.

Member Payment Dependent Notes Series 539455

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539455	$25,000	$16,350	16.45%	1.00%	July 15, 2010	July 14, 2013	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539455. Member loan 539455 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,940 / month
Current employer:	Advanced Core Consulting	Debt-to-income ratio:	12.83%
Length of employment:	4 years	Location:	Kathleen, GA

Home town:
Current & past employers:	Advanced Core Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > Less than 5 minute process.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	22
Revolving Credit Balance:	$24,871.00	Public Records On File:	0
Revolving Line Utilization:	88.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your consideration. My total mortgage balance is 220k, no HELOC. The current market value is 240k. Please let me know if you have any other questions.
IF LOQAN DOEWSNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Thank you for your consideration. No I don't intend to accept the proceeds.
Was that comment on the 5 min process a description of how long it took to get your loan listed? Just curious.	It was a misunderstanding of the question on my part. Felt silly after seeing the question and answer after the fact, but it was too late to change it. Thank you for your consideration.

Member Payment Dependent Notes Series 539462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539462	$24,000	$15,525	11.12%	1.00%	July 15, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539462. Member loan 539462 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,687 / month
Current employer:	Rocky Mountain Energy Solutions	Debt-to-income ratio:	11.99%
Length of employment:	2 years	Location:	Johnstown, CO

Home town:
Current & past employers:	Rocky Mountain Energy Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > Hello potential investors! I appreciate your interest. I am a supervisor with my company and have been there for a year and a half. I was supervisor with my prior employer as well and left for a better opportunity/ more money with my current employer. I have been in this industry for 7 years. We purchased our house in 2005 at the height of the housing boom and want to do home improvements now to add value and comfort. The purchase price was $203,000 currently we owe $207,000. Now it is probably worth $220,000. I appreciate your help in inquiring this loan.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,726.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So do I understand that you don't actually own your home - you have a mortgage? Thanks!	Thank you for your question. My wife and I do own our home. We purchased it for $203,000, we owe $207,000 on our mortgage. The home is probably worth $220,000. Thank you again. Brett
What are your other $ monthly costs (mortgage, car, utilities, any CC debts/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Thank you for your question. To give you a better understanding on my monthly expenses: Mortgage: $1468.00 Car- $664.00 Utilities- $100.00 Credit cards- $200.00 Food- $500.00 Phone/Internet- $170.00 The application I submitted is my income only and my spouses income is about $100k per year in addition. Thank you for your time!
How will you improve your home?	Thank you for the question. A majority of the money will be used to finish our basement. Its approximately 800 square feet. Any amount left over will be used for landscaping. Thank you again, I appreciate your consideration.

Member Payment Dependent Notes Series 539519

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539519	$13,550	$13,550	11.49%	1.00%	July 19, 2010	July 19, 2015	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539519. Member loan 539519 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	MedNet Solutions	Debt-to-income ratio:	9.56%
Length of employment:	5 years	Location:	Sahuarita, AZ

Home town:
Current & past employers:	MedNet Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > I plan on using the funds to pay off all credit card debt so as to lower my monthly payments. I have a good credit history. My monthly budget would allow me to save over $200 in these debt payments currently being made. I have been with my current employer for almost 5 years now. I am not one that job hops and sticks with a job through good times and bad.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,431.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The mortgage owed still on the house is $224,819. The approximate value of the home currently is $185,000.
Job responsibilities? Please list cc balances and rates along with current monthly payment amounts. Thanks in advance for answers.	Currently, I am a Product Manager for a Healthcare company that specializes in clinical research. Listed are the CC's with their outstanding balance and monthly payment and interest rate. Visa $ 5400/$110/19.9% M/C $3200/$100/24.9% GE Money Bank $ 450/$42/0% Visa $600/$25/21.9% Bill Me Later $2500/$100/19.9% Doctor Bill $1400/$119/0%
How do you plan on avoiding additional debt while paying this loan off? Thanks	Nothing is unavoidable but with good discipline, this will be avoided. CC's will be cut and accounts closed to also limit the possibility of incurring additional debt. If I had to, I would also get a job to pay off bills.

Member Payment Dependent Notes Series 539596

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539596	$25,000	$16,525	15.21%	1.00%	July 15, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539596. Member loan 539596 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Sundt	Debt-to-income ratio:	10.53%
Length of employment:	10+ years	Location:	Scottsdale, AZ

Home town:
Current & past employers:	Sundt
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > We plan to pay off our credit card with the lower interest loan you are offering. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$66,313.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMAIL INTENT PROVIDE INSIGHT WHAT NEED TO DO AND QUICKLY ATTRACT LENDER $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office < $1 deposit verifies bank account, NEXT step borrower Employment- Income verification aka "Credit Review". Employment - income verifications independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income documents to submit- 2 Earning Statements, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer provides Fax Machine telephone number and will indicate doc, or pdf format if documents sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because: (1) Loan attract lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loans funded, net $ is deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY-ON. WAITING UNTIL LISTING'S END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING, DEPOSITING $. Credit Reviewers goal to complete required borrower Credit Review within 3-days after loan listed. If a Credit Reviewer does N-O-T contact you within 2-days after loan's list date, AFTER verifying < $1 deposit posted bank account, ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags F-A-R BEHIND loans listed same day, but Credit Review quickly finished in 1 day and loan Approved for later issue. The lenders role is exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts borrower's employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time LC borrower. Lender 505570 U S Marine Corps-RETIRED Thursday 07.01.2010 at 8:11 AM ET	I will supply the necessary documents once contacted by credit review. At this point in time I have not been contacted.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Sundt? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $66,113 Revolving Credit Balance total debt (93.20 pct credit usage). Is any a HELOC? If yes, what are $ amount and APR pct? Number [4] What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [5] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [6] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for SIX answers that will help other lenders, and myself, for each to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.47 AM ET Thursday 07.01.2010	1. Sundt is a commercial construction company with offices in Arizona, California, and Texas. We have been in business for 120 years and specialize in a large variety of commercial and government construction. I have worked for them for 21 years. 2. I am an estimator in the Tempe office responsible for preconstruction services for projects in the building division. 3. The revolving credit is not a HELOC 4. $2000 month 5. You will have the opportunity to gain income and I will have the opportunity to lower my interest rate. I will be a risk free investment for you. 6. This loan will more than likely be paid within 2-3 years.
Hi, With such a large monthly salary, why are in debt to the tune of $66k? Do you have a HELOC? Thanks, Ron	I am investing my extra salary into my wife's interior design business. No HELOC.
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 70 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same loan or modified version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than orginally. After 12 days listed, $25,000 loan 50 pct funded and 3 days more remains before 14-days expires. Good news is the funding pace always quickens closer loan approaches 14-days expiration. Question: If loan ends 70 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for consideration and possible lender funding. In interim, borrower can advantageously use a lower APR pct loan's net proceeds and partially payoff higher pct existing Credit Card Revolving Credit Balance debts. Advance thanks for your answer to question accepting a partially funded loan. Lender 505570 USMC-RETIRED Virginia Bch, VA Monday 07.12.2010	I'm only seeing that the loan is 26% funded. I would fund if it ended up at 60% or above. If that doesn't happen before the listing expires, I will relist for another 14 days.

Member Payment Dependent Notes Series 539608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539608	$23,000	$23,000	13.61%	1.00%	July 15, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539608. Member loan 539608 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Social Security Administration	Debt-to-income ratio:	10.74%
Length of employment:	6 years	Location:	Kansas City, MO

Home town:
Current & past employers:	Social Security Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/30/10 > Just trying to pay off credit card debt accumulated in the last decade. Been paying off more the last few years but would rather pay you than a corporation. Secure job, no late payments.

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,779.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25,000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Soc Sec Admin? Number [2] Transunion Credit Report shows the $23,779 Revolving Credit Balance total debt (72.90 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [2] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.29 AM ET Thursday 07.01.2010	[1] My job with SSA is as a Computer Programmer. I have taught computer programming, worked as an independent contractor, and now for the last 6 years worked in IT, predominately programming, with SSA. [2] Someone should help fund my loan because they want a good return on their investment, no different than any other situation. I have never defaulted on any debt I have owed (car loans, credit cards, mortgage), do not make late payments, and have a secure job. As well, my loan should provide a higher return than most other loans on this site. [3] My goal is to pay off this loan in 3 - 4 years. I would have gone with a 4 year loan if available, but choose the 5 year over 3 in the end.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Mortgage 920 No car payment Utilities 225 Credit Cards Maybe 1000 total debt left after this loan Student Loan 50 a month, but only 5 payments left Car Insurance 30 phone/cable/internet 200 no gym no children food 600
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. 93000 2. Zestimate 116,000 - Value Range 87,500 - 137,500
Hi, Can you list you CC debt including balance, APR, and actual payment you make?	Amex - $1759.06 - 15.24% - $75 BOA - $1516.61 - 29.00% - $125 BOA - $7341.53 - 29.00% - $275 Chase - $1559.50 - 29.24% - $100 Citi - $3020.77 - 17.00% - $75 Discover - $3843.78 - 17.24% - $85 AT&T - $4226.62 - 29.99% - $200
Borrower, After P2P lending media coverage, loans now 2X to 3X prior listing levels; 350 - 400 loans are listed daily. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Partially funded loan exceeding 60 pct is eligible for issue. $10 - $25K range loans end at approximately 80 percent funded when 14-days time expired. An option is to accept partially funded loan or cancel. Another option is re-list same loan or modified version 14-days time. The chances are excellent that an already employment - income verified "Approved" for issue loan that is relisted for 14-days will fund at higher level than orginally. After 12 days listed, $23,000 loan 64 pct funded and 2 more days remains before 14-days expires. Good news is the funding pace always quickens closer loan approaches 14-days expiration. Question: If loan ends 80 or hopefully higher percent funded when the 14-days maximum time expires, will you accept a partially funded loan? Or do you intend to cancel loan and to re-list? Following loan information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirement, borrower can list their second loan for consideration and possible lender funding. In interim, borrower can advantageously use a lower APR pct loan's net proceeds and partially payoff higher pct existing Credit Card Revolving Credit Balance debts. Advance thanks for your answer to question accepting a partially funded loan. Lender 505570 USMC-RETIRED Virginia Bch, VA Monday 07.12.2010	Yes, I will accept a partially funded loan. See the response to another question for more detail.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes, I plan on accepting the loan even if it does not get to 100% funding. I understand I could re-list it and it may get more funding now that everything is verified, but I do have about 7000 dollars of my credit card debt with APRs not too much more than this loan. It would be nice to knock them all out at once, but the amount funded already will get rid of the worst APRs and that is my main intention.

Member Payment Dependent Notes Series 539714

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539714	$14,000	$11,300	15.58%	1.00%	July 15, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539714. Member loan 539714 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Atmos Energy	Debt-to-income ratio:	20.98%
Length of employment:	2 years	Location:	Plano, TX

Home town:
Current & past employers:	Atmos Energy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,250.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Mortgage Balance = $93,868.23, no HELOC 2. Market Value = $103,000

Member Payment Dependent Notes Series 539752

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539752	$24,000	$15,875	11.86%	1.00%	July 15, 2010	July 14, 2015	July 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539752. Member loan 539752 was requested on June 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	n/a	Debt-to-income ratio:	19.98%
Length of employment:	n/a	Location:	Midlothian, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > This loan for debt consolidation is to pay off high interest credit cards that my wife and I have accumulated. I wish we could say we were going to use it for a vacation or a new car or something FUN like that. But...we aren't. I am a good borrower because I have excellent credit, I am a insanely on time with ALL of my bills, I have never ever ever in my life bounced a check and I have never defaulted on any loan. I have owned 3 homes in my life. My wife and I have been married for 12 years. We both have great, stable jobs. I have been employed with Southwest Airlines for 15 years and my wife has worked for a small company in our hometown for 9 years. Our monthly budget includes our mortgage, 2 car payments, normal utilities and telephone...oh, and these ridiculous credit cards...that we are hoping you will lend us this money for so that we can NEVER EVER EVER again touch a credit card, once we get them paid off! Thank you for your time and for your interest in our loan. Borrower added on 07/13/10 > 22 hours left on this loan. Someone PLEASE invest in the rest of it. You will NOT be disappointed, I promise!!! Please help fund this loan!!!!! THANK YOU!!

A credit bureau reported the following information about this borrower member on June 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,383.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Beach, VA Thursday 07.01.2010 at 09.20 AM ET	HI, thanks for the question. I am employed with Southwest Airlines as a Flight Attendant. Have been employed with them since June 1995! My gross monthly income is $7085...sometimes more if I fly extra trips. My wife has been at her job for 9 years. She is employed by a small company, Roark Associates. Her monthly gross income is $2400. This loan is only under my ssn and only my income has been listed, but I thought you might like to know what our combined monthly income is. Thanks for consideration. If you have any more questions please let me know.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, the total balance of our mortgage is $198,351.27 and the current market value of our home is $220,000.00. Thank you for your questions!

Member Payment Dependent Notes Series 539769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539769	$20,000	$15,075	11.86%	1.00%	July 16, 2010	July 15, 2015	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539769. Member loan 539769 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,467 / month
Current employer:	LSUHSC	Debt-to-income ratio:	1.21%
Length of employment:	10+ years	Location:	SHREVEPORT, LA

Home town:
Current & past employers:	LSUHSC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > Additional 20,000 is needed to complete amount to do addition to existing home.An additional 1900 sq. feet will be added for a total of 90,000.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	36
Revolving Credit Balance:	$1,267.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.Yes I do.the current value is 36000.There is no mortgage balance.I have no idea what HELOC is.
Can you explain what the money will be used for?	Type your answer here.The money is used for home improvement.
Also, can you verify your income?	i have sebt income verifying information to lending club by way of fax 0n 7/4/10.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.We did own our home but it was transferred to Campus Federal Credit Union as collateral for a loan. The bulk of our loan is with this credit union and this loan will complete the amount needed to execute our plans to add to our existing home.When finished it will appraise for 90,000.
Can you explain the type of improvement (e.g., new roof, addition to home, new floors, etc) and the overall budget?	Type your answer here.We plan to add onto the present home of a bath,garage,laundry area and master bedroom. the overall budget 90,000.I need an additional 20000 to finish the overall budget.
Would you mind disclosing your job title and give a brief description of your duties for LSUHSC?	Type your answer here.I am a radiologic technologist 2 and my duties are to produce diagnostic images to be interpreted by the radiologist and track the patients through the radiology computer system.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $20K H I P category loan. My questions are: Number [1] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before their final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for answer that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Thursday 07.08.2010 07.07.2010	Type your answer here.Five year maximum time allowed

Member Payment Dependent Notes Series 539948

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539948	$7,500	$7,500	13.98%	1.00%	July 19, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539948. Member loan 539948 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Viewfinity Inc.	Debt-to-income ratio:	4.46%
Length of employment:	< 1 year	Location:	SALEM, MA

Home town:
Current & past employers:	Viewfinity Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > Just to be clear as to why I am requesting this loan. I own $4400 on a truck note. Would love to pay that off in full. Current payment is $372.00. I have not been late on a single payment - original purchase date was Sept 2005. I owe roughly $2000.00 in credit card debt - nothing deliquent, good credit rating etc. Just want to pay it off. This loan will bring down my total monthly payments from $500+/mo to $175.00. I made over $118k on my w2 for tax year 2009. Lastly, this loan will remove all of my outstanding debt leaving just my student loan to pay off. Thank you.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	43
Revolving Credit Balance:	$2,278.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 299 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.08.2010	The $7500 which I am requesting is pay off the following: $4400 still owed on my truck. The payment is $372/mo. I would love to pay this off entirely, get the title for the truck and lower my monthly payment to $174 (with lending club). The remaining portion of the loan will go towards paying off a small balance on one credit card and starting a small side business. Than you.

Member Payment Dependent Notes Series 540070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540070	$15,000	$15,000	7.88%	1.00%	July 16, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540070. Member loan 540070 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,602 / month
Current employer:	Kingsway	Debt-to-income ratio:	2.28%
Length of employment:	6 years	Location:	ALPHARETTA, GA

Home town:
Current & past employers:	Kingsway
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I am converting an interest only loan on my condo to a low fixed rate, but the condo market has turned and I am unable to refinance the entire amount, so this loan is to consolidate the amount over the appraised value.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Kingsway and what do you do there?	Kingsway is a holding company, primarily for insurance companies and I am an Insurance Product Manager.
Your listing states both 'Condo Loan' and 'debt consolidation'. Which is it? Loan descriptions are always good too. Art	It is both, I am converting an interest only loan on my condo to a low fixed rate, but the condo market has turned and I am unable to refinance the entire amount, so I need to consolidate the amount over the appraised value.
How much will the other payment on your condo be? Do you have a car loan too?	The other payment should be around $500, depending on the interest rate. My car and my wife's car are completely paid off.
What are your other $ monthly costs (car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	I have no credit card debt. Cars are all paid off. The only other loan is a student loan and the payment is $120 per month. Other monthly costs are around $750 including all utitlities, insurance, food, gas, etc.

Member Payment Dependent Notes Series 540112

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540112	$9,200	$9,200	7.88%	1.00%	July 14, 2010	July 15, 2015	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540112. Member loan 540112 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,500 / month
Current employer:	n/a	Debt-to-income ratio:	3.07%
Length of employment:	n/a	Location:	MERIDEN, CT

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I plan to use the loan to help my son to replace his broken (too old to fix) central air system. I want to help him with this loan because he was laid off from his job after 35 years in 2008 and he had three daughters in college. Being a single dad he hasn't had it easy but he has really worked hard at it. One daughter just graduated and he has a good job now and is also collecting a pension of $2000.00 mo. Trying to make ends meet while being laid off really destroyed his credit rating and I really to want to do this for him to help out. I know he has the monthly income to make the payments to pay me back but I just want to be sure he gets the new air conditioner he really needs in this New England summer.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1982	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,750.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Beach, VA Friday 07.02.2010 at 10:13 AM ET	I apologize for the lack of information, this is all new to me as a way to get a loan. I'm retired and receive my husbands' pension of $650.00 per mo. Also social security of $1400.00 per mo. I also have a reverse mortgage that pays me $400.00 per mo. My son also pays me $300.00 per mo. (most of the time) from a $50,000 loan (reverse mortgage money) I gave him three years ago. Thanks for your question. I hope that info is helpful. Kathleen
I'm interested in funding your loan, but would like to know what your monthly expenses are and how much they are (e.g., mortgage, car, cable, etc.). Thanks so much.	Type your answer here.My mortgage is 0. Property tax 125.00 mo., Utilities 150.00 mo., cable 53.00, No car payment. Auto and home insurance 85.00 mo. Credit cards I try to keep a 0 balance and use as needed so it varies month to month. 400.00 mo. food , gas, grandchildren, church and everyday stuff. I hope that helps and thanks for your interest. Kathleen

Member Payment Dependent Notes Series 540130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540130	$8,000	$8,000	15.95%	1.00%	July 14, 2010	July 15, 2015	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540130. Member loan 540130 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:	Aurora St. Luke's Medical Center	Debt-to-income ratio:	18.59%
Length of employment:	10+ years	Location:	milwaukee, WI

Home town:
Current & past employers:	Aurora St. Luke's Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > I had been frantically trying to find a way to fund a downpayment to my dream home and happened upon your information on google. just when I thought that my dream was about to die, you guys came in and saved the day. Thank You LendingClub.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	30
Revolving Credit Balance:	$5,285.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Aurora St. Luke's Medical Center?	Wound Care/Hyperbaric Technician.

Member Payment Dependent Notes Series 540131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540131	$6,000	$6,000	13.23%	1.00%	July 19, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540131. Member loan 540131 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	northeast utilities	Debt-to-income ratio:	16.72%
Length of employment:	5 years	Location:	EAST LONGMEADOW, MA

Home town:
Current & past employers:	northeast utilities
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > I plan on using the funds to purchase furniture, a bedroom set, a kids bed, dining room set. I have been at my job for almost 5 years, and it is a very stable job. I havent been late or missed a payment in over 5 years, I am dedicated to paying my bills on time. I make 43000+ dollars a year with very few bills, I have a 271.00 car payment a a credit card which I pay 150.00/mo and my rent will be 795.00/mo

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,713.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and your monthly expenses along with any additional financial information. Be specific. Please provide information you would like to see if you were loaning money to a complete stranger.	My wife and I are getting divorced, I need this money basically go give me a new start, and purchase new furniture and such. I make 43000+ dollars a year and my only bills are my car which is 271.00 thru Honda Financial, and My discover card which I pay 150.00/mo on. My rent will be 795.00/mo
What will your monthly child support and/or alimony obligations be?	There will be no child support or alimony, I will have my children 50% of the time and my wife is a doctor and makes much more money than I do
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	quest 1 - no. question 2 - 0 - quest 3 - do not own a home
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1.)NO...2.)0...The home is not in my name, it is in my wifes name. NO HELOC...Lived for 3 years
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has a initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide a approximate answer. Answer helps many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for an answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	Realistically I took out the longer note for the lower payments, I don't want to strap myself down with a high payment at this time. My plan is to have the loan paid off in no more than 3.5-4 years maybe earlier. As soon as I get settled in my new place, and purchase everything I need to, then I will begin to work on paying this loan off.

Member Payment Dependent Notes Series 540180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540180	$24,000	$24,000	13.61%	1.00%	July 15, 2010	July 15, 2015	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540180. Member loan 540180 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,108 / month
Current employer:	Esurance	Debt-to-income ratio:	17.72%
Length of employment:	6 years	Location:	Sioux Falls, SD

Home town:
Current & past employers:	Esurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,166.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	The following accounts will be paid off: Wells Fargo Visa Credit Card $9800 15% US Bank Line of Credit $10,200 13% I am also appliying $6,000 of my personal savings towards the following account: Chase Visa Credit Card $10,400 12% All 3 of these debts/products will be closed. U
How much are you currently paying each month on these debts?	Here are the minimum payments for each debt: Wells Fargo - $220 US Bank - $219 Chase Visa - $210 I try to pay $250-300 on the Wells and US Bank debt each month. Thank you.
Your interest rate on this loan is approximately equal to what you are currently paying. Why don't you just continue to pay on the cards as you have been?	The loan will allow me to consolidate the debt, remove the revolving credit (credit cards) and pay it off in 60 months.
Borrower, Loan application shows Income Verification completed (check-marked). But Credit Review Status still shows "In Review". Credit Review process only ONE-HALF way completed. Credit Review Status needs to be completed and upgraded to "APPROVED" for promissory note to be issued later and after loan funds net $ proceeds can then be deposited into bank account. You need to FOLLOW-UP on this ASAP with Home Office Credit Reviewers. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. They answer emails 24/7. Loan currently only attracted 6 pct funding. After Credit Status is "APPROVED" your loan will attract more lenders and their funding $ will increase. Lender 505570 USMC-RETIRED Saturday 07.03.2010 at 3:37 PM ET	I faxed everything that was requested on Friday afternoon. I will follow up tomorrow morning.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Morgtgage is $137,000 and the appraisal came in at $170,000 when we refinanced it.
What is your job at esurance? Does your spouse have income, and if so from where? Do you have any reason to believe you might be out of work in the next 2 years? Thanks	I am a Control Desk Manager. My spouse has income and is a Office Manager at Billion Automotive. I have no reason to believe that I will be out of work. I have a very extensive work background and a graduate degree.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $24,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer? Number [2] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 07.07.2010 at 01:55 AM ET.	I am the Control Desk Manager at Esurance. I am responsible for the scheduling and analytical reporting of the call center operations. I intend to pay this loan off 1-2 years early.

Member Payment Dependent Notes Series 540280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540280	$18,000	$18,000	7.51%	1.00%	July 19, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540280. Member loan 540280 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Lee County Sheriff Dept	Debt-to-income ratio:	10.02%
Length of employment:	10+ years	Location:	FORT MYERS, FL

Home town:
Current & past employers:	Lee County Sheriff Dept
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > To pay off a 2nd mortgage that has a high interest rate

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,769.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Lee County's Sheriff Dept?	Major

Member Payment Dependent Notes Series 540335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540335	$15,000	$15,000	7.88%	1.00%	July 16, 2010	July 17, 2013	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540335. Member loan 540335 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	18.49%
Length of employment:	10+ years	Location:	sandy hook, CT

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I am a small business man with 18 yrs. of successful experience. I am single with no children. I am trying to purchase a motorcycle. I would rather finance this than to pay outright.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$79,044.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Beach, VA Sunday 07.04.2010 at 08:13 AM ET	Type your answer here. I've been self-employed for 18 yrs. I am a small business owner. I have a very successful hot dog business.
Your "Major Purchase" or "Other" category loan is 1 of 399 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Sunday 07.04.2010 at 10:20 AM ET	Type your answer here buy a motorcycle
What is your source of income (employer)? Thank you.	Type your answer here. I am selfemployed
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Type your answer here. mortgage is 2000. im single and have no children. cc debt is @ 15000. i have no car payments. my girlfriend pays all utilities.
You mentioned you were single, but also mentioned you had a girlfriend. Why the discrepancy?	Type your answer here. I have been living with the same girl for 5yrs. We are not married and we have no children.

Member Payment Dependent Notes Series 540407

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540407	$16,750	$14,750	15.21%	1.00%	July 19, 2010	July 15, 2015	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540407. Member loan 540407 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Infor global solutions	Debt-to-income ratio:	24.12%
Length of employment:	3 years	Location:	Alpharetta, GA

Home town:
Current & past employers:	Infor global solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > Hi, I graduate college 3 years ago and am trying to consolidate some left over credit cards and a higher interest private student loan. I have been employed at a reputable software company for the last three years and am trying to get ahead. Below are my current debt holders, the balances, and what I currently par per month. Thank you for your time and consideration. USAA - $13,400 owed - $374 payment Discover - $850 owed - $50 payment Barclay - $1,200 owed - $50 payment Bill Me Later - $1,300 owed - $50 payment

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,266.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	USAA - $13,400 owed - $374 payment Discover - $850 owed - $50 payment Barclay - $1,200 owed - $50 payment Bill Me Later - $1,300 owed - $50 payment

Member Payment Dependent Notes Series 540502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540502	$24,250	$24,250	13.61%	1.00%	July 16, 2010	July 16, 2015	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540502. Member loan 540502 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,880 / month
Current employer:	Pennsylvania Air National Guard	Debt-to-income ratio:	18.97%
Length of employment:	5 years	Location:	Russell, PA

Home town:
Current & past employers:	Pennsylvania Air National Guard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/04/10 > I am going to purchase a house with this loan. This will be my first home and am only looking for a "starter home" that I can fix up on the weekends. Home prices are very low in my area and there are a lot of them available for around $30,000 or less. The reason I want a loan like this and not a regular mortgage is that the banks do not like to do mortgages on such a small amount. Also the time required for the paperwork on a mortgage is not attractive. If I do find a home that costs more than this loan I will use some of my savings to make up the difference.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,010.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST A-N-D COMMITED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Sunday 07.04.2010 at 7:37 AM ET	Thank you for your help in getting the approval done.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $24,250 H D P category loan. My questions are: Number [1] Active duty Rank a-n-d Pay Grade are? Enlisted member Expiration of Active Duty (ETOS) is when? Number [2] Length of Employment shows 5 years. Future intentions are to- Extend? Reenlist? Or what? Number [3] Transunion Credit Report shows the $9,010 Revolving Credit Balance total debt (42.70 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; Sunday 07.04.2010 08:31 AM ET.	Question 1: Staff Sergeant. E-5. Enlistment ends on April 8, 2011. Question 2: I fully intend to reenlist and have talked with my commander about it and am ready to sign the papers. I also have a Bachelor's of Science in Business Administration as a fall back if I am ever medically disqualified from military service. Question 3: The ~$9,000 on my credit card is actually a truck payment. Two years ago the credit card company offered me a fixed 5.99% for life of loan if I used one of the checks that they provided. Since I was looking for a used truck I decided to go that route as interest rates on used vehicle loans are generally higher than that. My minimum payment was only $140 a month but it recently jumped to $225. I pay $350 a month on it as I consider it a truck payment. Question 4: I have always appreciated the fact that people are willing to loan me money, ie credit cards, banks and now individual investors. This is why I have never missed a payment. I understand my financial situation very well and will never over-extend my credit so that I cannot payback my debts as promised. Question 5: I plan to pay it off in 4-5 years as that will keep my payments comfortable.
Borrower, How much "Skin-In-The-Game" $$ do you personaly have invested now or will have invested in the future in the Home Purchase? (Purchase $K price minus $ 1st mortgage L-E-S-S this $K loan = $K which is your personal investment at risk.) Lender 505570 USMC-RETIRED Virginia Beach, VA Sunday 07.04.2010 at 8:41 AM ET.	I am actually looking for a house for $30,000 or under. There are a lot of them available in my area. I understand that they are all going to be "fixer-uppers," but I know how to do most of the work. As this loan will be for about $23,000 after the fees, if I find a home for $30,000 I will put up $7,000 of my own savings to make up the difference. A lot of my "Skin-In-The-Game" is going to be sweat equity and the out of pocket costs to fix the place up.
Borrower, Loan listed 3days for lenders consideration. Loan is only 1 percent funded. Reason why little funding because loan application lenders view still does NOT show required borrower Employment-Income verification "Credit Review" completed. Review Status does NOT show loan "Approved" for issue when either 100 percent funded, or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Home Office Credit Reviewer a-n-d submitted required income verification documents, YOU need to FOLLOW-UP and ask Credit Reviewer WHY nothing accomplished to upgrade loans Review Status? Refer to bottom Lending Club Home Page "CONTACT US" for Member Support Department's email address and Toll Free telephone number. (support@lendingclub.com 866-754-4094). Member Support Department open Mon - Fri 8AM - 5 PM. Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Lender 505570 USMC-RETIRED Tuesday 07.06.2010 9:33 AM ET.	Thanks for the information. I did call them today and was told that they will contact me for needed information when they get done reviewing my loan application. As I understood it, I should have this all completed by Friday or earlier depending on their schedule.
Borrower, Thanks for reply. Two most famous phrases in American language are delinquent payment creditor's ..."The check is in the mail"... and Lending Club's Credit Reviewer..."We have eveything we need; we'll contact you later"... Wayside is littered with loan applications that used full 14-days listing and loan application shows NOTHING completed concerning required Credit Review. Consequently, borrower's loan only attracted 20 pct, 25 pct, 30 pct funding. Loans MUST achieve MINIMUM 60 pct funding when 14-days listing time expired to be issued as partially funded loan. You need to FOLLOW-UP on employment-income verification daily until the process is completed and loan is "Approved" for issue when funded. Loans need to average 7 pct funding per day to achieve 100 pct funding. Beacuse your application still shows NOTHING completed, loan only attracted 2 pct funding. Lender 505570 USMC-RETIRED 07.06.2010 2:57 PM ET	Well I will keep on them as I would prefer to only do this once. Thank you for the heads up on being persistent.

Member Payment Dependent Notes Series 540556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540556	$18,000	$18,000	7.88%	1.00%	July 14, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540556. Member loan 540556 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	CCC Information Services	Debt-to-income ratio:	17.63%
Length of employment:	10+ years	Location:	Melrose Park, IL

Home town:
Current & past employers:	CCC Information Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/01/10 > Recent law school grad employed full time trying to consolidate debt accumulated while in school.

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,175.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Type your answer here. Credit Card: Citi $16,000 / 9.99% (Promo Rate, going up to 15%) - Paid Bank of America $5,000 / 12.99% - Partial payment
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Type your answer here. Rent/Utilities - only $125 b/c I am the building manager/attorney (handling leases etc) Car - own (no payments) Student Loans - $375 Cable/Internet - $100 Food - $100 Gym - $19.99 No kids
Have you passed the bar?	Yes, passed the bar on first attempt so I am licensed to practice law in Illinois.

Member Payment Dependent Notes Series 540560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540560	$20,500	$20,500	18.67%	1.00%	July 15, 2010	July 15, 2013	July 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540560. Member loan 540560 was requested on July 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Bank of America	Debt-to-income ratio:	15.36%
Length of employment:	4 years	Location:	Thousand Oaks, CA

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	72
Revolving Credit Balance:	$21,641.00	Public Records On File:	0
Revolving Line Utilization:	92.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	American Express - $4,600.00, APR 15.24%, will b pd Wells Fargo Visa - $10,000.00, APR 11.35%, will b pd Ge Money Bank - $3400.00, will be pd Phillips 66 Conoco 76 - $1500.00, APR 24.99%, will b pd
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	American Express - $4,600.00 Wells Fargo Visa - $10,000.00 Ge Money Bank - $3400.00 Phillips 66 Conoco 76 - $1500.00
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $20,500 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer BAC? Number [2] Transunion Credit Report shows the $21,641 Revolving Credit Balance total debt (92.50 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for an the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; 09.47 AM ET Friday 07.02.2010	1. Business Technical Analyst for Global HR Staffing, Learning & Leadership Development applications. manage systems production issues and incident cases; manage projects having to do with fixes, updates, enhancements to system applications. 2. About $850 3. I have a steady income and employed by a major company who has minimal possibility of going out of business. This makes me a low risk borrower. My honest intent and goal is to live a debt free life. 4. Initial plan is to use the 3 yr maximum time allowed.

Member Payment Dependent Notes Series 540671

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540671	$1,500	$1,500	11.12%	1.00%	July 14, 2010	July 16, 2013	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540671. Member loan 540671 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	community action comission	Debt-to-income ratio:	0.65%
Length of employment:	10+ years	Location:	Lompoc, CA

Home town:
Current & past employers:	community action comission
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > I've been employed over 10 years with the same agency. The amount I'm requesting is small given my monthly finances.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	20
Revolving Credit Balance:	$524.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 540828

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540828	$25,000	$15,775	11.49%	1.00%	July 19, 2010	July 16, 2015	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540828. Member loan 540828 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,500 / month
Current employer:	ADP	Debt-to-income ratio:	24.12%
Length of employment:	< 1 year	Location:	Katy, TX

Home town:
Current & past employers:	ADP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/02/10 > This is my second loan with Lending Club, the first loan was a little over a year ago (loan #407756) which was used to complete the remaining part of my group’s investment to obtain a well established existing dry cleaning business. The loan is in great standing and current and the business is doing very well. Now it is time to expand our business by purchasing a drop-off/sub station for additional revenue. I am planning to payoff the first loan in the next 4 to 6 months. I find that Lending Club can be a great resource in helping entrepreneur’s acquire the funds needed to capitalize on business opportunities. Borrower added on 07/14/10 > With only a day and a half remaining the probability of this fund being 100% funded is highly unlikely. I will not accept this loan because that would be a bad business decision since it is only 15% funded. I appreciate every investors support and hope when it is relisted I can count on everyone to help in fully funding the loan.

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,418.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at ADP, and where did you work prior to that?	I am a District Manager in the Major Accounts division, ADP provides my primary income. The dry cleaning business is a group venture between some business partners.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I live in a home which is owned by a family member I do not pay rent or a mortgage payment.
Have you identified a specific location yet. If so, what is the purchase price and what are the initial upgrades that you feel are required.	We are buying an existing drop-off/substation that has been in business for 4 years. They are doing well and profitable, the current owner is moving out of state. We are paying $18K and for the business and purchasing a cargo van for $4K to move the clothes between my plant and the station. By having my existing dry cleaning plant this one drop-off location will add an additional $3,500 to our monthly bottom line.
You have 7 hrs. left with over 60% funding. At what point would you take what is offered to you even if it is less or will you not take the loan at all if it isn't completely funded? (i.e. if you reach 75%, 85%, 90%)	The loan has to be greater then 90% in order for me to move forward...

Member Payment Dependent Notes Series 540844

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540844	$24,000	$21,475	13.61%	1.00%	July 19, 2010	July 16, 2015	July 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540844. Member loan 540844 was requested on July 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,600 / month
Current employer:	US Navy	Debt-to-income ratio:	6.39%
Length of employment:	10+ years	Location:	Chula vista, CA

Home town:
Current & past employers:	US Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/29/10 > To pay off debt 8500 to master card , 5500 to navy exchange and 1300 to best buy. The reason I have this debt is due to a recent divorce after 81/2 years. The rest of the money around 8000 will be uses to pay towards the remaining principle on my car. This loan will allow me to have one payment and focus on being debt free. I have good credit and pay my bills on time own a house in CA and have a 30 year fix rate loan at 4.95% so I must be doing something right. If I had equity in my house I would do a heloc to clear all this up but the market hasn't been good here. I am on my way to getting back to normal and this will help me. Please believe in me and allow me to be debt free and you to make money.

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,056.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm willing to help fund your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it usually involves fairly simple activities like sending a copy of your pay stubs or electronic deposit receipts. Also, would you mind disclosing your rank and if you intend on remaining within the Navy over the lifetime of this loan? (I ask this b/c other investors will likely ask you the same questions, so it will save you from answering the same questions over and over again.)	Type your answer here.I am a E-6 I have five more years left on my contract and that will put me over 15 I retire at 20. Lending Club has verified my income and once the holiday passes I assume they will remove the under review status.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	only a first mortgage 220,000 no heloc 270000
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $24,000 Debt Consol category loan. My questions are: Number [1] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for answer that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 07.07.201007.07.2010	Type your answer here.I plan on paying this off in 24 months
Me again - any word on LC verifying your income? At present (6/11/10) the verification label hasn't been added to your loan application. You've been approved, but many conservative investors make income verification a must have loan metric. Once you obtain verification, you will see more investors streaming in.	As far as I know they have done that I have been approved and the have copies of all my pay stubs
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes
IF NLOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes I will

Member Payment Dependent Notes Series 540931

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
540931	$12,000	$12,000	7.88%	1.00%	July 21, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 540931. Member loan 540931 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,290 / month
Current employer:	Los Angeles Master Chorale	Debt-to-income ratio:	4.29%
Length of employment:	7 years	Location:	WEST HOLLYWOOD, CA

Home town:
Current & past employers:	Los Angeles Master Chorale
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > My partner and I are remodelling our kitchen and bathroom and unable to get a home equity loan (because we don't have any equity yet!) and are looking for a loan to push us up to the $43,000 budget we need to complete this project. Thank you so much!

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	78
Revolving Credit Balance:	$1.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but was first wondering if you could describe your home improvement project a little more, including the overall budget. Many thanks!	Hi there. We've been told that our bathtub/shower installed by the previous owner is not up to code and has to be gutted and replaced. Our insurance is paying for a portion of it, but we decided to remodel the entire bathroom and the kitchen together because we've wanted to do that every since we bought our place. Unfortunately, we are not eligible for an equity loan because we lost any equity we had in the housing market bust. So we (my partner and I) are using a combination of insurance money, savings and a loan to complete the project. Our overall budget for this project is $43,250.
Hello. What is your job and how stable will it be in the present economy? I know that this is a little far fetch, but could you tell us a little about the delinquency that took place 78 months ago? I can see that you have outstanding credit. Wishing you well.	Hi there. I am currently the Patron Services Manager for the Los Angeles Master Chorale at the Walt Disney Concert Hall. I have been employed by the same company for 7 years and my job is very stable. As for that delinquency 78 months ago, by the look of my credit report, it was on my old Wells Fargo credit card which I had after I first moved to California 10 years ago. I honestly can't remember that far back; I most likely forgot to make a payment. Thank you! Patrick
I'm interested in funding your loan, but have a few more questions. (1) How much does your partner earn each month? (2) What are your major monthly expenses (e.g., mortgage, credit cards, car, student loans, child care/tuition, etc.)? Many thanks and best of luck!	Hi there. Here are the answers: 1) My partner is an ER/flight nurse and makes about $10,000/month. 2) My portion of the mortgage is $750/month. I charge most of my monthly expenses (food, etc.) to my credit card which I'm able to completely pay off almost every month. (Every once in a while I have to carry a balance which pains me!) My student loan is minimal: $150/month. The car's all paid off. I have braces which cost $188 per month, but I'll be all done with them and paid for by November. I currently have 25% of my gross salary going into my retirement account, which I plan to reduce while we're paying for this renovation. Thanks for the questions and interest in my loan! Take care.

Member Payment Dependent Notes Series 541065

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541065	$2,500	$2,500	16.32%	1.00%	July 16, 2010	July 17, 2015	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541065. Member loan 541065 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Goodwill Industries	Debt-to-income ratio:	7.90%
Length of employment:	1 year	Location:	Lancaster, PA

Home town:
Current & past employers:	Goodwill Industries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,805.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are seeking to consolidate debt with a $14.5K loan but, according to your Credit History, have a Revolving Credit Balance of only $5.8K. Please explain this difference. Why are there five credit inquiries in the last six months on your Credit History? To demonstrate how this loan payment will fit into your budget, please provide details of your monthly expenses.	The difference in the amount requested and my credit card debt is that I also have an outstanding balance from Bank of America due to falling for an Internet scam, as well as a car loan through my mother. The credit inquiries were, I believe, the result of my checking my credit score on several occasions. I'm not sure if that would cause it? And lastly, my monthly expenses, everything included, are right at $900 a month. I would have plenty left to make monthly payments on the loan. Thanks for responding!

Member Payment Dependent Notes Series 541122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541122	$25,000	$25,000	16.82%	1.00%	July 19, 2010	July 17, 2015	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541122. Member loan 541122 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,658 / month
Current employer:	Healthfirst	Debt-to-income ratio:	12.89%
Length of employment:	10+ years	Location:	College Point, NY

Home town:
Current & past employers:	Healthfirst
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/03/10 > Funds will be used to pay off debt. No deliquencies, No bankruptcies. Budget: 5100 Job very stable, working for company for 13 years. company 2 billion dollar company.

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,780.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	CC/14158.19/14.24 CC/13350.12/24.99 CC/8172.46/27.24 CC/11243.61/15.99 8172 - will be paid with this loan 13350.12 - will be paid with this loan remainder will be put toward 11243.61
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Health First? Number [2] Transunion Credit Report shows the $53,780 Revolving Credit Balance total debt (68.80 pct credit usage). Is any a HELOC? If answer yes, what is the $ amount and APR pct? A-N-D What $ payments per month that are now being paid on all the RCB debts? (The total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; Sunday 07.04.2010 08:47 AM ET.	1.) director of software development - Manage a team of 28 programmers/managers/architects. 2.) None HELOC. 3.) Trying to get out of debt by 2012. 4.) Goal is to pay off by end of 2012.
Borrower, Loan application shows Income Verification completed (check-marked). But Credit Review Status still shows "In Review". Credit Review process only ONE-HALF way completed. Credit Review Status needs to be completed and upgraded to "APPROVED" for promissory note to be issued later and after loan funds net $ proceeds can be deposited into bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Refer to "CONTACT US" link located bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. After Credit Status is "APPROVED" your loan will attract more lenders and their funding $ will increase. Lender 505570 USMC-RETIRED Virginia Beach, VA Wednesday 07.07.2010	Customer Service sent an email saying all applications are in a "Under Review" Status until funding is complete.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes.

Member Payment Dependent Notes Series 541135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541135	$11,500	$11,500	17.93%	1.00%	July 19, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541135. Member loan 541135 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	RISD	Debt-to-income ratio:	22.26%
Length of employment:	2 years	Location:	Richardson, TX

Home town:
Current & past employers:	RISD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > Went back to school to become a teacher -- did it! Spent 4 years getting into credit card debt trying to get out of it faster!

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	41	Months Since Last Delinquency:	14
Revolving Credit Balance:	$5,468.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $11,500 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Richardson I S D? Number [2] Transunion Credit Report shows the $5,468 Revolving Credit Balance total debt (84.10 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] $11,500 loan; $5,468 is Revolving Credit Balance; $6,032 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in credit report Revolving Credit Balance total debts? Number [4] Lending Club is not "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 300 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.10.2010	1) I am a 5th grade Language Arts Teacher for RISD 2) I paid anywhere from 5% to 15% more than the min. payment on all credit card debit. 3) All of the debt is credit card -- not all of it is mine, the other part is my husbands. 4) I am in credit card debt because I quit a job that I hated (but paid well) to return to school to become a teacher. I finished in four years, graduated with honors all while working almost full time & taking care of a special needs child. When I have a goal I will meet it. It took me 4 years to get into credit card debt and my goal is to be out of it in 3 more years (I've been working on it for a year now.) 5) I have every intention to pay off this debt early. In addition to my regular income I also teach Saturday School and Summer school so I take home an additional $3500 a year. I'm committed to use half of that money to pay down my debt.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe $90,000 on my home and it was recently appraised at $140,000. No HELOC.

Member Payment Dependent Notes Series 541230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541230	$14,000	$14,000	16.82%	1.00%	July 20, 2010	July 20, 2015	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541230. Member loan 541230 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Exelon Corp	Debt-to-income ratio:	6.46%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	Exelon Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > I work for Commonwealth Edison (Exelon) a utility company. I have a steady, stable, and dependable career. The Funds that i will be using will be primarily for the Banquet Hall fee for the 300 guests and family members that i will be inviting. I plan to pay off the Majority, if not the entire loan after the reception, and i am never late on my payments, bills, and mortgage. Thank You!! Borrower added on 07/12/10 > What makes me a good borrower is that i never apply for a loan or line of credit if i know that i will not be able to pay it back. I always pay well over the minimum payment due so that i always end up paying everything back sooner than expected. Borrower added on 07/16/10 > I do not have many bills/payments, but the bills that i do have, I always pay well over the minimun balance due. As for work, I am always gauranteed 40 hours per week, so my income is always stable, and I only take into consideration what I can afford with my regular 80 hours per week, and not any extra overtime and or bonuses that I receive.

A credit bureau reported the following information about this borrower member on June 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What will the combined monthly family income be?	Total annual income including my spouse is approximately 57,000.00
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance on my home mortgage is 59,000.00, my property was recently appraised for 85,000.000
Would you loan money to someone who can't type proper English? It seems from you description and answers so far that that is what you are asking us to do.	Regarding "Proper English", feel free to proofread your question that you just asked me. And just what exactly do you think that i am asking you to do?
what were the 6 credit inquiries in the last 6 months for?	I was inquiring and searching for the best loan available in the amount that i needed for our wedding.

Member Payment Dependent Notes Series 541243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541243	$4,000	$4,000	15.21%	1.00%	July 14, 2010	July 17, 2015	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541243. Member loan 541243 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	State of Rhode Island	Debt-to-income ratio:	21.16%
Length of employment:	2 years	Location:	North Providence, RI

Home town:
Current & past employers:	State of Rhode Island
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$663.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance? Will you retain your current job after the move?	I am moving locally and will retain my job.

Member Payment Dependent Notes Series 541276

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541276	$12,000	$12,000	15.95%	1.00%	July 16, 2010	July 17, 2015	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541276. Member loan 541276 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	eDocument Resources	Debt-to-income ratio:	20.19%
Length of employment:	2 years	Location:	Champlin, MN

Home town:
Current & past employers:	eDocument Resources
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/03/10 > I am requesting this to pay off my credit cards and pay off debt incurred after my dad passed away

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	58
Revolving Credit Balance:	$11,423.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Credit Card - $8,800 - 25% - Used to cover home repairs Credit Card - $1,900 - 20% The above will be paid off - or that is the intention
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (you may want to use zillow.com if unsure) Thank you.	207,000 (198,000-home, 19,000-needed siding repair) Home is valued at 245,000 currently.

Member Payment Dependent Notes Series 541316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541316	$25,000	$16,225	17.56%	1.00%	July 21, 2010	July 20, 2015	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541316. Member loan 541316 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Chugach Government Services	Debt-to-income ratio:	10.15%
Length of employment:	3 years	Location:	PASADENA, MD

Home town:
Current & past employers:	Chugach Government Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > i have 4 high interest credit cards totaling $22,000. need loan to pay them off and save. Borrower added on 07/10/10 > I have good credit, i have never paid a late payment in my life. i have never been fired from a job, and never been on unemployment.I have a great job with a government contractor @ Ft. Meade in Marland, where i work as a General Maintenance Tech.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,633.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	i am using the loan to pay off 4 credit cards with high interest. all 4 will be paid off
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. $210,000 2. $237,000
I like your personal finance metrics and will likely be investing in your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	i faxed my pay stubs last tuesday the 6th of july
You need to follow up with lending club on the income verification. It has been too long and I am withholding investment until then.	i have faxed them copies of my pay stubs. i also called them and the said everything is good to go. what else do i have to do?
CriticalMiss asked for the types, balances, and aprs, and which ones will and will not be paid off. Your reply did not answer the question. Simply saying 4 cards did not list the cards nor the apr. You did not answer if you have other debt that will not be paid off. Evasive answers does not help to get your loan funded. We are all small investors looking for loans to invest in that we feel are safe, and you are just one loan competing with hundreds for funding. I know that all these questions can be overwhelming, but if you really want funding then you need to make the people asking you these questions feel at ease with your answer. When you answer a question, the reply goes to tne e-mail of the person who asked it. Unless they can come back to your particular loan, they do not see how many times the same question has been asked. This is why you will see that sometimes the same question gets asked several times. We ask a question and then move on. If we don't get an e-mail giving a satisfactory answer, then most of us do not return to that loan. It is easier to get funded if you are as open and honest as possible. As of now you have only a couple of days left and a lot of funding to be raised. I have already invested in your loan, but if you want to get fully funded, list any information that you have as to your situation, how you got into this much debt, all of your debt, including home mortgage, heloc, car payments, etc., what you are not going to pay off and what your plans are for staying out of this situation again. I really like investing in folks who realize that they have gotten in touble with their finances and want to take appropiate action to get out of and stay out of this situation. Thank you	the only debt i have besides my house is my 4 credit cards. i have no car payment.all 4 cards will be paid off. 1st card is a Bank of America card with a balance of $9500 and an interest rate of around 15%. 2nd card is a Capital One Card with a balance of $4800 and an interest rate around 13%. 3rd card is a Tower Federal Card , with a balance of $4900 and an interest rate of 12%. 4th card is HSBC Card with a balance of $2500 at 17%. all totaling around $22,000. all will be paid off and this will help me save alot of money in interest.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.19.2010	yes i do intend to pay it off early, like maybe around 4 years. i could pay it in 3 years but i ididn't want to strap myself down, and allow for emmergencies. i plan to pay extra when i can and at tax time. i am very responsable and will pay responsably.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS. R U 1 OR 2 INCOME FAMILY.	can i do that? i thought i had to get fully funded. i didn't know that was an option. i will have to look into that more and think about that. i have a roomate that pay an extra $900 a month that adds to my income.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	i don't think i will. i need it all. 60% is not really going to help
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	no, i need it all.

Member Payment Dependent Notes Series 541320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541320	$3,000	$3,000	7.88%	1.00%	July 21, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541320. Member loan 541320 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:	access general insurance	Debt-to-income ratio:	14.52%
Length of employment:	< 1 year	Location:	duluth, GA

Home town:
Current & past employers:	access general insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,135.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 541336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541336	$15,000	$15,000	10.38%	1.00%	July 21, 2010	July 17, 2013	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541336. Member loan 541336 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Town Care Dental	Debt-to-income ratio:	7.49%
Length of employment:	7 years	Location:	orlando, FL

Home town:
Current & past employers:	Town Care Dental
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	43
Revolving Credit Balance:	$13,887.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	There are diferent account that I want to pay all 6 of them I am paying all with this loan..
Can you talk about who your employer is and what your position/responsibilities are? How secure do you feel your job will be in the next 3-4 years and why? Thank you for the answer to this question. Best of luck on your loan.	the company name Towncare Dental Partnership, INC.. my position is Dental Hygienist... I am been working in the company for 7yrs and I hope working in my office until I retired... I feel very secure in my job.....
How do you plan to avoid additional debt while paying this loan off? Thanks	My car will be pay in two month.. I am going to try to pay the loan before the 3 yrs... I am planning to rent a room in my home to a friend...

Member Payment Dependent Notes Series 541358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541358	$2,500	$2,500	7.51%	1.00%	July 21, 2010	July 17, 2013	July 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541358. Member loan 541358 was requested on July 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	JcPenney	Debt-to-income ratio:	24.60%
Length of employment:	< 1 year	Location:	Jamaica, NY

Home town:
Current & past employers:	JcPenney
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,765.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 541417

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541417	$12,250	$12,250	15.58%	1.00%	July 16, 2010	July 19, 2015	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541417. Member loan 541417 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,674 / month
Current employer:	Sage Dining Services	Debt-to-income ratio:	21.77%
Length of employment:	< 1 year	Location:	Bloomfield, NJ

Home town:
Current & past employers:	Sage Dining Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > This payment plan is set up to be the same amount as my monthly payments on my credit cards are now. I am getting killed on the 28% interest and all of the fees the card is currently charging me, and just want to close that account.

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	51
Revolving Credit Balance:	$13,220.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings, i'm considering funding a portion of your loan. Could you advise of your previous employment and reason for current position being less than 1 yr?	Thank you, I appreciate you considering my loan. To clear things up, let me give a multple part answer: First, I mis-understood the income question. For some reason, I thought they wanted the net pay, not the gross pay. I actually make $47,000 a year, not the $32,000 it states on my application. Second, I have been at my current postition less than one year. I was recruited into my current position of Executive Chef by my company. It was a promotion from my former position as a Sous Chef. The recruitment started in November of 2009, and I took the position in January of 2010. My current company works with schools, so the semester break was the most logical time for me to begin working with them. Finally, I had been working with my previous employer since September of 2006. Fortunately, I have never been without a job, and have always left one job for another, better opportunity (either more money or a higher position). Thank you again for considering funding my loan. I will be happy to answer any other questions you may have.
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your credit cards and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	Right now, most of my extra money is going to pay off this debt, so I am not saving as much as I would like. However, a small amount of my income is going to savings. The APR on the card that I want to pay off recently jumped from 17% to 28%, and I pay $300 to that card monthly. As soon as the card is paid off, I intend to cancel it,and only keep one card in case of emergencies. And yes, I am the sole wage earner.

Member Payment Dependent Notes Series 541423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541423	$15,600	$15,600	16.45%	1.00%	July 14, 2010	July 18, 2015	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541423. Member loan 541423 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,615 / month
Current employer:	Brookdale Hospital Medical Center	Debt-to-income ratio:	20.74%
Length of employment:	4 years	Location:	Woodside, NY

Home town:
Current & past employers:	Brookdale Hospital Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/04/10 > I am an Anesthesia resident physician graduating in June 2011. I plan to work right after I graduate. The current market suggests I will have a yearly salary of at least $250,000 with the potential for much more. Right now, I am engaged and have a moderate sized wedding to plan for. I borrowed for my engagement ring on this site, and currently have made all payments on time. I am responsible and dependable. During medical school, I gradually built up large credit card debts as tuition and living expenses are vast. I know this isn't fiscally responsible, but I really don't live a lavish lifestyle. As soon as my income increases, I plan to pay off this loan and my other credit card debts. You can rest easy knowing your investment in me will be paid off quickly. Borrower added on 07/04/10 > I am a physician training in Anesthesia. I will graduate residency in June 2011. I am engaged, and I need money to pay for a wedding in April of 2011. I plan to start working after I graduate. Currently, the starting salary for anesthesiologists is a minimum of $250,000 annually with the possibility of making much more. As soon as I start earning, I plan to pay of this loan and the other debt I have accumulated during medical school and residency. I am honest, responsible, and dependable. I do not live a lavish lifestyle and try to be fiscally responsible. However, the costs on education and living expenses accumulate quickly for a physician in training. I will pay my loan off ahead of the loan maturation date, and you should rest at ease knowing this when you fund this loan. Thank you.

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,507.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize your current monthly living expenses, and also list the monthly payments you are currently making towards your debts. Thank you in advance.	Currently, I gross about $2500 bi-weekly. I net about $1700 after taxes and 403 (b) contributions bi-weekly. Monthy, I spend as follows: Rent with all utilities: $600 Credit card bills: $750 Student loan payment: $300 Car Insurance $200 Parking $100 Living Expenses: $300
Do you plan to carry this note the full 60 months or pay it off sooner?	I plan to pay the regular monthly payment for the next 16 months. But I want to have this loan paid of within 24 months. I think this goal is feasible with the large increase in salary that I will have next July.
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST A-N-D COMMITED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Monday 07.05.2010 at 5:45 AM ET	Thanks for the advice. I am waiting to get verified and will contact lending club today as soon as their office opens.
Can you verify your income with lendingclub? Is there a website where we can confirm you exist? (hospital directory or whatever)	I will verify my income as soon as I can contact lending club. I want to keep my identity private. If you don't believe I exist, then you can choose not to invest. Thanks.
Borrower, Loan listed 5 days for lenders consideration. Loan is only 13 percent funded. Reason why little funding because loan application lenders view still does NOT show required borrower Employment-Income verification "Credit Review" completed. Review Status does NOT show loan "Approved" for issue when either 100 percent funded, or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Home Office Credit Reviewer a-n-d submitted required income verification documents, YOU need to FOLLOW-UP and ask Credit Reviewer WHY nothing accomplished to upgrade loans Review Status? Refer to bottom Lending Club Home Page "CONTACT US" for Member Support Department's email address and Toll Free telephone number. (support@lendingclub.com 866-754-4094). Member Support Department open Mon - Fri 8AM - 5 PM. Home Office closed Sat, Sun, CA, US Holidays for live telephone calls; answering machine available 24/7. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.08.2010	Thank you for your help. I faxed the information this morning.
What does your fiance do and how much does she make each month? Does she share rent with you ($600 seems low, even for Woodside). What interest rates are you currently payin gon your credit cards and how much do you expect to save each month by using LC?	My fianc?? is a professional and gets paid accordingly. I actually pay less than $600 a month in rent sharing the apartment. I pay from 14 to 25% on credit cards. I will use this money for the wedding, not to consolidate debt.

Member Payment Dependent Notes Series 541472

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541472	$7,500	$7,500	7.88%	1.00%	July 14, 2010	July 18, 2013	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541472. Member loan 541472 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,400 / month
Current employer:	RSS Texas Firehawk, LLC	Debt-to-income ratio:	14.76%
Length of employment:	3 years	Location:	Longview, TX

Home town:
Current & past employers:	RSS Texas Firehawk, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/04/10 > Legal fees Borrower added on 07/08/10 > The legal fees are not for me. It is for a relative. I am the only one that can help him at this point because of my credit rating and small obligations. I will have no problem making the payments on this loan.

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,608.00	Public Records On File:	0
Revolving Line Utilization:	12.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 541473

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541473	$12,500	$12,500	11.86%	1.00%	July 14, 2010	July 18, 2013	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541473. Member loan 541473 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,900 / month
Current employer:	SuperMedia	Debt-to-income ratio:	12.90%
Length of employment:	< 1 year	Location:	Virginia Beach, VA

Home town:
Current & past employers:	SuperMedia
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,477.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Capital One - $2,312 - 16% (will) Citi Card - $9,071 - 19.99% (will) Auto Loan - around $11,500 - 5.6% (will not)
1. What was your job before Super Media? How long were you there? If less than 2 years, where were you before that? What is your role at Super Media. What was your role at the company before that? 2. How much is your monthly rent? 3. How much is your monthly car payment? 4. How much is your childcare or tuition costs? 5. Do you have any other expenses that cost $200 or more per month other than on the credit cards listed in your answer to Critical Miss's question? 6. What is your monthly take home pay (ie after tax monthly income)? 7. What was the recent credit inquiry for (within the last 6 months)? 8. How did you accumulate this debt and are you doing anything differently to prevent yourself from accumulating more? (note: taking this loan is not preventing more, it's just being smart about what you have already; in this Q, I'm focused on preventing more)	1. I was at AT& Advertising Solutions as an Account Manager (same job, competitor's company). My role at SuperMedia (and at AT&T) is to sell advertising to local small to medium sized businesses. 2. Rent is $1,350 3. Car payment is $237 4. No childcare or tuition costs. 5. There are no other expenses. 6. Monthly take home fixed income is $3,800. I earn commissions on top which general bring in approx. 5,000 more. 7. I believe the recent credit inquiry was from my employer during the hiring/background check. 8. Most of this debt is carryover from college debt, a divorce, and a period of unemployment. My plan moving forward is better budgeting of my expenses and focusing on exceeding in my career to ensure I am making enough commissions to pay off these debts, invest in a 401k which I recently started and put money into a savings account.

Member Payment Dependent Notes Series 541493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541493	$9,900	$9,900	14.35%	1.00%	July 14, 2010	July 18, 2013	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541493. Member loan 541493 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	PetFirst Healthcare	Debt-to-income ratio:	11.30%
Length of employment:	1 year	Location:	Louisville, KY

Home town:
Current & past employers:	PetFirst Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > This loan is going to be used to consolidate all of my recurring debt into one monthly payment. Current Recurring Debt: Etrade: $5,739 Discover Card: $3,875 Best Buy: $302 I have made several life decisions so that I will be able to get this loan paid off well before the 3 years. The first monthly payment will be the minimum for the loan so that I can save $1000 cash to keep on reserve. Starting with the second month I plan on paying down $882 minimum, more if I am able. If you have any questions please feel free to ask. Borrower added on 07/05/10 > This loan is to consolidate all of my recurring debt obligations. The only other debt obligations are my student loans which I will tackle after this loan is payed in full. Etrade: $5,739 Discover Card: $3,875 Best Buy: $302 I've made several life decisions so that I can pay off this loan well within the 3 years. My first months payment for this loan will be the minimum so that I can save a cash reserve of $1000 in case of emergencies. Starting with the second month I will make a payment of $882 until the loan is paid off. At the very latest I'm hoping to have the loan paid off within 1 1/2 years. I am employed as an application developer for a pet insurance company where I develop custom business software. When I was 18 I took out a loan of $16,000 for a car in 2003. While going to school full time and also working full time I managed to pay off the loan in two years. If you have any questions or concerns please feel free to ask.

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	3
Revolving Credit Balance:	$10,259.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what is your responsibility with your employer? Thank you	Etrade Financial: $5,739 Discover Card: $3,875 Best Buy: $302 The above are all of my recurring debt obligactions. The only other debt that I have is student loans. I am an application developer for my employer. My job role is to develop custom business applications. If you have any further questions please feel free to ask.
- What is your monthly budget? - How much do you save each month? - What are the APRs on your credit cards and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	1) I'm still fooling around with Mint.com budget app and so far my budget is $927 for the essentials. I haven't decided about how to budget for Entertainment as of yet. 2) Sadly I haven't been saving like I should. 3) * Best Buy 29.24% - Minimum Payment around $10. I usually pay $100 a month. * Discover Card 18.99% - Minimum Payment $82. I usually pay $100 a month. * Etrade ? (I cant seem to find the apr on their website but I do know it is lower than the previously two mentioned) - Minimum Payment $152 - I only pay the minimum on this card until I pay off one of the others. Then that amount will go towards paying off this card. 4) I'm not really depending on debt by any means. Probably about 90% of my credit card debt came from purchasing books for college because the student loans I got werent enough to cover for them as well as tuition. Sure the occasional going out for drinks or buying a thing here and there were used on credit but nothing that I really couldn't afford. Of course the best buy card is a different story, I acquired that to buy myself a graduation present when I graduated last year. At the end of this month I'll be moving back in with my parents until I get all of my debt wiped out and enough saved up to purchase a house. During that time I will have much fewer expenses to worry about so that I can clear all debt. 5) I am the sole wage earner. I hope this helps. If you have any other questions please feel free to ask.

Member Payment Dependent Notes Series 541585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541585	$1,450	$1,450	6.76%	1.00%	July 14, 2010	July 18, 2013	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541585. Member loan 541585 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,100 / month
Current employer:	Wood Group - TransCanada Turbines	Debt-to-income ratio:	18.83%
Length of employment:	10+ years	Location:	Houston, TX

Home town:
Current & past employers:	Wood Group - TransCanada Turbines
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,184.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please give us more infor, what are you purchasing? what is all that revoiving credit balance? do you plan to pay loan off early? Thanks	I am purchasing a 1986 Honda Rebel motorcycle for my daughter. The main credit card (CitiCard) is my card I use for International travel on my job. Airline tickets, hotels and meals. It is paid via my work expense reports.

Member Payment Dependent Notes Series 541599

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541599	$10,000	$10,000	11.49%	1.00%	July 19, 2010	July 19, 2015	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541599. Member loan 541599 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	market basket	Debt-to-income ratio:	3.47%
Length of employment:	10+ years	Location:	barrington, NH

Home town:
Current & past employers:	market basket
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	32
Revolving Credit Balance:	$7,310.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	um i have 2 mortgages and both are joint between me and my wife um home has 163 left and the 2nd mortgage is about 25k that was used for improvements and stuff.im not sure what heloc is.and home value probely like 220k region i do own 12 acre of land with it and also between me and my wife together we make 85k a yr
What is Market Basket and what do you do there? Thank you	market basket is a grocery store chain here in new hampshire and i work in the grocery department stocking shelves
1. What is your monthly income before taxes? What is your monthly income after taxes? 2. How much are your monthly mortgage payments? 3. How much are your car payments? 4. How much are your childcare and/or tuition costs? 5. Please contact Lending Club and amend your listing information. Lending Club does not allow joint loans, which means it is against policy to list someone else's income (in this case, your wife) on your loan request.	well for first thing i am married and we do everything together. anyways but my monthly gross is like 3k depending if it the 5 week month then its more after taxes like 2500 i have no car payments cause i dont drive child care is free we have family take care of our kids
1. How much are your monthly mortgage payments? 2. How do you get to work? (What is your method of transportation)?	current monthly mortgage payment is 1452 my wfie drives me buy care on 5 miles down road we bot work at same time

Member Payment Dependent Notes Series 541614

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541614	$14,000	$14,000	15.21%	1.00%	July 19, 2010	July 18, 2015	July 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541614. Member loan 541614 was requested on July 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Meadow Carting	Debt-to-income ratio:	8.23%
Length of employment:	8 years	Location:	WEST HEMPSTEAD, NY

Home town:
Current & past employers:	Meadow Carting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/04/10 > I have a good stable job, I have been employed at my job for 8 years. I will be using the money to pay off my credit cards at a much lower apr rate. I currently owe two chase credit cards which have a combine balance of $12000 (apr 20+), monthly payment $400. And hsbc which has a balance of $1800(apr 23%) , and the monthly payment is $100.

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,075.00	Public Records On File:	1
Revolving Line Utilization:	59.40%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST A-N-D COMMITED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Monday 07.05.2010 at 5:45 AM ET	Please see below
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortage currently is $80,000. The market value on my home is $350,000. Thanks for your consideration and inquiry.
HI There, I'm interested in investing in you, but I have some questions. 1) How much is your home worth today? (zillow.com can give you a pretty good estimate) 2) How much do you owe on the home (mortgage HELOCs)? 3) What is the public record on file 113 months ago? Thanks. Sincerely, -LL	Mortage is $80,000. My home is worth $350,000. Public record is chapter 11, for medical bills. The company I worked for then (going on 9 years) didn't offer medical insurance.I lost part of my index finger in an accident; and had enormous medical bills and no insurance. That's the public record.

Member Payment Dependent Notes Series 541685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541685	$6,000	$6,000	13.61%	1.00%	July 15, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541685. Member loan 541685 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Superior Linen Services	Debt-to-income ratio:	11.25%
Length of employment:	< 1 year	Location:	PUYALLUP, WA

Home town:
Current & past employers:	Superior Linen Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > Hello. I currently work a 40 hour a week union job as well as a part time / on call position as a receptionist. I am slated to have a review and raise in about six months for my full time job. I am not behind on my bills or in an enormous amount of debt but I'd like to consolidate my bills down to as few payments as possible. I was originally going to go for a 36 month loan but decided on the 60 month due to the smaller payment. This way I can pay the amount I would for the 36 month loan and get ahead a little bit. I am a responsible borrower, as my credit score reflects. When I separated from the military four years ago I didn't really have any credit since I was overseas and didn't have any credit cards, since then I have worked very hard to establish and maintain good credit. With this loan I plan to consolidate my current debt down to one bill a month and ideally get a decent used car. The car I have at the moment is not particularly reliable, especially with winter coming. Thank you for taking the time to review my loan request. :)

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	67
Revolving Credit Balance:	$2,362.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 541691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541691	$12,225	$12,225	20.53%	1.00%	July 19, 2010	July 20, 2015	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541691. Member loan 541691 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Amerex Brokers	Debt-to-income ratio:	24.73%
Length of employment:	3 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Amerex Brokers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > My wife and I are remodeling our master bathroom. We have set the repayments to auto draft. I make well over 6 figures a year, however only 31 and credit has not been established. Ask as many questions as you like. Thanks for giving us a shot. Borrower added on 07/14/10 > Loan has been approved.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	25
Revolving Credit Balance:	$10,929.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Amerex? What do you do there?	The company is an OTC broker specializing in natural gas and power markets. I am an Energy Derivatives Broker. I've been employed since Oct-2006 and currently make well over the stated salary. My commissions average an additional 90-100k a year.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The mortgage balance is 260998. The zillow estimate is 288500. There is one lien and no heloc. Let me know if you need anything further.
What was your delinquency 25 months ago?	I have no idea. Obviously a late payment for a credit card. We had mis communicated payment for one card. We both thought it was paid off and since we don't do paper statements it slipped through out filters. No payments have been late since. Let me know if you need further info.
Hi, If you make nearly 200K a year, why do you need to finance the remodel? Why do you choose not to pay cash? Thanks.	I want to keep my cash where it is. I'm sure you understand with this recession how difficult it is to get financing. Last thing I want is to do is not have any cash.
Can you list your monthly expenses (mortgage, car, student loans, child care, credit cards)? What does your wife do and how much does she earn each month?	Monthly expenses are 7200. Wife makes additional 3166 net monthly.
What were each of the recent inquiries for, and did any of them result in credit cards, loans, or other financial obligations?	The inquiries were just shopping for offers. I did get approved for 1 credit acct.
The best thing that you can do now, is contact lending club and find out how you can expedite the approval process. The green check-mark beside the the APPROVED on you app really attracts lenders.	It has been approved. Thanks
I am interested in helping you out with funding. However, could you please expand a bit on your monthly budget and current cash savings since there are still a few gaps here that don't yet make sense to me. You're saying you bring in nearly $200k per year gross and your wife "nets" an additional $3166 monthly. You state annual expenses (monthly x 12) of about $87k per year. After taxes on your income that would appear to generate at least $60k or more per year in free cash to play with. Why then are you seeking a 5 year loan of $17k at 20.5% interest? Is there additional use of cash that hasn't been accounted for yet? Thank you in advance for your response.	Yeah thanks for pointing out the math. 21% interest is what my credit profile allows. I don't think it's fair that with my income and lack of established credit I'm not getting a good int rate. I had 1 late pay in last 25 months. Cash on hand right now is 10k. We used 15k cash to purchase furniture. We also paid off 10k worth of credit cards. We currently burn through most of the extra cash eating out and having fun.

Member Payment Dependent Notes Series 541696

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541696	$7,500	$7,500	7.88%	1.00%	July 14, 2010	July 19, 2013	July 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541696. Member loan 541696 was requested on July 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	13.50%
Length of employment:	n/a	Location:	Pen Argyl, PA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/05/10 > Hi! I'm a college graduate teaching English in South Korea. I want to pay off my credit card debt so I can move on to bigger and better things - like funding loans instead of receiving them!

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,588.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you live in South Korea?	Yes, I do, but I have a permanent address and bank account in America and send about $800 back each month.
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Beach, VA Tuesday 07.06.2010 at 06:13 AM ET	As stated previously, I'm working outside of the country as an English teacher. I send home ~$800/month strictly to pay bills. At the moment, I pay ~$600/month across 3 credit cards and $200/month to student loans. I'd like to consolidate my credit cards so I can pay them off sooner with less interest. Thanks for your question!
Have you provided Lending Club with your address and phone number in both the US and Korea. How can they contact you?	Hello, Yes, Lending Club has all of my contact information and I am currently working with the credit team to confirm my financial status. Thanks for your question!

Member Payment Dependent Notes Series 541798

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541798	$15,000	$15,000	14.84%	1.00%	July 20, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541798. Member loan 541798 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,406 / month
Current employer:	Road To Responsibility	Debt-to-income ratio:	9.55%
Length of employment:	4 years	Location:	QUINCY, MA

Home town:
Current & past employers:	Road To Responsibility
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	60
Revolving Credit Balance:	$21,770.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST AND COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'll revisit later, then ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.11.2010	thanks for the info
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance owed is $197,000.. 2) No Heloc Loan.3) Current Estmate $239,000. Best Regards
What's the purpose of the loan? What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to these 2 Qs.	The purpose is to pay off all debts. Its typical debt consolidaton without closing the accounts so I dont hurt my credit score. My car is paid in fullI i have no kids.
Could you please answer investor 569427 question: "What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym)". Also, could you please provide a breakdown of your revolving debt =$21,770.00 (credit card; balance; interest rate; monthly payments) and indicate which cards will and will not be paid off by this loan. Thank you.	car paid in full. mortgage $2100.00. insurace paid in full fo the year. all cards will be paid in full except for a citi card with monthly payment being paid by fiance. the reason for the my requesting a loan is so i can consolidate debt without hurting my credit score by closing accounts.
Would you mind disclosing your job title, a brief description of your duties, and how long you've worked there?	I am a Case Specialist/ Case Manager: My job duties include: Designing and impementing behavior support plans for individuals with developmental disabilites. I also liase with families and healthcare provdiders to ascertain appropriate treatment. I prepare monthly progress reports. I also facilitate/ interpret language for deaf indviduals.

Member Payment Dependent Notes Series 541913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541913	$4,000	$4,000	10.75%	1.00%	July 19, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541913. Member loan 541913 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,650 / month
Current employer:	Altria Sales & Distribution	Debt-to-income ratio:	8.06%
Length of employment:	1 year	Location:	portland, OR

Home town:
Current & past employers:	Altria Sales & Distribution
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > I have credit card debts at a higher interest rate, which I acquired while in college. I have been working now for over a year and would like to use this fund to pay off my credit card to save some money on my interest rate. I am a salaried worker for a fortune 500 company in consumer goods, which is very stable. I don't anticipate any problem with paying off the monthly dues since that amount I was paying off to my credit card in the first place. Borrower added on 07/15/10 > I will be using this fund to pay off my credit card which has a higher interest rate. The debt was acquired while I was in college. I have been working a full time salaried position at a very stable fortune 500, consumer goods company for over a year and I anticipate no problem paying off the monthly dues.

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,631.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you were lending to someone, wouldn't you want to see a description of the loan?	Alchemista, I just wrote the purpose of the loan on my loan description page. Thanks!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of my mortgage is 180K, and there is no HELOC. Purchase price was 215K November of 2009 and current value is 210K.

Member Payment Dependent Notes Series 541949

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541949	$15,000	$15,000	13.23%	1.00%	July 20, 2010	July 20, 2015	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541949. Member loan 541949 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,987 / month
Current employer:	Clermont County Auditor	Debt-to-income ratio:	1.53%
Length of employment:	10+ years	Location:	CINCINNATI, OH

Home town:
Current & past employers:	Clermont County Auditor
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	58
Revolving Credit Balance:	$12,897.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How do you plan to avoid additional debt while paying this loan off? Do you have a 1 or 2 income household? Thanks	Type your answer here. 2 income, my husband just went back to work.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $15,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Clermont County Auditor? Number [2] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.09.2010	Type your answer here. I am a New Construction Specailist. I plan on paying off as quickly as possible. My husband has just recently went back to work. I weill have the loan payed in five years, but I am hoping for no more than four years.
How did you accumulate the debt? How do you plan on avoiding additional debt while paying this loan off? Thanks	Type your answer here. Mother in law needed assistance with living expenses, ex: food, electric, rent. She has moved in with daughter. American Express raised my rate, due to the economy. I wes never late and did not go over my limited. Thanks,
R U 1 OR 2 INCOME FAMILY	Type your answer here. My husband recently went back to work. 2
WHAT WAS DELIQUENCY 58 MONTHS AGO	Type your answer here. I have never been deliquent on any bills and do not plan on ever being deliquent.
WHAT IS UR TOTAL INCOME. CREDIT REPORT SHOWS DELIQUENCY 58 MONTHS AGO.	Type your answer here. I am aware of no deliquency. That was approximately 5 years ago. I will take a look at my credit and try to get that straighten out. I have never been late on any of my payments. Everytime I have applied for a loan I have been told I have excellent credit, so I really never thought to review my credit report.

Member Payment Dependent Notes Series 542005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542005	$12,250	$12,250	15.21%	1.00%	July 19, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542005. Member loan 542005 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Y. Hata and Co. Limited	Debt-to-income ratio:	23.87%
Length of employment:	8 years	Location:	HONOLULU, HI

Home town:
Current & past employers:	Y. Hata and Co. Limited
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,564.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $12250 Debt Consol category loan. My questions are: Number [1] Brief description your employer Y Hata Co? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $23564 Revolving Credit Balance total debt (83.30 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 300 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to help to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.08.2010	1. Y. Hata & Co., Ltd is a local food distribution company. We service many restaurants of all sizes, public & private schools, the military (our largest account) and any food establishment or anywhere that sells food. 2. I work in the accounting department (accounts receivables) as a Senior Collector. 3.Monthly payments are approximately $500.00 4. I understand that lenders in the Lending Club is a group/club of many investors. I am confident that I will make ALL payments on time. I can back this statement up by referencing my credit report. If you take a look, I have not missed any payments. I do plan to keep my payment habits. 5. I intend to pay off this loan in 3 yrs. I have selected the 60 month term as a precautionary measure on my part. I do have a secure job, we have not had to down-size in anyway and we are a very strong business, but anything can happen, in the worse case scenario, I would like to at least make the minimum payments in the event I did lose my job. Besides, job loss, I also included family emergency, illness, injury, etc. I do plan to pay off the loan in 3yrs or less. If I was offered a 4yr term loan, I would have probably selected that, but that wasn't the case. I was offered either a 3yr loan or 5yr loan. I do plan paying more than the minimum amount each and every month.

Member Payment Dependent Notes Series 542007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542007	$4,000	$4,000	11.49%	1.00%	July 16, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542007. Member loan 542007 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	vitamin shoppe	Debt-to-income ratio:	14.40%
Length of employment:	< 1 year	Location:	fairview, NJ

Home town:
Current & past employers:	vitamin shoppe
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > if i can recieve this loan i can promise i can pay it before the 36 months cause then i can be debt free and focus more on paying this loan. hope i can get the help and thank you for your time Borrower added on 07/13/10 > i would also use the little left for school for me to go back so i can work and go to school thank you Borrower added on 07/13/10 > i would also use the little left for school for me to go back so i can work and go to school thank you Borrower added on 07/13/10 > i would like this loan to pay off all my debt because each month i spend 400 to 500 in bills if i qualify for the loan i can pay the 131.00 a month much easier than 500.00 a month i dont pay rent i live home i have a car paid off the only payments will be when i recieve this loan will be 131.96 for the loan and 127.00 for car insurance i make about 1200.00 a month on lowest if this loan gets approved i can be debt free and pay the loan much quicker and my job i have been in the business for 4 and a half years Borrower added on 07/13/10 > i make 1200 a month and i pay no rent no other expenses i live with family i pay 500 a month on all these bills if i can get this loan the only bill would be this loan and my car insurance that would be 127.00 and if i get this loan i can pay everything off quicker

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,921.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	i have macys credit 700 sears master card 1446.93 6th ave 1000.00 other little debt and all of them will be paid off if fully funded

Member Payment Dependent Notes Series 542021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542021	$6,000	$6,000	16.32%	1.00%	July 16, 2010	July 25, 2015	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542021. Member loan 542021 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,875 / month
Current employer:	CITY OF EL SEGUNDO	Debt-to-income ratio:	12.15%
Length of employment:	10+ years	Location:	EL SEGUNDO, CA

Home town:
Current & past employers:	CITY OF EL SEGUNDO
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > Loan to pay school and property taxes for house in New York. Borrower added on 07/11/10 > Loan to pay property and school taxes on home in Rochester, New York. Home was an inheritance, that we have been trying to sell. Borrower added on 07/11/10 > Loan to pay school and property taxes for home that was an inheritance in Rochester, New York. I have tried selling the home, but do to decline in the real estate in the area, it has not sold.

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1978	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	29
Revolving Credit Balance:	$15,135.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST AND COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'll revisit later, then ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.11.2010	I am no sure whtat the question is. I can produce my 2009 income tax upon request.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $5,000 "Other" category loan. My questions are: Number [1] Provide an accurate loan description ("Other" tells lenders NOTHING useful.) Number [2] Position (Job/What you do) currently for employer City of El Segundo, CA? Number [3] Transunion Credit Report shows the $15135 Revolving Credit Balance total debt (72.40 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use a 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Sunday 07.11.2010	The purpose of the loan is to pay school and property taxes on home that was an inheratance in Rochester, NY. I have tried to sell home, put due to poor housing market, unable to sell. I am an Administrative Analyist for the City of El Segundo. I have worked for the city for 20 years. I am not sure why Transunion is showing that i owe $15,135. I believe that I owen less that what is being shown. My plan is to pay loan off in less than 5 years. I hope this helps.
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.11.2010	I inherited a home in Rochester New York, which is paid for. I have placed the home for sale, but have been unable to sell it. The school and property taxes for 2009 total $6,134. Any money I have been saving were used to put anew roof on the home. Also, my mother has had several health care issues and I have been help throught this difficutlt time. I have asked for a 5 year load, but plan to pay back asap, if the home in Rochester sells.
If Transunion is showing more money than you think you owe, it is important to get your report, uncover the discrepancy and clear it up before someone, somewhere who thinks you owe them money makes a negative report on your credit.	I am reviewing all of my accounts. I have recently paid off a few credit cards and they may not have been notified. I am also requesting a copy of credit report to review any discrepancies.
What are your long term plans for the house if it does not sell? Will you continue dropping the price or walk away from it? Is there a loan on the house?	If the house does not sell, I will be forced to move to Rochester until it does sell. The house is all paid off, I am only paying the taxes on it.

Member Payment Dependent Notes Series 542230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542230	$12,000	$12,000	7.51%	1.00%	July 14, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542230. Member loan 542230 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Publix Supermarkets	Debt-to-income ratio:	15.64%
Length of employment:	8 years	Location:	Monticello , FL

Home town:
Current & past employers:	Publix Supermarkets
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > my credit history shows that I make my payments in a timely manner! None of my cards are maxed out! My employer has never laid anyone off in its 75 years and is a very financially stable and secure company! Borrower added on 07/07/10 > My debt to income ratio is 24.34

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,575.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My living expenses are minimal because I have lived with my sister for the past 11 years. I pay $100 for rent; $300 for home expenses such as utilities, cable, phone and my part of the food costs. My vehicle is paid for, my car insurance is $700 a year, and I pay approximately $100 a month for gas.

Member Payment Dependent Notes Series 542236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542236	$2,000	$2,000	14.72%	1.00%	July 14, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542236. Member loan 542236 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	n/a	Debt-to-income ratio:	13.65%
Length of employment:	n/a	Location:	Trenton, NJ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > Payments can be withdrawn directly from my bank account. Never late paying my bills. My income is stable with retirement and SS deposited directly into my bank account. Borrower added on 07/06/10 > Bad debt is from previous devorce. Borrower added on 07/07/10 > Bankrupacy will be discharged in March 2011. Borrower added on 07/07/10 > Like to payoff loan in 2 years if approved.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	53
Revolving Credit Balance:	$1,648.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 542243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542243	$20,000	$20,000	16.82%	1.00%	July 19, 2010	July 20, 2015	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542243. Member loan 542243 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,200 / month
Current employer:	ABM Security	Debt-to-income ratio:	4.24%
Length of employment:	10+ years	Location:	Houston, TX

Home town:
Current & past employers:	ABM Security
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > I will use this loan to consolidate debt. My net worth is over $350,000. I have a classic car collection and other tangible assets. I have been with my employer in good standing for 25 years and 1 month with a steady promotion history. I have lived in my home for almost 14 years. I have been happily married for 18 years and have 1 son. My only debt after this loan will be my mortgage at $1104.00 per month. Borrower added on 07/06/10 > My wife has no debt other than that listed and helps with monthly bills.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	43
Revolving Credit Balance:	$6,220.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Chase Credit Card $2876.00 monthly min. $82.00 Bank of America Credit Card $1072.00 monthly min. $15.00 Housebold Bank Credit Card $975.00 monthly min. $24.00 CorTrust Credit Card $329.00 monthly min. $30.00 Chevron Texaco Card $370.26 monthly min. $16.00 Internal Revenue Service $1100.00 monthly $100.00 Best Buy Credit Card $2200.00 (approx) monthly min. $55.00 Other misc. debt including a payday loan (Advance America $1200.00) I always pay more than the minimum payements on all of these accounts. I usually double the min. payment.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe $88,000.I have only one Mortgage through Flagstar bank. I have no HELOC's. My home was just appraised at $150.000.
You sound very responsible. It makes me wonder why you had to take out a payday loan. Is there something a potential lender should know that you haven't yet revealed?	No. I am just asset rich and cash poor right now. I had to take out a payday loan to meet a temporary, unexpected obligation involving a family member.
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Beach, VA Wednesday 07.07.2010	Thank you
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $20,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer ABM Security? Number [2] Position (Job/What you do) currently for employer? Number [3] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; Wednesday 07.07.2010	(1)ABM Security provides unarmed security personnell to commercial customers, primarily class A office complexes. Part of ABM Industries, operating since 1909. A very stable company. (2) I run a large project for ABM as the Security Director at a multi tenant office complex. I handle all afcets of the security and fire safety operation for our customer, the building owner and manager. (My ABM job title is Project Manager) (3) I am a good risk in that my net worth is almost $400,000 dollars (I am just asset rich and cash poor right now), I have a very stable job history (25 years with same company) a very stable address histroy (14 years in same home) and I will repay this loan in full. (4) I will probably pay off the loan in 3 years.
Borrower, Loan listed several days; but only 20 percent funded. Reason why little funding is because application viewed does not show required Employment-Income verification "Credit Review" completed. Review Status does NOT show "Approved" for issue either 100 percent funded, or minimum 60 pct partially funded and 14 days listing expires. If contacted by Home Office Credit Reviewer a-n-d submitted required income documents, you need to FOLLOW-UP. Ask Credit Reviewer Why nothing accomplished to upgrade Review Status to "Approved"? If not contacted by Credit Reviewer, you need to initiate contact ASAP. Member Support Dept email address and Toll Free telephone number are: (support@lendingclub.com 866-754-4094). Member Support Dept open Mon - Fri 8AM - 5 PM PT; closed Sat, Sun, CA, US Holidays for live telephone calls. Emails are received 24/7. Answering machine receives documents 24/7. Time short for 100 pct funded loan. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 07.09.2010	I took your initial advise and contacted them to get this step completed right away (July 7th). They told me I needed to wait until they contacted me. I was finally contacted yesterday and within 2 hours had provided all documents and information requested..I will follow up with them this morning and hopefully my status will be updated. Thank you again for your help.
HI, the debts you list total around 10k, but you're asking for 20k. What's the extra for? Thanks in advance for answering my question.	I have other misc. debt and a car project to complete.
R U 1 OR 2 INCOME FAMILY	We are a two income family.
WHAT IS DELIQUENCY 43 MONTHS AGO	I was seriously injured in an accident and was not able to work for an extended period of time. While I was eventually reimbursed, I was paying most medical bills out of pocket at that time. One bill (a credit card) was still paid but I was paying late.

Member Payment Dependent Notes Series 542311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542311	$12,000	$12,000	15.95%	1.00%	July 16, 2010	July 20, 2015	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542311. Member loan 542311 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,056 / month
Current employer:	los angeles police department	Debt-to-income ratio:	8.35%
Length of employment:	10+ years	Location:	Whittier, CA

Home town:
Current & past employers:	los angeles police department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > I have three credit cards that are all wells fargo cards. I attempted to consolidate the three cards with wells fargo. I was told that I could not do so because they are from the same bank. They offered me some loans that did not make any sense to me. I always pay my debt, and I need the loan to consolidate the cards.. I am older and more conservative than I was in the past. I am excited to pay the cards off and move on .... Thank You. Borrower added on 07/14/10 > I have been employed by the Los Angeles Police Dept for more than twelve years. I have promoted 5 times in the past twelve years. My career is very stable and I am always furthering my position in the LAPD. I plan to pay off the cards with the loan, and the extra money I have available with the consolidation I plan to put a percentage away for my kids school in the future. I am planning now so that I don't have to struggle later with college. This loan will put me in a great position to accomplish my goal and will help me stay financially strong.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	35	Months Since Last Delinquency:	6
Revolving Credit Balance:	$87,722.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the nature of your position at LAPD. Your profile shows 3 delinquenciies during the past two years with the most recent being 6 months ago. Please explain. Lastly, please detail your high revolving debt of $87k. Thank you.	I am a Police Detective assigned to Narcotics Enforcement. I do undercover drug buys and surveillance it is a great job. I have a Heloc and used it to fix up my house. I added a pool a new gate, wood floor, a new kitchen bathroom all good investments.
What is your position with the los angeles police department?	I am a Police Detective assigned to Narcotics.. I am an undercover officer with extreme responsibilities.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	450,000 total, I am sure my home can be sold for 550,000 no problem and that is at a very conservative price..
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Beach, VA Wednesday 07.07.2010	Thank you.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $12,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer? Number [2] Transunion Credit Report shows the $87,722 Revolving Credit Balance total debt (33.50 pct credit usage). Is any a HELOC (Home Equity Line of Credit)? If yes, $ amount and APR Pct are? A-N-D What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is NOT a "deep pockets" bank with unlimited $. Participating lenders are many individual small investors; together, we fund chosen loans. You're competing among 400 borrowers; all want their loan funded. Please briefly explain WHY a lender should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA; Wednesday 07.07.2010	I am Police Detective with the LAPD. I have been employed for over 12 years.. I am the rank of DII (Supervisor.) I am assigned to Narcotics. I used my heloc for home improvements (Pool, Kitchen bathroom etc). I have a good plan in place to pay it off in the next 7 years. I am saving my tax returns, and am going to send in a large sum near the end of my heloc loan.. that should bring it down to about 20,000... I usually pay off loans sooner than the required time, however I am only committed to paying it off in 60 months. If money permits, I will pay it off sooner. I am true to my obligations always..
How much is the HELOC and how much credit cards? Why do you have 3 delinquencies in the last 2 years? Are you aware of the very high penalties if you are late on this loan? It isn't just a few bucks, it could be thousands in your case. Is LAPD doing any layoffs?	The delinquencies in the last two years are simple mistakes that i overlooked. Once I realized that I had overlooked a payment I sent it immediately. As you can see all of my current debt is paid for. I have made mistakes in the past, but nothing serious just a payment I overlooked. LAPD is not laying off, I have twelve plus years senority and about 4000 officers below me it would take 4000 layoffs before my turn, that is half the department. I hope I have answered your question about the late payments. My payment for the current loan at Lending club will be an auto payment.. Wont have any problems making it. Thank you for your time..

Member Payment Dependent Notes Series 542391

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542391	$16,000	$16,000	13.61%	1.00%	July 21, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542391. Member loan 542391 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Whiting-Turner	Debt-to-income ratio:	24.37%
Length of employment:	8 years	Location:	BALTIMORE, MD

Home town:
Current & past employers:	Whiting-Turner
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,878.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 542400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542400	$6,000	$6,000	7.51%	1.00%	July 14, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542400. Member loan 542400 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Hacienda La Puente Unified	Debt-to-income ratio:	1.04%
Length of employment:	9 years	Location:	Los angeles, CA

Home town:
Current & past employers:	Hacienda La Puente Unified
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	42	Months Since Last Delinquency:	12
Revolving Credit Balance:	$278.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Hacienda La Puente Unified and what do you do there?	Type your answer here. It's a school district, I'm an elementary teacher there.

Member Payment Dependent Notes Series 542433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542433	$12,000	$12,000	7.14%	1.00%	July 14, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542433. Member loan 542433 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,537 / month
Current employer:	InSinkErator	Debt-to-income ratio:	10.73%
Length of employment:	10+ years	Location:	Racine, WI

Home town:
Current & past employers:	InSinkErator
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > This is to fund the closing costs & realtor commission on the sale of my house. I have stock options sufficient to cover it, but due to the decline in the market the past three months, I wish to hold on to those options for use in the future when the value returns.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,087.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is InSinkErator and what do you do there?	InSinkErator is the world's leading (by far) manufacturer of garbage disposals and instant hot water dispensers. It is also a division of Emerson Electric, which is a Fortune 100 company. I am a Marketing Manager.
Are you moving across town or across country? Are you leaving your current job as part of this move? Will your new living arrangement (rent?) be more or less costly than your mortgage? Why not stay in the house until values return? Art	I have moved across town - turning a 40 minute commute into a 10 minute one. My rent is about one third of my previous mortgage payment.

Member Payment Dependent Notes Series 542448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542448	$15,000	$15,000	15.58%	1.00%	July 19, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542448. Member loan 542448 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,162 / month
Current employer:	SAIC	Debt-to-income ratio:	20.15%
Length of employment:	2 years	Location:	Atlanta, GA

Home town:
Current & past employers:	SAIC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > I am ripping up my credit cards and truly want to become debt free. I work for the government and am very stable. I have NEVER had a late payment OR delinquency on my credit. This loan is for debt consolidation ONLY. I want to save and live a debt free life. I make $5,066.00 dollars a month and my husband contributes another $5, 325.00, I will without a doubt pay this loan on-time all the time, and appreciate the chance! Thank you.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,369.00	Public Records On File:	0
Revolving Line Utilization:	69.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say you work for the government, but SAIC is a private company. Please explain.	Good Morning, and thank you for your question. I apologize for any confusion. I work for SAIC, which as you state is a private defense contractor. However I work with the CDC and have a stable long-term contract. My team has been working with the same group at the CDC for the past 10 years. Thank you!
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. Thanks.	QUESTION 1: Rent: $515 Car: $343 Car Insurance: $92 Verizon Phone: $100 Cable/Internet: $90 Food: $600 QUESTION 2: US Bank: $13,000 (18.80%) Discover: $2,000 (17.50%)
I'm interested in funding your loan, but have a few questions. (1) What does your husband do? (2) How much are you paying each month toward your credit cards and what is the minimum amount owed each month? (3) What are the balances and interest rates for each credit card? (4) What are your major monthly expenses (e.g., rent, car, student loans, child care/tuition, etc.)? Thanks and good luck!	My husband is a Software Developer. Right now I pay about $350.00 a month towards the credit cards that I am consolidating a month. The minimum payments are $300.00. I itemized the balances as well the interest rates, and my major monthly expenses on the previous question answered! If you can't locate it, I will be more than happy to provide it again. Thank you very much for your consideration!
Thanks for your answer. I don't think the answer regarding interest rates and major monthly expenses was posted. Would you mind reposting? Thanks!	No problem! MAJOR EXPENSES: Rent: $515 Car: $343 Car Insurance: $92 Verizon Phone: $100 Cable/Internet: $90 Food: $600 (incl. medical expenses) CONSOLIDATIONS: US Bank: $13,000 (18.80%) Discover: $2,000 (17.50%)
What do you do for SAIC?	I am a Policy Analyst III.
I funded your loan. Please do not borrow from existing credit lines after consolidation and get over extended on payments. Please use this opportunity to get out of debt. Try to save 3 months of total expenses.. Good luck	Thank you soo much. And consider your advice taken! I WILL use this to get out of debt for good. I appreciate this opportunity and can guarantee, this will not be taken lightly. Thank you sir.

Member Payment Dependent Notes Series 542461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542461	$9,800	$9,800	7.14%	1.00%	July 19, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542461. Member loan 542461 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Cardinal Law Group now start USPTO 8/16	Debt-to-income ratio:	10.25%
Length of employment:	3 years	Location:	Sagamore Hills, OH

Home town:
Current & past employers:	Cardinal Law Group now start USPTO 8/16
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > I will be going back to my former job as a Patent Examiner with the USPTO as of 8/16 where my salary will be $102,668 per year. The loan will facilitate relocation.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,820.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
No questions. I just wanted to thank you for explaining what this loan is about. Unfortunately you are the exception rather than the rule for borrowers at Lending Club. Best of luck with your new job. Regards; Art	Thank you!
Have you provided Lending Club with the contact and related information for your future address?	I have been approved for my place in Alexandria and I should have my future address some time today (by email). I will call as soon as I get the mailing address and move-in date and add both to the application. I'm also filling out the USPS change of address form as soon as I get that address.

Member Payment Dependent Notes Series 542493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542493	$6,000	$6,000	17.56%	1.00%	July 20, 2010	July 24, 2015	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542493. Member loan 542493 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	4.85%
Length of employment:	3 years	Location:	Marathon, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > I own an Interior Design firm and have for about 4 years. I plan on using these funds to pay off some business credit cards and to upgrade some of my drafting software( which is not cheap). As is common knowledge with the current economy the banks have not been very friendly to self employed business owners so I am hoping the investors here can help me out.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	80
Revolving Credit Balance:	$13,049.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 07.11.10	I am self employed and have had my business for about 4 years. I own an Interior Design firm in the Florida Keys and am a professionally licensed designer. I have been doing interior design for about 18 years. My company is small but has been profitable even in this economy. I grossed about $50,000 last year. I hope this answers your questions. Let me know if you would like more information.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Yes I own my own home and it is in my name. Total balance on my mortgage is around $73,000. It is worth according to Zillow $114,500. I hope this answers you questions.

Member Payment Dependent Notes Series 542553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542553	$15,000	$15,000	7.88%	1.00%	July 19, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542553. Member loan 542553 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,700 / month
Current employer:	Giant Eagle	Debt-to-income ratio:	22.59%
Length of employment:	10+ years	Location:	Aliquippa, PA

Home town:
Current & past employers:	Giant Eagle
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,228.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Member_700131: What is this loan to be used for? Please list the debt(s), balance(s), and present monthly payment(s) that this loan will pay off. What is your position with Giant Eagle? Thanks in advance!	Credit card debt. My position is management.Type your answer here.
Please post the details of the debt consolidation you are planning. What are you current payments and rates? How much are you going to save with this loan?	My current payments are anywhere from $75-$200 each & the interests rates are anywhere from 15-23%. I haven't done the exact math but I will be saving a great deal with this loan.Type your answer here.

Member Payment Dependent Notes Series 542591

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542591	$25,000	$22,150	15.58%	1.00%	July 21, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542591. Member loan 542591 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	n/a	Debt-to-income ratio:	14.43%
Length of employment:	7 years	Location:	Chicago, IL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > I run a small communications practice with four long-time clients who pay me on time every month no less than $11,000 (it averages out to about $14,500 a month with overtime). I provide a salary of $90,000 for myself and have budgeted from this roughly $1500 a month to pay off debt. It is not the amount of debt I currently have that’s the problem - it's the number of small accounts, varying interest rates and service fees that bury my progress. Further, as a business owner (despite a six-year track record of six-figure earnings) I am perceived as a risk for an unsecured loan. I am hoping to get one lender, with one payment every month to keep things simple.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	76
Revolving Credit Balance:	$25,563.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you can verify you rincome with lending club I will invest in your loan.	It has been verified.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	I expect to pay off this loan early, in two years or less. Regarding what sets my need apart. The best I can say is this: I am a good business person and I am paid well for my services. I have long-term relationships with my clients and very little debt next to the amount of money I bring in. Despite all of that, because I don't own a house I'm perceived as a credit risk for a loan. This has always been mind boggling to me because if it DID have a house I'd have far less liquid cash and capital with which to pay back a loan. I consider my business my biggest asset as it GENERATES cash for every month instead of sucking it back like an over-priced house would. Further, I'm paying very little for rent - so it just doesn't make sense for me right now. If I could get a loan to consolidate everything into one payment, aside from making my life easier by avoiding multiple finance charges at varying rates, its going to enable me to streamline my income so I can focus on paying back this loan and then into growth opportunities.
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My static monthly costs are $2500, including rent, food, gas and utilities. No outside monthly expenses or memberships like school or the gym. I current pay $1500 toward debt repayment every month. Without this loan, I'm projected to eliminate all credit card debt by February 2012. With it, I can save money on finance charges and pay it back sooner.

Member Payment Dependent Notes Series 542631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542631	$7,000	$7,000	11.86%	1.00%	July 14, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542631. Member loan 542631 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Massage Envy	Debt-to-income ratio:	1.20%
Length of employment:	2 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Massage Envy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > Going to school this summer and planning to go on vacation after.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	28
Revolving Credit Balance:	$1,817.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. No I do not.

Member Payment Dependent Notes Series 542645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542645	$7,000	$7,000	11.49%	1.00%	July 20, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542645. Member loan 542645 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	ipworldtv inc	Debt-to-income ratio:	2.09%
Length of employment:	5 years	Location:	rancho santa margarita, CA

Home town:
Current & past employers:	ipworldtv inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,472.00	Public Records On File:	0
Revolving Line Utilization:	15.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance?	i am not moving. i will be traveling for family needs. this is the reason why i am looking for a personal loan in order to do that.
Are you moving across town or across country? Will you be quitting your job to make this move? Art	i am not moving from my current location. i need to do some traveling for my family. in order to that i need to borrow some money. i won't be quitting my job. i will be doing what i am doing now.
What do you do at ipworldtv inc?	i work as a broadcasting manager.
1. Can you elaborate on your travel plans? $7k is a lot considering it probably costs around $500 to fly from new york to california and back. A little more color on what your plans are would help. 2. Will you be earning any money while you are traveling around?	it is not going to be a vacation. i will be still working for the same company. getting paid regularly. this loan will be used for some traveling and expenses for family needs.
What is it you plan on using the requested funds for?	i choose the title as moving and relocation. i thought that would give an idea. i am not moving either relocating. but in order to complete some family needs, i will be traveling. this is not a vacation. i will be still working at my present job and i will be getting paid as regular.
It seems like your answers are sparse and inconsistent. The reason so many people are asking why you are moving is that the title of your listing is called "Moving - Relocation" So, it would help your case, if when you say you are not moving, that you acknowledge that in your answer and state exactly why it is inconsistent. Further, most people have no idea what a broadcasting manager is, or even if we think we do, what we are really asking is, who is this guy? Only giving a title is way too little info. Give us a paragraph with okay grammar and complete sentences and then you'll get a loan with flying colors.	Dear member, this is the first time i am using lending club. i didn't know so much about how the lending club works. when i was signing up, i had to fill out the questions. there were some options why i need a loan. my family (parents) is moving to a new apartment. i will be helping to them. that is the reason i choose moving-relocation. then i realized that it doesn't apply to me. more about broadcasting manager is; i have been working for 5 years at Ipworldtv inc. (www.ipworldtv.com) Answer is very basic: A broadcasting manager is someone who manages a broadcasting station. i understand the title i choose, created some inconsistency. i am open to answer all questions. In conclusion; i will be helping and supporting my family during their moving and relocating process. in order to do that i need some money. i hope this brief answer explains why i applied for a loan. Regards.

Member Payment Dependent Notes Series 542651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542651	$12,000	$12,000	13.98%	1.00%	July 16, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542651. Member loan 542651 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	n/a	Debt-to-income ratio:	0.28%
Length of employment:	7 years	Location:	Pacific Palisades, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > Successful fitness business looking to make our eighth year our BEST! After seven strong and successful years of owning a Los Angeles based fitness company I am looking to take it to the next level. My well staffed small business offers personal training for adults, kids and teens, group classes, boot camps, intensive's, workshops, and much more. We have established ourselves in our community and we are known for outstanding service, incredible programs, dedication to our clients, as well as having great marketing and brand awareness. This loan will be used to continue to grow what has already been put in place. After seven great years I know we are capable of even more volume and bigger numbers. The demand for what we offer is high and how we do it is different than our competitors. I know this is why we grew during the recession when most other fitness programs went out of business. Specifically this money would go to several advertising programs, with a good portion of it going to a new website. I think a well organized web site is key for growth. My vision for the new site is one that has exceptional navigation, a clean design, clear content, video's of what we do and how we are different, as well as easy to fill out sign up forms and effortless payment options. Since visibility is key I want to purchase and sell our custom tee shirts. Our designs are easy to read and look great, ensuring they are often worn by clients around town. To date these tee's have given us a great deal of advertising while making our current clients feel special. The balance of the money will be used for new promotional pieces, local advertising, and PR. We have always paid our employee's, independent contractors, and service providers on time. We have never had an outstanding bill or billing issue. We are in good standing with our bank as well as with our two business credit cards, never having a payment or credit issue. We have successfully and with ease rented offices and studio space. We have worked closely with local cities and been approved to rent space in city owned property. In the seven years I have ran my company I have always had solid cash flow and never needed to take other work. Personally, I have a proven track record of being financially responsible. Lending to my small business is not only a solid financial investment, it's a unique opportunity to help many people realize what's possible in their lives by becoming healthy, fit, and strong.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	15
Revolving Credit Balance:	$383.00	Public Records On File:	0
Revolving Line Utilization:	15.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the fitness business your sole source of income?	Yes it is, and has been since the day it opened.

Member Payment Dependent Notes Series 542781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542781	$14,000	$14,000	7.51%	1.00%	July 15, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542781. Member loan 542781 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	New York City Housing Authority	Debt-to-income ratio:	18.44%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	New York City Housing Authority
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > I took this loan out to pay off my various cards and to centralize my debt. Borrower added on 07/06/10 > I have excellent credit (730), and I plan to setup a monthly automatic payment. I work for a Federally funded government agency so I have a stable employer. Borrower added on 07/07/10 > In addition to my primary job, I also work part time which brings in another 1000 to 2000 per year.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,241.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Rent:1000 Car: 0, no car Cc: will be covered by loan Student loan: 150 per month with us dept of edu Insurance: 150 per year, renters Phone: 110 Cable: none Internet: 30 per month Food: varies Gym: no gym right now Childcare: 0

Member Payment Dependent Notes Series 542849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542849	$15,000	$15,000	18.67%	1.00%	July 14, 2010	July 20, 2015	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542849. Member loan 542849 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,261 / month
Current employer:	Universal Janitorial Services, Inc.	Debt-to-income ratio:	7.66%
Length of employment:	10+ years	Location:	Fairfax, VA

Home town:
Current & past employers:	Universal Janitorial Services, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/06/10 > This is my first loan request and am looking to consolidate CC debt in tune of $13,604.65 as of today's balances. My goal is to purchase our first home within six months and credit card utilization plays a big part in FICO scoring. An installment account is scored differently than CCs and this loan would result in a big bump in our FICO scores and thus place us in a better position to get a lower rate. To summarize my credit reports, all are the same with up to a 13 year history (depending on the report) with an average age of approx 3-4 years. I don't know how much info you can see, but I have a total of 20 accounts on TransUnion with all but 5 being current and open with zero lates. The closed accounts include three closed and paid (in good standing) CCs that were closed due to higher rates and/or fees, and two car loan accounts. Both car loans are paid in full, with the latest being last spring and one followed me from a dark period in my credit history and was a redeemed repo. After the repo, I paid past due amounts and continued until paid in full and that was over 4 yrs ago. The repo occurred over 5 yrs ago with lates leading up to that. I believe there are seven 30 and 60 day lates reporting with the last being 1/2005. Other than that I have no other bad accounts reporting, including no judgments, collections, etc. Per new credit, I have 8 inquiries reporting on TransUnion but all of them, except for one, are older than 1 yr old and are about to drop from the credit report. The most recent inquiry is 8-9 months old. This is my first and only attempt at a loan. My monthly income is at $5,260 and I've been with the same company since May of 1997. I worked my way up and have served as president since the start of the year. We are in the commercial services industry (janitorial, security, landscaping, supply sales, etc.) since 1978 and are rebounding at $1.7M/yr, debt free, BTW. Not included in the stats are household income. My wife is a stay-at-home mom to 4 kids, but she earns income by serving on the board for our company. That income is at about $22k/yr. Aside from that, we earned an extra $5300 in reported misc. income last year. Per DTI, our monthly obligations are the rent ($1000) and CC payments. Per cash reserves, we have about $2000 in cash available at all times with $35k in a CD saved for our future home. We also have just over $20k in a 401(k). One question I'd ask is why so much debt and why is your CC utilization so high? Over the past year, my wife didn't have (well, we didn't have) health insurance. Despite that, come 2 weeks ago, kiddo #4 came and we paid the hospital in cash. Felt great, but I used CCs as a crutch over the past many months. To compund things, I had over $8000 in credit with DSNB (Macys and Bloomies) and they made a change in CC reporting and stopped reporting the credit limits. That shot my CC utilization up by 35% overall in one day. Thankfully, I only had balances on two of the accounts, one of which recently got paid off and has yet to report. Last year, I added an Amex Green and funnelled all purchases on that card. That forces me to pay in full monthly all the while chipping away at the remaining CC balances (approx 10 of 20 accounts have balances). I probably typed too much, but wanted to be thorough. Borrower added on 07/09/10 > I wanted to give an update...I called today and they had already received everything they needed. Approval close. They said that they are still awaiting the IRS' response to the 4506T. Come Monday or Tuesday they say, they'll get a reply.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	66
Revolving Credit Balance:	$13,877.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Below is a complete list of CCs as requested; all are revolving. One has a balance and is not included and that's an Amex Green charge card. That get's paid in full monthly houses our monthly expenses. All of them, with the exception of the $0 balances and Amex, will be included in the payoff: Discover - $2468.69 - 17.99% Barclays SeaMiles - $1,367.13 - 29.24% Macys store - $610 - 24.50% Capital One - $822.75 - 15.15% Wells Fargo - $2,883.15 - 13.24% PNC - $3,959.16 - $16.24% Bank of America - $1,493.21 - 16.24% Penfed LOC - $0 - 14.65% Target Store - $0 - 25.24% Macys Spec. Event TL - $0 - 0% HSBC/Discover - $0 - 21.99% Best Buy store - $0 - 0% Bloomingdales - $0 - 24.50% Macys furniture - $0 - 0% Hope this helps. Thanks.
How much are you currently paying each month on the debts you plan to pay off with this loan?	The reported minimums stand at around $400, give or take. I never pay the minimum but do pay more. Since the start of the year I managed to pay off some cards and have thrown about $1000 monthly, give or take. Our medical expenses were very high and there were a couple of months this spring were I only paid $500 or so.
The best thing that you can do now, is contact lending club and find out how you can expedite the approval process. The green checkmark beside the the APPROVED on you app really attracts lenders.	Thanks for your input. I did call this morning, before they opened, and left a message for a call back. I'm ready to provide any info they're looking for.
The high percent financial companies are absolutely outrageous. Honest people trying to make life better for the family was trapped because greediness crept in. I think you are one of the most intelligent borrower I have seen since being a member of LC. Thank you so much. I want you to know that I simphyize (probably spelled wrong) with you and I certainly will help you. God bless you and your family.	Thank you for your support. I visit personal finance sites and do count my blessings as my card APRs could have all easily have been 25-30% each. It was my fault for letting the balances get too high and lesson learned.
What is Universal Janitorial Services, Inc. and what do you do there?	Universal Janitorial Services, Inc. has been in business since 1978 and they provide commercial services to buildings and properties throughout the DC Metro area. Services include janitorial, porter, security, parking, landscaping and maintenance, and other services. I started in 1997 as an account exec. and moved into the CFO slot by 2001 and continued in that position until earlier this year when I was tapped for the president slot after the founder, and past president, retired. I oversee daily operations with the emphasis on new accounts, financials, A/R, A/P, etc. We have a COO who handles the nitty gritty of the operations. Hope this answers your question. Thanks for asking.
- What is your monthly budget? - How much do you save each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - If your family considers to have medical problems, would you consider postponing the purchase of your house? Perhaps at least long enough to build up a larger cash savings cushion.	Baby was born 3 weeks ago come Monday and for the past 9 months, we put everything on hold, including our normal budget as we focused on saving up due to the lack of health insurance. BTW, we had health insurance prior to the pregnancy but pregnancy was an exclusion. Here's our renewed, normal budget effect for July: Income (net) - 6,800 Expenses - 4,900 Debt obligation repayment - 1,000 Savings - 900 Income breaks down between my net income (4,600), the wife's net (1,700), and 1099-MISC income (500). Expenses break down as follows: rent (1,000), electric (120), natural gas (150), water (30), cable and landline (100), wife's cell (125), gym (128), tithe (410), car repairs (100), car prop. tax (10), car ins. (152), health ins. (875), food (1,400), fun (100), and misc. (200). Our gasoline and my cell are paid by my employer. The 875 figure for health isn't locked in stone yet and is only a quote. Since my wife's pregnancy wasn't covered, we cancelled the policy and negotiated some great deals with the doctors (saved us money too). I'm signing back on now that everything is normal now and this was the quote they provided two weeks ago. It's in underwriting now. Debt is dumb, so we're aiming to get rid of it ASAP. This loan would free up the excess payments we've been making on the CCs and we can funnel most of that money back towards our savings program, namely to rebuild our cash reserves and save for a future home. We already cut up most of our CCs and closed a couple already. We'll close more once they are paid off and plan to keep a few open to keep the mix of credit going so as to have a more favorable score come mortgage time. We don't have any medical issues or problems. In fact, we are in great health. The medical issue had to do with the pregnancy and that's over. I'll add we aren't rushing into a home. We are in a tough DC market, but I predict prices will continue to drop. In fact, we can't even afford a new home at this point unless we increase our income and/or increase our down payment. The medium price in this area is around $500k, and we'd be lucky if we can qualify for $350-$400. Many of the lower priced homes don't have enough bedrooms to hold the 6 of us. We are looking for a 4 bedroom home now, but won't do anything until one of those conditions is met. We are saving, but I'm also looking for another job too. I won't quit the full-time gig, but have been putting out my name for consideration on other projects. I hope that answers anything. Great question.
You should call Lending Club ask how you can get the approval of your app and verification of your income expedited for your app Approval. When the green checkmark is beside the APPROVED on your app, the lenders are REALLY drawned to your loan. Thank You	Ditto. I agree. I received a request for tax form copies and employer contact info on Wednesday evening. Then the next morning, yesterday, I faxed everything over. Of all the info requested I was missing copies of 2008's w-2. I called back this morning and left a message confirming their receipt of the fax and asked if the 2008 W-2 copy would still be needed. If so, I'll contact our payroll svcs company and seek out that copy. I'm awaiting their response and will try again later today. Thanks.
I am a health ins. broker in VA and can tell you that $875/mo. is very high for a family of 6 in good health with no major medical issues. Have you considered a high-deductible HSA-compatible plan to knock down your premiums by ~$400/month? Your out-of-pocket expense limit on such a plan would likely be the same as the $875/mo plan you applied for. HSA's are great for large families. That would be your entire monthly payment for this loan by itself. This is a very well-written request and I will be helping to fund your loan.	Thank you for the tip. I was just thinking about it the other day when we had yet to hear from the ins. company and managed to negotiate half off some bills if we paid in cash. A high- deductible plan may be the way to go. I used to have an HRA and it worked well. The above Rate does include dental, meds, and vision. But I'll look into this again.
Health ins. broker here again. There's a major company w/ dental for $55/mo for a family and vision for $48/mo. A HSA-compatible plan would run you around $350-500/mo depending on ages. That $875/mo plan will probably be well over $1000/mo after the first year and should be strongly considered in your budget and re-payment ability for this loan. Health insurance vs. re-paying debts is a very tough decision for families with kids when the budget is stretched. I am not sure if we are allowed to post this here (just signed up yesterday), but if I can help feel free to email me at david at terminsurancebrokers dot com.	Thanks for your consideration. I'm going to wait for our carrier's final price to solidify and to be announced before taking any action. Once that happens, then I'll revisit this.
It seems like you are moving in the right direction and I just want to suggest that you get your credit score up to 700 before buying a home. The difference in interest paid once your score starts with a 7 instead of a 6 is staggering over the life of a 30 year loan.	Thanks for the tip. We've been studying the market for about 6 months now as well as talked to lenders, and a 700+ would open up more options. We fully predict to hit over 750 for our lower of the two mid-scores within a month.
Why consolidate lower interest rate CC debt into this 18.67% loan? With the exception of the Barclays, all of your CC are lower interest rates.	Great question. I was wondering if someone would ask. There are a few reasons why a fixed-rate loan, even if the rate is a bit higher: 1) One of our top goals it to improve my FICO scores. The biggest part of FICO scoring and certainly the fastest way to increase your scores is to pay down your revolving utilization. Installment utilization plays a very tiny part in FICO scoring and the score wouldn't be impacted by this a whole lot if it even reports. 2) The next goal is to lower our DTI. The fixed monthly payment is less than the reported min. payments as listed on the credit reports and this loan fills that gap well. 3) Even comparing 18.67% to the 16.24% or 13.24% rates out there now on the other CCs, the payment difference in a 5-yr span is significant. If you take 19% and compare it to a low-ball avg. rate of 15%, then that's 4% over 5yrs at $13k. Total interest paid over that 5-yr period is just over $1365 or about $23/mo. However, if I accelerate this loan's repayment, to let's say 3 yrs, then the interest drops to $817 within the hypothetical. And of course this assumes that my CC APRs will never increase again. They may not. I don't know. 4) Finally, it's psychological. Having one payment sure beats several. My 2 cents anyway.

Member Payment Dependent Notes Series 542877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542877	$10,000	$10,000	16.32%	1.00%	July 19, 2010	July 20, 2013	July 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542877. Member loan 542877 was requested on July 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,441 / month
Current employer:	Atlanta Public Schools	Debt-to-income ratio:	24.45%
Length of employment:	4 years	Location:	ATLANTA, GA

Home town:
Current & past employers:	Atlanta Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > I am planning to pay off Wyndham and remove someone off the timeshare. I have been making monthly payments by myself since day 1. I have made ontime payments for 2 years. (however, there are 2 owners. The loan will pay off Wyndham in full and will allow me to handle removing the other person off the timeshare. My job as a teacher is very secure and with several post undergraduate degrees, it keeps me grounded in my field. My monthly budget is about $400.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	37	Months Since Last Delinquency:	10
Revolving Credit Balance:	$4,542.00	Public Records On File:	0
Revolving Line Utilization:	64.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 299 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Beach, VA Wednesday 07.07.2010	I am planning to pay off Wyndham and remove someone off the timeshare. I have been making monthly payments by myself since day 1. I have made ontime payments for 2 years. (however, there are 2 owners. The loan will pay off Wyndham in full and will allow me to handle removing the other person off the timeshare. My job as a teacher is very secure and with several post undergraduate degrees, it keeps me grounded in my field. My monthly budget is about $400.
What is Wyndham?	It is a major timeshare company.
Timeshare for a vacation home? How will your paying Wyndham in full remove the other owner? What are the annual dues on the timeshare?	Yes a vacation home. I am getting the other person to sign a quit deed to remove his name from this deed. He is the primary person on the deed. However, he has not pay one payment. Therefore, getting the loan will help with the next step in solving this issue. The dues are $30 a month.

Member Payment Dependent Notes Series 542882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542882	$12,000	$12,000	10.75%	1.00%	July 21, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542882. Member loan 542882 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	The Kohner Agency	Debt-to-income ratio:	16.30%
Length of employment:	10+ years	Location:	Glendale, CA

Home town:
Current & past employers:	The Kohner Agency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > We're having some landscaping done and an open, roofed back porch area converted to a sunroom. I've already paid for almost half of the landscaping through my own funds, but this will help greatly in getting both projects done. We're already thrilled with what we're seeing, so thanks for helping us, if you can. I have to leave town to shoot a film at the end of the month, so I'm hoping this loan will be in place by then. Thank you in advance for helping us improve, beautify and increase the value of our home. Borrower added on 07/08/10 > As far as employment history goes, I feel some some additional information is required here. For the last 3-plus years I have been self employed as a 100% owner of my own loan out corporation, but I continue to collect residuals for work I did as an employee before the formation of my corporation. Borrower added on 07/10/10 > Also, I intend to pay off this loan before the end of 60 months. Borrower added on 07/10/10 > There's a little confusion regarding my income. Let me try to clarify that. Let me start by referring you to the above paragraph that starts with "Borrower added on 07/08/10". When people in my position reach a certain level of income, they incorporate. That is what I have done. The result is that my 1040 income goes down because that is comprised of income I earned while an "employee" of various studios, networks and production companies. After I incorporate, all monies go into my company and I get paid from that. Therefore, my 1040 income is nearly doubled by my income from my company, if not more. My current FICO score is 765. I am not having any trouble paying down my debts and I don't foresee any difficulty in paying this down, either. As a matter of fact, I am very confident I'll be paying this off early.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	29
Revolving Credit Balance:	$75,881.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. 507K plus HELOC of approx 50K 2. approx 625K
You have stated your income as 100K plus a year. Your revolving debt is over 75K and on the way to 87K with this loan. What is your plan to pay off your heavy debt load and curb your spending?	Thanks for asking that. There's a little confusion regarding my income. Let me try to clarify that. When actors reach a certain level of income, they incorporate. That is what I have done. The result is that my 1040 income goes down because that is comprised of income I earned while an "employee" of various studios, networks and production companies. After I incorporate, all monies go into the company and I get paid from that. So while my 1040 income is a little over 100K, my income from the company nearly doubles that or more. Depending on the year, it has ranged from 50K to just under 400K. My current FICO score is 765. I am not having any trouble paying down my debts and I don't foresee any difficulty in paying this down, either. As a matter of fact, I am very confident I'll be paying this off early. Thanks again for your question. Let me know if I can be of any more assistance. Brian
So what is your annual income? If you get your income verified by Lending Club, that would probably eliminate confusion and give investors more confidence in lending to you.	I keep trying to answer your question but am told I'm giving out personal info, which I am not. So the best I can tell you is that it is all currently under review. But thanks for asking! Brian

Member Payment Dependent Notes Series 542915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542915	$6,000	$6,000	13.98%	1.00%	July 14, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542915. Member loan 542915 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Wycliffe Bible Translators	Debt-to-income ratio:	4.53%
Length of employment:	5 years	Location:	WILLOW STREET, PA

Home town:
Current & past employers:	Wycliffe Bible Translators
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > My wife and I are missionaries. We recently purchased a home overseas where we serve. We need a loan to finish the financing and make needed repairs/upgrades.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,638.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Greetings! Thank you for taking an interest in our loan. To answer your questions: 1) Yes, we own the title to our home. 2) The former owners owned the house outright. They sold it to us for $20,000. We have paid them $3000, leaving a balance of $17,000. We would like the additional funds to put a deck onto the house and extend the entry. (We work with teenagers and often have functions at our home, so the extra space is needed.) We have no HELOC or other loans (except student loans). 3) The community in which we live has approximately 300 homes, all owned by missionaries of varying nationality. There are about 15 of those houses currently on the market. Houses that are comparable to ours sell for $18,000-$25,000. Our organization has a contract with the government to continue working there for the next 50 years. We plan to stay long term and raise our children in that community.
Sir, In which country will you you live and serve? Fair winds.	We live and serve in Papua New Guinea.
Member 700516 (HOME Improvement), Please explain your financial plan: You have a $4,638. revolving credit balance, owe $17,000 to the seller of the house you bought, intend to pay for a new deck and entry with the money from Lending Club, but borrowing only $6,000.	Our orignal asking amount was 20,000. Lending Club is only willing to offer us 6,000. As such we have looked into other places for another loan to make up the shortfall. We will also dip into savings to cover the last little bit so that we can at least make the payment to the former owners.
If you leave overseas, how will you be able to take care of your financial obligations, including this loan, in the US? Thank you.	Yes we will. Although we are overseas we have a good internet connection and are able to do all our banking online. We also have trusted family members who are able to access our accounts if needed to in a pinch. We will certainly be able to take care of our obligations.

Member Payment Dependent Notes Series 542945

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542945	$15,250	$15,250	17.19%	1.00%	July 20, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542945. Member loan 542945 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,375 / month
Current employer:	US Army	Debt-to-income ratio:	22.38%
Length of employment:	10+ years	Location:	Leesville, LA

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	70
Revolving Credit Balance:	$15,318.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Civilian or military? Rank or job title? If military, how long does your current period of enlistment run? Future plans?	Military. Special Agent. Four Years. Will retire from military.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. House 1 - 112,000, House 2 - 54,000. No HELOC on either house. 2. House 1 - 165,000, House 2 - 78,000 Recently Divorced - Both Houses will be placed on the market within six months. Any profits will be split per divorce settlement.
I like your personal finance metrics and will likely be investing in your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	Information was verified on 14 Jul 10.
Are there other debts/assets from the divorce still in contention? Are you a man of honor who will repay all us little people, putting our hard earned $$$s into your hands?	All issues concerning the divorce have been settled. Yes, you will be repaid.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	I intend to pay this off in 1 to 2 years, depending upon sale of house in Killeen, TX, and pending deployment next year.
when does your current enlistment end? in 2014? after that how large will your pension be? also feel free to skip this one, but out of curiosity, what does a 'special agent' do?	My current enlistment ends in 2014, however I will not retire until 2030. For more information on what I do go to www.cid.army.mil
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. Thanks.	I'm sorry, i do not have the time to provide a detailed list of my monthly budget. After all my expenses are paid including this note if it funds, I will have approximately $1050 left at the end of the month.
THIS IS MY 3RD AND THE L-A-S-T ATTEMPT TO RECEIVE AN ANSWER FROM YOU If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	I plan to pay this off in 1 to 2 years.
Not being in the military I don't know how this works. How do your bills get paid if you are deployed?	I usually utilize the bill pay feature offered by my bank, allotments, etc.
Words of advice: answer all reasonable q's You didn't answer my earlier question (how long will you be in the army, what's the budget when retired) The person who asked for a monthly budget was very reasonable. It should take you less than 5 minutes to do this.	I will retire from the Army in 21 years with a total of 38 years of service. I don't really know what my budget will be in 21 years, I should retire as a CW4 or CW5 and based on present retirement schemes I should receive between $7,000 to $ 8,300 a month. I chose not to provide a detailed by line item analysis of my monthly budget but I did provide the amount left over after paying all of my bills including this note.
Just wanted to say thanks for answering people's questions and for verifying your income. I know it's a bit invasive, but your willingness to respond and the information you've provided have made me confident in your ability to repay the loan. Hope it helps you get where you want to go; best of luck.	Thank you.
Could you please provide breadown of your revolving debt: Credit card; Balance; Interest Rate; Actual Monthly payments. I assume that all will be paid off with this loan? If not specify which ones. Thank you.	All but one will be paid off with this loan, the one that will be left is a Military Star Card, the interest rate and repayment terms on this card are low and flexible. As stated previously, my monthly budget (including food, fuel, internet, etc) leaves around $1000 left after all expenses have been paid.

Member Payment Dependent Notes Series 542972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542972	$9,800	$9,800	15.95%	1.00%	July 16, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542972. Member loan 542972 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Horizons for Homeless Children	Debt-to-income ratio:	17.56%
Length of employment:	1 year	Location:	WATERTOWN, MA

Home town:
Current & past employers:	Horizons for Homeless Children
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I plan to use these funds to fully pay off 2 credit cards and repay a large amount of money borrowed from a friend to cover rent the past few months. I have a steady job that pays well where I have been working for over one year. Reducing my debt to one monthly payment will help tremendously. With these funds I will be able to take control of my finances and start the process of becoming debt free.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,216.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was your job prior to your current one and how long were you there? Art	I worked for a hotel, at a franchise Starbucks that they owned. I worked there for a little over 1.5 years (as store manager for the final year or so). I left got a job related in what I went to college for, Computer/IT.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what is your responsibility with your employer? Thank you	Credit Card with Bank of America - $5000 balance, 20% interest, will be paid off entirely with loan Personal line of credit with Bank of America - $3000 balance, 9% interest, $300 a month payment, NOT being paid off with loan Credit Card with American Express- $1000 balance, 10% interest, will be paid off entirely with loan Credit Card with Paypal.com - $500 balance, 20% interest, will be paid off entirely with loan Cash loaned from friend - $2000, debt to my friend/roomate has grown much to large and I need to pay him back ASAP to get rid of extreme stress in our personal relationship I am not quite sure what you question about my employer is about. If you are asking what I do at my job, I work IT supporting the computer users in my office. I also perform data backups and maintain all the servers and network hardware for our 6 offices spread through the state of MA.
Your revolving credit is listed as $18,000 plus, but you only state that your credit cards total $9,500 plus $2,000 that you owe to a friend, which wouldn't show on your revolving credit. What is the $9,000 diffference in what you say you owe and what your report shows you owe?	I apologize for my error, I forgot to list my US Department of Education loan from college . That is the missing $9,000. I pay 4% interest on that with $70 a month payments. I will not be using any of these funds for that loan.
Thanks for your prompt responses. I'll be helping with your loan! Good luck and God bless!	Thank you!

Member Payment Dependent Notes Series 542999

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542999	$7,000	$7,000	13.23%	1.00%	July 14, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542999. Member loan 542999 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,337 / month
Current employer:	General Federation of Women's Clubs	Debt-to-income ratio:	11.69%
Length of employment:	< 1 year	Location:	Alexandria, VA

Home town:
Current & past employers:	General Federation of Women's Clubs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > As the name suggests, I just want to pay off my credit cards so I can go back to saving for grad school. I'm usually a serious saver, but high interest is ridiculous and is eating up my payments. I decided to try Lending Club because I've had friends who've invested with it and liked it. Borrower added on 07/07/10 > Hi there, I wish I could write something amazing and clever, but the truth is just that I'm a regular girl, a young professional who's trying to pay off her credit cards and save more for grad school. CC interest is ridiculous. I have a steady job and I always pay my bills, I'd just like to save a little more and this loan will help me save by cutting down interest. As a bonus, if you invest, you'll get my money, not some corporate giant ;) Cheers and hope to have you as an investor! Borrower added on 07/07/10 > Okay, I thought the second time when I wrote that I was editing, not adding. Sorry about the repeat. I was just looking at some other listings, and I noticed a few things I should probably add to my profile: *I have a part time job that nets me an additional $200/mth. *Before this part time job, I was employed at a small non profit for 3 yrs. My employment history only looks short because I recently switched to my current one. *I have 3 credit cards, but 2 of them have under $50 on them. It's the big one that has a $7000 balance that I want to repay with this loan. If you have any other questions, please just ask!

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	53
Revolving Credit Balance:	$7,447.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. what is the general federation of women's clubs? What is your job / what is your role in this company?	GFWC is the national organization for hundreds of local women's volunteer clubs all over the world. My role in the organization is in Public Affairs.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what is your responsibility with your employer? Thank you	I have a Chase and Bank of America card, and they each have about $50 on them. The rate on the BOA card is 15.99%, and I don't have the Chase one handy right now, but I will look and post it later. I have another BOA card that has a $7100 balance, and that is where the money from this loan will go. The interest rate is 14.99%.

Member Payment Dependent Notes Series 543009

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543009	$15,000	$15,000	7.88%	1.00%	July 16, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543009. Member loan 543009 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	AT&T Services Inc.	Debt-to-income ratio:	10.59%
Length of employment:	3 years	Location:	Ballwin, MO

Home town:
Current & past employers:	AT&T Services Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > To consolidate all my credit card debts into a single fixed rate payment that I can pay off in 36 months. Includes: $3,000 (American Express) + $5,500 (Chase MasterCard) + $6,500 (Chase Visa) = $15,000. I'm married (dual incomes), college educated, steady full time job which I have had the past 3 years since graduating college. I occurred these debts over the past year after buying (and improving our "new" home). This loan will give me a defined monthly payment well within budget that gives me peace of mind knowing my new home owner debts will be paid off in 36 months at a fixed rate (which credit card debts are not and who knows where they may be in 1-2 years...). Thanks for viewing my details and please send me any questions you have and I'd be more than happy to answer them.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,520.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for? Since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	I just added details to my loan description. I was not aware of that and am new to this (as of today...). I appreciate your suggestions and I did exactly what you suggested (great ideas). Hopefully my new details will answer you question/s and encourage others. Thanks! -Kyle
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	This will zero out the balance on existing CC debts if full amount is funded. No existing college loans or children to care for. Income minus monthly cost (food, mortgage, cars, dogs, insurance, utilities, 401k, etc...) leaves about $1.2-$1.5k left over for purchases, additional savings, unexpected repairs, vacation, hobbies, fun and games, etc.... Which is 2x-3x the amount to cover the monthly payment. Hopefully this answers you question.
I am probably missing something, but why does the CC balance say $9200 yet you list $15,000?	I wish it was $9200, but unfortunately it is at about $15,000. I'm not sure as I've not seen the total listed on the credit agencies. But I went into each of my CC accounts and added the total up to get $15,000. I'm guessing the credit card reported amount could be a month or two off?
FYI - the $9,520.00 is the RCB on just your Transunion report. Not all debt is reported to each and every of the three major credit bureaus.	Thanks! That makes sense.

Member Payment Dependent Notes Series 543020

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543020	$7,500	$7,500	10.38%	1.00%	July 15, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543020. Member loan 543020 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	Care animal hospital	Debt-to-income ratio:	2.91%
Length of employment:	5 years	Location:	westminster, CO

Home town:
Current & past employers:	Care animal hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$937.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With hundreds of loans to choose from on Lending Club, lenders like to find out as much information as you can give them about your financial status and about the loan you are looking to have funded. Without a loan description, many lenders will pass you by. Please contact Lending Club about how to edit your Loan Description. When you edit your description, please include the following information: 1. What is the purpose of this loan? 2. What is your position at the Care Animal Hospital? 3. Please list your Credit Cards/loans, their balances and their APR's that you intend to pay off with this loan. 4. Please list your Credit Cards/loans, their balances and their APR's that you do NOT intend to pay off with this loan. 5. Please list all of your monthly expenses. 6. Do you have a savings account/emergency fund? 7. Will you discontinue use of any unnecessary credit cards? 8. When do you plan on paying this loan off by? Thank you!	Type your answer here.;purpose is home improvement. I am a CVT at care animal hospital.. I have 2 credit cards with balances totalling about 500.00 in balances.. monthly expenses include mortgage, and utilities that total about 1,000 a month.
What is it you plan on using the requested funds for?	Type your answer here. Replacement windows
Repairs, Please describe your employment and planned improvements. What is the value of your property and the amount of its financing?	Type your answer here.I am a certivied Veterinarian Technician, Replacement windows 160,000 129,000 is finianced

Member Payment Dependent Notes Series 543060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543060	$8,500	$8,500	13.61%	1.00%	July 14, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543060. Member loan 543060 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	John Schulz Photography	Debt-to-income ratio:	13.48%
Length of employment:	3 years	Location:	chula vista, CA

Home town:
Current & past employers:	John Schulz Photography
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I am trying to pay of 3 credit cards that I have. One is american express which I owe $4100 with an interest rate of 27%. Discover with $2500 at 20% and Visa $2000 with 14%. I put my self in debt when I found out I was having a baby right before the recession hit and haven't been able to get ride of what I got myself into with debt. I would like to get out of debt and be able to put the money I would spend on credit card debt, towards my kids future.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,039.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 543083

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543083	$3,500	$3,500	14.35%	1.00%	July 16, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543083. Member loan 543083 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Alken Industries	Debt-to-income ratio:	8.50%
Length of employment:	< 1 year	Location:	Nesconset, NY

Home town:
Current & past employers:	Alken Industries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > Business Funding Borrower added on 07/07/10 > To help fund a start-up internet company

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" or "Other" category loan is 1 of 299 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans where borrower provided basic DETAILS about their loan; buy a boat and motor, durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, an engagement ring, or home furniture, etc. and the PURPOSES how, after a loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What are debts that are to be Consolidated? Refinanced? Consolidated? et al. Your listing currently provides very limited or no helpful information that attracts a lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan is intended to benefit you. Minus this information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Consider my honest appraisal to be highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Beach, VA Wednesday 07.07.2010	Used to fund a start-up internet company
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Parents hold the deed/title to the house, and pay whatever mortgage is left.

Member Payment Dependent Notes Series 543087

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543087	$17,600	$17,600	13.98%	1.00%	July 21, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543087. Member loan 543087 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	United Parcel Services	Debt-to-income ratio:	6.35%
Length of employment:	10+ years	Location:	Aiken, SC

Home town:
Current & past employers:	United Parcel Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > Loan is being used to consolidate two credits cards and home repairs.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,382.00	Public Records On File:	0
Revolving Line Utilization:	69.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Elect-114
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $17,600 Debt Conso category loan. My questions are: Number [1] Position (Job/What you do) currently for employer UPS? Number [2] Transunion Credit Report shows the $11382 Revolving Credit Balance total debt (69.80 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.12.2010	1) Delivery Driver 2) 450.00 3) I have a good job I enjoy and have never had any bad credit history. 4) 3 to 4 years
595101 Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) 110,000.00, no HELOC 2) 141,000.00
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Mortage: 994, water: 38, Electr: 114, Home Phone: 34, Cell Phone: 85, Cable and Internet: 190, Food: 500 2) 4490.55 at 17.9 6896.50 at 21.9 3) Yes
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	I answered this question once before and it was not posted because they said it gave personel infomation.

Member Payment Dependent Notes Series 543090

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543090	$24,000	$24,000	11.12%	1.00%	July 21, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543090. Member loan 543090 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,559 / month
Current employer:	San Diego Unified School District	Debt-to-income ratio:	15.99%
Length of employment:	7 years	Location:	Chula Vista, CA

Home town:
Current & past employers:	San Diego Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > This loan is to payoff credit cards to have only one fixed payment a month

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,683.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Beach, VA Wednesday 07.07.2010	THIS EMAIL ASKS NO QUESTIONS If you need Employment-Income verification please let me know to submit whats needed Thanks
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Rent: $1695 Utilities $70 Cable 100
Follow instructions in the email. Home Office Credit Review does the borrower employment-income verification NOT lenders.	I am employed with the San Diego Unified School District I have been working as Sr. Systems Analyst / Programmer for almost 7 years Please if you have any question let me know
Lender 505570 was not asking a question as indicated on line 1; "NO questions asked; NO answers required." Please follow the detailed instructions to ensure your loan request is more appealing to lenders - we have hundreds of other loan applications to consider. I however, do have questions: 1. Loan request = $24k, revolving credit balance = $12k - why is the additional $12k necessary? 2. Monthly rent? 3. Are you the sole wage earner in the household? 4. If you loan is funded, what methods will you implement to ensure any future debt will be more manageable? USMC honorably discharged, LAPD retired	1- I have two creedit cards balances chase and AMEX total about 24 I want to make one payment a month (note never missed a payment) 2- Rent 1700 3- Yes I am 4- These Debts were from my divorce case and it is a matter of time to pay them off and I don't expect any more debts because my income always exceeds my expenses
--Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts.	401K About 40k - 50k Cars 12K $2000 checking
Loan listed 7 days; 48 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for lon to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 07.14.2010	They are working on finishing the paper work on it
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Friday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, VA Friday 07.16.2010	I called and they told me by Monday the review should be completed and there is nothing else I can do from my side
Your revolving credit balance is $12,000, but you're asking for $24,000. Can you explain the need for $12,000 additional dollars?	I have two credit cards each has outstanding balance about 12K and I want to make one payment a month insted of two

Member Payment Dependent Notes Series 543136

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543136	$6,000	$6,000	10.75%	1.00%	July 14, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543136. Member loan 543136 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	North Star Resource Group	Debt-to-income ratio:	4.03%
Length of employment:	8 years	Location:	Minneapolis, MN

Home town:
Current & past employers:	North Star Resource Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,216.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Rent: $660 Car: N/A, paid off Utilities: 20.00 CC debt not replaced: None Insurance: 140.00 Phone: 60.00 Gym: 34.00 Childcare: N/A, no kids
Hello. What is the percentage difference between your credit cards and this loan? Wishing you well.	CC1: 16.2% CC2: 19.9% This loan: 13.77%
Hello. Once you refinance your credit cards with this loan, do you have plans for avoiding further credit card debt? Wishing you well.	Well, once this loan is in place I will free up $200 worth of cash and will be able to live within my means w/careful budgeting. I will be take half the cash and put it in a savings account and one credit card will be closed and the other put away for emergency use only.

Member Payment Dependent Notes Series 543141

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543141	$8,000	$8,000	13.61%	1.00%	July 16, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543141. Member loan 543141 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,900 / month
Current employer:	starbucks	Debt-to-income ratio:	17.58%
Length of employment:	3 years	Location:	cottondale, AL

Home town:
Current & past employers:	starbucks
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,866.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	me and my fiance own our own home together. we do not have a balance remaining on the home because it is payed for. the market value of our mobile home is around 10,000.00
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	me and my fiance own the mobile home and we do not have a mortgage loan. the mobile home we own is worth 10,000.00
1. Please list each of your debt balances and interest rates. 2. Your profile has your revolving credit balance at $3866. Your debt to income ratio multiplied by your income implies $4008 of debt. So my question is, why do you need $8,000? 3. How much is your monthly car payment?	I also have a personal loan and i would like to combine those together. for a lower payment each month and to get away from revolving credit.

Member Payment Dependent Notes Series 543167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543167	$7,000	$7,000	15.58%	1.00%	July 19, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543167. Member loan 543167 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Monro Muffler	Debt-to-income ratio:	7.54%
Length of employment:	< 1 year	Location:	Huron, OH

Home town:
Current & past employers:	Monro Muffler
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > Loan is to be used to pay off my wifes high interest department store credit cards. Total for the cards is about $4600.00 and the rest is for home improvement updates. Thank You.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	15
Revolving Credit Balance:	$1,496.00	Public Records On File:	1
Revolving Line Utilization:	42.70%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Cards that will be paid off are my wifes department store credit cards with high interest rates. Total is about 4600.00. The rest of the loan is for home improvements. Thanks.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total owed is 154,000 and it is appraised around 170,000. Thanks.
Once this is paid off, how do you avoid getting more high interest debt?	By closing those accounts and not using those types of cards. Also only buying what I need, that I know I can pay off the following month.
Is your wife on board with the new "not using store credit cards" plan, and only buying what you need?	Why do you make it sound one sided? We have been married for ten years and decide everything together.

Member Payment Dependent Notes Series 543168

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543168	$12,000	$12,000	7.88%	1.00%	July 19, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543168. Member loan 543168 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	ira mast	Debt-to-income ratio:	5.23%
Length of employment:	9 years	Location:	paradise, PA

Home town:
Current & past employers:	ira mast
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > Would like to buy a used car Borrower added on 07/07/10 > Would like to buy a used car Borrower added on 07/07/10 > Highest credit score is 721 and the lowest is 707 Borrower added on 07/08/10 > I am currently employed as an installer, and the job that I have is stable

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,046.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ira mast, and what do you do there?	Ira mast is my employer. I work as an installer
What do you install?	I install garage doors

Member Payment Dependent Notes Series 543229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543229	$7,800	$7,800	15.58%	1.00%	July 20, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543229. Member loan 543229 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	SmartPak Equine LLC	Debt-to-income ratio:	3.04%
Length of employment:	5 years	Location:	Duxbury, MA

Home town:
Current & past employers:	SmartPak Equine LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,394.00	Public Records On File:	0
Revolving Line Utilization:	37.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Hi, My monthly costs are $2,700, which includes my mortgage and all other bills.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, The current balance of the mortgage is just under $317K. The current market value is around $370K. Please note, I do not pay this mortgage by myself, but with my partner.

Member Payment Dependent Notes Series 543240

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543240	$4,000	$4,000	7.88%	1.00%	July 14, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543240. Member loan 543240 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Starbucks Coffee Co	Debt-to-income ratio:	7.27%
Length of employment:	5 years	Location:	OSSINING, NY

Home town:
Current & past employers:	Starbucks Coffee Co
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	71
Revolving Credit Balance:	$623.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? If you were to provide a description, what would it say?	Buying a car, private sale.

Member Payment Dependent Notes Series 543259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543259	$2,600	$2,600	11.49%	1.00%	July 21, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543259. Member loan 543259 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Sapient	Debt-to-income ratio:	12.98%
Length of employment:	2 years	Location:	Duxbury, MA

Home town:
Current & past employers:	Sapient
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,402.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, Total value is about 370K. Remaining balance is about 315K. Thanks Mark

Member Payment Dependent Notes Series 543272

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543272	$22,000	$22,000	17.19%	1.00%	July 19, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543272. Member loan 543272 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Harvard University	Debt-to-income ratio:	22.66%
Length of employment:	7 years	Location:	Boston, MA

Home town:
Current & past employers:	Harvard University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > Dear Investors, I have accumulated debt to support my wife studies on psychology and also to buy property overseas. Currently I am seeking your support to get a better interest rate on a consolidated loan. As many of you know interest rates went up for everybody including people like me who always pays on time. The rules of credit cards keep changing even for accounts in which I am simply paying off the balance. With your support I will have the opportunity to get a better loan with very clear terms and a fixed rate which will allow me to accomplish my financial goals without wasting so much money on unreasonable interest and fees from banks that are very much disconnected with their clients and their individual needs. I will not disappoint you and will continue to pay as I always have all my dues. All the best, Joe

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,076.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Saturday 07.10.2010	Thanks for the note! I will make sure to take the necessary steps such that lending club completes the credit review as soon as possible.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $22,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Harvard Univeristy? Number [2] Transunion Credit Report shows the $25076 Revolving Credit Balance total debt (91.60 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 300 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.10.2010	1) At Harvard I work as a "Research Scientist" and "Teaching Fellow". In this capacity I do experimental research on stroke and cardiovascular disease and also teach to undergraduate students from Harvard College. 2) The total amount being paid per month on the Revolving Credit Card (RCC) balance shown in the Transunion report varies from month to month. In the summer we make only minimum payments as there is not much teaching going on. This is $887 but in the school time we pay average of $1,150 each month for the (RCC). 3) I think I offer to investors a great opportunity for maximum return on their money with minimum risk. My job at Harvard is guaranteed by an NIH grant that covers my full salary and extends beyond the duration of the loan. My job also gives me a flexible schedule which in the past has allowed me to work as a private tutor and consultant to cover for unforeseeable expenses. Also paying my debt is a high priority for me and I have an excellent track record of paying my accounts on time and paying off multiple accounts. 4) I plan to use the 3-year maximum to pay the loan. Thanks a lot for your interest and let me know if you have more questions,

Member Payment Dependent Notes Series 543283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543283	$5,000	$5,000	15.21%	1.00%	July 14, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543283. Member loan 543283 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,400 / month
Current employer:	Lifeport INC	Debt-to-income ratio:	17.44%
Length of employment:	< 1 year	Location:	Vancouver, WA

Home town:
Current & past employers:	Lifeport INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	52
Revolving Credit Balance:	$3,240.00	Public Records On File:	1
Revolving Line Utilization:	77.10%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 543331

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543331	$3,950	$3,950	17.19%	1.00%	July 16, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543331. Member loan 543331 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	rackroom shoes	Debt-to-income ratio:	5.87%
Length of employment:	2 years	Location:	duluth, GA

Home town:
Current & past employers:	rackroom shoes
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > I plan to use my loan to pay off medical expenses. I will make my monthly payments on time. I will never be late. I'm a very responsible person. I have been on my job for 2 1/2 years as a manager.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,612.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In general terms, what is this medical loan for - dental, pregnancy, etc.?	Dental.

Member Payment Dependent Notes Series 543350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543350	$20,000	$20,000	10.75%	1.00%	July 19, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543350. Member loan 543350 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Urban Lending Solutions	Debt-to-income ratio:	12.86%
Length of employment:	2 years	Location:	Denver, CO

Home town:
Current & past employers:	Urban Lending Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I am using this to do a full refinance of my credit cards into one payment so my DTI will be substantially reduced. My household payment is only 800.00. My income from job is 78000.00 + a 25% bonus yearly. I also make side income from Notaries and some Catering I do, those are both non-consistant incomes, but extra cash flow. The only debt I will have remaining after this loan is a school loan.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,491.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Urban Lending Solutions and what do you do there?	We do Loss Mitigation, so Short Sale, Deed-in-Lieu, we also do Loan Modification which we do approximately 400K loans a month. I run the UW team of 180 staff which does all the above
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what is your responsibility with your employer? Thank you	I will be paying off all credit cards which is about 18K total. I will then only have a school loan for 180 a month and my rent which is 800 a month

Member Payment Dependent Notes Series 543363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543363	$12,000	$12,000	17.19%	1.00%	July 21, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543363. Member loan 543363 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	KB Home	Debt-to-income ratio:	6.36%
Length of employment:	8 years	Location:	San Ramon, CA

Home town:
Current & past employers:	KB Home
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,184.00	Public Records On File:	1
Revolving Line Utilization:	74.50%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $12,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer KB Homes? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $6184 Revolving Credit Balance total debt (74.50 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] $12000 loan; $6184 is Revolving Credit Balance; $5816 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in credit report Revolving Credit Balance total debts? Number [5] Lending Club is not "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 300 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [6] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for SIX answers that will help other lenders, and myself, to help to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.08.2010	Type your answer here.1) KB Home is one of the nations largest home builders. We build production homes. I work in the Northern California Division which is the most profitable. 2) I'm a Design consultant in the KB Home Studio. All of our home buyers visit the studio to select their interior options for their new KB home. 3) $285 per mo. 4) $400 per mo. 5) I am credit worthy and I'm serious about reducing my debit. 6) I will probably pay on the loan for the full 5yrs.
Do you have any other debts? Mortgage, etc? What's the APR you're paying on your debts? Also, could you please list out your monthly expenses? Lastly please explain your public record on file. Thank you in advance.	Type your answer here. Mortgage payments are $3182 per month. Monthy expenses are mortgage, HOA dues $276, car loan $285, rev charge accts $350, car ins $75, utilities phone, cable, PG&E, water & garbage is $300, studen loan $91 and misc food etc $500. Public record was 7yrs ago. I thought this would have dropped off my credit report.
Nancy; Back to USMC-Retired's question #4. Your revolving credit balance shows $6k outstanding. However, you are rquesting a loan for $12k for debt consolidation. Please explain.	Type your answer here. I also want to pay off car loan debt and a supplemental prop tax bill
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. 1) $500,000 2) $510,000
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Type your answer here. yes
IF LOAN DOESNT FULLY FUN D WILL U ACCEPT THE PROCEEDS	Type your answer here. yes
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Type your answer here. yes
ARE U 1 OR 2 INCOME FAMILIES AND UR MONTHLY INCOME	Type your answer here. one income $110,000 per year
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Type your answer here. not sure

Member Payment Dependent Notes Series 543406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543406	$4,000	$4,000	10.75%	1.00%	July 20, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543406. Member loan 543406 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	n/a	Debt-to-income ratio:	0.84%
Length of employment:	1 year	Location:	New York, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.08.2010	Income is from investments and my business. My investments includes stocks and bonds. The business is a new venture and beginning to build revenue. It is a software development company. I am using the investment income to support myself as the business grows.

Member Payment Dependent Notes Series 543486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543486	$14,000	$14,000	16.82%	1.00%	July 21, 2010	July 21, 2015	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543486. Member loan 543486 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,458 / month
Current employer:	Centron	Debt-to-income ratio:	15.85%
Length of employment:	< 1 year	Location:	West Haven, CT

Home town:
Current & past employers:	Centron
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/07/10 > I intend to use this loan to consolidate a certain amount of debt we've accumulated on high interest store credit cards. A loan that allows us to pay off these cards will be a great help, as will monthly payments. We make all of our payments on time. We had been doing quite well financially, but then our 2 young daughters had individual medical issues, requiring us to pay for their therapies, medicines, and doctor visits not covered by insurance. I go to work every day while my wife stays home to care for our children, our home, and negotiate the daily schedules or special schooling, therapies, and general care. Please ask us any questions you may have. thank you.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$65,398.00	Public Records On File:	0
Revolving Line Utilization:	92.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. We owe $210,400.00 on the house. 2. According to Zillow our home is valued at $195,000, but we have done some significant updates inside the house, which would surely raise the value. Thank you
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.08.2010	Thank you, you are very helpful!
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your debts and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	Our monthly budget includes paying our mortgage, my monthly train ticket, one car payment (our other car is paid off) electric bill, a visa, 2 mastercards, an AMEX, our daughter's dance class, our Bank of America loan, our auto insurance, our umbrella policy, my wife's student loans (my education is paid for), and then our store cards - Target (22.99%), Kohls (21.9%), Old Navy (20.24%), Best Buy (24.24%), Toys R US (21.24%) and Lowes (22.99%). Then there is gas, food, clothing, gifts, charities, and most importantly medical co-payments We got ourselves into trouble when my wife stopped working to care for our 2 young daughters, and suddenly their medical bills tripled from what we were used to as we had to switch insurance plans. From there we let Christmas last year get out of hand on our store cards. The high interest rates have made these cards virtually impossible to pay off. Please understand that we know what the problem is, and have already re-formatted the way we spend money. Nothing is spontaneous, we think about every purchase, every trip, every single thing we spend money one. We weigh our options. This loan will help to consolidate a significant chunk of our debt, thereby allowing us to pay more towards our other debts. Thank you
I'm interested in funding your loan, but was hoping that you could put dollar figures next to the monthly expenses that you listed in an answer to a previous question. Also, how much are you paying towards credit cards each month and how will this figure change after you get this loan. Finally, your revolving credit balance in $65,000. Is any of this HELOC or is this all credit card debt? Thanks.	The figure of those bills changes slightly each month. If it is very necessary, I can give approximates and I am including what I pay each month. mortgage + taxes + home owners = $1965.00 per month monthly train ticket = $353 Car Loan = $382.08 Dance Class = $60 a month BOA Loan (home improvement) $820 a month Student Loans = $420 a month Credit Cards = $600 - $800 a month Store Cards = $700 a month Car Insurance = $200 a month Umbrella Policy = $30 a month Cell Phones = $150 a month Home Phone/TV/Internet = $150 a month Gas = $300 a month Prescriptions = $100 a month Groceries = $500 a month (changes certain months) Dr. CO-Pays = at least $100 a month Diapers, Special Milk, Wipes = $100 a month Early Intervention Co-pay = $190 a month The revolving credit includes the aforementioned store credit cards, our other credit cards and the home improvement loan we have from Bank of America. Right now we pay about $1500 towards credit cards a month. This loan would allow us to eliminate a large chunk of that debt and pay more on our general credit cards each month. It will also allow for assets to be saved and used towards things we need, eliminating the need for credit cards.
Thanks so much for your detailed answer. It's really helpful. Just one follow-up. Your revolving credit balance is $65,000, but you are only requesting $14,000. Is that because only $14,000 in loans are associated with high interest rates? Or is some of the $65,000 a HELOC? Thanks again and good luck.	Yes, the $14,000 is associated with high interest rates (20% or higher) The remaining portion of our revolving credit is that Bank of America Home Improvement Loan we took out, which is at a fix 10.99% and which we make a fixed monthly payment towards. Thank you.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	If we reach the 60%, we will accept, because we will be able to consolidate some of the credit we are trying to. Thank you.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes I will. Thank you
Hi, Thanks for detailed info. I have couple of questions: 1. Your car Gas/Insurance seem to be high even though you seem to use train(to commute to work)? Also a little of bit of advice which I follow myself. Your TV and cell phone bills seem to be very high. You can save $200 easily in your expense which will help a lot.	We have 2 cars, which are relatively new, and I do have a drive to get to the train station. We are also at least 30 miles (and as much as 150 miles) from our family, who we value and see frequently. The cost of the things you mentioned are as low as we can get them for our state. Our TV bill is TV, Internet, and Phone. Our Cell Phone Bill will go down once my old work blackberry contract expires. Could you clarify your advice on how to save $200 in this area? Please also note, we have basic cable, and need high-speed DSL for my work at home, and my wife's volunteering. Thank you.

Member Payment Dependent Notes Series 543509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543509	$10,000	$10,000	7.51%	1.00%	July 15, 2010	July 21, 2013	July 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543509. Member loan 543509 was requested on July 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	U.S. Army	Debt-to-income ratio:	8.66%
Length of employment:	10+ years	Location:	Copperas Cove, TX

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,453.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why isn't the army paying for your move? If you make $120,000/year why can't you pay for the move out of cash? Art	I am not doing a PCS move so the army is not going to pay for it. We currently own a very nice house and are in the process of selling to biuld a new house. in the newer development.
Re: Your loan application. Employing Service Branch U S Army: My questions are:: (1) Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employmnet shows as 10 plus years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (3) DoD Civilian Employees: Provide equivilent GS Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Virginia Bch, VA Thursday 07.08.2010	1. CPT / 0-3 E with 17 yrs service 2. Retire at 20 and work as a PA (physicians Assistant)
1. Have you lined up a job yet in your new location? If so, what will your job and gross monthly income be after you move? 2. How did you come up with $10k as the amount to borrow? What are the costs adding up to $10k? I ask because people often request far less to move, but your situation could be unique.	I am staying in the area and staying with current job. Currently selling our house and rebuilding in a new development.
How did you come up with $10k as the amount to borrow? What are the costs adding up to $10k? I ask because people often request far less to move, but your situation could be unique. All I know is that you are selling a house and moving - how did you come up with $10k?	I really did not think 10K was a lot to move. Have not sat down and figured every penny. We currently have a seven total room house and an outdoor gym and have four wheelers. I am selling my house and going to rent until we have built a new house. We can not use the money we make off of the house because we are using that for down payment on our custom house.

Member Payment Dependent Notes Series 543524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543524	$3,475	$3,475	16.45%	1.00%	July 19, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543524. Member loan 543524 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Richfield Management	Debt-to-income ratio:	19.15%
Length of employment:	3 years	Location:	Fostoria MI, MI

Home town:
Current & past employers:	Richfield Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > This car is a 2002 Impala with 104K clean and rust free from SC. I need it for my wife and baby daughter. She needs a safe and dependable way to work, and to our baby sitters house. Her 98 Taurus is no longer safe to drive. I have been approved through local dealers but can not find a good car for a good price. This car is exactly what I have been looking for.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	39
Revolving Credit Balance:	$5,438.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Describe the car. What is the total purchase price?	The car is a 2002 chevy Impala. It has 104k miles. The car is rust free from South Carolina, vary clean in and out. She currently drives a 98 Taurus. With 220k the mount whare the engine cradle bolts to the sub frame is rusted out. Not repairable, and not safe for her and our baby to ride in. I plan on taking it to the scrap yard and putting the money towards this loan. I figure the Impala will be a good safe car for years to come. Regards, Jason
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe 80k. It apraised for 83k when I refinanced a little over a year ago. I refinanced to get out of an ARM, to get into a fixed rate.

Member Payment Dependent Notes Series 543553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543553	$12,000	$12,000	13.61%	1.00%	July 19, 2010	July 24, 2015	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543553. Member loan 543553 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Campbell Soup Supply Company	Debt-to-income ratio:	16.36%
Length of employment:	10+ years	Location:	Sumner, TX

Home town:
Current & past employers:	Campbell Soup Supply Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/10/10 > I just wanted a loan to consolidate my credit cards.

A credit bureau reported the following information about this borrower member on July 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,841.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Yes. 2. 41,642, no HELOC. 3. Don't know market value. Zillow doesn't help.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I received these questions twice.
What is your job with Campbell's? Is this the same mmm mmm good Campbell's?	System operator. Yes.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Position (Job/What you do) currently for employer Campbell Soup Co? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	1) System operator. 2) I'm not after a bank with deep pockets. I just want a loan to consolidate my credit cards. If I approve of the amount of funding, I will participate in the program. If I do not, I will decline. If I can pay the loan off in less than 5 years, I will.
Please list the balance, interest rate and present monthly payment for each card you will pay off with this loan. Thanks in advance.	Chase - 2,470.86 (13.99%) - 47.00, HSBC - 6035.22 (19.99%) - 168.00 Barclaycard 3,488.07 (17.99%) - 58.00

Member Payment Dependent Notes Series 543619

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543619	$8,000	$8,000	7.51%	1.00%	July 20, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543619. Member loan 543619 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	Heron Systems, Inc.	Debt-to-income ratio:	11.35%
Length of employment:	2 years	Location:	Lexington Park, MD

Home town:
Current & past employers:	Heron Systems, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,788.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please post the details of the debt consolidation you are planning. What are you current payments and rates? How much are you going to save with this loan?	my current min payments are about $240 so right around the monthly payment for the loan. 2 cards at ~11%, 1 card at ~16%. this loan will allow me to completely pay the balance on the 16% card, and 2/3 of my overall credit debt. the fixed length will give me a fixed target to meet and allow me to pay everything else with cash/debit only without perpetuating the credit/interest cycle any further, while putting any additional money towards remaining balances (my $360 car payment ends in Aug 2011 as well, and that money would go towards remaining debt and then paying down the loan faster). my goal is to be credit debt fee in 3 years. with the current debt and no further credit accrued i think the payments would need to be about a very manageable $450/mo according to my estimations on mint, and i would pay over $2000 in interest during this time. this loan will allow me to save significantly on the interest across those 3 years.

Member Payment Dependent Notes Series 543652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543652	$16,000	$16,000	10.38%	1.00%	July 15, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543652. Member loan 543652 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,208 / month
Current employer:	Lebanon Valley College	Debt-to-income ratio:	16.36%
Length of employment:	8 years	Location:	Lebanon, PA

Home town:
Current & past employers:	Lebanon Valley College
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,484.00	Public Records On File:	0
Revolving Line Utilization:	50.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance listed above and what part of it will be paid off with this loan? Thank you.	At present, my revolving credit balance is at $20,000. This loan will allow me to pay off 80% of that balance. The rest I have budgeted to pay off by November 2010.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $16,000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Lebanon Valley College? Number [2] Transunion Credit Report shows the $51,404 Revolving Credit Balance total debt (50.30 pct credit usage). Is any a HELOC? (Home Equity Line of Credit) If yes, $ amount and APR pct are? A-N-D What $ payments per month that are now being paid on all RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 300 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.08.2010	I can answer each of your questions: 1) I am an Associate Professor at LVC. I have tenure, and thus, job security. 2) I have a home equity loan of $32,000, with an APR of approximately 6%. I have an automatic payment of $400 towards this debt each month -- $160 covers interest, and $240 towards the balance. 3) Why should lenders lend to me? I have 2 children. The bulk of this credit card debt was accumulated while my wife took a semester leave of absence when our second child was born. We are now in a position to pay this debt off and our credit record shows that we can be reliably trusted. 4) With my current plan at paying off this debt, I do not intend to pay this loan off early. 3)
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your questions. 1) I owe $229,000 on my mortgage and $32,000 on the HELOC. 2) the home was last appraised (in fall 2009) at $295,000.
Could you please give a rough breakdown of your Revolving Credit Balance listed above ($51,484.00) and what part of it will be paid off with this loan? Thank you.	Thanks for your question. Approximately $20,000 of that revolving credit is the credit card debt. Another $32,000 is a home equity loan, for which I'm paying 6% interest. This loan will allow me to pay off 80% of my credit card debt. My budget plan will allow me to pay off the rest by December 2010.
What are your other $ monthly costs (mortgage, car, utilities, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Here is a breakdown of my regular monthly expenses: $1600 mortgage (includes the escrow account for taxes and insurance) $190 for car payment $160 for phone/cable/internet $225 for preschool $200-400 for utilities

Member Payment Dependent Notes Series 543664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543664	$5,000	$5,000	15.21%	1.00%	July 15, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543664. Member loan 543664 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,542 / month
Current employer:	Development Corp for Israel	Debt-to-income ratio:	7.73%
Length of employment:	4 years	Location:	Elmhurst, NY

Home town:
Current & past employers:	Development Corp for Israel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > To whom it may concern: This loan will help me out extremely. I will be able to clear my credit debt thats allocated through 3 credit cards. I really only have $3900 worth of credit debt but id rather just consalidate it into one low monthly payment. I have a steady job that i've been in for 4 years. I also pay off most debts prior to this one before even the whole term is finished. Refinancing is the key. Most of all, im just trying to rebuild my credit back up to upper seven hundreds rather than my current status of upper six hundreds. Thank you for your time.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,259.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What will you do with the other 1100?	I will use it as a cushion until I can save again without having to use my credit cards. I'm going to close 2 of my credit cards and just leave one open to have an open account for credit score purposes. I just need to have liquid cash just incase, rather than depending on my credit card as emergency fund.

Member Payment Dependent Notes Series 543704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543704	$1,200	$1,200	15.58%	1.00%	July 15, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543704. Member loan 543704 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	c&s wholesale grocers	Debt-to-income ratio:	15.15%
Length of employment:	5 years	Location:	colts neck , NJ

Home town:
Current & past employers:	c&s wholesale grocers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > Using the funds to pay bills. My job is extremely stable.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	28
Revolving Credit Balance:	$5,330.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 543722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543722	$5,000	$5,000	11.86%	1.00%	July 14, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543722. Member loan 543722 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,204 / month
Current employer:	Vertex Pharmaceuticals Inc.	Debt-to-income ratio:	22.91%
Length of employment:	9 years	Location:	Malden, MA

Home town:
Current & past employers:	Vertex Pharmaceuticals Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,227.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is quite high at $29,277. Please list each of the debts which comprise it.	Bank of America $19,041.59 Capital One $4245.85 Citizens Bank $4443.02 Chase $ 1299.83 I am trying to payoff Capital One balance which has highest APR (17.90%).
Are you the sole wage earner in the family? If not, what is your total family monthly income?	No my wife works too and our net monthly income is $4740, I don't have gross income handy now.
I am very concerned by your very large credit card balance relative to your income. Other than applying for this loan to pay off one of the cards, which will do nothing in the short term to reduce your debt, are you doing anything to reduce that balance?	I have very good record of paying off my balances and did not miss payment past 10 years. This is my first step to reduce the debt by paying off cards with highest interest and although I used most of these balances for family reasons but since my wife started to work we put the plan to stop using the cards and pay off first the highest interest cards when we do that to move next one. And every journey starts with single step and we are planning to pay off next 5 years our debt.
- What is your monthly budget? - How much do you save each month? - how much do you pay each month on each credit card, and what are their APRs? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	Me and my wife both work and we currently do not save but working to pay off the debt. The APR are 9.24 and 17.9% and I am borrowing Lending Club to pay off the card with highest interest rate. My plan is not to use the cards except absolute emergencies and pay the highest APR first and tackle the rest one by one by making minimum on others while paying the maximum possible to those with highest interest rates. Our total monthly net income is $4740 after taxes.

Member Payment Dependent Notes Series 543732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543732	$1,000	$1,000	15.58%	1.00%	July 19, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543732. Member loan 543732 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$48,000 / month
Current employer:	military	Debt-to-income ratio:	1.61%
Length of employment:	10+ years	Location:	valrico, FL

Home town:
Current & past employers:	military
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	33
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position in the military that you are paid $48,000 / month for?	senior E6 with almost 20 yrs in service.
REF YOU REPLY EMAIL TO MEMBER 365664 "CRITICAL MISS": NO ACTIVE DUTY E-6 IN THE "MILITARY" HAS EVER EARNED $48,000 GROSS INCOME PER M-O-N-T-H. NONE! CLEAN UP YOUR ACT BEFORE i REPORT YOU TO LC MEMBER SUPPORT DEPT AND YOUR LOAN IMMEDIATELY R-E-M-O-V-E-D. I was Marine Corps Finance Chief for 20 plus years; therefore you cannot fool me. Lender 505570 USMC-RETIRED 07.08.2010 .	NO..48K ANNUAL SALARY $4000.00 per month sorry for the confusion.

Member Payment Dependent Notes Series 543806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543806	$9,600	$9,600	14.72%	1.00%	July 19, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543806. Member loan 543806 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	MindTeck	Debt-to-income ratio:	11.64%
Length of employment:	< 1 year	Location:	Camp Hill, PA

Home town:
Current & past employers:	MindTeck
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,909.00	Public Records On File:	0
Revolving Line Utilization:	72.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. can you provide a budget? (monthly income after taxes and an itemized list of typical monthly expenses including loan payments) 2. can you list the amount owed, interest rate, monthly payment, and financial institution for each of your loans/credit cards? 3. What is your job?	1. I get almost $3000 after taxes every month. My rent is 280.00 a month and including all other expenses (like utilities, internet, etc.,) it would be less than 350 every month. My loan payments for one month are $400 (this includes everything : Auto loan, credit cards and one personal loan.) 2. AmntOwed--Interest--Monthly Payment--Institution--Type 4800--5.9%--117--ULFCU: Auto Loan 1400--8.0%--50--ULFCU: Personal Loan 4500--7.0%--80--BOA: Credit Card 2000--8.0%--36--BOA: Credit Card 2000--11.2%--35--CitiCards: Credit Card 1400--13.6%--35--Chase--Credit Card 700--23.8%--30--GE Money (GAP Card): Credit Card The above are the loans I have and their details. I pay off the minimum payments and then pay the rest of my savings after that every month. 3.I work as a Software Programmer. Hope the above information answers all the questions.
You cited credit card refinancing as your reason for requesting this loan, but only 1 credit card is above the 14.72% interest you'll be paying on this loan. Could you please explain?	I am sorry. The BOA Card I owe are 18.0 % and 17.0% I missed the tenth's digit. It was a typo. Can you let me know how to fix that answer?
You could try inserting the correct information under the loan description section.	Thanks. I will do that.

Member Payment Dependent Notes Series 543811

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543811	$15,000	$15,000	15.95%	1.00%	July 19, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543811. Member loan 543811 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	San Jacinto County	Debt-to-income ratio:	8.90%
Length of employment:	10+ years	Location:	Point Blank, TX

Home town:
Current & past employers:	San Jacinto County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > I am trying to cut down my monthly expenses. I have always paid my bills on time, I have never had a late payment on my credit history. My credit card interest rate is high and having a fixed rate over a 5 year period will enable me to pay this debt off at a quicker rate Borrower added on 07/15/10 > I really appreciate everyone that has invested in my loan thus far. I am truly excited about the possibility of paying off my credit card debt, with this Lending club loan, I can see light at the end of the tunnel!! I can only wait in anticipation as the percentage funded increases. I can assure each and everyone of the investors that I my loan is a good investment and I will take pride in repaying my loan.

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,534.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.09.2010	Thanks for the Information
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $15,000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) currently for employer San Jacinto County, TX? Number [2] Transunion Credit Report shows the $11534 Revolving Credit Balance total debt (75.40 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 300 plus borrowers; all want t-h-e-i-r loan funded. Please briefly explain why the lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.09.2010	I am currently a Court Coordinator to the San Jacinto county Judge. I pay about 750.00 monthly on RCB Debts. Credit report shows $11.534.00 debt however I have two other credit cards that are in my ex-husbands name that I am paying on which will total the $15,000.00 debt. I beleive I am a low risk borrower. I have always been dedicated to paying my bills on time. I am a honest hardworking taxpayer and give back to my community through volunteer work, I serve on several non-profit committes such as the "Go Texan" and the local Toyz for Kidz Program. My goal is to eliminate my credit card debt which will enable me to start saving a great deal monthly. My goal is to have this paid back within the 5 year period. I would make the monthly payments and once a year (with income tax refund) make a 2 to 3 thousand dollar lump sum payments. I would love to set a goal and have this paid off in three years, But would sleep better at night knowing I did have the 5 years and lower monthly payments.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Balance on my home is 104,000.00 Recent Appraisal on my mone $165,000.00
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here... Balance on home - $104,000.00 Recent Appraisal - $165,000.00
I like your personal finance metrics and will likely be investing in your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	I have been employed with San Jacinto County since 1994. I faxed my income verification in today. Thank you for your consideration.
Please clarify the amount of your ex-husbands 2 credit cards. Do they total $3500 or $15,000?	The total of "All" Debt is 15,000.00. Most of the credit card debt is in my name alone, however the $3500.00 is debt on my ex husbands credit cards that I agreed to pay as it is my debt due to unforseen medical expenses. so in short 15,000.00 total debt of which $3500.00 does not show on my credit history as it is not in my name. The $3500.00 is INCLUDED in total debt.
R U 1 OR 2 INCOME FAMILY	I am a one income family however my income is sufficient to cover my monthly obligations; obtaining this loan will enable me to pay off my debt at a quicker rate and reduce my monthly payments considerably therefore allowing me to save money monthly. I appreciate your consideration.

Member Payment Dependent Notes Series 543890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543890	$8,000	$8,000	7.14%	1.00%	July 16, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543890. Member loan 543890 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,200 / month
Current employer:	cvs	Debt-to-income ratio:	7.75%
Length of employment:	10+ years	Location:	coast mesa, CA

Home town:
Current & past employers:	cvs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	79
Revolving Credit Balance:	$1,136.00	Public Records On File:	0
Revolving Line Utilization:	2.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I doing this loan for my daughters home.
What is your job at CVS?	Stalker
What improvements are you making to your daughter's home?	Re doing bathrooms and carpet in rooms and tile
Thanks for your last answer, but I'm interested in you answering these five quesitons in order for me to gauge your financial situation and ability to pay back this loan. I'd still like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your own house? If so, what are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC) for your own home? If so, for how much? 4. What is the current valuation of your own home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here. I live in my moms home which she owns i take care od her.
Your "gross income" is listed as $1,200 per month on an $8,000 loan, do you have any other sources of income?	Type your answer here.no

Member Payment Dependent Notes Series 543926

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543926	$12,000	$12,000	7.88%	1.00%	July 16, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543926. Member loan 543926 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,942 / month
Current employer:	Netjets	Debt-to-income ratio:	4.82%
Length of employment:	3 years	Location:	Pataskala, OH

Home town:
Current & past employers:	Netjets
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > Hello, I am requesting this loan to help pay off my wife's credit card debt she acquired while away from home in Grad School. Thanks, Rik

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$918.00	Public Records On File:	0
Revolving Line Utilization:	3.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My wife and I split our monthly costs which are about $2500 50/50. This includes mortgage, car, utiliites and food. My wife got in to trouble at school (before we were married) and built up a large amount of credit card debt that is currently at a 25% interest rate. The purpose of this loan is to pay off those credit cards with a much lower interest rate. If you are concerned with us defaulting on our loan please be assured that the monthly payment is about the same as what we are paying on the credit cards now so we should have no problem making our payments.
Why isn't your wife applying for the loan?	I have a better credit score/history and could get a lower rate than she could.
What is Netjets and what do you do there?	NetJets is a private jet fractional aircraft ownership company. In other words we sell hours on private jets, similar to a time share. I am an accountant in the finance department.
What is the current rate and amount owed on the cards you wish to consolidate?	The amount owed is $11650.00 with an interest rate at 24.8%

Member Payment Dependent Notes Series 543945

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543945	$5,000	$5,000	15.58%	1.00%	July 20, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543945. Member loan 543945 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Quadramed	Debt-to-income ratio:	14.37%
Length of employment:	< 1 year	Location:	ONTARIO, CA

Home town:
Current & past employers:	Quadramed
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > Hi, I would like to consolidate my auto loan and engagement ring loan. I want to lower and consolidate the payment of both. The engagement ring total is $1,832.13 and I'm currently paying $145/month. The auto loan total is $11,659.73 and I'm currently paying $395/month. Consolidating these loans would help me tremendously.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	21
Revolving Credit Balance:	$1,908.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The loan requested is only $5,000. What about the other $8,500 of your current loans?	This will cover the engagement ring that I got and the rest I can put towards my auto loan. The payment will be lower then my current payment and will still help me out. The monthly payment on this will be lower then my engagement ring payment and so I can save money to go towards my auto loan.

Member Payment Dependent Notes Series 543951

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543951	$8,700	$8,700	7.51%	1.00%	July 19, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543951. Member loan 543951 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,984 / month
Current employer:	KGA DeForest Design, LLC	Debt-to-income ratio:	20.14%
Length of employment:	3 years	Location:	Houston, TX

Home town:
Current & past employers:	KGA DeForest Design, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > By recieving the loan for $8,700, I will be able to pay off the last bit of credit card debt from college that has an APR of 30%. My credit history is in good standing, and have been a credit card holder for over 10 years. I am current on all of my bills, mortgage, and student loans. I currently work at a firm that is doing well, and have been employed here for 3 years now. Also, before becoming a full time employee, the summer before college graduation, I did a full internship with this company. My monthly budget will allow me to make more than the minimum payment on this loan. All in all, I would like to get out from under the 30% APR that has been put upon me even though I have a good credit score. Borrower added on 07/13/10 > I would also like to add that the resulting refinance will not increase my debt load. I am looking forward to the debt free lifestyle. Borrower added on 07/14/10 > Some other helpful information would be that half of my mortgage every month plus half of all of the utility bills are paid by a permanent renter, so my monthly living costs are very low.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,521.00	Public Records On File:	0
Revolving Line Utilization:	44.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 543973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543973	$10,000	$10,000	10.75%	1.00%	July 19, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543973. Member loan 543973 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	Royal Caribbean Cruises, Ltd.	Debt-to-income ratio:	9.11%
Length of employment:	10+ years	Location:	North Miami, FL

Home town:
Current & past employers:	Royal Caribbean Cruises, Ltd.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > Hello. I've come to lending fund to secure a loan as the interest rates are better than what I can obtain from a bank and they are lower than the interests rates on my credit cards. I have sufficient credit available to cover the amount requested, but why make the banks richer. Please be aware that I intend to pay off the loan in less than the term selected as lump sum payments will be applied when as I get bonuses from my employer and when I get my federal tax return. Please feel free to ask any questions.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,289.00	Public Records On File:	0
Revolving Line Utilization:	18.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.09.2010	Thanks so much for providing this information. I am a new borrower and this is very helpful. My dad was in the military, retired from the US Airforce after serving in Korea and Vietnam. We lost him a few years ago to a brain tumor.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, I've contacted lending club and asked them to add a new response to this question as none fit my situation. I live in the house that is fully owned by my parents. Hence, I have no monthly housing expense. This was the response that was closest to having no monthly housing expense. Thanks!
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, I've contacted Lending Club and asked them to add a new response to this question. I have no monthly housing expense as I live in the house that is fully owned by my mom and the title is in her name. Regards
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Hello, I've contacted Lending Club and asked them to add a new response to this question. I have no monthly housing expense as I live in the house that is owned by my mom. This is the response that seemed closest to my situation. 1 - I have no monthly housing expense 2 - No, its in my mom's name 3 - No 4 - House is in my mom's name 5 - We've been in the same house since 1986
What is it you plan on using the requested funds for?	Good morning, The funds will be used for cosmetic procedures. Regards, Michelle
I'm interested in funding your loan, but have a few questions. (1) I just want to make sure I understand -- you're currently living with your mother and do not pay rent. Do you expect to continue living with her for the foreseeable future? (2) What are you major monthly expenses (e.g., car, credit cards, student loans, child care, cable, etc.)? Thanks and good luck!	Hello, For question 1, I have no intention of changing my living situation. My mom is a widow and not in the best health. I simply can't leave her alone as I'd be constantly concerned about her well-being. For number 2, living expenses are car payment, car insurance, food for me and my daughter, and her dance classes. To add a bit more information, two years ago I ran for public office (city council in North Miami.). I didn't win, but the person who did should not have been on the ballot as he didn't live in the city. I challenged this in court, and despite having 7 legal documents including a federal tax return showing addresses outside the city, the judge ruled against me. The court battle was expensive and depleted my savings. I'm still fortunate to have a great job, 19 years with the same company.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Friday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, VA Tuesday 07.13.2010	Hello. Thank you for the information. I've left a message and I'm waiting for a call back so they can let me know what information is needed from me to have this status changed. I'm pragmatic and I'm consistently monitoring my credit rating.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.13.2010	Hello. Thanks for asking this question. I intend to pay the loan off early as lump sums will be applied when I get my annual bonus from work and any federal tax returns.
what is your job at royal carribean? what is this medical expense? cosmetic? most cosmetic procedures cost less than 10k.	Hello, I have a management position with Royal Caribbean. As for the cosmetic procedures. I am having 2 separate procedures and this is the total cost for both.

Member Payment Dependent Notes Series 543974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543974	$10,200	$10,200	15.21%	1.00%	July 14, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543974. Member loan 543974 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	City of Pasadena	Debt-to-income ratio:	24.55%
Length of employment:	10+ years	Location:	RANCHO CUCAMONGA, CA

Home town:
Current & past employers:	City of Pasadena
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > I plan to use the monies loaned to pay-off a couple of existing high interest bills. I have worked for the same company for a little over 21 years now. I am a trustworthy individual who will always pay my creditors on time, as maintaining good credit is very important to me. Your consideration of extending a loan to me will be greatly appreciated.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	58
Revolving Credit Balance:	$14,827.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $10,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer City of Pasadena, CA? Number [2] Transunion Credit Report shows the $14827 Revolving Credit Balance total debt (96.60 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 300 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.09.2010	What type of work do I perform for the City of Pasadena? Ironically, I handle the department's budget and all other financial related task (example: vendor payments). How much do I pay monthly on my revolving accounts? I currently pay $400-500 monthly. My credit report may show a lot of outstanding balances owed; however, please notice that ALL payments are paid on time each month. I practice the same "work ethic" in my personal life as I do professionally - timely & reliable. Why should you fund me? As mentioned above, I am reliable. I will not abuse the courtesy extended to me. I can imagine how difficult it can be to trust strangers but I can assure you that you won't be disappointed nor regret your decision. Lastly, what will be the approximate length of the loan? It is a short term loan. I did select three (3) years because that appeared to be the shortest term. However, I will have the loan paid in full in less than a year. Again, thanks for your consideration.

Member Payment Dependent Notes Series 543979

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543979	$6,000	$6,000	7.14%	1.00%	July 16, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543979. Member loan 543979 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Community Bank	Debt-to-income ratio:	5.69%
Length of employment:	3 years	Location:	Mineral Wells, WV

Home town:
Current & past employers:	Community Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > I would like to payoff my last credit card which currently has an interest rate of 17.99%.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,539.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 544005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544005	$14,000	$14,000	7.14%	1.00%	July 20, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544005. Member loan 544005 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Ackerman Plumbing Inc	Debt-to-income ratio:	12.62%
Length of employment:	< 1 year	Location:	GRAND ISLAND, NY

Home town:
Current & past employers:	Ackerman Plumbing Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > I am trying to get a new loan with this much lower rate to pay off the loan I got from discover at 18.99%. This lower rate and lower payment will help me greatly.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,656.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It shows that you have been employed less than a year by your current company. How long did it take for you to find your current job? How much is your current monthly rent in NY? Why are you borrowing $14,000 when your credit balance shows only $1,656 & you are making $4,500 a month?	Time to find current employer - 0 Days Current Rent - $675 Borrowing $14,000 to pay off a loan from Discover with a high interest rate. $4500 is Gross amount, not Net
Is the loan from Discover a revolving line of credit, like a credit card or line-of-credit, or is it an installment loan like a car loan or mortgage, in which you borrowed an amount that you have regular payments to pay off? Is that loan secured or unsecured (i.e. is there collateral against that loan)?	It is a personal loan from Discover and is a 60 month installment loan. I got the loan from the to pay off my credit cards. It is an unsecured loan.

Member Payment Dependent Notes Series 544025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544025	$9,600	$9,600	10.38%	1.00%	July 15, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544025. Member loan 544025 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Ulta	Debt-to-income ratio:	5.73%
Length of employment:	3 years	Location:	Murfreesboro, TX

Home town:
Current & past employers:	Ulta
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > This loan is for consolidating credit cards and funding dental work needed.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,468.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Current value of home is 105,000. The mortgage balance is 86,000. I do not have a heloc.
Allo, another question for you: why are you carrying a credit card balance that high? Were you using your credit to pay dental bills as well?	My credit card balance is not that high. I have not had the dental work yet. Some of the balance is for a fridge and I had car repairs of $2,000.
What is the current amount owed and interest rates on the cards you wish to consolidate?	Amex 1,600 -12.24 Discover 2,200 -13.2 Sears 800 -21
Do you have a 1 or 2 income household? How do you plan to avoid additional debt while paying this loan off? Thanks	1 income. The payment will be lower than the combined payments.

Member Payment Dependent Notes Series 544028

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544028	$10,000	$10,000	7.51%	1.00%	July 16, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544028. Member loan 544028 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Mitsubishi Fuso Truck of America	Debt-to-income ratio:	14.30%
Length of employment:	2 years	Location:	Edison, NJ

Home town:
Current & past employers:	Mitsubishi Fuso Truck of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > Gas fired steam boiler cracked early spring. Need to replace. Prices around $11,000

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1982	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,463.00	Public Records On File:	0
Revolving Line Utilization:	28.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.09.2010	The gas fired furance in our house failed in early spring. We will be using the loan to pay for the repalcement.
Member_701835: What is this loan to be used for? Please list the debt(s), balance(s), and present monthly payment(s) that this loan will pay off. What is your position with Mitsubishi Fuso? Thanks in advance!	a new gas fired steam boiler. I a District Sales manager. I was #1 in the country for 2009 and I will agin be #1 this year.
what is this loan for?	our gas fired boiled cracked early spring and we need to repalce it. Prices around $11,000.00
What is this loan for?	Replace gas fired steam boiler.
Hello. I am interested in helping fund your loan, but need your answers to these two questions first please: 1. What is the total balance of the mortgage and any HELOC loans you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance of mortgage is $325,000. The value is $404,000. I do not have any HELOC loans on the house.

Member Payment Dependent Notes Series 544065

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544065	$7,000	$7,000	16.82%	1.00%	July 21, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544065. Member loan 544065 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	n/a	Debt-to-income ratio:	9.54%
Length of employment:	5 years	Location:	New York, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	81
Revolving Credit Balance:	$7,234.00	Public Records On File:	0
Revolving Line Utilization:	99.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello What is your employment situation?	self-employed as a certified professional coach.
Please describe your employment situation. Thank you.	self-employed as a certified professional coach.
what is your job?	self-employed as a certified professional coach.

Member Payment Dependent Notes Series 544069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544069	$13,000	$13,000	10.38%	1.00%	July 19, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544069. Member loan 544069 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	ww grainger	Debt-to-income ratio:	15.13%
Length of employment:	10+ years	Location:	CLINTON, SC

Home town:
Current & past employers:	ww grainger
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I have 3 Loans that I'm trying to pay off. I was married just a Month ago and I didn't realize that my New bride had several out staning debt so yesterday I had to take a Emergency step to help ease hers and now mine finicial status. This why I received the funds from Cit Finacial @ 35%. Other than that My credit is Great and The Company I'm with is very Sound. I' have been with them for 13 years. Listed below are my Dept other than my Car loan. Citi finicial was $6000 at 35% with total payback for this Loan is 13,000 Palmatte bank loan is 4800 at 14%. Lowes Credit card is around 700 which is 22% Borrower added on 07/09/10 > To all of you who are involved in this Process I am no Risk at all. My Entire life I had always paid my Debt on time and have never been late on any payments.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,352.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	First off My wife is Employed but she had some bad years before we were married . Once we were married I took over the finance part of our Budget My Credit Score by all reporting agency is around 720. In May I Paid off $21000 credit card debt and also paid off a $10000 line of credit which both has been cancelled by me. I have 2 Active accounts. Lowe's 3000 line of Credit. Best Buy 1000 line of Credit (0) Balance .This if for School emergency for the kids . PC Software as needed. We have 2 Children at Home. 1 is a Senior in High School and the other is a Junior In College. Right now his GPA is above 3.2 and has Scholarships. The other Monthly Cost : Rent $500 Car payment $252 Insurance on 3 Vehicles 200 Cell Phone 155 Dish Network 92 Utilities 315 total Home Phone $ 50 Internet $20 Monthy Food Bill $ 500 on adverage.
wow, that's an awful way to start off a marriage.....	I agree. But the Good Lord but people in our lives to teach and Love. We had dated for 2 years and she was very Independent and had to do what she felt was right to support her 2 children. I knew she was Struggling during those times and I offered to help but just as any strong will Person she refused. Since then We have met she has broken that barrier of Trust and independence because she know I'm here for her and the Kids. The weight of this debt that she had, Became over barring that she told me a few weeks after we were married. .. I'm not a person who just sweeps things under the rug. I strongly believe that if you create debt that it is your responsibility to pay it off. Thats the reason I came here! The Positive out come of this is that here 17 and 20 years is seeing what being responsible with debt is all about and we have places steps in their lives to make sure they become responsible.

Member Payment Dependent Notes Series 544070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544070	$5,000	$5,000	7.14%	1.00%	July 14, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544070. Member loan 544070 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	n/a	Debt-to-income ratio:	10.54%
Length of employment:	10+ years	Location:	Vanderbilt, MI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > 2002 Dodge Ram 1500 4x4 SLT PICKUP SINGLE CAB Borrower added on 07/10/10 > PLease help, Need money short of money for truck

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,157.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 544093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544093	$4,000	$4,000	6.76%	1.00%	July 21, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544093. Member loan 544093 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Riteway Bus Service Inc	Debt-to-income ratio:	1.45%
Length of employment:	9 years	Location:	Richfield, WI

Home town:
Current & past employers:	Riteway Bus Service Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > My daughter has the money to pay off school however an opportunity for her to take a once in a life time trip came at a bad time. She is planning on having this loan paid off in half the time because she wants to save money for a new car. She doesn't like having any debit and is very modivated and knows what she wants kinda person. Borrower added on 07/09/10 > This loan is for my daughter. I am the person who works at Riteway. She is currently working at Applebees and has been there two yrs. She can not work as a masseuse until she pays her school to receive her diploma. She is planning on doing both jobs for awhile.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,836.00	Public Records On File:	0
Revolving Line Utilization:	4.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Could you tell us a little more about this loan? Will there be an additional need to borrow money for this school over the next three years? Wishing you well.	There will not be more money borrowed. She went to massage school and has been making payments of $375 each month for a year. After she returns from her trip she plans on paying this of asap she wants it paid off in less than half the time of the loan. Thank You!!

Member Payment Dependent Notes Series 544098

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544098	$2,000	$2,000	14.35%	1.00%	July 21, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544098. Member loan 544098 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	us bank	Debt-to-income ratio:	8.49%
Length of employment:	4 years	Location:	las vegas, NV

Home town:
Current & past employers:	us bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	31
Revolving Credit Balance:	$2,263.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.i don't own home .

Member Payment Dependent Notes Series 544107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544107	$14,400	$14,400	7.14%	1.00%	July 19, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544107. Member loan 544107 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Mirant Corporation	Debt-to-income ratio:	4.96%
Length of employment:	10+ years	Location:	Lawrenceville, GA

Home town:
Current & past employers:	Mirant Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/10/10 > Purpose of loan: Is to consolidate revolving credit lines into one monthly payment. My financial situation: I am a good candidate for this loan because I have a full time job with an annual salary of $115,000+. I have been at this same company for 11+ years. I also own two cars and do not owe any money on either of the cars. I also have a low monthly mortgage payment of $938 per month, which is at 4.75%. My current net worth is approximately $200,000 based on the equity in my house, cars, savings and 401k.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,445.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current rate and amount owed on the debt you wish to consolidate?	Approx 16k owed One rate is 15.98% 2nd Rate is 14.99%
congrads your not in bad shape financially, a lower interest rate would do you well. curious what do you do for a living and what year did you graduate college	IT Business Analyst / with Accounting Background 1994

Member Payment Dependent Notes Series 544115

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544115	$23,000	$23,000	11.49%	1.00%	July 21, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544115. Member loan 544115 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Dextrys	Debt-to-income ratio:	13.34%
Length of employment:	1 year	Location:	Royersford, PA

Home town:
Current & past employers:	Dextrys
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > This loan is intended to payoff my Chase Visa credit card so I can cancel it this year.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	31
Revolving Credit Balance:	$44,950.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. The total balance of my mortgage loans is $212,400.00. It's under my wife's name, & she & I each contribute half toward the total monthly mortgage payment. Neither of us have HELOCs as we'd prefer not to use our home as an ATM machine. 2. The current market value of our home per the findings of a mortgage refi application this month is $255,000.00, up ~$15,000.00 from its original purchase value of ~$240,000.00 in Aug 2008. Our home is new construction.
I'm interested in funding your loan, but have a few questions: (1) Is there a second wage earner in your household and if so how much does he/she make each month? (2) Can you break out the balance on each of your credit cards and list the respective interest rates and minimum payments? (3) How much are you currently paying each month on the Chase card and how much do you expect to save with this LC loan? Many thanks!	(1) Yes, my wife is the second wage earner in my household. She makes $60K+/yr from her full-time job & ~$10K/yr from her part-time job for a gross total of ~$70K/yr. (2) My breakout of credit cards w/ outstanding balances is as follows: Bank of America * Balance: $11,699.02 * APR: 21.99% * Min payment: $332.00 Best Buy * Balance: $2,430.73 * APR: 0.00% (promotional) * Min payment: $21.00 Chase * Balance: $24,211.17 * APR: 29.99% * Min payment: $852.00 Citibank * Balance: $6,367.58 * APR: 28.99% * Min payment: $95.00 Home Depot * Balance: $127.86 * APR: 0.00% (promotional) * Min payment: $0.00 (3) See (2) regarding Chase. I expect to save ~$362.25/month, as least initially. My math arriving at this is as follows. Balance (Chase) after 1st month = $23K * (1 + 0.299/12) Balance (LC) after 1st month = $23K * (1 + 0.11/12) DIfference after 1st month = $23K * (0.299 - 0.11)/12 = $362.25
What is the amount of your Chase credit card debt? What is your current average monthly payment on that credit card? Could you please detail your major monthly expenses? Thanks!	I have $24,211.00 out of a max of $25K on my Chase card. My share of major expenses last month was as follows: Cell Phone: $139.23 Condo Fee: $60.00 Electricity/Gas: $70.60 Housekeeping: $70.00 Internet: $22.48 Mortgage: $993.77 Sewer: $36.00 Water: $17.30 My monthly credit card expenses are as follows: Bank of America: $332.00 Best Buy: $21.00 Chase: $773.00 Citibank: $95.00 Home Depot: $0.00

Member Payment Dependent Notes Series 544138

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544138	$1,500	$1,500	13.61%	1.00%	July 13, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544138. Member loan 544138 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,347 / month
Current employer:	Target Stores	Debt-to-income ratio:	13.87%
Length of employment:	10+ years	Location:	Visalia, CA

Home town:
Current & past employers:	Target Stores
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	43
Revolving Credit Balance:	$19,465.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.09.2010	Good question. My intention for the loan is to purchase a used motorcycle which is being sold at 50% below street value at an estate sale. I selected other because I didn't see a designation for motorcycle. Thanks for your helpful advice.
What do you plan to use this loan for? If you were to provide a loan description, what would it say?	The loan is intended to purchase a used motorcycle at 50% below market value. It's being sold at an estate sale and the family just wants get rid of all estate items.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thanks for inquiring. Question 1. My first home is a rental which has a $145k balance, but is valued at $177k. My 2nd home has a balance of $218k and is valued at $214k and climbing. 2. As part of a divorce payout I do have a $15k home equity loan on the first house. Fortunately my rental income covers the principal payments and equity payments. Thanks! Max

Member Payment Dependent Notes Series 544156

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544156	$2,500	$2,500	14.72%	1.00%	July 19, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544156. Member loan 544156 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,875 / month
Current employer:	Solutions for Progress	Debt-to-income ratio:	7.59%
Length of employment:	1 year	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Solutions for Progress
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,352.00	Public Records On File:	0
Revolving Line Utilization:	87.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I have a few questions. 1) What is your position at your job? 2) Can you explain the purpose of your sabbatical, how long it will last, and what will be your source of income during it? 3) What are your fixed expenses each month, including paying back other credit cards (your revolving balance is ~$7000)?	1. I am a Business Analyst and Programmer. I am responsible for taking research on benefit programs and turning it into coding specifications documents for other programmers to use during development. I am responsible for this document for the duration of the project, and maintaining it after the project's completion as a record of what was done and any changes that might be made later. 2. My husband is taking a 3 month sabbatical in the Fall, during which he will be studying urban poverty relief efforts in major US cities and reporting on what works, what doesn't work, and what is replicable in other sites. He will be fully paid during the 3 months, the purpose of the loan would be to spread travel expenses over a longer period of time. 3. Rent 1300;auto insurance 89; debt repayment 500 (this is more than minimum payment); utilities 200. The numbers here are total - all are split with my husband (so it's not just my income going toward all this)
Could you tell us what this loan is for? The title says 'funding sabbatical', but under purpose you list major purchase. Thanks.	None of the 'purpose' options fit very well, so I chose major purpose. My husband is going on a 3 month sabbatical (during which he will be paid his full salary). He is going to study urban poverty relief efforts in major US cities and report on what does and doesn't work, and what elements of programs are especially replicable and cost-effective. The purpose of the loan is to spread travel costs for this project.
What is Solutions for Progress, and what do you do there?	Solutions for Progress is described on its webpage here: http://www.solutionsforprogress.com/ I am a Business Analyst. My job is to take research documents about benefit programs, and translate them into Software Requirements documents. The documents I create serve as a guide to programmers when implementing each project, a record of how the project went for future reference, and a repository for maintenance comments after the project's completion.
How much does your husband earn each month? What are your major monthly expenses (rent, car, major medical, credit cards, student loans, child care, etc.)? Thanks.	I've already largely answered your question about monthly expenses, but to clarify, we don't have children, and student loans were included in the amounts I mentioned previously. My husband makes about the same amount that I do.

Member Payment Dependent Notes Series 544159

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544159	$7,000	$7,000	7.51%	1.00%	July 19, 2010	July 22, 2013	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544159. Member loan 544159 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Sitesafe	Debt-to-income ratio:	14.23%
Length of employment:	4 years	Location:	Blaine, MN

Home town:
Current & past employers:	Sitesafe
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > While I have a very good credit rating and score, I can improve it by converting this balance. I am very protective of my score. I work in the cell phone industry. We are setting revenue records monthly. My position is is amazingly stable and have offers for other positions regularly.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1981	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,357.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
--Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner???s association fees?	1k savings 14k 401k. 997 mortgage, that includes all taxes etc.

Member Payment Dependent Notes Series 544216

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544216	$8,000	$8,000	16.82%	1.00%	July 16, 2010	July 22, 2015	July 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544216. Member loan 544216 was requested on July 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	sams club	Debt-to-income ratio:	12.19%
Length of employment:	10+ years	Location:	colorado springs, CO

Home town:
Current & past employers:	sams club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/08/10 > I have substantal medical bills that need to be paid

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	71
Revolving Credit Balance:	$6,342.00	Public Records On File:	1
Revolving Line Utilization:	68.90%	Months Since Last Record:	80
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the reason for the expenses? is the condition acute or chronic?	Type your answer here. Reconstructive ankle surgery, acute condition was corrected after surgery.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your $8,000 Med Expenses category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Sam's Club? Number [2] If loan 100 pct funds, Lending Club promissory note has NO prepayment penalty. You selected 60-months maximum repayment term that offers most flexability and the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide approximate in years answer. Answer will help many lenders who read Q-A's to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.09.2010	Type your answer here.overnight lift driver/stocker. 3 to 4 but may need all 5
Are your medical bills for an ongoing issue or has it been resolved (in other words, do you expect more medical bills in the future)? Thank you.	Type your answer here.no the issue has been resolved with surgery

Member Payment Dependent Notes Series 544273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544273	$6,000	$6,000	14.84%	1.00%	July 19, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544273. Member loan 544273 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,400 / month
Current employer:	GADSDEN REGIONAL MEDICAL CENTER	Debt-to-income ratio:	6.14%
Length of employment:	2 years	Location:	GADSDEN, AL

Home town:
Current & past employers:	GADSDEN REGIONAL MEDICAL CENTER
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	7
Revolving Credit Balance:	$6,531.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Gadsden Regional Medical Center? Please set out the amounts owed, APR, and interest on your revolving debt indicating which ones you intend to pay off with this loan. Thank you.	I am a MST(multi-skilled tech). i work on a med surg floor. I am going to pay off my regions and capital one cards.
1. You do realize that getting this loan would not leave you debt free, right? You'd owe a debt to us. 2. Can you tell us about the delinquency?	i do know i wouldnt be completely out of debt. however, i would be one step closer to be to that goal. i had so many things happen at once and the balance just kept getting bigger and bigger. i assure you there will be no late payments. i take my job and my bills very seriously.

Member Payment Dependent Notes Series 544303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544303	$25,000	$25,000	10.75%	1.00%	July 21, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544303. Member loan 544303 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,167 / month
Current employer:	Rudney Solomon Cohen & Felzer P. C.	Debt-to-income ratio:	8.57%
Length of employment:	10+ years	Location:	Havertown, PA

Home town:
Current & past employers:	Rudney Solomon Cohen & Felzer P. C.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > consolidarte higher rate credit cards Borrower added on 07/15/10 > consolidate three credit cards total balances approximately $ 23000.00 . current payments $ 1500. per month, savings will be approximately $700.00 per month Borrower added on 07/15/10 > erroneously ignored previous question and answered in this space after I realized I did not answer the question. Please ask questions again if further response needed

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1984	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$79,570.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Mortgage balance 258,851 2nd loc 68445.00 . Home value 380000.00
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Type your answer here.approximately $4300.00

Member Payment Dependent Notes Series 544323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544323	$12,000	$12,000	7.88%	1.00%	July 19, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544323. Member loan 544323 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Cleveland Clinic	Debt-to-income ratio:	6.68%
Length of employment:	2 years	Location:	Cleveland, OH

Home town:
Current & past employers:	Cleveland Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I will be using the funds to pay off my 3 credit cards, one Chase credit card in particular with a 22.24% APR that they will not lower. I have stable employment at the Cleveland Clinic and have worked there for 2 years now. I have no intentions on leaving, I love what I do. The only bills I have other than my 3 credit cards is rent ($900 which includes water/ mo), electric bill ($67/mo), a cell phone / internet service bill ($130/mo), car insurance which I pay semi-annually of $400 - no car note - I own my car. No cable bill due to my lack of interest in television. I am very responsible with paying my bills. I have no bills that are past due, I am too conscience of the impact it would have on my credit to allow that to happen. If there are any questions, feel free to send them to me. Thanks for your help.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,067.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. 5 days left to fully fund this loan - contact Lending Club ASAP to request they expedite employment verification. Most lenders will not consider your loan request without seeing this. 2. What is Cleveland Clinic and what do you do there? 3. Show at least 5 years of employment. 4. You are asking for $12k but your revolving credit balance is only $2k - what other credit cards are you refinancing? 5. Monthly residential rent?	The Cleveland Clinic is one of the top hospitals in America - http://health.usnews.com/best-hospitals/cleveland-clinic-foundation-6410670. I am an Internal Auditor at the Clinic. I worked at Deloitte & Touche prior to the Clinic for two years as and External Auditor before being laid off and prior to that, The Audit Bureau of Circulations auditing newspaper circulations for one year before getting a more stable position with Deloitte. I have a two Chase credit cards totaling ~$7200 and a Direct Merchants Bank credit card totaling ~$4200. My rent is $900/mo.

Member Payment Dependent Notes Series 544331

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544331	$6,000	$6,000	16.82%	1.00%	July 19, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544331. Member loan 544331 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,692 / month
Current employer:	Coventry Healtcare	Debt-to-income ratio:	17.77%
Length of employment:	1 year	Location:	Roy, UT

Home town:
Current & past employers:	Coventry Healtcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I am getting married on the 17th. I plan on paying off this loan with the money we receive from our wedding. Borrower added on 07/12/10 > Please help me fund my loan asap. Just few day left until the wedding and I have to pay the vendors. Borrower added on 07/14/10 > I plan on putting at least $1000 from the money I receive from my wedding. I won't actully be paying the full balance off right away. Borrower added on 07/15/10 > Still in need of funds. Have 30 days to pay off vendors.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	15
Revolving Credit Balance:	$140.00	Public Records On File:	0
Revolving Line Utilization:	7.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you are actually planning on paying it off this same month, you are MUCH better off just putting the payments on your credit cards and paying them before the end of the grace period. With this loan you have to pay closing costs no matter how quickly you pay it off and from an investor standpoint, we have to pay fees on your payments so we don't make any money on a loan paid off in it's first month.	I am just planning on depositing a large amount onto loan. Not paying the loan off in full. Thanks for the advicie.

Member Payment Dependent Notes Series 544348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544348	$13,000	$13,000	13.98%	1.00%	July 19, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544348. Member loan 544348 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	US EPA	Debt-to-income ratio:	16.77%
Length of employment:	10+ years	Location:	ENGLISHTOWN, NJ

Home town:
Current & past employers:	US EPA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > I have been working in my existing job for over 25 years, my monthly budget is $4200.00 I am not the sole wage earner in my household. I have good credit and would like to just get back on my feet with all your help. Thank you.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,128.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	I pay 1500 to my mortgage a month, my car note is 300. a month, my car insurance is 150. a month, grocery is 250 a month, cablevision is 100 a month and cc around 600. a month.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $13,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer US EPA? Number [2] Transunion Credit Report shows the $16125 Revolving Credit Balance total debt (58.90 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.12.2010	1) I am a Senior Paralegal for 25 years 2)600.00 3)I am trying to consolidate debt and not ruin my credit like so many have done in this rough economy. 4) I have asked for a 60 month repayment term but will payoff before the 5 years but just protecting credit as of now. I have good credit even though I have many responsibilities. I have a daughter in college which doesnt help finances but do not want a hand out just want to catch up with my finances and not feel like im choking with to many payments.
595101 Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	the balance is 360, 000 and the heloc is 89000. My house is probably worth 500,000.
1.Please list your loan amounts & interest rates that you will be paying off. 2.Are you the sole wage earner? Thanks.	1200. -21% 600. -15% 1500.-22% 800.-18% 1500.-18% 2000.- 15% 5000. - 15% No I'm not the sole wage earner. Thank you.
Hi, looks great. Just two Qs -- how much do you spend monthly/yearly on your daughter's expenses? (just average tuition out over 12 months) -- do you have any reason to foresee not working with the EPA in the next two years? Any layoffs, site closures, etc? Thanks!	My daughter's yearly tuition is approx. 5 thousand a year out of pocket....she works parttime so that helps...I do not foresee any layoffs with the EPA anytime in the next two years....I have been there 25 years I have never experienced any layoffs.....

Member Payment Dependent Notes Series 544356

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544356	$10,000	$10,000	11.86%	1.00%	July 15, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544356. Member loan 544356 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,356 / month
Current employer:	Monarch Community Bank	Debt-to-income ratio:	20.38%
Length of employment:	3 years	Location:	Coldwater, MI

Home town:
Current & past employers:	Monarch Community Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I have some credit card debit I am looking to consolidate. I am making above minimum payments on all 4 cards now, but would love to just have one payment with lower interest than the 22% average that i have now. with my current budget i will be paying 150 above the minimum payment of the requested loan. I work in IT at a small office, and I do side work for little extra boost of income. i have been on the job for 3 years. My wife works for a company that brokers products for grocery chains, and she has been with them for 8 years.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,868.00	Public Records On File:	0
Revolving Line Utilization:	73.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	the currant balance of my mortgage is 50364.15 and my HELOC is 18065.78. when i applied for my HELOC two years ago the house was appraised at 77,000 once we finished the work. Zillow, did not have much listed for my city.
As you report working for bank, why take a loan from Lending Club rather than your current employer?	it is a small community bank, and i do not like all the employees knowing all financial details. When an employee request a loan it has to go through a loan committee and be reviewed by members of the board and management.

Member Payment Dependent Notes Series 544385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544385	$10,000	$10,000	11.86%	1.00%	July 19, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544385. Member loan 544385 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Young & Rubicam	Debt-to-income ratio:	4.72%
Length of employment:	5 years	Location:	Astoria, NY

Home town:
Current & past employers:	Young & Rubicam
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,916.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	approximately $2,000.00
What do you plan to purchase with this loan? Loan description?	The loan will be used to pay a couple of bills and the remainder will serve as a temporary cushion until I replenish.
What is it you plan on using the requested funds for?	to pay off a couple of personal bills and leave the remainder in the bank as a cushion until I replenish

Member Payment Dependent Notes Series 544418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544418	$3,600	$3,600	11.86%	1.00%	July 14, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544418. Member loan 544418 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	Pike Electric	Debt-to-income ratio:	13.16%
Length of employment:	9 years	Location:	Madison, GA

Home town:
Current & past employers:	Pike Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > Loan to pay off bills before they are overdue and credit cards with high interest rates.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$261.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is it just credit cards you are paying off or normal everyday bills also?	Just credit cards.

Member Payment Dependent Notes Series 544435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544435	$4,000	$4,000	6.39%	1.00%	July 14, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544435. Member loan 544435 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	University of California	Debt-to-income ratio:	12.81%
Length of employment:	6 years	Location:	Oakland, CA

Home town:
Current & past employers:	University of California
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > My credit card companies have jacked up their interest rates! It's much easier and cheaper to consolidate and pay a lower interest rate here with Lending Club!

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$890.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. You only have a credit card debt of $890. Is this debt of a spouse? Wishing you well.	Thanks for your question. We are (my spouse and I) anticipating a debt from this current billing cycle. Rather than enacting a balance transfer, we thought it would be best to build our credit by taking a low-cost loan and paying it off over several years.
1. Can you list your debt balances and interest rates, as well as the financial institution associated with each balance? 2. How much is your rent? car payment? 3. What are your childcare and/or tuition costs?	Thank you for your question. I have statement balances of $1,024 on a Citibank Amex at 13.24%, $617 on a Chase Amex at 13.24%, and approximately $2,400 in new expenditures split between the two (at the same rate). My rent is $1350/month (paid by myself and my spouse who earns approximately $45,000 annually), and we have no car payments, childcare or tuition costs. Hope this helps.
What is the current amount owed and interest rate on the cards you wish to consolidate?	Thank you for your question. I have statement balances of $1,024 on a Citibank Amex at 13.24%, $617 on a Chase Amex at 13.24%, and approximately $2,400 in new expenditures split between the two (at the same rate). Hope this helps.

Member Payment Dependent Notes Series 544440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544440	$13,000	$13,000	14.35%	1.00%	July 19, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544440. Member loan 544440 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,024 / month
Current employer:	ROSING PAINTING Co	Debt-to-income ratio:	22.42%
Length of employment:	10+ years	Location:	ATLANTA, GA

Home town:
Current & past employers:	ROSING PAINTING Co
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,772.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 300 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Saturday 07.10.2010	INTOWN USA was incorporated on january 22,2010. We manufacture a hose retainer clamp that helps professional painters and homeowners. The retainer is a safety device that helps aid when using a high and low pressued hose. It helps keep the hose in place while using an extension ladder. Gregory George designed and patented the hose retainer in the 90's. Mr. George a professional painter for over 30 years idea came from problems he experienced in the field and seeing the dangers 1st hand with cowokers. The target market for INTOWN USA is the professional painter and the homeowners. The funding will be used as start up capital for INTOWN USA. $8,000 dollars of the funding will cover the cost for the mold that will produce the retainer in large quantities. $5,000 dollars will go towards production and packaging of the product.

Member Payment Dependent Notes Series 544537

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544537	$8,000	$8,000	11.12%	1.00%	July 15, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544537. Member loan 544537 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	w.w. Grainger	Debt-to-income ratio:	11.55%
Length of employment:	< 1 year	Location:	albuquerque, NM

Home town:
Current & past employers:	w.w. Grainger
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > this is a debt consolidation loan not a major purchase. I just landed a solid new job 9 months ago almost doubling my yearly pay with a great compnay and taking a look at my credit cards and debt I am paying over 20% on some of them. This loan frees me from that skyrocketed number and my large family of 5 can invest more of our money to our future needs rather then the credit card companies! Any questions please ask! Borrower added on 07/12/10 > I have a solid payment history and no delinquencies. Also on top of home equity I own two vehicles completey paid off in full as available equity. Most of this debt came from having poor heath insurance and a new baby arrrive last year. Now with a new job and better benefits I would love to see this debt go away at an affordable interest rate in a set amount of time! Thanks to all who have invested so far!

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1982	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	78
Revolving Credit Balance:	$8,609.00	Public Records On File:	1
Revolving Line Utilization:	69.40%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I only owe 127,000 on the home loan. Fair market value of the house is 149,000..whih was appraised last year. I owe no seconds on the home.
--Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --Describe your profession. --How many years experience do you have in your current position? --Is the income listed all base salary or does it include commission/bonus income? If get commissions/bonus, please advise of base salary and how much is from commissions/bonus. --Are you the sole earner in the household? --The credit report shows a public record 85 months ago...what type of public record?--What were the circumstances that led to the delinquency? Thanks!	I have 10K in a 401k, 2k in general saving acount, Management is my prfession for the past 12 years. Current role has been since last November as I was recruited into another company. Base is 70K plus poential bonus yearly. I am the sole earner for the home. Record that was 85 months ago was chapter 7 after a failed family business venture. Learned never to deal with family and business and to make sure to LLC and not keep ventures personal. Thanks

Member Payment Dependent Notes Series 544558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544558	$10,000	$10,000	10.75%	1.00%	July 14, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544558. Member loan 544558 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Healthsouth	Debt-to-income ratio:	1.65%
Length of employment:	2 years	Location:	TUCSON, AZ

Home town:
Current & past employers:	Healthsouth
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > Thank you so much for investing in me! I am going to feel so wonderful once I am paying 300/month for 3 years versus 600/month for 30 plus years! This will allow us to have more money to put into savings. I just got married and my husband has a few credit cards with a combined total of 10,000. I am currently employed as a physical therapist assistant for 3 and a half years since graduation and make around 40,000 a year. My husband installs solar electricity and makes about 35,000 a year. Our monthly bills are... mortgage 900 utilities 200-300 cable/internet 70 cell phone 120 car insurance 80 and then our 600/month minimum to the credit cards which adds up to about 2000/month and we bring home about 4,000/month so we are not having any problem making our payments.. and we have about 4000 in savings currently. Again, thanks for investing and I hope I'll be able to be an investor and help others one day!

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,732.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Please list the interest rate and balance for each of your loans (including, but not limited to credit cards), as well as the name of the financial institution through which you got the card or loan. 2. What is your job?	Hi, well I work as a physical therapist assistant and have been employed since graduation for 2 and a half years. Also just to let you know a little bit about myself, I paid off 10,000 student loans my first year out of school, then I paid for a 15,000 dollar wedding the next year. When I got married I was debt free, but my husbands credit cards are as follows: chase 1, 066 citi 6,653 bank of america 2,606 jared 1,891 I am not sure his exact interest rate on each card, but I know they are pretty high and they minimum monthly payments add up to about 600. We are having no trouble making these payments, I just want to get us out of debt. We have no other monthly bills beside mortgage 900/month and utilities. So I hope this gives a better picture of our financial situation.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello. The balance on my mortgage is 128,000.. no home equity line of credit and zillow said current market value is 138,000.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	mortgage- 900 (includes tax/insurance) cable/internet-80 cell phone-120 gas-50 electric-75-100 water-40 car insurance 80 spend about 100 a week on food
What debts will you be consolidating with this loan?	I just got married and my husband has 4 different credit cards adding up to a combined debt of 10,000.
Is the listed income your income alone, or your combined household income? If it's your income alone, what is your household income?	my annual combined household income is 75,000
How do you and your husband plan to avoid additional debt while paying this loan off? Thanks	We plan to avoid additional debt by saving all extra income each month to add to our savings account. In an event of an emergency we will use funds from our savings versus credit.

Member Payment Dependent Notes Series 544569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544569	$17,000	$17,000	14.72%	1.00%	July 19, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544569. Member loan 544569 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,775 / month
Current employer:	Shorecrest Preparatory School	Debt-to-income ratio:	13.51%
Length of employment:	3 years	Location:	ST PETERSBURG, FL

Home town:
Current & past employers:	Shorecrest Preparatory School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I will be paying off all of my consumer debt. Only a portion of that debt is below the terms I am currently being offered through LendingClub. I'll be able to pay the debt off quicker and save money in the process.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,121.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	I own my car, a 2005 Scion XA. I have a school loan payment of $200 a month. I pay $500 in rent, and the utilities are around $250 a month (telephone, gas, electric, and water/sewer--I don't have a t.v.). My auto insurance is $90. The grocery bills vary, but I would say about $250 a month. Netflix (on computer) is $15. Yahoo web site is $13 a month. Gas for the car is $90 a month. I would add another $100 for entertainment, such as books and eating out. I am single w/o children, and my work pays for my health insurance. I hope this helps, and smiles to you.
Since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held? Also, according to your credit report you have approximately $8,000 in revolving debt, yet you are requesting $17,000. What is the additional $9,000 for?	I am not sure why only $9000 is listed: Chase, $2184.31, 19.24% Chase, $1405.3, 13.24% Chase, $4739.06, 23.24% FIA, $952, 24% Discover, $3952.82, 10.24% Sears, $643.6, 20.4% The total is $13, 877.09. I am registered for three college classes in the fall, and my school usually reimburses us. But they opted for a pay raise this year and cut all professional development. I've applied for Financial Aid from the school, but have not heard yet if I will receive any assistance. I don't want to put the classes on a charge card, and that is where the remainder will go, tuition and books. I hope this helps, and smiles to you.

Member Payment Dependent Notes Series 544578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544578	$3,200	$3,200	6.76%	1.00%	July 15, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544578. Member loan 544578 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,458 / month
Current employer:	Department of Defense OIG	Debt-to-income ratio:	8.34%
Length of employment:	< 1 year	Location:	Falls Church, VA

Home town:
Current & past employers:	Department of Defense OIG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > Purpose of this loan is to consolidate credit cards at a low rate and pay them off. Borrower added on 07/09/10 > The purpose of the loan is to consolidate credit card debt at a low rate and pay them off. I work for the Federal Government so my job is very stable. Meeting the monthly payments is a breeze. In fact, I plan on making more that the monthly payments on this loan in order to pay it off faster than the three years.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,497.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 544583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544583	$5,000	$5,000	7.51%	1.00%	July 16, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544583. Member loan 544583 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	dermatology assosciates	Debt-to-income ratio:	20.84%
Length of employment:	2 years	Location:	lake worth, FL

Home town:
Current & past employers:	dermatology assosciates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	37
Revolving Credit Balance:	$6,090.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 544619

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544619	$6,400	$6,400	15.58%	1.00%	July 14, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544619. Member loan 544619 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,166 / month
Current employer:	Bakersfield Heart Hospital	Debt-to-income ratio:	24.68%
Length of employment:	6 years	Location:	Bakersfield, CA

Home town:
Current & past employers:	Bakersfield Heart Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > To consolidate debt and pay lower interest rate. Borrower added on 07/09/10 > To consolidate high interest debt to become debt free

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,833.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance of mortgage loan is $82, 044. I have no HELOC. Zillow.com estimate is $83,000. I bought house for $85,000 15 months ago.

Member Payment Dependent Notes Series 544661

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544661	$13,000	$13,000	7.88%	1.00%	July 21, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544661. Member loan 544661 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	busse hospital disposables	Debt-to-income ratio:	11.96%
Length of employment:	4 years	Location:	hempstead, NY

Home town:
Current & past employers:	busse hospital disposables
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > plan to make some home improvements I'm a good borrower because i believe in maintaining excellent credit my job is very stable

A credit bureau reported the following information about this borrower member on June 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	45
Revolving Credit Balance:	$5,558.00	Public Records On File:	0
Revolving Line Utilization:	11.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 544698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544698	$15,000	$15,000	15.95%	1.00%	July 19, 2010	July 24, 2015	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544698. Member loan 544698 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Procter & Gamble	Debt-to-income ratio:	15.65%
Length of employment:	10+ years	Location:	Cincinnati, OH

Home town:
Current & past employers:	Procter & Gamble
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/10/10 > I want to keep my credit rating/score in good standing. By getting this loan to consolidate my credit card debt, I can keep my credit rating high. I pay all my bills on time each month. I've been employed by Procter & Gamble for 29 and a half years. I am very reliable and will make every payment on this loan until it is payed off.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,066.00	Public Records On File:	1
Revolving Line Utilization:	45.50%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST AND COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'll revisit later, then ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Saturday 07.10.2010	Type your answer here. I will be more than happy to answer any questions you may have.
Transunion Credit Report shows 1 Public Records on File originating 118 months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain the copy your complete Transunion Credit Report to learn that information. FREE copies of your Equifax, Experian, Transunion Credit Reports are avaiable once each yearly at the website www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Bch, VA Saturday 07.10.2010	Type your answer here. It was a court judgement Chapter 7 bankruptcy. My identity was stolen by a former friend and I had no recourse to pay back all the debt. I was able to keep my house and build my credit back to good standing. My bankruptcy will no longer be part of my credit report as of 2/1/2011 (7 more months).
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $15000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Proctor and Gamble Co? Number [2] Transunion Credit Report shows the $12066 Revolving Credit Balance total debt (45.30 pct credit usage). Is any Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] FYI: I am long-time shareholder P and G stock. Over 20-years it has done very well. P and G is basically recession proof becase consumers may postpone buying high-ticket new cars, household appliances, etc, still they must wash clothes, clean house, feed and care for pets, etc. Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.10.2010	Type your answer here. (1) I am a Global Classification Analyst. I classify P&G shipments being imported into the U.S. and exported globally from different countries. The shipments cannot pass through customs until they are classified with a U.S. tariff number. There are only 7 people in the entire company that does this work and movement of product and materials around the globe depend on us. (2) The $12M plus dollars owed on my credit cards is all credit card debt. None of it is any Home Equity Line of credit. The total amount I pay each month on my credit cards is $370.00. (3) I am a reliable person and will not miss a payment. I want to buy a small dog training business when I retire from P&G in ~6 years so I want to be clear of all debt. This loan will pay off my credit cards and I will be free from all debt in the next 3-5 years with an excellent credit rating to be able to start a small business. (4) I asked for a 5 year loan, however, my intentions are to pay it off early, in ~3 years. Thank you for considering my request. I am very hopeful that my loan will be approved and I can begin the process of becoming debt free. This loan will really help me achieve my future goals.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. I own my home. The remaining mortgage on my home is $38,000.00. The current market value of my home is $70,000.00.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. The total balance of my morgage is $38,000.00 I do not have any Home Equity Loans. The current market value of my home is $70,000.00. Let me know if you have anymore questions.
Your credit history indicates 5 inquiries in the last six months, could you please explain what these were for, and have you taken on any new debt? If you've taken on new debt, what is it for and what are the monthly payments. Thanks.	Type your answer here. I tried to consolidate my credit card debt. I tried to refinance my house, but the interest rate of 4.75% was not much lower than the rate I have of 5.25%. The closing costs were high, so I didn't feel it was worth the effort of refinancing. I tried for a persona loan from US Bank using my car as collateral, however, the bank denied the loan because the car was not worth more than amount of the loan being requested. I tried a few times to transfer all of my credit card balances to 0% credit card. None of these requests were approved. I have not take on any new debt.

Member Payment Dependent Notes Series 544705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544705	$8,000	$8,000	7.51%	1.00%	July 14, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544705. Member loan 544705 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,542 / month
Current employer:	Bechtel Marine Propulsion Corporation	Debt-to-income ratio:	12.29%
Length of employment:	2 years	Location:	Niskayuna, NY

Home town:
Current & past employers:	Bechtel Marine Propulsion Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > Hello. The purpose of this personal loan is two fold: Consolidate my payments and reduce the overall interest rate that I'm paying. I currently have 3 credit cards with an overall balance of around 10k and interest rates ranging from 9% to 16% APR (After calling them up to request APR reduction). This debt was accumulated to support finishing up College. I don't have much other monthly expenditures, I have a stable job and I'm well on my way to pay these debts. I appreciate your support through this loan and look forward to investing through here in the future. Feel free to ask any other questions. Thanks.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,304.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 544715

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544715	$8,700	$8,700	15.58%	1.00%	July 15, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544715. Member loan 544715 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Amrest	Debt-to-income ratio:	9.90%
Length of employment:	2 years	Location:	BEAVERTON, OR

Home town:
Current & past employers:	Amrest
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > I am going to use this loan to pay off my credit cards and consolidate my debt so that I can pay if off in two years.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,190.00	Public Records On File:	1
Revolving Line Utilization:	79.90%	Months Since Last Record:	50
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - could you explain the public record from about 4 years ago? Also, what is Amrest and what do you do there? Art	I'm unclear of what public record you are referring to. I work as a server at applebee's for the last 2 years. Amrest is the company that owns the store.
Reported your offensive loan title. Hope loan is REMOVED.	I received a car loan. 3 months later, got into car accident that totaled out the car. I had xtra coverage on truck 2 pay it off quickly.

Member Payment Dependent Notes Series 544725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544725	$8,900	$8,900	13.23%	1.00%	July 14, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544725. Member loan 544725 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,100 / month
Current employer:	BASIN WESTERN	Debt-to-income ratio:	15.27%
Length of employment:	5 years	Location:	FRUITA, CO

Home town:
Current & past employers:	BASIN WESTERN
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > 1997 harley-davidson electra glide with only 10,566 miles. mint condition

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	7
Revolving Credit Balance:	$7,569.00	Public Records On File:	1
Revolving Line Utilization:	54.50%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Saturday 07.10.2010	Type your answer here.ok
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.mortgage balance is 172920.00 no HELOC OWED market value 216000.00
Could you discuss the delinquency and the public record? Thanks.	Type your answer here.I FILED BANKRUPSY IN 2003 SINCE THEN THERE SHOULD BE NO DELINQUENCY REPORTED.

Member Payment Dependent Notes Series 544732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544732	$1,000	$1,000	10.75%	1.00%	July 14, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544732. Member loan 544732 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,130 / month
Current employer:	Federal Government	Debt-to-income ratio:	14.50%
Length of employment:	n/a	Location:	Weaver, AL

Home town:
Current & past employers:	Federal Government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I would like loan to take a vacation and to help my daughter

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	70
Revolving Credit Balance:	$7,962.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total Balance of my 2 Mortgage loans are $107,000 Current Appraised Value is @ $119,000 Appraised in January of this year. I refied due to a reduction of interest rates. I have no HELOCs on my home.
Hi; how long have you been at your job, what other debet do you have and dallor amount? Thanks.	I was with the Federal Aviation Administration for 30 years and retired from Air Traffic Control about 13 years ago. Currently I am drawing a Federal Retirement of $3700 a month. My current debts are $308 a month to CitiFinancial and $120 a month to To Domestic Bank where I had my two bathrooms remodeled.

Member Payment Dependent Notes Series 544737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544737	$10,000	$10,000	7.51%	1.00%	July 19, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544737. Member loan 544737 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	ANH Refractories	Debt-to-income ratio:	23.23%
Length of employment:	10+ years	Location:	OAK HILL, OH

Home town:
Current & past employers:	ANH Refractories
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > Always pay on time. Time in job of almost 40 years.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1971	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,566.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	Debt consolidation.

Member Payment Dependent Notes Series 544790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544790	$12,000	$12,000	11.12%	1.00%	July 16, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544790. Member loan 544790 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Ohio Virtual Academy	Debt-to-income ratio:	10.30%
Length of employment:	2 years	Location:	Huron, OH

Home town:
Current & past employers:	Ohio Virtual Academy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,959.00	Public Records On File:	1
Revolving Line Utilization:	15.30%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage loans balance is $109,051.36 as of 7.10.10. My last home appraisal was in March, 2010. Unfortunately, due to the poor housing market, it was valued at $118,000 only.
1. What is Ohio Virtual Academy and what do you do there? 2. Monthly mortgage? 3. Are you the sole wage earner in the household? 4. Loan request = $12k, revolving credit balance = $4k - why the additional $8k? 5. Employment for 5 years.	1. Ohio Virtual Academy is an online school, and I'm a 4th grade teacher. I work with families who are homeschooling their children. 3. I'm the sole wage earner. I retired from teaching at a local public school after 31 years. I work from home for Ohio Virtual Academy and receive a monthly pension from Ohio's retirement system. 4.My credit card total is $12,000. 2.My monthly mortgage is $995.
--Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --how much of your income is from your pension and how much from Ohio Virtual Academy? Thanks!	I tried answering this question with the information you requested, but I just received an e-mail from LendingClub telling me my answer cannot be displayed due to its having identifiable information in it. I did not include SS or bank account numbers, so I'm not sure why my answer was rejected. Sorry.

Member Payment Dependent Notes Series 544815

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544815	$20,000	$20,000	18.30%	1.00%	July 15, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544815. Member loan 544815 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Bridgehampton Natioanl Bank	Debt-to-income ratio:	15.91%
Length of employment:	10+ years	Location:	MATTITUCK, NY

Home town:
Current & past employers:	Bridgehampton Natioanl Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,140.00	Public Records On File:	0
Revolving Line Utilization:	97.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $20,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Bridgehampton National Bank? Number [2] Transunion Credit Report shows the $16,140 Revolving Credit Balance total debt (97.20 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 300 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.10.2010	To answer your questions: 1 - I am the Branch Manager, Assistant Cashier at Bridgehampton National Bank's Greenport and Peconic Landing branches. 2 - The amounts I pay monthly on the debt vary from the minimum to as much as I can manage in an attempt to paydown the debt. 3 - I am a single mother that has managed to support my daughter and myself and purchase a home with no assistance to date. I am very conservative and work hard to live within my means.Unfortunately, I find myself in a position that I want to get back under control. My plan is to use the loan proceeds to eliminate the credit card debt before it becomes an issue. 4 - I selected the 60 month term over the 36 month option to ensure the agreed payments are always made on time. Should my financial situation allow, I would like to make either additional payments or reduce this loan amount as additional funds such as tax refunds or incentive payouts from my employer as received, if that is acceptable. But at this time, I am most comfortable fully committing to the 60 month term.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I think I may have already answered your question, but if not, here's the information. Total mortgage balance is $135m. No HELOCs. Current value per zillow.com is $294m.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1 - Balance on my mortgage is $135m. No HELOC's and I'd prefer to keep it that way and handle this short term debt issue separately. Current market value according to zillow.com is $294m.
1) loan purpose? 2) what is Bridgehampton Natioanl Bank and what do you do there? 3) what is the interest rate on your current debt?	1 - Purpose of my loan request is to be proactive about paying extremely high interest rate credit card debt before it gets out of hand. My goal is to eliminate the credit cards and have one reasonable monthly payment at a lower rate. 2 - Bridgehampton National Bank is a small community bank headquartered in Bridgehampton NY where I have been employed in various positions since 1992. I currently serve as the branch manager of the Greenport and Peconic Landing branches. More information can be found on our website www.bridgenb.com 3 - Current interest rates are about 29%. Unfortunately, I was less than 30 days late on payments and my rate jumped to that ridiculous rate.
What is the value of your home and when did you buy it? What region of this country do you live in? What is the mortgage? Please list the debts you plan to pay off with this loan, your current monthly payments, and the interest rate of each loan.	I purchased my home in 2007. Current market value is approximately $294m. I live on the east end of Long Island in New York. Mortgage balance is $135m. The debt I hope to pay are as follows: Chase Disney credit card with a minimum payment of $264 interest rate is 29% Chase Rewards Card with a minimum payment of $125 and interest rate of 29% Citicard with a minimum payment of $200. Interest rate is 29%. My goal is to pay off this high interest rate debt and have one payment at a lower interest rate.
Would you mind disclosing your job title, a brief description of your duties at Bridgehampton National Bank, and how long you've worked there? Also, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	Thank you for your questions with specific directives. I will address the employment and income verification as suggested, but to answer your other question, I have been employed with Bridgehampton National since 1992. I am a branch manager for the Bank. My primary duties are customer service oriented retail sales and business development and managing, as well as supporting and coaching my staff to provide a superior experience for every customer.
From one single mom to another, here are some $$$. Good luck to both of us. Is there a reason you don't want a HELCO? the interest rate would be better than this loan.	Thank you for your interest. As a banker, I completely understand where you are coming from with the HELOC question. Its just one of those things, while I know the rate would be better, I'd rather not use my home as collateral.
Please lists the balances of the cards you are going to pay off. If you call or email Lending Club and expedite the APPROVAL process, the lender will REALLY fund your loan. We see a high rate (18.30%), good credit rating, and a GREEN CHECK MARK alongside the APPROVAL we just go crazy over funding your loan. On the hand if you don't get your app approved and income verified your loan might not fund fully. Thank You P.S My wife says that I preach way too much.	The balances on the three cards I want to pay are $5,739, $3,100 and $7027 with the remaining funds going toward my car loan. Thanks for the tip regarding contacting Lending Club - I will take your advice right now. Not sure if your wife is right, but I'm always open to advice and suggestions. :)

Member Payment Dependent Notes Series 544819

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544819	$12,800	$12,800	15.21%	1.00%	July 19, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544819. Member loan 544819 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,017 / month
Current employer:	Sun Life Financial	Debt-to-income ratio:	21.49%
Length of employment:	10+ years	Location:	Franklin, MA

Home town:
Current & past employers:	Sun Life Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > I will be paying off payday loans closed credit accounts and money owed to so many people Right now my account is negitive and I am a mess please be real. Borrower added on 07/10/10 > I must also say that I am very true to my words. I pay my bills and when I was a younger girl the concept of a credit card was like free money. I wanted I bought. The balance became too much. I tried consolidation groups since 2000. I had a credit outstanding of over 42,000.00 on two cards at that time. I am now down to 6300.00 remaining but I dropped out the consolidation group because I would pay my money and the banks and consolidation group would hold my money as long as they could jacking up my interest. It was bad. So lfe goes on and I rack up other bills trying to get rid of the bills I have had. Vicious circle and I just want one bill so I can have peace of mind and sleep again. My life is a mess right now and only I can fix it with of course the help you your lenders. Please help me. The banks certainly don't. Borrower added on 07/10/10 > Does it matter if I fix my spelling errors. I type for a living, too. Borrower added on 07/12/10 > My ultimate goal of buying a home will not be immediate, but right now it's not even within reach. It is amazing to me how I have tried to do the right thing my whole life and it doesn't work out for me. I could have claimed bankruptcy 10 years ago and it would have been erased off of my credit report by now but I am true to my word and although I tend to loose my way a little bit at times I know what the right thing is. I do not know how I stumbled across this site but it makes me feel good to know that there are people out there who generally still care about other people. It warms the soul. I am now dedicated to this and will pay it forward in my future. I thank you all for your help.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	5
Revolving Credit Balance:	$10,819.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Saturday 07.10.2010	Type your answer here.I guess my question is I am not sure what the question is. Are you asking me to provide proof of my bank account or proof of emplyoment. If so please contact me so I can provide that information or so I may better understand what you are asking? Joanne P
Earlier email NOT asking any questions. Purpose strictly tell you WHAT YOU NEED TO DO to complete required borrower employment-income verification (a/k/a "Credit review") so Review Status upgraded to "Approved" for promissory note to be issued when loan funded a-n-d $ can be deposited your bank account. Email details steps you follow and help you become successful borrower whose loan Q-U-I-C-K-L-Y 100 pct funded and issued. I cannot explain better than what I already did in earlier email. REREAD it and AFTER verifying if less than $1 trial deposit posted bank account then contact Home Office Credit Review on Monday 8AM PT to start "ball rolling". I'll follow loans progress and AFTER Credit Review completed and loan "Approved" for issue is when many lenders, including me, will be committing their $$. Lender 505570 USMC-RETIRED Saturday 07.10.2010	Type your answer here. I will do what needs to be done including funding to my bank account to ensure that it is infact a true bank account. therefore the quicker I may receive the funding so that I can begin to prepare for my future.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Friday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, VA Tuesday 07.13.2010	Type your answer here.Forgive me if I have missed something I do not see a section that needs approval for a promisary note where I would need to check something off. I have been all through the whole contract and must have missed it. I have left a message with the support lending club as all of the lines were busy so that they may assist me in something I may have missed. Joanne
Borrower, FYI: Loan application shows Credit Review completed. Income Verification check-marked. Credit Review Status "Approved" for later promissory note to be issued and, after loan $ origination fee deducted, the loan's net $ to be deposited into bank account. NO reply required. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.15.2010	Type your answer here.Okay, thanks for your help.

Member Payment Dependent Notes Series 544820

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544820	$6,000	$6,000	18.67%	1.00%	July 15, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544820. Member loan 544820 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,796 / month
Current employer:	Casey Family Services - UPS	Debt-to-income ratio:	11.11%
Length of employment:	2 years	Location:	Bristol, CT

Home town:
Current & past employers:	Casey Family Services - UPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > Thank you for taking the time to review my loan. The request is for the following reasons: 1. Pay off 1 Credit card 2. Pay tuition to complete Bachelor's Degree (1yr left) 3. Have some badly need Home Improvements completed: - Roof & Siding I have been in my profession for over 10 years. I know how to manage my finances and continue to do so. However, in the past year and a half I came into some debt because of providing financial support to my parents due to a illness in late 2008. I've been trying to catch up ever since. I want to pay off the credit card, finish my last year of college, and complete the badly needed home improvements that I had to put on hold to assist my family. I will be truly grateful to any assistance that can be provided. Borrower added on 07/11/10 > Thank you all so much!!!

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	60
Revolving Credit Balance:	$2,430.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello to you. I thank you for your interest. Below are the answers to the questions asked of you... 1. Only have 1 mortgage / Balance = $183K 2. HELOC Loans- None 3. Checked on Zillow.com today / Current Value = 214K Your consideration of assisting me is truly appreciated.
What will be your B.A. degree and what will you do with it? What is the credit card balance and APR that you will be paying off? How much will the roof and siding repair cost?	I will be completing a Bachelor of Science with concentrations in Accounting, Computer Science, and Human Services. I plan to utilize this Degree for future opportunities to advance into a Management Level positon within my profession. My current Credit card balance is $5,500 with an APR of 13.25%. From the 6 quotes that I had done, 3 offered a price of $19,000 due to combining all the improvements together including repairing some areas with rotting wood. Please see outline below: 1. $8,000 for the roof 2. $11,000 for siding and repairing the rotting wood areas. I managed to put away some money but still need additional assistance. I hope that I've answered all your questions. Thank you for reviewing my loan.
Your approved loan amount is only $6,000. What will you use the money for? Why did you want to pay off your credit card with APR of 13.25% with this 18.67% loan? Thank you.	Good evening. My orginial loan request was for $16,000.00. Yesterday evening via email, Lending Tree informed me that they will be reducing my loan request to $6000.00. I'm not exactly clear on the reason for the reduction. I contacted the credit card company today to reconfirm the APR. I mistakenly misread the statement. The representative clarified that the 13.25% APR is for any cash advances I would make on the card, and that the APR of 24.59% is for all other transactions. I apologize for the confusion. With the reduction of the loan requested, I had to rethink and realign the loan to be disbursed as follows: 1. Pay college tuition for the Fall 2010 semester 2. $1000.00 towards credit card balance 3. Combined with what I've saved will complete 1 of the Home Improvements (Roof) Thank you for your questions and hope that I've answered everything for you. Thank you for reviewing my loan.
The best thing that you can do now, is contact lending club and find out how you can expedite the approval process. The green check-mark beside the the APPROVED on your app really attracts lenders.	Thank you.

Member Payment Dependent Notes Series 544895

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544895	$11,350	$11,350	7.88%	1.00%	July 21, 2010	July 23, 2013	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544895. Member loan 544895 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	Truck City Ford	Debt-to-income ratio:	8.67%
Length of employment:	6 years	Location:	Pflugerville, TX

Home town:
Current & past employers:	Truck City Ford
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > My wife took a job in another state, and our [now former] home is under contract to sell. With the depressed local market, it is selling bellow what we owe. Rather than be a scuzzy person who walks away from their obligations, we want a loan to pay off the difference and do the right thing. We are NOT behind on payments and never have been... we just had to sell at a lousy time in order to take advantage of a great job opportunity.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,877.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 544915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544915	$4,800	$4,800	13.61%	1.00%	July 16, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544915. Member loan 544915 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,647 / month
Current employer:	Massage Envy	Debt-to-income ratio:	15.79%
Length of employment:	< 1 year	Location:	CINCINNATI, OH

Home town:
Current & past employers:	Massage Envy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	39
Revolving Credit Balance:	$6,636.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	i do not own my home, and am unable to answer the rest of your questions.

Member Payment Dependent Notes Series 544972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544972	$15,000	$15,000	13.98%	1.00%	July 16, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544972. Member loan 544972 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	PSEG CO	Debt-to-income ratio:	15.11%
Length of employment:	10+ years	Location:	PISCATAWAY, NJ

Home town:
Current & past employers:	PSEG CO
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	71
Revolving Credit Balance:	$19,624.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PSEG and your role there?	A large utility company in the state of New Jersey. Office work.

Member Payment Dependent Notes Series 544977

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544977	$5,000	$5,000	14.35%	1.00%	July 14, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544977. Member loan 544977 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,200 / month
Current employer:	n/a	Debt-to-income ratio:	20.64%
Length of employment:	n/a	Location:	tomah, WI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > truck repair-funeral expenses of my son-vacation

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,479.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	owe 71000 value 79000
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Saturday 07.10.10 ..2010	social seccurity disability-100% service connected va disability
"Other" loan description tells lenders nothing useful. Please provide an accurate loan description and loan will fund much faster.	truck repair-pay off funeral expenses for the death of my son-vacation

Member Payment Dependent Notes Series 544994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544994	$6,000	$6,000	11.49%	1.00%	July 14, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544994. Member loan 544994 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	ADP	Debt-to-income ratio:	9.47%
Length of employment:	2 years	Location:	Kennesaw, GA

Home town:
Current & past employers:	ADP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1970	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	37	Months Since Last Delinquency:	15
Revolving Credit Balance:	$12,582.00	Public Records On File:	1
Revolving Line Utilization:	45.10%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The bank owns my home, but the mortgage is in my name. The balance is approximately $204,000 but the market value is only about $190,000. I bought in 2006, just before the housing market collapsed.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is $204,000. Market value is approx. $185,000 - 190,000. I purchased my home just before the housing bubble burst in 2006, so unfortunately lost a considerable amount on it very quickly.
1. what is your position at ADP? 2.Would you tell us about the following that shows an your Credit History? Delinquencies (Last 2 yrs) 1 Months Since Last Delinquency 15 Public Records On File 1 Months Since Last Record 105	I'm an Implementation Consultant with ADP. I do not have my credit report so I don't know what the issues are that you are referring to. Your question states that it says "1 month since last delinquency" but I'm certain have not been delinquent on anything so I need to pull it and check.
Thank you for answering my first question. For my second question, maybe this is a little more easily read. (one delinquency, fifteen months ago) and (one Public Record, 105 months ago). Delinquencies (Last 2 yrs) = 1, Months Since Last Delinquency = 15, Public Records On File = 1, Months Since Last Record = 105.	I just pulled my credit report so I can answer this now. The 1 delinquency 15 months ago was for the Chase Medical account that I opened to pay for some extensive dental work that needed to be done. It was interest free so i decided to spread out the payments. It was a 30 day delinquency. I have no specific reason why it was late, other than that I probably just forgot to pay it one month. The Public Record 105 months ago was a bankruptcy that was discharged in 2001.

Member Payment Dependent Notes Series 545017

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545017	$4,000	$4,000	11.86%	1.00%	July 19, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545017. Member loan 545017 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Pierce Transit	Debt-to-income ratio:	16.88%
Length of employment:	4 years	Location:	Tacoma, WA

Home town:
Current & past employers:	Pierce Transit
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	43
Revolving Credit Balance:	$4,107.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you entering rehab? For what type of affliction?	Thank you for asking your question. No, I am not going into rehab, I rehab properties. Purchase, rehab and re sell. Sorry for any confusion.
What do you plan to use the loan for? Are you going into rehab?	Thank you for asking your question. No, I am not going into rehab, I rehab houses. I purchase, rehab and then resell the property. Sorry, for any confusion.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I do own my own home, but what the money is used ofr is to do rehabs on other roperties. I have the resources to purchase the properties but need to borrow money to do the repairs on the properties. Thanks for your question, I hope that this helps.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My balance on my home mortgage is 180,000. The current market value is at 191,000 per zillow. That is all that is owed on my house. Lots of upgrades since I bought the house 1 year ago. Thanks for your question, I hope this helps.

Member Payment Dependent Notes Series 545065

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545065	$4,000	$4,000	7.14%	1.00%	July 14, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545065. Member loan 545065 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Echo Communicate	Debt-to-income ratio:	4.14%
Length of employment:	1 year	Location:	Nottingham, MD

Home town:
Current & past employers:	Echo Communicate
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/10/10 > my payments are always on time credits always been good Borrower added on 07/12/10 > FYI - my fiance pays half the bills, he makes $40k/yr

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,942.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a delinquency listed 16 months ago. Please explain.	Chase: March 2009 The company i was working for closed for business without warning. I had to wait for the last paycheck and unemployment took a while to process my account. I was working 1 month later.

Member Payment Dependent Notes Series 545072

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545072	$3,500	$3,500	7.88%	1.00%	July 15, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545072. Member loan 545072 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	E.M.S technologies	Debt-to-income ratio:	6.33%
Length of employment:	3 years	Location:	Glen Burnie, MD

Home town:
Current & past employers:	E.M.S technologies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,957.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for? Your credit report shows that you had a credit inquiry recently. Could you please explain what this was from and whether or not it resulted in your opening a new account?	This was from house refinancefor better interest rate. Loan is for reliable vehicle for wife.

Member Payment Dependent Notes Series 545110

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545110	$4,200	$4,200	7.51%	1.00%	July 15, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545110. Member loan 545110 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Adecco	Debt-to-income ratio:	2.50%
Length of employment:	< 1 year	Location:	San Jose, CA

Home town:
Current & past employers:	Adecco
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$294.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 545156

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545156	$8,000	$8,000	13.23%	1.00%	July 14, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545156. Member loan 545156 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	Department of State/USAID	Debt-to-income ratio:	7.86%
Length of employment:	2 years	Location:	Spring Hill, FL

Home town:
Current & past employers:	Department of State/USAID
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/10/10 > I want to help my parents purchase a used car. I am working for the US Gov't as a senior advisor in Afghanistan. I have more than 25 years experience in this field and have been working in Iraq and Afghanistan for the last 3 years now. There is not a single derogatory thing on my credit file and I always pay extra on my house and credit card payments. Thank you for looking at my loan....

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,945.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST AND COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'll revisit later, then ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Saturday 07.10.2010	Thanks so very much for the informative information. It is very much appreciated....
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $8000 "Other" category loan. My questions are: Number [1] Length of Employmnet US DOS/USAID shows 2 years but narrative says 3 years in Afghanistan/Iraq and 25 years plus in this particular field. Borrower Profile facts and self-entered Description narrative conflict. Explanation is? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.10.2010	I have been with the US Gov't for a little less than 2 years now. Prior to working for Department of State and USAID I worked in Iraq for a contractor for USAID for a little over 2 years. Prior to working in Iraq and Afghanistan I was a City Manger in Florida. I have been in government service for more than 25 years total in various capacities from Director of Finance to State Auditor to City Management. My credit card balances are as follows: Macy's 0.00 Citi Bank 4,300.00 Chase 0.00 Best Buy 0.00 HSBC 0.00 Target 0.00 I took these figures from my TransUnion credit report dated 6/24/2010 as I can only access changes once a month. I plan to pay this loan off in 1 year or less. I want to thank you for taking the time to help guide me through this process. It is very much appreciated.
Hi! Can I ask if you have been working for 25 yrs why your first credit line is from 2005? Thanks!	If you were able to see my Experian and Equifax you would see employment history dating back to 1994 and I have worked since the early 1970s. I went through a really rough divorce back in about 1986 when I had a home and credit cards. We sold the home and I cut up the credit cards and paid off the balances over several years. Those histories dropped off the credit reporting system. I didn't remarry until 2004. It was in early 2005 that we bought our home that we currently live in. I basically had to start a credit history from scratch which made it more costly for me when it came time to purchase my home. If I had it to do over, I would have kept at least a couple of credit cards open all that time but living with cash and only worrying about myself kept me from getting into debt that I could not afford. You read books about being debt free and it is good but when you do as I did and go so long debt free and then need a large credit item like a home, you have to reestablish a credit history and you end up paying more for it in the long run. I hope this helps answer your question....
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	First mortage is aboutt 170,000 and the second is about 53,000. The first is a 30 year and the second is a 20 year loan. I had the home appraised last year and the value was 195,000. The housing market where I live has taken a beating like everywhere else in the country. When I took out the second mortgage the appraisal was a little over 250,000. Hope this helps....
25 years of experience in your field would suggest you're not a kid anymore, yet you have a credit history that's only 5 years old? Doesn't add up to me.	Please refer to the answer to the same question... If one could see more than the TransUnion one would see that the other 2 agencies report employment history back to 1994. My old credit history dropped off a long time ago. After my divorce back in the 80s I sold our home and paid off credit cards and tore them up. I did everything by cash until I remarried in 2004 and then had to begin building my credit history all over again. I obviously had no control over what falls off my credit report but Lending Club has my date of birth and they can verify that my DOB exceeds 25 years back. It may not add up to some folks but the fact that I lived on a cash basis served me well for all the years I was single. After I finally remarried I began the long process of re-establishing credit. I don't know of any other way for me to prove to people that what I say is true. If there are any suggestions, I would be most happy to try them.... Thanks for taking the time to pose the question and for taking the time to look at my loan scenario....
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I answered this question earlier today. Do you have access to all the questions that have been posed to me? My first loan is about 170,000 and is a 30 yr loan and the second is about 53,000 and a 20 yr loan I believe. I had the home appraised last year and it came in at 190,000. When I obtained my second mortgage the value of the home was a little more than 250,000. The devaluation due to the current state of the economy as witnessed all over the country.... Please let me know if I can be of further assistance...

Member Payment Dependent Notes Series 545189

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545189	$12,000	$12,000	7.88%	1.00%	July 20, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545189. Member loan 545189 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	Hitachi Data Systems	Debt-to-income ratio:	8.38%
Length of employment:	9 years	Location:	San Diego, CA

Home town:
Current & past employers:	Hitachi Data Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > Solid Credit Worthy Borrower with 9+ years employment at the same employer. Borrower added on 07/14/10 > I have a stable job (9 years with the same company). In a stable industry that has continued to grow even in the down economy. This loan will save me over $500 per month compared with the interest rates and my current credit card payments. I have not missed any payments on any loan ever. I have successfully paid off 2 car loans, and my financial goal is to have zero debit in 3 years.

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,915.00	Public Records On File:	0
Revolving Line Utilization:	35.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please post the details of the debt consolidation you are planning. What are you current payments and rates? How much are you going to save with this loan?	Rounded to the nearest $100: $4,500 @ 24.6%, $3,300 @25.24%, $4,200 @ 20.99%, $400 @ 17.24%. Which works out to ~12,400 @ 23.32% Currently (and for the past 2 years) I have been paying $1000-$880 per month. With this loan I would be saving $675-$505 per month!
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	This replaces all my CC debit which has not increased in principal in 2 years. My current CC payment is > $880 per month. This is a savings of over $500 per month. My other budgeted expenses comprise $3000 per month.
Can you verify your income with LC? You basically fax them a copy of your paycheck. A claim of $11,000/mo sounds high. Is that household income or just yours? Are there cosigners on this loan?	No co-signers. My yearly income before taxes last year was 140k, and this year I have received a raise, and higher bonus attainment.

Member Payment Dependent Notes Series 545231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545231	$12,000	$12,000	11.12%	1.00%	July 20, 2010	July 25, 2015	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545231. Member loan 545231 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Polo Ralph Lauren	Debt-to-income ratio:	4.27%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	Polo Ralph Lauren
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > I plan to use the funds to consolidate the following credit card balances: - HSBC line of credit - $3,929 monthly minimum $101 - Bank of America credit card - $3,306 monthly minimum $103 - American Express gold card - $3,592 - American Express open card - $1,116 I'm currently an Associate Manager with Polo Ralph Lauren and have been with the company for about 2 years.

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,261.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each of your debts (types/balances/APRs) that *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	My only other debts which will not be paid off with this loan are my student loans, which I currently have budgeted to continue paying this amount: Total Student Loan Monthly Payment - $437 - Sallie Mae Student Loan 1 balance - $23,766 - Sallie Mae Student Loan 2 balance - $19,450 - Sallie Mae Student Loan 3 balance - $10,789 - Sallie Mae Student Loan 4 balance - $23,414 - Sallie Mae Student Loan 5 balance - $14,178
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My other $ monthly costs are the following: - SallieMae Monthly Student Loan Payment - $437 - Rent - $1050 - Cell Phone/Home Phone/TV/Cable - $250 - Utilities - $80 - Food - $250 - Gym - $10 - Car - $0 - Childcare/tuition - $0
how much is your rent?	My rent is $1050/month
What are the interest rates on your current debt?	My interest rates for my current debt are the following: - HSBC line of credit - $3,929 monthly minimum $101: 17.99% APR - Bank of America credit card - $3,306 monthly minimum $103: 27.24% APR - American Express gold card - $3,592: 27.24% APR - American Express open card - $1,116: 19.24% APR

Member Payment Dependent Notes Series 545234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545234	$10,950	$10,950	7.88%	1.00%	July 19, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545234. Member loan 545234 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	mosaic	Debt-to-income ratio:	17.72%
Length of employment:	10+ years	Location:	riverview, FL

Home town:
Current & past employers:	mosaic
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,746.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	truck-paid, utilities-$ 250. month, the loan will pay for a couple of CC and a loan. This will free up about $ 200. per week.
Hello. I am interested in helping fund your loan, but need your answers to these two questions first please: 1. What is the total balance of the mortgage and any HELOC loans you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. $165,000. mortgage on home. 2. Around $ 230,000-240,000.
What is the current rate and amount owed on the debt you wish to consolidate?	The current rate on debt. is 21% and the amount is $ 10,500.

Member Payment Dependent Notes Series 545274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545274	$4,900	$4,900	13.61%	1.00%	July 14, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545274. Member loan 545274 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,583 / month
Current employer:	Bayhealth	Debt-to-income ratio:	6.93%
Length of employment:	5 years	Location:	MAGNOLIA, DE

Home town:
Current & past employers:	Bayhealth
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	4
Revolving Credit Balance:	$17,232.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST AND COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'll revisit later, then ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.11.2010	I'm using this loan to replace the engine in my truck. I will have this loan paid in 1 1/2 years or less. I don't like using all of my savings
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.11.2010	I'm using this loan to replace the engine in my truck. I will have this loan paid in 1 1/2 years or less. I don't like using all of my savings
What do you plan to purchase with this loan? Loan description?	I have to replace the engine in my truck. I was considering buying a new vehicle but it would be cheaper to fix it due to it being a 2004 Dodge which is valued over 12,000.00. I didn't wan't to buy a new vehicle.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My total on my mortgage is 325,000. It is market value is 340,000 to 365,000. Once this loan is funded I wiil have this loan paid in a 1 1/2 years or less. I could all of my savings for the most of what I'm asking for, but I don't like use all of my savings.

Member Payment Dependent Notes Series 545285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545285	$6,250	$6,250	14.84%	1.00%	July 19, 2010	July 24, 2013	July 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545285. Member loan 545285 was requested on July 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,375 / month
Current employer:	Siemens Water technologies	Debt-to-income ratio:	19.96%
Length of employment:	2 years	Location:	Elizabeth, NJ

Home town:
Current & past employers:	Siemens Water technologies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,928.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was your job prior to Siemens and how long were you there? Art	my job prior to Siemens was in C&S Wholesales inc and in IKEA store Please,my English is poor. ..Ramon.
What is your first language and of which country are you a citizen?	Spanish is my first language.I am cuban.
Could you please provide a breakdown of your current debt (e.g. Credit Card; Balance; Rate; Monthly payments), and indicate which debts will be paid off with this loan. Thank you.	Citi financial,4000.00,210.00monthly.
Ud. dijo que su dedua con Cit es 4,000 pero no puso el interes. Ademas, esta pidiendo mas de la dedua. Que piensa hacer con el otro 2.5 mil?	Gracias por esa pregunta.En verdad quiero pagar esa cuenta ya que el interes que pago,como personal loan es sobre los 26%;no se en realidad cuanto es pero Uds me ofrecen el 14 al 18%; eso es mejor,no es verdad?. El resto es para pagar otras cuentas en que el APR es mayor al que Uds me ofrecen. Gracias de nuevo por hacer preguntas interesantes. Ramon Campana.. Nota: quisiera por esta via dejarle saber al Club que no he contestados otras preguntas a otras personas por que no hablo muy bien el ingles.Que me disculpen.

Member Payment Dependent Notes Series 545352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545352	$4,800	$4,800	13.23%	1.00%	July 16, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545352. Member loan 545352 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	nyc transit	Debt-to-income ratio:	16.41%
Length of employment:	10+ years	Location:	staten island, NY

Home town:
Current & past employers:	nyc transit
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,472.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 545370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545370	$3,500	$3,500	14.72%	1.00%	July 16, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545370. Member loan 545370 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Department of Homeland Security	Debt-to-income ratio:	19.30%
Length of employment:	2 years	Location:	Newark, NJ

Home town:
Current & past employers:	Department of Homeland Security
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > Need help trying to get out of a very uncomfortable living situation...pleez help me!!

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,530.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you provide a budget (meaning monthly income after taxes and an itemized list of typical monthly expenses)?	I make about $1700 a month after taxes, i spend $700 for all household bills including rent, $300 for car payment, $100 for groceries, $70 for my phone bill and about $40 for gas

Member Payment Dependent Notes Series 545385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545385	$5,000	$5,000	14.35%	1.00%	July 21, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545385. Member loan 545385 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Hart and Cooley	Debt-to-income ratio:	16.46%
Length of employment:	5 years	Location:	HUNTSVILLE, AL

Home town:
Current & past employers:	Hart and Cooley
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > I pay my bills on time, the monthly payment fits well in my budget, and I've held the same secure and steady job for 5years plus. Thank you in advance for your interest.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	38
Revolving Credit Balance:	$1,491.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why are you putting money in a home you do not own?	I'm looking to upgrade my bedroom set, general area like that. Thanks.
Your loan details state that you are renting. What is the Home Improvement for? Thank you.	Thanks for the question and interest. I'm looking to upgrade my bedroom set, general area like that.
Can you describe your home improvement project and the overall budget? Many thanks and good luck!	Thanks for the question and interest. I'm looking to upgrade my bedroom set, general area like that.

Member Payment Dependent Notes Series 545408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545408	$3,600	$3,600	13.98%	1.00%	July 16, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545408. Member loan 545408 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Florida Marine Transporters	Debt-to-income ratio:	17.11%
Length of employment:	6 years	Location:	Slidell, LA

Home town:
Current & past employers:	Florida Marine Transporters
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	44
Revolving Credit Balance:	$8,102.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance of my mortgage is 187,??? and the market value is 199,000. Thank you for your consideration.

Member Payment Dependent Notes Series 545418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545418	$5,850	$5,850	11.12%	1.00%	July 21, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545418. Member loan 545418 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Nagahama City, Japan, Board of Education	Debt-to-income ratio:	17.17%
Length of employment:	1 year	Location:	Greer, SC

Home town:
Current & past employers:	Nagahama City, Japan, Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > I classified myself as self-employed, as I currently work abroad and cannot categorize things as such. I'm currently an elementary school teacher in Nagahama City, Japan, and plan on being here for a year or two before attending medical school. I racked up some credit card debt in the move here and in college, and with the recent credit card reforms my credit card APRs jumped significantly. I currently make 3,600,000 yen a year, with an additional rent subsidy of 30,000 yen a month. With the current exchange rate, this is approximately 42,000 dollars per year. I can pay down my credit cards, but the finance charges are hurting, and I'm hoping to get out of credit card debt before heading into medical school. Thank you for your time! Borrower added on 07/16/10 > Hello everyone, I plan to use these funds to pay off two credit cards, on which I incurred some debt when I moved to Japan a few months ago. I'm settled in and working now, and I'm looking to get a low APR to pay things down on. I'm a good borrower in that I make a point to pay everything ahead of the deadline, I have a stable job and family life, and, though I'm currently living abroad, I send a fair portion of my salary home. I'm currently paid 3,600,000 yen per year, with additional subsidies for utilities and rent; with the current exchange rates, that amounts to between 40 and 42,000 dollars. I'm not working as a typical ALT (assistant) here, but have an in-depth daily English teaching job wherein I plan, teach, and am solely responsible for the English education of over 450 students. Budget-wise, rent and utilities (including subsidies provided by the government) are around 700$ monthly; including food, this is approximately a third of my monthly paycheck. After this, even living liberally I save enough to send about 1,000 dollars home each month, which is used to pay down student loans and my credit cards. My job offers a yearly contract, and it's highly unusual to not be recontracted. At current, my contract is good through spring of 2011.

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,531.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will you manage the loan payments in year 3 (and maybe 2) if you go to medical school?	Based on my current budget, I will have this loan paid off before then. However, in the case that I don't pay more than the minimum each month, I would have enough money leftover from working here to cover the loan while in medical school.

Member Payment Dependent Notes Series 545527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545527	$8,000	$8,000	11.49%	1.00%	July 15, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545527. Member loan 545527 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	13.59%
Length of employment:	7 years	Location:	southbury, CT

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	4
Revolving Credit Balance:	$13,664.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources of total $ reported Gross Income per month: Annuity? Civil Service? Disability? Investments? Military-VA? Pension? Rentals? Social Security? If self-employed, what is your occupation? If a small business owner, what is description of your primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 07.11.10	Thank you for considering my loan. I am a professional land surveyor and civil engineer. I have a small engineering/surveying business (2 employees) that generates my income. Thanks
Could you please describe your job (self employed)?	Thank you for considering my loan. I am a professional land surveyor and civil engineer. I have a small engineering/surveying business (2 employees) that generates my income. Thanks
Your credit report indicates a delinquency just 4 months ago which may be cautioning to lenders. Could you explain the circumstances that caused this report to be placed in your file?	I'm currently in the process of trying to have the delinquency removed. It occured due to a dispute with my cellular service provider. Thanks
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thanks for you questions 1. Yes I do own the home. I purchased it with a loan from a private lender and that debt has subsequently been paid off. 2. I'm currently paying off an equity loan of $27000 3. Zillow lists the property value $335,000
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [The Length of Time question asks for an answer based on current intentions. Every borrower has the initial idea of how long they intend to continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.13.2010	I'm hoping to have the loan paid off within 1-2 yrs. Thanks

Member Payment Dependent Notes Series 545552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545552	$2,500	$2,500	14.72%	1.00%	July 14, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545552. Member loan 545552 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	United States Army	Debt-to-income ratio:	14.42%
Length of employment:	6 years	Location:	Dumfries, VA

Home town:
Current & past employers:	United States Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > I would like to borrow money to pay off a credit card debt. That way, I can improve my credit. Thanks.

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	13	Months Since Last Delinquency:	12
Revolving Credit Balance:	$874.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: Your loan application. Employing Service Branch: U S Army. My questions are:: (1) If Active duty military: Provide current Rank?** a-n-d Pay Grade?; If Enlisted Member When is your Expiration Current Contract Date? (ETOS) (Officers considered as "Indefinite".) (2) Length of Employmnet shows 6 years. Your future intentions are to: Extend enlistment? Reenlist? Continue to 20-years, qualify for retired pension? Or what other planned options? (3) If DoD Civilian Employee: Provide equivilent GS Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Virginia Bch, VA Sunday 07.11.2010	- I am Active Duty Army - I am a SSG (Staff Sergeant) E-6 - I plan on retiring from the Army - My ETS date is 11 November 2015
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	- The total balance currently owed on my home is 150,200.00. My monthly mortgage is 1389.00 - The current market value of my home is 235,000.00

Member Payment Dependent Notes Series 545554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545554	$6,000	$6,000	11.86%	1.00%	July 21, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545554. Member loan 545554 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	self-employed	Debt-to-income ratio:	23.17%
Length of employment:	10+ years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	self-employed
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > Finance Large Photographic Prints and Frames for Upcoming Gallery Exhibit

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,697.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources total reported $ Gross Income per month: Aannuity? Federal-State-Municipal Civil Service? Disability? Investments? Military-VA Pension? Civilian Pension? Rentals? Social Security? If self-employed, primary occupation? If small business owner, description primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 07.15.10	30 Years Self-employed Photographer
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.16.2010	Finance Large Photographic Prints and Frames to sale in an Upcoming Exhibition
What do you plan to use this loan for? Can you provide a loan description?	Finance Large Photographic Prints and Frames for an Upcoming Exhibition

Member Payment Dependent Notes Series 545569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545569	$6,300	$6,300	16.45%	1.00%	July 14, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545569. Member loan 545569 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,683 / month
Current employer:	North Richland Hills Police Department	Debt-to-income ratio:	12.37%
Length of employment:	1 year	Location:	Bedford, TX

Home town:
Current & past employers:	North Richland Hills Police Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > Sorry about the confusion about the type of loan that I need, it's my first time doing this so I was not aware of that. I will be more than happy to clarify. First I am asking for a loan to consolidate my debt, I'm currently paying on about 8 different cards every month and my interest rate on some of them is really high; so I would like to consolidate them all into one loan with one interest payment. As of now I am currently paying about $525.00 a month on my credit cards, at the end of august that will drop to about $300.00 a month because I will be done with 3 of them. My goal is to pay off my debt as soon as possible I always pay on time and more than the minimum. The reason I need the loan is not because I can't afford to pay but to simply pay it off faster. With the current plan in place of me making payment of $230.00 for 3 years I will be able to make additional payment a month to pay this loan off faster. So to answer your question I do plan on paying this loan off early, hopefully in about 2yrs or less. I know that credit is tough to get now days because of the economy and lending money now carries a higher risk for the lender, but I have never defaulted on any of my credit cards, nor on anything thing else. I always pay all of my bills on time and if possible I pay some in advance long before they are due. Also another thing is that I work for the City of North Richland Hills, I am currently employed there as a Detention Officer, it is a civil service job so it does take a lot for someone to be laid off or fired. I make the same if not more money every month, but I never make less. Currently I’m making about $1932.00 net a month the only payments that I have are my monthly rent of $459.00 Utilities about $150.00 and my cell phone and internet of about $135.00 and currently the $525.00 on my credit cards. Once I consolidate my cards into one loan I will be more than able to pay for this loan. Currently I also attend Tarrant County College at the end of the fall semester I will be testing for the Police Officer Position my chances of getting hire on as a Police Officer are very high due to the fact that I already work here, so once I become and Officer my pay will also go up and that will allow me to pay of my loan even faster. In the chance that I don't become an Officer this year I still plan on paying off this loan in Less than 2yrs. I hope that I have answered any and all questions so that you all will be able to make a more informed decision. Thank you for your time and show of interest in me, if you have any more questions I will be more than happy to answer them. Thank you again.

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,547.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $6300 "Other" category loan. My questions are: Number [1] Provide answer to earlier email concerning "Other" loan description that does not tell lenders any useful information. Number [2] Position (Job/What you do) currently for employer N. Richland Hills P D? Number [3] Transunion Credit Report shows the $6,547 Revolving Credit Balance total debts (57.40 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What $ payment per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.12.2010	Sorry about the confusion about the type of loan that I need, it's my first time doing this so I was not aware of that. I will be more than happy to clarify. First I am asking for a loan to consolidate my debt, I'm currently paying on about 8 different cards every month and my interest rate on some of them is really high; so I would like to consolidate them all into one loan with one interest payment. As of now I am currently paying about $525.00 a month on my credit cards, at the end of august that will drop to about $300.00 a month because I will be done with 3 of them. My goal is to pay off my debt as soon as possible I always pay on time and more than the minimum. The reason I need the loan is not because I can't afford to pay but to simply pay it off faster. With the current plan in place of me making payment of $230.00 for 3 years I will be able to make additional payment a month to pay this loan off faster. So to answer your question I do plan on paying this loan off early, hopefully in about 2yrs or less. I know that credit is tough to get now days because of the economy and lending money now carries a higher risk for the lender, but I have never defaulted on any of my credit cards, nor on anything thing else. I always pay all of my bills on time and if possible I pay some in advance long before they are due. Also another thing is that I work for the City of North Richland Hills, I am currently employed there as a Detention Officer, it is a civil service job so it does take a lot for someone to be laid off or fired. I make the same if not more money every month, but I never make less. Currently I???m making about $1932.00 net a month the only payments that I have are my monthly rent of $459.00 Utilities about $150.00 and my cell phone and internet of about $135.00 and currently the $525.00 on my credit cards. Once I consolidate my cards into one loan I will be more than able to pay for this loan. Currently I also attend Tarrant County College at the end of the fall semester I will be testing for the Police Officer Position my chances of getting hire on as a Police Officer are very high due to the fact that I already work here, so once I become and Officer my pay will also go up and that will allow me to pay of my loan even faster. In the chance that I don't become an Officer this year I still plan on paying off this loan in Less than 2yrs. I hope that I have answered any and all questions so that you all will be able to make a more informed decision. Thank you for your time and show of interest in me, if you have any more questions I will be more than happy to answer them. Thank you again.
What do you plan to use the loan for? Loan description?	Sorry about the confusion about the type of loan that I need, it's my first time doing this so I was not aware of that. I will be more than happy to clarify. First I am asking for a loan to consolidate my debt, I'm currently paying on about 8 different cards every month and my interest rate on some of them is really high; so I would like to consolidate them all into one loan with one interest payment. As of now I am currently paying about $525.00 a month on my credit cards, at the end of august that will drop to about $300.00 a month because I will be done with 3 of them. My goal is to pay off my debt as soon as possible I always pay on time and more than the minimum. The reason I need the loan is not because I can't afford to pay but to simply pay it off faster. With the current plan in place of me making payment of $230.00 for 3 years I will be able to make additional payment a month to pay this loan off faster. So to answer your question I do plan on paying this loan off early, hopefully in about 2yrs or less. I know that credit is tough to get now days because of the economy and lending money now carries a higher risk for the lender, but I have never defaulted on any of my credit cards, nor on anything thing else. I always pay all of my bills on time and if possible I pay some in advance long before they are due. Also another thing is that I work for the City of North Richland Hills, I am currently employed there as a Detention Officer, it is a civil service job so it does take a lot for someone to be laid off or fired. I make the same if not more money every month, but I never make less. Currently I???m making about $1932.00 net a month the only payments that I have are my monthly rent of $459.00 Utilities about $150.00 and my cell phone and internet of about $135.00 and currently the $525.00 on my credit cards. Once I consolidate my cards into one loan I will be more than able to pay for this loan. Currently I also attend Tarrant County College at the end of the fall semester I will be testing for the Police Officer Position my chances of getting hire on as a Police Officer are very high due to the fact that I already work here, so once I become and Officer my pay will also go up and that will allow me to pay of my loan even faster. In the chance that I don't become an Officer this year I still plan on paying off this loan in Less than 2yrs. I hope that I have answered any and all questions so that you all will be able to make a more informed decision. Thank you for your time and show of interest in me, if you have any more questions I will be more than happy to answer them. Thank you again.

Member Payment Dependent Notes Series 545601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545601	$10,000	$10,000	10.75%	1.00%	July 16, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545601. Member loan 545601 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	The System	Debt-to-income ratio:	11.09%
Length of employment:	4 years	Location:	Springfield, MO

Home town:
Current & past employers:	The System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > I have three credit cards with higher interest rates. The total amount of credit card debt is $10,000. This loan will allow me to consolidate my loans into a smaller monthly payment. This will allow me to get out of debt sooner! Thank you for considering helping me!

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,725.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is The System, and what do you do there?	It is a Technical Trade school.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	All of my debt will be paid off on this loan! This is of course with the exception of my home loan. My car is paid off already. My current APR on each of my cards range from 18%-27%. I have three cards; $2487 @ 18% - will be paid off with this loan $3080 @ 27% -will be paid off with this loan $4433 @ 19% -will be paid off with this loan
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Total Balance $106,179.71 2. My market value is $125,500
I understand your desire to consolidate existing debt -- has anything been done to avoid accruing new debt?	Yes! Over the last two years I have not accrued any additional debt. I have for the last two years managed to get my debt under control by changing my spending habits and living within my means. I have been practicing healthy spending habits and not using credit!

Member Payment Dependent Notes Series 545602

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545602	$6,300	$6,300	7.88%	1.00%	July 16, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545602. Member loan 545602 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	Bloomberg Lp	Debt-to-income ratio:	18.21%
Length of employment:	5 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Bloomberg Lp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > Need a Loan to consolidate car loan to get a better interest rate

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,637.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 545606

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545606	$5,000	$5,000	15.21%	1.00%	July 21, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545606. Member loan 545606 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,940 / month
Current employer:	jerry leigh	Debt-to-income ratio:	7.29%
Length of employment:	4 years	Location:	orlando, FL

Home town:
Current & past employers:	jerry leigh
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > Me and my husband are both applying for this loan, our income is $5940 monthly and we would like to get this loan because Not only we are able to consolidate debts but, we will be able to buy a car, instead of making payment to dealers, i rather pay cash and have the title in hand. In our credit history we have never been with a late payment, we always pay on time and we are sure we will pay this loan a little early. we both have very stables jobs, Thnaks you if you have any questions please feel free to ask them.

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,318.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since Lending Club does not accept joint applicants, I am confused. Is it you that works for jerry leigh? How much is your gross monthly income? What is jerry leigh and what do you do there? Thank you in advance.	my income alone its $2,240 monthly. . I have worked in jerry leigh for 4 years, Its a warehouse where we distribute assecories to walmart, disney and many others stores, I pick, pack and get merchendise ready to get ship to its destination. its a really good company. My husband wokrs at fedex freight his inocme its about $3800 monthly, since lending club does not accept joint applicants i wasnt able to put my husband in the loan. We both work hard and average $5940 a month.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	sears card $1900 credit card bank of america $400 credit card fairwinds loan $2600 personal loan citifinancial $800 personal loan capitalone $400 credit card all this will be pay if get the loan, that would be a total of $6,100 the other $8,900 left will be used to buy a car cash, that best thing about this is not only i get to consolidate my debt but i could buy a car cash with title in hand, instead of making payments to dealers.
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	ok rent $ 790 food $ 300 gas $100 internet/cable $110 cell phone $80 car insurance $ 60 loans and credit cards combine monthly $450 its just me and my husband, we have no kids yet. this is all our montly outgoing. it equals $1,890. that leaves us with a almost $4,000 in our pocket. from our total income. which is $5,940, thats why we shouldnt have any trouble paying the loan in the less time possible. thank you

Member Payment Dependent Notes Series 545635

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545635	$15,000	$15,000	11.12%	1.00%	July 19, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545635. Member loan 545635 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Ewing Bros., Inc.	Debt-to-income ratio:	11.22%
Length of employment:	10+ years	Location:	LAS VEGAS, NV

Home town:
Current & past employers:	Ewing Bros., Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > I am assisting my grandparents with household chores, so I live there rent free. My only bills are my phone bill and car insurance. The debt was created because my roommate joined the military without telling me, leaving me with a lease and household bills that I could not afford.

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,538.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ewing Bros Incorporated? And could you please give a brief description of what it is you do there? Is this job stable? Since this is a "Credit Card Refinancing" loan, could you please list the credit card debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held? Your credit report show only $7,500 in revolving debt; what is the other $7,500 for?	I have 2 credit cards. The first is with Bank of America and that current balance is $7000 with an interest rate of 21.24%. The second credit card is with Citi. This one has a balance of $8000 and an interest rate of 16.9%. The Citi one does not show on my credit report because I closed the account. They gave me an option of increasing my interest rate to 29.9% and keeping the account open, or closing the account and locking in at 16.9%. I chose to close the account.
Can you please detail exactly which and the type of debt you would like to pay off if you get the $15,000 loan proceeds?	The proceeds of this loan would go to pay off 2 credit cards. The first one has a current balance of $7000 and an interest rate of 21.24%. The second card has a balance of $8000 and an interest rate of 16.9%. This account has been closed due to an interest hike if it remained open. The company was going to increase the interest rate to 29.9% if I kept the account open or I could lock in at 16.9% and close the account. I chose to lock in at 16.9%.

Member Payment Dependent Notes Series 545640

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545640	$8,000	$8,000	10.38%	1.00%	July 15, 2010	July 25, 2015	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545640. Member loan 545640 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	griffith energy	Debt-to-income ratio:	18.38%
Length of employment:	10+ years	Location:	Waterloo, NY

Home town:
Current & past employers:	griffith energy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > I've been at my job for 10 years, job security-everyone needs fuel! I've never been late on a payment for anything and I'd really like to buy this motorcycle. Borrower added on 07/13/10 > My wife and I work hard all week and would like the bike to enjoy on the weekends. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,651.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Question: Is this a relisted loan?	no
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST AND COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'll revisit later, then ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Monday 07.12.2010 You will receive an email when the borrower answers your question.	I've read this 4 times and don't see a question anywhere!!
What is griffith energy and what do you do there?	It's a fuel company that delivers fuel and gas to customers and businesses. I'm a fleet mechanic on their trucks.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance of mortgage loan is 36,756.00 and house was appraised at 104,000.
My earlier email said....(quote) "NO questions asked; NO answers required."... " EMAIL DOES NOT ASK QUESTIONS.".. (End quote) Emails purpose was tell you steps you need to follow so your loan will q-u-i-c-k-l-y 100 pct fund and issued. Best of luck. Over and out. Lender 505570 USMC-RETIRED Monday 0712.2010.	Thank you
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	mortgage-300. utilities 80. truck 160. taxes- 1600 (per year). wife pays for phone cable internet food insurance etc. One credit card about 3ooo on it.

Member Payment Dependent Notes Series 545642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545642	$11,000	$11,000	11.86%	1.00%	July 15, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545642. Member loan 545642 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,292 / month
Current employer:	Gap, Inc	Debt-to-income ratio:	8.43%
Length of employment:	7 years	Location:	Albuquerque, NM

Home town:
Current & past employers:	Gap, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,709.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	$6,300 will be used to pay off a high interest installment loan for a new water system for our home. $4,700 will pay off a Citibank credit card. Additionally, I have 2 other credit cards with $4,400 combined balance which will be paid down over the next 12-15 months.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of my mortgage (with Bank of America) is $177, 941. All payments current, mortgage is 1 year old. Zillow.com estimates the house at $214,500
Do you have a spouse or partner that adds to your household income?	Yes, I have a spouse. She brings in about $16K net of self employment income. She works part time while studying English. She's a fairly new US citizen from Chile.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). Thanks.	Approx: Mortgage $1,185 Utilities 175 Phone/Internet/ Cable/Netflix 100 Cell (2 lines) 110 Car 0 Gas/oil 75 Insurance 75 Gym 95 Food 225 Other 350 Total $2,390

Member Payment Dependent Notes Series 545648

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545648	$6,500	$6,500	16.45%	1.00%	July 14, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545648. Member loan 545648 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Neuhaus & Co Ltd	Debt-to-income ratio:	15.22%
Length of employment:	10+ years	Location:	Lyford, TX

Home town:
Current & past employers:	Neuhaus & Co Ltd
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > Pickup for son

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	38
Revolving Credit Balance:	$12,017.00	Public Records On File:	0
Revolving Line Utilization:	69.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Neuhaus & Co Ltd and what do you do there?	It is a John Deere Dealership.I am the service manager.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Yes i own my home and have title
Do you own any mortgage on your home?	No I don't
What is the purpose of the loan? Thank you.	To buy a pickup for my son.He is a senior in high school

Member Payment Dependent Notes Series 545649

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545649	$1,500	$1,500	13.98%	1.00%	July 19, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545649. Member loan 545649 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Saker Shop Rite	Debt-to-income ratio:	17.27%
Length of employment:	1 year	Location:	HIGHTSTOWN, NJ

Home town:
Current & past employers:	Saker Shop Rite
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > Pay Bills

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	54
Revolving Credit Balance:	$113.00	Public Records On File:	1
Revolving Line Utilization:	16.10%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, any plans of paying this off early? Thanks	yes. I am wait on a law suite payment

Member Payment Dependent Notes Series 545673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545673	$10,000	$10,000	11.49%	1.00%	July 19, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545673. Member loan 545673 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	ComEd	Debt-to-income ratio:	18.73%
Length of employment:	< 1 year	Location:	Lisle, IL

Home town:
Current & past employers:	ComEd
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > Working for the largest utility company in Chicagoland, I have opted to take this opportunity to consolidate my charge card debit.

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,631.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	**Store Credit Card $1300.00 (21.90%) Included **Discover $1200.00 (24.99%) Included **Visa $11,500 (9.24%) $7500 Included **Store Credit Card $325.00 (24.99%) Not Included will be paying off on 7/15 payment already scheduled
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe $144,000 on my home loan. Current market value is $179,000
--Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --Describe your profession. --How many years experience do you have in your current position? Thanks!	$21,000 in savings account. No 401K. I have been in the Customer Service Field for over 10 years. I specialize Credit/Collections currently.
Why not decline this loan, pay off the credit cards out of your savings and deposit $400 back into savings every month?	Resolution..yes...bad habit...in my opinion yes...there are many ways to skin a cat but it is a bad habit I don't want to start dipping into saving unless neccessary

Member Payment Dependent Notes Series 545685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545685	$4,275	$4,275	11.86%	1.00%	July 14, 2010	July 25, 2013	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545685. Member loan 545685 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Peter J. Brevorka	Debt-to-income ratio:	3.20%
Length of employment:	< 1 year	Location:	Kenmore, NY

Home town:
Current & past employers:	Peter J. Brevorka
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > I'm a recent college graduate who has her first full-time job and needs some help clearing up some credit card debt I accumulated shopping as a teen. I have become way more responsible with my spending habits and would just like to rid myself of this unnecessary debt!

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,461.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What's Peter J. Brevorka? What is your job? 2. List the amounts, interest rates, and monthly payments for each of your debts 3. can you provide a budget? (monthly income after tax and itemized list of typical expenses)	1. He as an attorney based in Amherst, NY I am a secretary. 3. $2,687.35 14.99% APR....$56.00/mo $499.61...$20.00/mo $172.42...$50/mo $573.11...$25/mo 4. Yes

Member Payment Dependent Notes Series 545739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545739	$7,200	$7,200	15.58%	1.00%	July 16, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545739. Member loan 545739 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	AT&T	Debt-to-income ratio:	14.23%
Length of employment:	10+ years	Location:	ALHAMBRA, CA

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > This loan will be used to fund my home loan down payment and closing costs. I am a good borrower because I always pay my bills on time. My monthly budget is approximately $2600.00 which includes $1350.00 for rent. My job is very stable. I have been with the phone company 10+ years and I have craftman skills that are very unique to the phone company. Many of my retired co-workers are still employed in the same line of work because there is always a need for their skill set.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,998.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST AND COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'll revisit later, then ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Monday 07.12.2010	I am not sure the above statements relate to a question. It seems more like a description of the Lending Club process.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $7200 H D P category loan. My questions are: Number [1] Position (Job/What you do) currently for employer ATT? Number [2] Transunion Credit Report shows the $8998 Revolving Credit Balance total debt (57.70 pct credit usage). $8898 amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.12.2010	1. I am currently a Design Engineer for AT&T. In this capacity, I primarily design broadband distribution paths to get fiber and copper media out to our AT&T customers. I am responsible for designing the jobs that get cable and equipment to our customers. Sometimes the path is by air, underground, or microwave. 2. I pay approximately $800.00/mo towards my RCB. I try to pay 15 - 30% over my minimum required for each bill. 3. I am requesting this loan to help me with my downpayment/closing costs for a home loan. Right now, I pay $1350.00/month rent for a 2 bedroom apartment. Getting a mortgage at this time will save me some money on rent since I know my mortgage will be less than my rent. 4. I plan on paying off my loan within 36 months.
What is your position at AT&T and what do you do in that role?	I am an AT&T Engineer. I design communincation projects using conduit, copper cables, fiber cables, wireless systems, and associated equipment.
Floww details so early-on in process loan is "Approved" for issue, attracts lenders $ and quickly 100 pct funds. Over and out.	Thanks.
Thanks for great info so far. Do you have any reason to suspect you might not be with AT&T in the next 2 years? Layoffs/reorgs on the horizon?	Since this question has company identifying information, I am not allowed to answer it. My answer should not contain personally identifiable information. Thanks.
Have you been pre-approved by a lender for your home purchase, and if so, are they aware that some of your down payment is coming from borrowed funds? Thank you.	I have been approved as a priority buyer by my lender. I have been approved for $300,000.00 and my lender knows that some of my down payment and closing cost will be coming from a loan or a withdrawal from my 401K. My goal is to purchase a home for under $200,000.00.

Member Payment Dependent Notes Series 545783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545783	$10,000	$10,000	14.35%	1.00%	July 20, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545783. Member loan 545783 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	WPXI-TV	Debt-to-income ratio:	8.29%
Length of employment:	3 years	Location:	Pittsburgh, PA

Home town:
Current & past employers:	WPXI-TV
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	7
Revolving Credit Balance:	$2,743.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 545796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545796	$4,000	$4,000	16.45%	1.00%	July 15, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545796. Member loan 545796 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	BCWC	Debt-to-income ratio:	10.13%
Length of employment:	8 years	Location:	BOWLING GREEN, OH

Home town:
Current & past employers:	BCWC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > Home re-model

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	43
Revolving Credit Balance:	$1,886.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS WHAT YOU DO TO ATTRACT LENDERS INTEREST AND COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'll revisit later, then ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Monday 07.12.2010	Number [1] Brief description your employer BCWC? Community Mental Health agency that serves Wood County, Ohio that offers in patient and out patient services of many varieties for people that have been diagnosed with severe and persistent mental illness along with substance abuse issues. . Have 23 different locations in the county. [2] Position (Job/What you do) currently for employer? I am the Residential Services Program Manger. I supervise 23 employees and I am the site manger of 7 sites. I complete assessments for housing placement, collect and calculate rents. Work with the courts and lawyers, and payees that are the Residents guardian, maintain compliance with The Ohio Department of Health. I have received 0 violations over the last 4 inspections. My department has around a $700,000 budget that is my responsibility for controlling. I assist with pre-screens; I am responsible for 45 Residents directly, assist in medication ordering. I am on multiple committees, staff Development, and Risk Management, Treatment Team for the agency and volunteer at multiple functions. I work very closely with Case Mangers and the Psychiatrist. Number [3] Description of planned "Home re-model" is? Pouring cement for new patios, small deck and kitchen remodel. Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? I have good credit and I am in the prime of my earning years. I am very responsible with my debit to ensure that it does not go above what I can afford. I also will have my housemate ???girlfriend??? that will be helping paying back the loan within 2-3 years. Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions The loan will be paid off in 2-3 years. Please contact me with anymore questions more than happy to answer. Thank you for your questions.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $14,400 H I P category loan. My questions are: Number [1] Brief description your employer BCWC? Number [2] Position (Job/What you do) currently for employer? Number [3] Description of planned "Home re-model" is? Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.12.2010	Community Mental Health agency that serves Wood County, Ohio that offers in patient and out patient services of many varieties for people that have been diagnosed with severe and persistent mental illness along with substance abuse issues. . Have 23 different locations in the county. [2] Position (Job/What you do) currently for employer? I am the Residential Services Program Manger. I supervise 23 employees and I am the site manger of 7 sites. I complete assessments for housing placement, collect and calculate rents. Work with the courts and lawyers, and payees that are the Residents guardian, maintain compliance with The Ohio Department of Health. I have received 0 violations over the last 4 inspections. My department has around a $700,000 budget that is my responsibility for controlling. I assist with pre-screens; I am responsible for 45 Residents directly, assist in medication ordering. I am on multiple committees, staff Development, and Risk Management, Treatment Team for the agency and volunteer at multiple functions. I work very closely with Case Mangers and the Psychiatrist. Number [3] Description of planned "Home re-model" is? Pouring cement for new patios, small deck and kitchen remodel. Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? I have good credit and I am in the prime of my earning years. I am very responsible with my debit to ensure that it does not go above what I can afford. I also will have my housemate ???girlfriend??? that will be helping paying back the loan within 2-3 years. Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions The loan will be paid off in 2-3 years. Please contact me with anymore questions more than happy to answer. Thank you for your questions.
595101 Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	We have found your response to an investor?s question to contain personally identifiable information, and have refrained from posting it on our Web site for the moment. Keep in mind that your responses to investors? questions are displayed publically, and should not include names, contact information, social security numbers or bank account information. Please review and re-submit your response after removing any personally identifiable information. Please find below a copy of the response you submitted: I have no Home Equity Loans. According to BAC where my loan is through the balance is $155,240.02 the principal balance was $157,000 and appraisal was at $160,000. I have no Home Equity Loans. According to BAC where my loan is through the balance is $155,240.02 the principal balance was $157,000 and appraisal was at $160,000. It???s worth $170, 000 according to the website you gave me. Please let me know if you have any other questions. Thanks for your questions.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have no HELOC. $155,000 current market value is $169,000. Thanks for your questions.

Member Payment Dependent Notes Series 545799

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545799	$7,400	$7,400	13.98%	1.00%	July 16, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545799. Member loan 545799 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,947 / month
Current employer:	Winston Broadcasting Inc.	Debt-to-income ratio:	23.52%
Length of employment:	4 years	Location:	TALLMADGE, OH

Home town:
Current & past employers:	Winston Broadcasting Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,467.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance on Mortgage is $120,900.00 No HELOC or other loan. According to Zillow, current market value looks to be approx. $161,000.00 thanks.

Member Payment Dependent Notes Series 545850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545850	$7,000	$7,000	16.45%	1.00%	July 15, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545850. Member loan 545850 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	13.83%
Length of employment:	7 years	Location:	bucyrus, OH

Home town:
Current & past employers:	United Parcel Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > Hello everyone! I am a full time UPS driver so I will have no problem paying this loan on time. I live at home taking take of my Mother who has Parkinson's disease so I neither rent or own a home. This loan will be used to pay off 4 credit cards with balances of $500 - $2200 with rates of 17.90% - 29.90%. It makes more sense to me to pay YOU the investor than to continue to pay a credit card company. Thank you for looking!

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,112.00	Public Records On File:	1
Revolving Line Utilization:	55.10%	Months Since Last Record:	58
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 545956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545956	$16,000	$16,000	16.45%	1.00%	July 21, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545956. Member loan 545956 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	JP Morgan & Chase	Debt-to-income ratio:	18.20%
Length of employment:	2 years	Location:	Astoria, NY

Home town:
Current & past employers:	JP Morgan & Chase
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,336.00	Public Records On File:	0
Revolving Line Utilization:	75.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what do you do at JP Morgan & Chase?	I am a financial analyst with the Chief Investment Office. I work in the planning and analysis team.
Please list your CC debts, balances, APR's monthly payments (min and actual)? Also you make a decent income and have no mortgage so please share a few words on how you got so far in debt and what measures in addition to consolidating that you are undertaking to get out of debt.	My credit cards: BOFA 7300 balance, min pmt ~ 220, act pmt 300 BOFA 3200 ~ min pmt ~ 100 act pmt ~ 150 - 200 Chase bal ~ 1600 min pmt ~ 70 pmt ~ 100 Got a few smaller amounts which round up to close to 1000. The debt has been added since college and never really looked at making payments higher than min balance. Not very smart at the time. I've been paying more than the min payments and the balances keep on staying high because of the high interest. The large BOFA card has an interest of 28%. With this loan I can pay it all off in 3 years while making lower payments than I'm making now. It's true I make a good income but have been in this position for 7 months. Before I was making around 45k a year.
Come on now I want to help you and probably many more people do but we can't because, you see, we don't know anything about your situation. Your credit history has not been approved (*). We want to know things like what plan of action do you have in case of emergencies, do you pay alimony, child support, etc. Is there anyone other than you that brings in income in to help you pay bills. If so, how much.	It says on my account that the Credit Review has been approved. If we don't see the same thing I can contact the website to figure this thing out since i sent the docs they required. Regarding the other questions I am 24 yo single guy so don't pay any alimony or child support. I live on my own with a roommate. My main expenses are my rent (750), utilities(100), phone(100), monthly subway pass(89), school loans(330) and then credit cards which take a lot. Other than my 401k I have not been able to put much money aside because a lot of my income has been going toward paying credit cards,which were close 20k at one time, but I do have a good job with a lot of possibility for growth professionally and economically. With the income I bring right now I should be able to make the monthly payments comfortably and at the same time put money aside in case of emergency.
Do you plan on taking the entire 3-yr. term to re-pay this loan, or do you plan on making some accelerated payments?	My plan as of now is to take the whole three years. Of course that could change depending on financial situation(raise, promotion).
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Are you the sole wage earner? Thanks.	Rent(725), Utilities including internet(100), phone(100), mta pass(89), gym(30), credit cards(500 min pmt), college loans(330), food(800). I do not have a car, don't really need it in nyc, and am not married and no kids. Yes I am the sole wage earner as I am on my own.

Member Payment Dependent Notes Series 545972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545972	$15,000	$15,000	16.82%	1.00%	July 19, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545972. Member loan 545972 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Bank of America	Debt-to-income ratio:	11.86%
Length of employment:	2 years	Location:	greenville, SC

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > At long last, I will be able to consolidate my 2 credit cards with 28% APR and will be able to send money to my parents. Borrower added on 07/15/10 > Purpose of loan: This loan will be used to consolidate my 2 high-yield credit cards (both 28.99%) to a much lower APR. I have been paying minimum payments to both my credit cards so I have some left to help my parents. They are both having health problems and Im helping them since for a couple of years now. My dad is 89 years old and has dementia. My mom, 79, has diabetes and cant walk anymore. I realized if I could pay off or consolidate my debts, I could give more to my parents. I already have saved college fund for my teenager son (17 yrs) and that relieved me in some expenses. He will be in his senior high school but will take basic college studies in the coming school year. I am very appreciative and thankful for the investors that are helping me out. I still feel lucky that I have a job so I could help my family. I honestly hope that someday, when Im free from debt, that I may become an investor and will help others as well.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	31
Revolving Credit Balance:	$45,574.00	Public Records On File:	0
Revolving Line Utilization:	97.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
595101 Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi Member_595101, The balance on my first mortgage is $133,000.00. I have a heloc of $30,000.00. The zestimate price of my home according to zillow is $176,000. Thanks for your question... Regards,
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2..Are you the sole wage earner? Thanks.	Hi, Here are my monthly expenses: Mortgage 998.00 Gas (cooking, heat) 98.00 Electric 80.00 Charter Cable (bundle cable,internet,phone) 110.00 Water (every Mar,June,Sep & Dec) 130.00 Cellphone (family plan) 102.00 Car Insurance (6-months) 300.00 Grocery/Food (monthly) 400.00 I have bought a used-car and paid full. No childcare as my son is already 17 yrs old. I am also a single parent and sole wage earner. Thanks for your questions... Regards,
what is your job at B of A?	Hi, I worked as an application developer. thanks! Regards
Hello, What is the current balance, APR, minimum payment of your credit cards? Finally, you are requesting $15,000 but have $45,574 in revolving debt, so please list which cards/accounts will be paid off with this loan and which will not. Thank you.	Hi, 1)DiscoverCard 11,600 28.99% min.pay 285.00. I pay usually 400 to 450 /month. 2)Republic Finance 4,000 (short loan paid less than 2 yrs) 55% min.pay 186.00. Besides the the 2 above, I have CapitalOne with bal of $200 and BillMeLater with bal for $100. I should pay CapitalOne and BillMeLater (total of $300) by August 1st. Im not sure where you get $45,574 revolving debt. It could be accounts years back which I paid and close.

Member Payment Dependent Notes Series 546014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546014	$10,200	$10,200	7.51%	1.00%	July 19, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546014. Member loan 546014 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,600 / month
Current employer:	Thomson Reuters	Debt-to-income ratio:	5.36%
Length of employment:	3 years	Location:	Meadowbrook, PA

Home town:
Current & past employers:	Thomson Reuters
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > I am a good candidate for this loan because I have a stable job and earn enough to repay it. My wife and I are in the process of eliminating all credit cards from our life and living off cash. This is the first step to being free. Thank you for your consideration. Borrower added on 07/14/10 > I have never been unemployeed and earn a respectible income making it easy to repay this loan. The proceeds of the loan will be used to consolidate debt from two credit card accounts, so I can get free from the high interest rates they charge.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,723.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please post the details of the debt consolidation you are planning. What are you current payments and rates? How much are you going to save with this loan?	I have two debts, one with Capital one with at 7.9% with min payment of 240/month. The second is with Bank of America at 12.9% with min payment of 341/month. I will be paying down the one with Bank of America with the funds from this loan. My monthly payment will drop only slightly by about $20 - $30, however the interest savings will be more significant.
Hello. You are requesting $10,200, but your revolving credit debt is $17,723. Can you tell us a little bit about your debt? Also, how stable is your job as you have only been there three years? Wishing you well.	I feel very secure about my employment and actually am working on a promotion in the near future, which will increase my salary too. I manage a majoy program for the company that is a significant investment for them and am not aware of any dissatisfied stakeholders at this time. I have also been given additional direct reports in the last three months, which indicates my superiors are happy with my performances. As for the depts, I have two, one with Capital one with at 7.9% with min payment of 240/month. The second is with Bank of America at 12.9% with min payment of 341/month. I will be paying down the one with Bank of America with the funds from this loan. My monthly payment will drop only slightly by about $20 - $30, however the interest savings will be more significant.
Please list all of your debts, including interest rates, and specify which ones WILL and WILL NOT be paid with this loan. Thanks.	Please let me know if I have not included enough detail in my previous answers. Thank you.

Member Payment Dependent Notes Series 546025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546025	$6,000	$6,000	10.75%	1.00%	July 14, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546025. Member loan 546025 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Air Showers and Pass Thrus	Debt-to-income ratio:	6.88%
Length of employment:	6 years	Location:	Fontana, CA

Home town:
Current & past employers:	Air Showers and Pass Thrus
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > Charged up some debt in college and while unemployed for a year thereafter. I now have a steady job and good paycheck, I would like a better APR than my credit cards are offering me. I have always paid my credit card bills on time and always more than the minimum, I would like to continue doing that with this new loan. The loan monthly payment is only 13% of my net monthly income and will be an easy payment for me as I still live at home with my parents.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,253.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 546028

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546028	$6,300	$6,300	11.49%	1.00%	July 16, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546028. Member loan 546028 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Procter and Gamble	Debt-to-income ratio:	10.48%
Length of employment:	10+ years	Location:	Albany, GA

Home town:
Current & past employers:	Procter and Gamble
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	19
Revolving Credit Balance:	$5,348.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The mortgage is 139,800 and no HELOC. Market value is 168,000.
What is your job at P&G? Do you anticipate staying with the company for the next two years? Are there any layoffs on the horizon?	I am a Material Leader(QA). Yes I plan on staying with the company the next two years and beyond. There are no layoffs on horizon and the company has been among top performers for decades.

Member Payment Dependent Notes Series 546035

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546035	$9,600	$9,600	7.88%	1.00%	July 19, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546035. Member loan 546035 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	ITCHoldings	Debt-to-income ratio:	9.27%
Length of employment:	4 years	Location:	farmington hills, MI

Home town:
Current & past employers:	ITCHoldings
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,269.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Rent - $590 Utilities - $200 Car paid off No student loan payments Health insurance - through employer Car insurance - $100 Phone/cable/internet - $150 Food - $300
What is it you plan on using the requested funds for?	Consolidating credit card debt.

Member Payment Dependent Notes Series 546059

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546059	$1,100	$1,100	13.23%	1.00%	July 21, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546059. Member loan 546059 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,317 / month
Current employer:	n/a	Debt-to-income ratio:	13.81%
Length of employment:	n/a	Location:	las vegas, NV

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > This loan is for the basic essentials of living, and not to be utilized for entertainment. My rent ($625), power ($66), water & sewer ($12), communications (phone & internet - $106) are all due final on Thursday, July 15th. My landlords have extended my payment date 2 weeks to accomodate me and my power & water companies have done the same. I am in this predicament because I am a 'compulsive gambler' and have nothing in my savings, checking or investment accounts. I am also asking for $200 to open a new checking account which will allow me to keep the creditors away until I establish my payment plan. And finally, there is $100.00 signup fee for the company which will be assuming my loan and making payments for me for the next 24 months. They will also be my representative should anyone decide to take me to court. So this investment will not be one of a co-gambler but one of someone who is willing to believe me when I say I am quitting this dreadful disease(I am 9 days without a bet right now). I have experience the lowest point of my life just 15 days ago when I had no food and no money and facing a holiday weekend alone, hungry and hopeless. But someone directed me to a local food bank where I received a couple bags of groceries. I also willingly allowed church members to pray for me. Thanks to any and all who contribute to this cause.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,563.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The last place you should be living in is NV!!! No job? Just how do you plan to beat this so-called addiction? Taking out this loan, turning it over to another company to pay....is this your solution?	Type your answer here. These funds will be used for me to pay my current rent, utility charges and to open a new bank account, which will be unavailable to my creditors. I will then have a bank account that I can manage not the creditors. Moving out will save me nearly $900.00 per month which can then go towards the handling of these debts. A single person cannot do on his own, hence the hiring of a firm that specializes in this business and who will get the debt reduced and paid off in a reasonable amount of time (probably 12 months). I am not the first person to be consumed by these types of loans nor will I be the last but it will reduce my monthly interest rate from between 500 to 750 percent per month down to 30 percent per month. And thanks to the people of this club this loan at 13.9% will assist me in getting to a position where I can do some living and not be totally consumed by this debt. That is my solution. And I do appreciate your question. P.S. The largest support system for Gamblers is in Las Vegas, with over 100 meetings a week. It is through these meetings that people achieve recovery, not moving away and thinking that you won't gamble. That is a falsehood and unless you are in the position of a compulsive gambler you have no idea what we feel. I encourage you to do some research on the internet to inquire as to how compulsive gamblers are different than 'normal' social gamblers. You'll be surprised. And I make no excuses for my behavior. I accept it and am working hard to make the right decisions with the support of those people that I share this incidious disease.

Member Payment Dependent Notes Series 546061

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546061	$3,125	$3,125	7.14%	1.00%	July 21, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546061. Member loan 546061 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Oregon Coast Aquarium	Debt-to-income ratio:	17.06%
Length of employment:	1 year	Location:	Newport, OR

Home town:
Current & past employers:	Oregon Coast Aquarium
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,779.00	Public Records On File:	0
Revolving Line Utilization:	20.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	The debt I am currently seeking a loan to cover is credit card debt remaining from graduate school. The interest rates on those range from 13% to 20% whose monthly payments total are $100 month. The only additional loans I have at this time is a car loan of $200/month, interest rate of 3.5% and a balance of $6500. A student loan of $100/month, interest rate of 8.5%, and a balance of $5000.

Member Payment Dependent Notes Series 546093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546093	$4,000	$4,000	7.14%	1.00%	July 15, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546093. Member loan 546093 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	santander	Debt-to-income ratio:	3.11%
Length of employment:	2 years	Location:	GRAND PRAIRIE, TX

Home town:
Current & past employers:	santander
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > Need to consolidate my credit debts.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,963.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 546104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546104	$5,000	$5,000	11.12%	1.00%	July 16, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546104. Member loan 546104 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	cintas first aid and safety	Debt-to-income ratio:	13.50%
Length of employment:	7 years	Location:	woodbridge, VA

Home town:
Current & past employers:	cintas first aid and safety
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > This loan will pay off all my bills. I will only have my rent, car payment, car insurance and cell bill.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,676.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 546186

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546186	$7,000	$7,000	13.98%	1.00%	July 16, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546186. Member loan 546186 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Munroe Regional Medical Center	Debt-to-income ratio:	7.98%
Length of employment:	10+ years	Location:	Ocala, FL

Home town:
Current & past employers:	Munroe Regional Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > Need emergency cash for a new central air conditioning unit. Ours quit in July, in Florida. We have to sleep in our Back Florida room that has a window unit on blow up beds. Borrower added on 07/14/10 > In response to several inquiries recently, I wish to add that the two delinquencies that was referred to was 7 months ago and i believe a year ago. The one 7 months ago was a Sears charge card that was used to make christmas purchases... it was missed, and was reported as 30 days past due, but was subsequently paid in full. The one that was a year ago was a Sams Club revolving charge... We had two accounts, one in my husbands name and one in mine. When I paid on line, I had inadvertently paid on one card instead of paying on each.. As a result, one account had a credit balance, and one went past due... A phone call rectified the situation and both charges were paid in full. Sorry for the delay in answering your question, it took some time for me to track those down. Thank you for your help.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	31	Months Since Last Delinquency:	7
Revolving Credit Balance:	$27,934.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	According to Zillow.com it is worth $147,500.00. We refinanced about 6 years ago.. went from a 30 year to a 15 year fixed rate our principal balance is 102,000.00
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $7,000 H I P category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Monroe Regional Med Ctr? Number [2] Transunion Credit Report shows the $27934 Revolving Credit Balance total debt (61.70 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does this debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? What are $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [The Length of Time question asks for a answer based on current intention. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.13.2010	I am an RN. My Husband is a CRNA... (certified registered nurse anesthetist).. we hold a mortgage on our home. our home is worth $147,500.00 according to Zillow.com. We refinanced our 30 year to a 15 year fixed rate 6 years ago for a better rate. We currently owe 102,000.00. We have applied for a line of credit, home equity loan, through our bank, but it would be a week before the underwriters get around to requesting all the tax forms, pay stubs, etc. and possibly two before we can close. Really, we just wanted a very short term loan to pay for the airconditioning unit and to get us past the next couple of paychecks. We have two kids in college, and their fall tuition is fast comming due...and the past two weeks #1, the air went out in my car... #2, the garage door opener went out requiring a new one... #3. the refrigerator/freezer quit ... and the last stray and the coup de gras was the central air conditioning unit... We do plan to pay this loan off in less than a year.... possibly within a few months....
Please detail your $27k in revolving debt. Also, please explain your 2 deilinquencies during the past two years with the most recent being 7 months ago.	the revolving dept is on credit cards.... I an unaware of the two delinquencies as I do not have a copy of my report to review it!!
Borrowe, RE: Q-A exchange Lender Factoria Funding-Yourself Transunion Credit Report 2 creditor payment delinquencies within past 2-years, most recent delinquency 7 months ago: Lending Club provides lenders a highly condensed borrower Transunion Credit Report that shows 2 total Delinquent Payments but not each of the individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After you obtain and review the FREE copy Transunion Credit Report than FactoriaFunding's question can be answered as reply to ME. (FYI: Payment delinquencies issue won't evaporate by itself because it is an impediment to attracting lenders to fund your loan. It needs to be answered in correct manner other than your (quote) ..."I am unaware of the two delinquencies as I do not have a copy of my report to review it!! (end quote)... That screaming, tart "gem" tells lenders NOTHING useful. You should consider this email to be positive, helpful feedback to improve your prospects for your loan to possibly fund quickly. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.13.2010	Please forgive my reply. What I meant to say was that I could not answer the question of the delinquencies, I am unaware of the delinquencies, and I will be more than happy to address the issue when I have the chance to review the credit report for myself. I am a member of Free Credit Report.com, but I only subscribe to Experian, not Transunion. Experian did not go into detail about what was reported negative on my report 7 months ago. Only that there was a negative report. They did not specifically say it was a delinquency. I will research this further. Thank you for your positive feedback. This is a new experience for me, albiet a stressful one.

Member Payment Dependent Notes Series 546203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546203	$7,500	$7,500	6.76%	1.00%	July 15, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546203. Member loan 546203 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,300 / month
Current employer:	Millcreek Community Hospital	Debt-to-income ratio:	15.74%
Length of employment:	4 years	Location:	erie, PA

Home town:
Current & past employers:	Millcreek Community Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,905.00	Public Records On File:	0
Revolving Line Utilization:	11.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 546240

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546240	$6,000	$6,000	7.14%	1.00%	July 16, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546240. Member loan 546240 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,000 / month
Current employer:	Gem Limousine	Debt-to-income ratio:	17.12%
Length of employment:	10+ years	Location:	Linden, NJ

Home town:
Current & past employers:	Gem Limousine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > Youngest son owes the IRS $7000 this is to help him pay this off.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$96,271.00	Public Records On File:	0
Revolving Line Utilization:	11.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here.mortgage is paid off, but have a home equity line of credit for about 90.000 that all the work i had put back into my home. I hold the deed or title. i have a 350.00 payment on the equity line,it is about 225.000. I have live there about 45yrs
Is there a reason that you are applying for the loan as compared to him applying for it?	Type your answer here. Son lost job was out of work 2 years and his credit suffered from the loss of income. So I'm taking the loan out for him.

Member Payment Dependent Notes Series 546248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546248	$8,400	$8,400	13.98%	1.00%	July 15, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546248. Member loan 546248 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Waste Management	Debt-to-income ratio:	14.40%
Length of employment:	3 years	Location:	Plantation, FL

Home town:
Current & past employers:	Waste Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > These funds will be used to pay off all of my current debt. My credit card rates have spiked dramatically, so a personal loan has a better interest rate. I intend to pay the debt off in less than a year even though the term is 3 years. I have had the same job for the past two years and bring home about $2,500 monthly. I also have been promoted and will be bringing home $3,000 monthly beginning next month. I

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,632.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. can you provide a budget (meaning monthly income after taxes as well as an itemized list of typical monthly expenses)? 2. revolving credit balance = $3600. loan request = $8400. Why the additional $5k?	I am basing the following on my current income as of this date although my income will be increasing in August. Additionally, I currently live with a roommate and only pay a portion of rent, utilities, and food expense. This is why my budget appears to me low in these areas. Net income $2,500 Daycare expense ($800) Rent/Utility expense ($400) Car payment ($250) Insurance expense ($200) Food expense ($200) Gas expense ($100) Total Expenses ($1,950) -------------------------------------------------------------------------- income- expenses $550.00 2. Here is exactly how I intend to use the money Balances Due: Daycare: $3,000 Credit card balances: $4,200 ------------------------- Total $7,200 $8,400 was the closest lending bracket to ensure all expenses will be taken care of.

Member Payment Dependent Notes Series 546270

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546270	$7,000	$7,000	17.93%	1.00%	July 19, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546270. Member loan 546270 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Crimzon Rose Internation	Debt-to-income ratio:	20.00%
Length of employment:	1 year	Location:	West Warwick, RI

Home town:
Current & past employers:	Crimzon Rose Internation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > I will use this money for moving to a better neighborhood that is quieter for my 2 1/2 year old daughter. To many college students where we are that party all night. This new place is closer to work and daycare. This will also be used for the moving people to move us. I will also pay off a couple of credit cards. I have a proven track record paying my bills on time and my company is growing leaps and bounds.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,120.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 546279

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546279	$12,000	$12,000	15.58%	1.00%	July 21, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546279. Member loan 546279 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,250 / month
Current employer:	Wal-Mart Stores, Inc	Debt-to-income ratio:	2.52%
Length of employment:	10+ years	Location:	Fayetteville, AR

Home town:
Current & past employers:	Wal-Mart Stores, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	23
Revolving Credit Balance:	$137.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage Balance: $162,000 Zillow Zestimate: $184,500
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $12,000 Vehicle category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Wal-Mart? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use a 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.13.2010	1) I am a Director of Strategy, Innovations at Walmart. 2) Investors should fund my loan due to my financial ability to repay and amount of potential return on their investment. 3) Could look to pay off loan in 2 to 3 years.
What kind of motorcycle are you purchasing? How long have you had an "M" endorsement on your license?	Looking to purchase the BMW S1000RR M Endorsement < 6 months
What is your position with Wal-Mart? What sort of bike are you getting?	I am currently Director of Strategy, Innovations for Walmart. Looking to purchase the 2010 BMW S1000RR
I'm interested in funding your loan, but have a few questions. (1) What are your major monthly expenses (e.g., mortgage, car, credit cards, student loans, child care/tuition, etc.)? (2) Is there a second wage earner in your household and if so how much does he/she earn each month? Many thanks and good luck!	Monthly expenses are my Mortgage ($1680) and one monthly paid credit card. My wife does work and earns approx $1200 / Month
Would you mind disclosing your job title, a brief description of your duties at WalMart, and how long you've worked there?	I am currently Director of Strategy, Innovations for Walmart and have been there for 14 years.
Hi, what do you do for Wal-Mart, and how much equity do you have in your house? And, just out of curiosity, what kind of bike are you buying? Thanks, and good luck with your loan.	I am a Director of Strategy, Innovations at Walmart. $20K in equity of my house based on Zillow Estimate of $184,500. Looking to buy a 2010 BMW S1000RR.
Type of bike and previous bikes owned? Thanks.	Looking to purchase 2010 BMW S1000RR. Will be first bike.

Member Payment Dependent Notes Series 546280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546280	$3,000	$3,000	11.12%	1.00%	July 16, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546280. Member loan 546280 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,766 / month
Current employer:	Linfield Christian Schools	Debt-to-income ratio:	21.91%
Length of employment:	4 years	Location:	Murrieta, CA

Home town:
Current & past employers:	Linfield Christian Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > I have accepted a teaching position in another state which pays $14K more than my current position. This is a badly needed move for us, as my husband has been unemployed for over two years now, ever since the company he was working for closed all offices and moved out of state. After such a extended period of unemployment, and despite several major cuts in our living expenses, the savings we had two years ago have been exhausted, and although this move would mean a much more secure financial home for us and our two young children, we don't have the capital to pay for our move. If this posting looks familiar, it is because it already has been posted. There was a mistake on my credit repot that caused the credit department to remove the loan. After discovering the error, I fixed it and we are now trying this process again. The original request was for $7500, but since that posting, we have had money come in from an unexpected source, so we are able to drop the amount of the loan. We now have the rental truck paid for along with our estimated costs for hotel, food, and gas. What this money would be used for is the associated costs of setting up our new home. We have an apartment reserved for us, but we need to pay a deposit on it as well as possible deposits on utility services. We will also need to buy groceries to restock the pantry and refrigerator. In addition, there will be approximately a 3-week gap between when my paychecks from my old job end and when my first paycheck from my new position arrives. That last "old" paycheck will pay the rent for the month, but not any of the other living expenses of the month. Please consider helping us with our situation! I have never defaulted on a financial obligation in my life, even when I had to make sacrifices to fulfill my responsibilities, and you will get every penny of your money back, plus your interest. With the new position, and the decreased rent (due to geographic factors as well as scaling down from a 3BR apartment to a 2BR apartment) we will be paying, we will have an increase in our available cash flow each month more than 5 times our loan payment.

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	75
Revolving Credit Balance:	$20,390.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where are you moving to and what type of work is your husband looking for?	We are moving from Californa to the Forth Worth area of Texas. I grew up in Texas, so this is a move back to familiar territory for me. My husband was originally working in automobile insurance when his company closed shop in CA. After 6 months or more of looking for work, and continually seeing all the same people from his old office still looking for work as well, we switched gears. He was a hospital corpsman in the Navy right after high school before leaving at the end of his enlistment to attend college, so we decided to try and build on that prior medical experience. He went back to school and got his certification in phlebotomy, but has not been able to find a job here with that either. He has already started contacting and networking to find a job in DFW, and has had some intial positive feedback. The job market there is so much better compared to CA right now.

Member Payment Dependent Notes Series 546282

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546282	$4,200	$4,200	14.72%	1.00%	July 19, 2010	July 26, 2013	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546282. Member loan 546282 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Sketchers M.C.	Debt-to-income ratio:	18.17%
Length of employment:	3 years	Location:	Towson, MD

Home town:
Current & past employers:	Sketchers M.C.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > I plan on using the funds to pay off my credit card bills, and then cancel them. I also plan on paying my parents who gave me money for baseball, my car, etc. What makes me a good borrower is I'm a young man with a sturdy job, and good income. My monthly budget is limited right now but after recieving this fund my budget will drastically increase. My job is very stable I've been with my company for over 4 years, and known my boss for around ten. I'm a Cad coordinator for construction and right now jobs are coming in so work is very stable.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,563.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 546307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546307	$3,000	$3,000	15.58%	1.00%	July 21, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546307. Member loan 546307 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	fitch dustdown	Debt-to-income ratio:	7.67%
Length of employment:	6 years	Location:	baltimore, MD

Home town:
Current & past employers:	fitch dustdown
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/12/10 > i plan to use my loan to pay off credit cards and my car loan

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	22
Revolving Credit Balance:	$2,999.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
THIS DETAILS PROCESS TO ATTRACT LENDERS INTEREST AND THEIR COMMITTED $$. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.13.2010	thank you

Member Payment Dependent Notes Series 546338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546338	$4,800	$4,800	13.61%	1.00%	July 20, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546338. Member loan 546338 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	price chopper	Debt-to-income ratio:	2.78%
Length of employment:	< 1 year	Location:	glenmont, NY

Home town:
Current & past employers:	price chopper
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,500.00	Public Records On File:	1
Revolving Line Utilization:	30.60%	Months Since Last Record:	41
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 546341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546341	$8,000	$8,000	13.61%	1.00%	July 19, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546341. Member loan 546341 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	NetJets	Debt-to-income ratio:	22.49%
Length of employment:	8 years	Location:	Blacklick , OH

Home town:
Current & past employers:	NetJets
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > Beginning a family and paying off all credit card debt. This will allow me a fixed payment at a lower intrest rate. Borrower added on 07/14/10 > I own my own home and I work for NetJets (Birkshire Hathaway) - A private aviation company. I've worked here for 8 yrs. repayment of the loan will not be a problem. I'm entering a new phase of my life and have decided to become credit card free this loan is to pay off 3 credit cards with intrest rates from 14.99 to 25.00% It makes a lot more sense to pay you the investor at a lower interest rate than to pay the credit card companies which I have been doing for years.

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	23
Revolving Credit Balance:	$6,637.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
DETAILS PROCESS TO ATTRACT LENDERS, THEIR COMMITTED $, LOAN TO 100 PCT FUND, NET $ PROCEEDS TO BE QUICKLY DEPOSITED INTO YOUR BANK ACCOUNT. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010 NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010	Thanks for your interest. I'm awaiting the small withdrawl for bank account verification. I'd be happy to answer any questions.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, thanks for your interest. The home is new (built 11 months ago) The mortgage is through Well Fargo. The outstanding amount owed is 123K. I have no other loans or HELOC on the home. The current market value on the home is 131K. Hope that helps. Please let me know if you have any additional questions.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Brief description your employer NetJets? Number [2] Position (Job/What you do) currently for employer? Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	Hi- thanks for your interest in my loan.1). NetJets is a private aircraft ownership "airline" we have over 600 planes and 3000 employees and are the biggest private airline in the world. We are owned by Warren Buffets Birkshire Hathaway. It is a very good company. 2). I've worked here for 8 yrs (right out of college). My job title is lead flight coordinator. I do operational duties such as briefing our pilots on the over 300 flights we have each day, I also do FAA regulatory compilance duties.To be honest it's a very difficult position to explain. 3.) This loan is to pay off 3 credit cards that I've been using for years now. I'm very good about paying them (never late etc). It's just that I've been paying in excess of $500 a month for over a year now on them and the balance is not where I'd like it to be. Now that I'm starting a family it's time for a new way of life without credit cards. If this loan is 100% funded I will pay off those cards and be debt free other than my mortgage and car payment (and this loan of course) . 4.) With my soon to be wife moving in sharing expenses and a second income I plan on paying this loan off in 2.5yrs. Sooner if I'm able. Thanks for your time - If you have any more questions I'd be happy to answer.
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	Currently no, but my fiance is moving in at the end of August. Both of us combined gross $7300. Net would be aprox $4600.
I am interested to help fund your $8000 CC REFI category loan. My questions are: Number [1] Brief description your employer NetJets? Number [2] Position (Job/What you do) currently for employer? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	Hi - thanks for your interest. 1.) NetJets is the worlds largest private aviation company with over 600 planes and 3000 employees. It's owned by Warren Buffets Berkshire Hathaway. It's a great company. 2.) My job title is Lead Flight Coordinatior. I brief our pilots on a daily basis along with scheduling, FAA compliance and operational duties. 3.) I intend to pay the loan off in 2.5 years.

Member Payment Dependent Notes Series 546440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546440	$5,000	$5,000	11.12%	1.00%	July 19, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546440. Member loan 546440 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,489 / month
Current employer:	Jacaranda Trace/aramark retirment servic	Debt-to-income ratio:	19.37%
Length of employment:	8 years	Location:	englewood, FL

Home town:
Current & past employers:	Jacaranda Trace/aramark retirment servic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > thank you for considering my loan i will be glad to answer any questions Borrower added on 07/14/10 > looking to buy a used car,banks have restrictions on milage and year, so this seems to be a good alternative, thanks for your time Borrower added on 07/14/10 > i would like you to also know i have been on my job for over 8 years, i am a budget minded person, coupon cutter, and all around can make a penny squeel

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	51
Revolving Credit Balance:	$1,868.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to purchase with this loan? Loan description?	Type your answer here.absolutly, ill pay it back , i have a good history of paying what i owe
Will you pay back the loan even if the car lasts less than the three years it could take to pay back the loan?	Type your answer here. yes absolutly, i have a good history of paying what i owe.

Member Payment Dependent Notes Series 546450

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546450	$15,000	$15,000	15.58%	1.00%	July 19, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546450. Member loan 546450 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,100 / month
Current employer:	DePaul University	Debt-to-income ratio:	11.16%
Length of employment:	5 years	Location:	Chicago, IL

Home town:
Current & past employers:	DePaul University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > I am planning on paying off high interest credit cards with my loan. I have been employed with the same company for the past five years and my job is very stable. My wife also works as a graphic designer and makes very good money also, we have just been in a rut paying off the high interest credit cards that we have. We have been paying around a $1000 a month to get rid of out debt, but with high interest this doesn't seem to help. WIth the help of the loan we plan on getting rid of all credit cards and having a stable monthly payment will help us pay down the debt without running up any further debt. We have an income of around $5100 a month, with student loans at around $500, utilities around $200, and rent at $1200. With the loan we will be able to pay off our credit cards, be able to save for a home in the future, and be able to pay off our loan from lending club. I hope this helps explain our situation a little bit better. Thank you. Borrower added on 07/14/10 > To add a little bit of more detail we have close to $15,000 in credit card debt and pay close to a thousand a month, but setting up a stable monthly payment plan for 36 months will really help us be able to better set a financial plan and cut up our credit cards and plan for a future.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,868.00	Public Records On File:	0
Revolving Line Utilization:	39.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $15,000 Debt Consolidation category loan. My questions are: Number [1] Position (Job/What you do) currently for employer DePaul University? Number [2] Transunion Credit Report shows the $11868 Revolving Credit Balance total debt (39.40 pct credit usage). What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [The Length of Time question ask for an answer based on current intention. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.13.2010	I am a grants manager at DePaul. We pay above the minimum amount and generally pay around $1000 in credit card payments each month. I feel as though I am a solid candidate due to the fact that I have been paying well over what the payments would be for this loan and this would help me get out of debt and begin to save for a future. I plan to keep a 36 month plan while paying off the loan.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	The amounts that I would like to pay off are as follows: American Express Blue with a current balance of $5,641.22. We usually pay $400 a month if not more on this card due to its high apr. A Chase Manhattan Bank card with a balance of $4,735.27. This card has a slightly smaller APR so we pay around $300 if we cannot afford more than that. The last card is a Discover Card with a balance of $4,220.58. Again we pay no less than $300 per card on this also, if not more. If you have any further questions please feel free to ask and thank you for any help you are willing to give. Jeff
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Position (Job/What you do) currently for employer DePaul University? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	Here are some answers to your questions: 1. I am a Grants Manager--I help with the administrative side of submitting federal and private grants. 2. I feel that I am able to pay off this loan much more effectively than my current credit card payments and it would give me a chance to begin a long term savings plan. 3. I plan on sticking to a 36 month payment plan so that I can keep my payments low and not put more economic hardship on my self or my wife in trying to pay it off faster than needed. Thanks, Jeff
This is informational only and does not require a reply: You should pay AS MUCH AS YOU CAN toward the card with the HIGHEST INTEREST RATE and only pay the min payment on the other cards. Once that card is paid off THEN you moved on to paying everything you can toward the card with the next highest rate. This is called a debt snowball and will save you the most amount of interest and will help you pay down your debt faster. So if the min payment is 2% of the balance you should only be paying about $85/month on the Discover card, $95/month on the Chase card but you should be paying about $820/month on the AMEX card. Once the AMEX is paid off, take that same $820 (it would be slightly more by the time you pay it off) and apply it to the card with the next highest rate including the min you were already paying. Also, don't pay any credit cards off that have an interest rate lower than the rate of this loan.	Thank you for this info. It is very informative. Jeff
SECOND, AND L-A-S-T, REQUEST FOR ANSWERS I am interested to help fund your $ category loan. My questions are: Number [1] Position (Job/What you do) currently for employer De Paul University? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	I am sorry. I have submitted these answers before. I am not sure why they are not getting to you. Hopefully this time it works. I am a grants administrator at DePaul. I do not plan on paying the loan off early. I chose the 36 month plan to keep financial stress off of myself and my wife. I hope this gets to you and thanks for your questions. Jeff
Thanks for taking the time to answer everyone's questions...I was actually starting to wonder myself why people were asking the same thing several times after you'd provide a very detailed and articulate response. Anyhow, based on your responses and your credit information I feel you're a responsible borrower and I'll be partially funding your loan. Best of luck and I hope this helps you out.	Thanks so much. Everyones help is very appreciated and once I get in a better financial spot I plan on investing in others.

Member Payment Dependent Notes Series 546490

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546490	$9,000	$9,000	7.51%	1.00%	July 20, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546490. Member loan 546490 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Boston Common Band	Debt-to-income ratio:	15.96%
Length of employment:	2 years	Location:	Narragansett, RI

Home town:
Current & past employers:	Boston Common Band
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > I got into debt following my dreams. I managed to get a lot closer but now am paying for the investment I made in myself. I would like to get completely out of debt and am getting close. This will get me even closer. Borrower added on 07/14/10 > I am now a contracted musician and play high dollar weddings and private events. I have a contract trough 2013. I am also working on several new albums. I'm very good at paying on time I just couldn't get out of credit card debt because the credit companies just kept raising my APR. With this method I will finally be able to be debt free. Thank you for your interest. Borrower added on 07/15/10 > Thank you to everyone that has helped so far!

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,163.00	Public Records On File:	0
Revolving Line Utilization:	19.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	To protect my privacy Lending Club won't let me answer in all the details you asked but all the debt is credit cards and they will all be paid off by the loan. Thanks you for your interest.
Beg your pardon? It is your choice not to answer the questions, yes, but know this: We don't know you and these unsecured loans are basically like loaning out money to strangers. There is risk. Your privacy is hardly being invaded as we aren't asking for account numbers or names or addresses. Your anonymity is pretty darn safe. (Except to Lending Club itself) We ask these questions to get a better picture of your financial situation to make sure we are investing in your loan wisely. Evasive answers to questions sends off alarms in lender's minds that you are not being up front and may be more of a risk than your credit rating illustrates. Many lenders have been burned by borrowers in the past, even those with the best of intentions. Put yourself in our situation, would you want to give money to someone who wouldn't answer some non-identifying questions about their financial status? Please, reconsider answering the questions posed to you: 1. Please list the credit cards, their balances, and APR's. (ie Credit card 1 $2300 23%, Credit Card 2..etc) that will be paid off with this loan. 2. Please list any other cards/loans, their balances, and APR's that will not be paid off with this loan. Thank you for your cooperation and understanding!	I tried to give that exact response as you listed it but Lending Club decides what is an invasion of my privacy not me. I have no issue with letting you know everything you want to know about my financial situation as I am very anxious to make this work. Every time I have written back it has been rejected by lending club. All I can say is that all of my debt will be paid off by this loan and it is all to credit cards that are much higher interest rates than this loan.

Member Payment Dependent Notes Series 546562

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546562	$2,000	$2,000	14.35%	1.00%	July 15, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546562. Member loan 546562 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Pittsburg Unified School District	Debt-to-income ratio:	9.00%
Length of employment:	< 1 year	Location:	pleasant hill, CA

Home town:
Current & past employers:	Pittsburg Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	11
Revolving Credit Balance:	$2,390.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 546618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546618	$8,000	$8,000	10.38%	1.00%	July 16, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546618. Member loan 546618 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Beaverton Toyota	Debt-to-income ratio:	11.28%
Length of employment:	4 years	Location:	Sherwood, OR

Home town:
Current & past employers:	Beaverton Toyota
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,189.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for, how you accrued this debt, etc? Since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	I'm going to being paying off a $2,400 credit card balance that is due to Chase bank and pay back a $5000 loan that was between my father and I. There is no record of the loan between my father and I since it was a family loan, but it is important to me that he gets paid back quickly. The debt was accrued because I have been renovating a horse stable and it required a lot of various things to be purchased before it is up and running. If all goes well with this loan I do intend to use this service again in the future if I need anything else done to the barn.
1. Beaverton Toyota - dealership? And what do you do there? 2. Loan request = $8k, revolving credit balance = $3k; why the additional $5k? 3. Monthly residential rent? 4. Are you the sole wage earner in the household? If not what is the other person's income? 5. Contact Lending Club to request they expedite employment verification.	I am a direct sales finance manager at Beaverton Toyota in Beaverton Oregon. Basically I am the only person that you deal with when purchasing a Toyota. The additional 5k is to pay off a loan to my father. It isn't on paper obviously because it was between he and I, but I would like to repay him immediately and deal with the debt myself. I know I will pay interest but that doesn't matter to me. I currently live in a home owned by my father, but he is not charging me any rent to live there at the moment, just $250 in utilities. And no I am not the sole wage earner, my girlfriend makes about $1,000 at her bar tending job. More if you include her cash tips.

Member Payment Dependent Notes Series 546629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546629	$6,000	$6,000	7.88%	1.00%	July 15, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546629. Member loan 546629 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,435 / month
Current employer:	Fannie Mae	Debt-to-income ratio:	4.59%
Length of employment:	2 years	Location:	Washington, DC

Home town:
Current & past employers:	Fannie Mae
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,812.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 546657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546657	$10,000	$10,000	7.88%	1.00%	July 20, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546657. Member loan 546657 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,532 / month
Current employer:	Cummins Insurance Agency	Debt-to-income ratio:	16.12%
Length of employment:	3 years	Location:	Rio Linda, CA

Home town:
Current & past employers:	Cummins Insurance Agency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > Pay off credit card and funds for son's college tuition

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1979	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	32
Revolving Credit Balance:	$6,034.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but have a few questions. (1) Is there a second wage earner in your household and if so how much does he/she earn each month? (2) Can you give a breakdown of your credit card balances and the respective interest rates and monthly minimum payments? (3) How much are you currently paying each month toward your credit cards and how much will you save through this consolidation? Many thanks and good luck!	Type your answer here. I'm the primary wage earner in the household. The consolidation will allow me to pay off the credit cards much faster than paying the credit card interest rate.

Member Payment Dependent Notes Series 546664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546664	$6,000	$6,000	7.88%	1.00%	July 21, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546664. Member loan 546664 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,333 / month
Current employer:	AZFF	Debt-to-income ratio:	1.74%
Length of employment:	10+ years	Location:	San Francisco, CA

Home town:
Current & past employers:	AZFF
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,985.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is AZFF and what is your job with them? Could you tell us a little bit about how you intend to use the money from the loan? Wishing you well.	AZFF stands for Allianz Fireman's Fund. If you go to Fireman;s Fund Insurance Company website it explains that it is a subsidiary of Allianz AG ( World largest Property and Casualty Insurance Company) I am employed as a Senior Systems Analyst. The money will help towards the cost of painting my house.
What is it you plan on using the requested funds for?	Type your answer here. I am having my house painted and the funds will be used to help pay for that.

Member Payment Dependent Notes Series 546714

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546714	$7,200	$7,200	14.35%	1.00%	July 19, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546714. Member loan 546714 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,208 / month
Current employer:	Interactive Data	Debt-to-income ratio:	8.58%
Length of employment:	5 years	Location:	Chicago, IL

Home town:
Current & past employers:	Interactive Data
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > Looking to pay my 401k loan off and plan on paying the loan back within 30 days or less. Borrower added on 07/13/10 > The funds are being used to pay off some debt as well as a small percentage being used for some additional cash at hand for vacation or possible down payment on a car. I have a full time job and my pay is both salary and commission based. I receive commission on a quarterly basis and receive payment at the end of September. I have a full time steady job which I have had for nearly 13 years and was acquired 5 years ago.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	61
Revolving Credit Balance:	$8,172.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 546792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546792	$5,000	$5,000	17.93%	1.00%	July 19, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546792. Member loan 546792 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,033 / month
Current employer:	n/a	Debt-to-income ratio:	9.05%
Length of employment:	10+ years	Location:	Reedburg, WI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > closing comp. acct, closing revolving cr. acct, paying off cr. card

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,422.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your employment situation? Self employed?	The program will not allow me to answer this question
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	assessment being evaluated...mkt. value (for tax purposes) is between 80 th. and 159. th. what is a HELOC? total mortgage is 52,5. apraz value prior to purchase on foreclosure was 58,9..

Member Payment Dependent Notes Series 546817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546817	$7,750	$7,750	14.84%	1.00%	July 16, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546817. Member loan 546817 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,468 / month
Current employer:	sims metal mgmt	Debt-to-income ratio:	19.91%
Length of employment:	10+ years	Location:	vallejo, CA

Home town:
Current & past employers:	sims metal mgmt
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > I am paying off a very high interest rate loan I got with Cash Call-$2500 and also the Citifincial loan-$5000 that has a higher rate and longer loan term. I will be employeed with my current employer 11 years this October. The $180 I will be saving paying off the two above debts, will let me save more monthly. I am a good borrower because for the last three years I have been more responsible in paying on my debt on time.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	32
Revolving Credit Balance:	$6,448.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have answered your question 3 times and the system is holding it for review-apologies for not responding in a timely manner.
Please list APR, balance, min and actual monthly payments. E.g, CC1 1,000%15.99 $25/$25, CC2 4,450, 29.99%, $98/$150, and so on	cc1-$2560 139.17% $298, cc2-$5190 18% $152
Hello. I am interested in helping fund your loan, but need your answers to these two questions first please: 1. What is the total balance of the mortgage and any HELOC loans you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) current balance 251,200 and no helocs 2) 249,000 current value

Member Payment Dependent Notes Series 546848

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546848	$3,500	$3,500	7.51%	1.00%	July 19, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546848. Member loan 546848 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,392 / month
Current employer:	Southwest Virginia Regional Jail Authori	Debt-to-income ratio:	14.13%
Length of employment:	5 years	Location:	Bristol, VA

Home town:
Current & past employers:	Southwest Virginia Regional Jail Authori
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > Personal Loan for excellent quality car from trusted family member. Both of us are in Law Enforcement/Judiciary. The reputation of the company and word of mouth led me to choose this lending option over 6 others.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,671.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 546884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546884	$5,000	$5,000	11.12%	1.00%	July 19, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546884. Member loan 546884 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Converseo, LLC	Debt-to-income ratio:	3.63%
Length of employment:	1 year	Location:	Kaysville, UT

Home town:
Current & past employers:	Converseo, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > I have a stable job at Converseo (http://www.converseo.com) and just want to consolidate higher interest debt (that I already make large payments on) to a lower interest lump sum. Borrower added on 07/14/10 > When I answer questions on my mortgage is sends me emails saying I am putting personal information... Here is the breakdown: I owe a little over $200,000 on the mortgage, and the value of my home dropped to $250,000 in the recession. Borrower added on 07/14/10 > Our monthly budget is about $3000, which includes the mortgage, my husbands car (my car is paid off), cell phone, utilities, and food. My husband also has a stable job and our joint income is over $7000 a month. This loan will help pay for old wedding debt and consolidate other high interest credit card debt. Thank you for considering this loan.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	75
Revolving Credit Balance:	$2,764.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Thank you for considering my loan! Our (my husband and I) monthly budget is right around $3000.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thanks for looking at my loan! The current value of my home according to Zillow is $261,000 and the mortgage has a little over $200,000 outstanding.

Member Payment Dependent Notes Series 546974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546974	$1,600	$1,600	13.61%	1.00%	July 15, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546974. Member loan 546974 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Laser Finance Inc	Debt-to-income ratio:	11.22%
Length of employment:	2 years	Location:	altamonte springs, FL

Home town:
Current & past employers:	Laser Finance Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > I plan on purchasing a computer. I have been at my job for over 2 years. My bills are paid always on time every month.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	50
Revolving Credit Balance:	$2,916.00	Public Records On File:	0
Revolving Line Utilization:	50.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use this loan for? Loan description?	big purchase
What do you do for Laser Finance? What is this loan for?	collector

Member Payment Dependent Notes Series 546976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546976	$8,400	$8,400	11.12%	1.00%	July 19, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546976. Member loan 546976 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	StateStreet	Debt-to-income ratio:	22.43%
Length of employment:	4 years	Location:	Old Bridge, NJ

Home town:
Current & past employers:	StateStreet
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > reducing interest rate on existing credit cards by consolidating the debt Borrower added on 07/16/10 > i just recently got married and expensed most of it on credit cards but in doing so the banks raised my interest rates to 25% and 28% so i would like to reduce the interest costs

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	30
Revolving Credit Balance:	$27,869.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a "Credit Card Refinancing" loan, could you please list the credit card debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	$4600 27% $2300 25%

Member Payment Dependent Notes Series 546986

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546986	$3,000	$3,000	11.86%	1.00%	July 19, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546986. Member loan 546986 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	ODOT/MCTD	Debt-to-income ratio:	16.81%
Length of employment:	7 years	Location:	Albany, OR

Home town:
Current & past employers:	ODOT/MCTD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,124.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 546992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546992	$5,000	$5,000	7.51%	1.00%	July 21, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546992. Member loan 546992 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,100 / month
Current employer:	DEKALB COUNTY FIRE RESCUE	Debt-to-income ratio:	8.98%
Length of employment:	7 years	Location:	NEWNAN, GA

Home town:
Current & past employers:	DEKALB COUNTY FIRE RESCUE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1984	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,414.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.18.2010	I am trying to purchase a Jet ski.
What is the purpose of this loan? Who do you work for/where does your income come from? Is there a second wage earner in your household and if so how much does he/she make each month? Thanks and good luck.	I work for Dekalb County Fire Rescue as a firefighter paramedic. I also work part time for Lumpkin County Fire Ems. My wife teaches and her slary is another 3500 per month on top of what I put on the application. We are trying to buy a second Jet Ski so the whole family can be on the water at the same time. The current one we have is only a 3 seater.

Member Payment Dependent Notes Series 546999

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546999	$2,000	$2,000	11.49%	1.00%	July 19, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546999. Member loan 546999 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Chaimberlains Fish Market Grill	Debt-to-income ratio:	10.52%
Length of employment:	9 years	Location:	Dallas , TX

Home town:
Current & past employers:	Chaimberlains Fish Market Grill
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	22
Revolving Credit Balance:	$548.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving across town or across country? Will you be quitting your job as part of this move?	I am moving across town. I will continue to be employed.

Member Payment Dependent Notes Series 547005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547005	$15,000	$15,000	17.93%	1.00%	July 20, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547005. Member loan 547005 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	verizon wireless	Debt-to-income ratio:	9.15%
Length of employment:	4 years	Location:	north charleston, SC

Home town:
Current & past employers:	verizon wireless
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > Hello. Looking to use this loan to consolidate all outstanding loans that I have. While I have no issue making my current monthly payments it will be much simpler to have the single loan to pay each month. If there are any questions you have that will make it easier to invest in me please let me know and I will do my best to answer them all. Thank you.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,643.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I am sorry, I keep trying to answer this question and it is being blocked because of personal information being shown when I put the balance left on my house. Any suggestions at to how to get around this to answer? Don't see anywhere to send a private message either.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Position (Job/What you do) currently for employer Verizon? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [6] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	Thanks for your interest. To answer your questions: 1) I am a retail sales manager for the company. 2) I feel the main reason to choose my loan is because of the likelihood of you getting a return on your investment. I have a very stable income and good debt to income ratio and will have no issues paying this loan. 3) I did choose the 5 year for the flexibility of I'm planning to just budget a $500 per month payment towards it which would make the payoff a little over 3 years. Hope that helps. let me know if you have any other questions or concerns.
I'm interested in funding your loan, but have a few questions. (1) Is there a second wage earner in your house and if so how much does he/she make each month? (2) Can you breakout your credit card debt by balance and then the respective interest rate and minimum payments? (3) How much are you currently paying each month in credit card debt? How much do you expect to save through this LC loan? (4) Can you list your major monthly expense (mortgage, car, student loans, child care/tuition, major medical, etc.)? Many thanks and best of luck to you.	1) My wife grosses about 3200 per month. 2) Here are the balances and interest rates. The revolving balance showing on my profile here is incorrect because I made a 5000 payment on my amex account last week that was not refelected. I can provide updated info if needed. amex - 1605 balance - 14.50 interest cap one - 2545 - 18.9 interest merrick bank mc - 2500 - 25.45 interest orchard bank - 800 - 14.9 interest chase - 710 - 18.24 interest target card - 450 - 25.24 interest crate and barrel - 800 - 22.8 interest dell - 1000 - 26.24 interest 3) Generally pay 800-1000 per month on cards right now. Planning to budget 500 per month towards repayment of this loan. So a minimum 300 per month savings in my budget. 4) 1108 per month mortgage, 240 per month car that will be paid off next January. No other major expenses, no kids, no student loans.
Do you plan on holding this loan for the full 60 months or paying it off sooner?	I plan to pay 500 per month towards this loan which will make the payoff a little over 3 years. Mainly went with the 5 year loan option to offer some flexibility.
(4) Can you list your major monthly expense (mortgage, car, student loans, child care/tuition, major medical, etc.)?	4) 1108 per month mortgage, 240 per month car that will be paid off next January. No other major expenses, no kids, no student loans.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) There is about 148,000 left on the mortgage. 2) I am in a new development so unfortunately there is no valuation data on zillow or any of the other sites I have tried. If you have a suggestion on where else I can look then I will be more than happy to try that and find you an answer.
I am interested in funding your loan, but I am curious why you are this much in debt to begin with. For someone that has low monthly expenses and decent income to have $17,000 (or 12,000 after your large am ex payment) worth of debt seems like a lot. Could you give a brief description of where this has come from and what is stopping you from incurring just as much debt again.	About 3 years ago there was a medical issue with my wife's mother. She traveled back and forth between our home in SC and PA to help take care of her for a large portion of the year. Because of the expenses involved and my wife not working at the time we incurred a large amount of credit card debt we didn't have before. Have been paying it down since then. I don't foresee this being an issue again.
Some of these cards have less interest rate than this loan will? Will you address those first?	I will use the loan to pay them off completely and have the one single monthly payment. The interest rates are close enough and when i figured balance transfer fees it didn't work out any better because my cards with the higher limits are also the ones with the higher interest rates.
I am finding it a little difficult to follow your strategy of paying off debt. The quickest way to pay off debt is to limit your interest expenses by paying off the loans with the highest rates first. I know in your response immediately preceding this question you stated that the transfer fees cancelled out the savings. I think you may have misunderstood the question the other member asked you. He/she wasn't asking why you weren't transferring balances to the lower interest rate cards, the member was asking why you are taking out a loan with an interest rate of almost 18% to pay off a credit card of 14.5%. I am also a little confused as to why you would pay down your amex card by $5,000 when it is your lowest interest card and that money could have paid down/off some of your higher interest cards. Generally I would be concerned that rather than pay off the lower interest debt the proceeds would be used to purchase/invest in something you have not told us about. I don't think that is the case this time and I believe you simply want to simplify your life by consolidating your debt into one payment. I also think you either have a good reason for paying off your amex first, such as you like to use this as your primary card for monthly expenses and you needed to pay down the balance in order to continue using it, or you just don%u2019t understand the concept. I am hoping it is not the later and you have a good reason for it. Please explain the rationale for 1) paying down the amex by $5,000 and 2) why you are taking out this loan to pay off debt with a lower interest rate (consolidating debt is a valid answer).	You actually kind of hit the nail on the head. 1)There are a couple of reasons I made that particular payment on the Amex card. It is the card I use as my primary day to day credit card and wanted to pay it down, I sometimes carry a balance on it for 2-3 months at a time and pay it off with my quarterly bonuses. Also I made that payment knowing that I would be getting the loan on here and there really is no significant difference to me if I paid that card off or the others if I'm going to pay everything off in bulk in a couple weeks when I get the funds. 2) The main reason for this loan really is the consolidation. I am willing to take a hit on the interest rate in exchange for the simplification. Also if you add up the interest rates on the credit cards we are paying on and compare it to the interest that will be paid on this loan it is very negligible. The one card that is not listed on my credit report here is my wife's visa card that has a balance of 4400 and an interest rate of 19.99 percent. when you look at the overall interest owed on the credit cards for a year it is only about 100 dollars less than what this loan will be.
I'm investing in you. I hope this helps you in your goal.	Thank you very much. I really do appreciate it and am glad that you will also get a good return on your investment.

Member Payment Dependent Notes Series 547023

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547023	$6,000	$6,000	10.38%	1.00%	July 19, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547023. Member loan 547023 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,225 / month
Current employer:	Morrison Mgmt	Debt-to-income ratio:	16.74%
Length of employment:	10+ years	Location:	Grand Prairie, TX

Home town:
Current & past employers:	Morrison Mgmt
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > Seeking to consolidate 2 cc with avg interest rates of 20%, allowing me to lower monthly payment and save $$ for the term.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	67
Revolving Credit Balance:	$8,613.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	All current monthly expenses $3200
Please list all of your debts, including interest rates, and specify which ones WILL and WILL NOT be paid with this loan. Thanks.	$2600 hsbc 19% will $2800 Dell 20% will $3300 rooms to go 0% till 2013 will not
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance on home $269,000 value $275,000
If you were lending to someone, wouldn't you want to see a description of the loan?	Yes sorry first time using lending club. Loan is to consolidate 2 high interest credit cards. Both cards are around 20%. This will loan lower my payment and save me $$.

Member Payment Dependent Notes Series 547073

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547073	$5,000	$5,000	11.86%	1.00%	July 16, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547073. Member loan 547073 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	M and R Capital Management	Debt-to-income ratio:	18.52%
Length of employment:	10+ years	Location:	BLOOMFIELD, NJ

Home town:
Current & past employers:	M and R Capital Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > Funds will be used to consolidate some bills. job very stable have been there over 12 yrs. Borrower added on 07/14/10 > Debit consolidation interest rates on credit card too high.

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	36
Revolving Credit Balance:	$55,305.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
DETAILS PROCESS TO ATTRACT LENDERS, THEIR COMMITTED $, THE LOAN TO 100 PCT FUND, AND NET $ PROCEEDS TO BE QUICKLY DEPOSITED INTO YOUR BANK ACCOUNT. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010	consolidation
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010	have a couple of store credit cards that the interest is just very high.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	150-300
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	150 / 300.
Can you explain how this money will be used?	consolidation
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for, how you accrued this debt, etc? Thanks ahead of time for your response.	Consolidation of bills
What do you plan to use the loan for?	consolidate some bills

Member Payment Dependent Notes Series 547076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547076	$6,000	$6,000	14.84%	1.00%	July 19, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547076. Member loan 547076 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Haddon Township High School	Debt-to-income ratio:	1.84%
Length of employment:	7 years	Location:	Voorhees, NJ

Home town:
Current & past employers:	Haddon Township High School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	15	Months Since Last Delinquency:	5
Revolving Credit Balance:	$163.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the purpose of the loan. Also, you show 3 delinquencies during the past 2 years with the most recent being only 5 months ago. Please explain these in detail and what assurance do we have you will make these loan payments on time?	I need to fix things.
DETAILS PROCESS TO ATTRACT LENDERS, THEIR COMMITTED $, LOAN TO 100 PCT FUND, NET $ PROCEEDS TO BE QUICKLY DEPOSITED INTO YOUR BANK ACCOUNT. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010 NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010	???????
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	It is my house.
Hi, What do you do at Haddon Township High School? What do you plan do do with the funds from this loan? How much equity do you have in your home? Thanks	i am a teacher. i want to do home repairs.
Can you describe how this money will be used? Many thanks!	kitchen repairs
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? Also, you have 3 credit delinquencies during the past 2 years with the most recent being only 5 months ago. Please explain.	Single. The one from 5 months ago has been paid up until the end of this year.
Your answers are unresponsive. I'm not interested in your loan, but it looks like you will get it. I don't understand why anyone would consider you to be a good risk based on the information you have provided.	Wow, as an investor that is not very nice. If you are not interested why even ask a question?

Member Payment Dependent Notes Series 547117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547117	$4,500	$4,500	13.98%	1.00%	July 16, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547117. Member loan 547117 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	illini central	Debt-to-income ratio:	9.22%
Length of employment:	10+ years	Location:	havana, IL

Home town:
Current & past employers:	illini central
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > This loan is to buy a vulcan 900cc bike. Borrower added on 07/15/10 > I have been a teacher for going on 11 years. This bike is will be a present for my husband for his birthday. We both work he works in IT for a hospital.

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	24
Revolving Credit Balance:	$127.00	Public Records On File:	1
Revolving Line Utilization:	3.80%	Months Since Last Record:	46
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
DETAILS PROCESS TO ATTRACT LENDERS, THEIR COMMITTED $, LOAN TO 100 PCT FUND, NET $ PROCEEDS TO BE QUICKLY DEPOSITED INTO YOUR BANK ACCOUNT. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010 NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010	ok sounds good
What is your position with Illini Central? Thank you	teacher
What do you do at Illini Central? Could you discuss the public record from ~4 years ago? Thanks.	I am a teacher. The public record was from an insurance dispute from a hospital bill.

Member Payment Dependent Notes Series 547128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547128	$9,000	$9,000	7.14%	1.00%	July 19, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547128. Member loan 547128 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,250 / month
Current employer:	schindler elevator	Debt-to-income ratio:	7.20%
Length of employment:	10+ years	Location:	ORLANDO, FL

Home town:
Current & past employers:	schindler elevator
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > DEBT CONSOLIDATION

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,495.00	Public Records On File:	0
Revolving Line Utilization:	11.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but have a few questions. (1) How much are you currently paying each month on the credit cards that you plan to consolidate? (2) Can you give a breakdown of the balance on each credit card and the respective interest rate and minimum payment? Many thanks and good luck!	Wachovia - balance $2,207.85 - minimum payment is $30 I have been sending around 200-300 a month. Rate in the 20% Lowes - balance $854.61 - I pay around $30-40 a month rate in the 17% Home Depot - $869.64 I pay aroiund $30=40 a month rate in the 17-19% Bill me later - balance $343.85 I pay around $30-40 a month rate 21% American Furniture - bal $2,400 I pay $30 a month - rate 21% Kohl's $60.,00 - new balance Im paying this off this month Macy's $400.00 - I pay $30 a month - rate 21%
Please provide more info about the debts you are consolidating, current rates and payments, and what you are going towards.	I have a mortgage payment of $1,122 a month. Home is on my name.
Hello. When you say "own", does that mean you do not pay a mortgage each month? Do you have a home equity loan? Is the title in your name or your spouse's name? Your answers are appreciated.	I pay a mortgage payment of $1,124 - home on my name
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1) I own a home in Florida on my name and my monthly payment is $1,124.11. 2) I own a condo in VA which is rented and rent covers mortgage of $791. 3) no I donnt have a home equity line. 4) the value of my home is $136k 5) I have lived in gthis home 2 years.
What is the current amount owed and the current interest rate on the amount you wish to consolidate?	total amount owe is $7,200.00 - rate varies from 17% - 24% - consolidating 7 accounts . thanks

Member Payment Dependent Notes Series 547149

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547149	$15,250	$15,250	14.35%	1.00%	July 21, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547149. Member loan 547149 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,000 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	23.97%
Length of employment:	10+ years	Location:	FREMONT, CA

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > Decrease higher interest revolving account balances

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$79,895.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for, how you accrued this debt, etc? Also, I am familiar with Lockheed Martin, but could you please give a brief description of what it is you do there? Is this job stable? Thanks ahead of time for your responses.	I've already responded to this question, so I hope my answer is consistent with the first answer. The loan is for debt consolidation. At Lockheed Martin we have a borrow/pay yourself back feature on our 401K. I currently have a loan and would like to pay it off and then borrow a higher amount and eliminate some of the revolving debt. You can have only one loan at a time. As far as how I got the revolving debt, two and a half years ago I remodled my home and it cost more than expected. At the time I figured I would use the credit lines to cover and then re fi. My house was appraised at $1.2M and fell to $625K hence no equity and no opportunity to refi. I still cover my bills but want to try and restructure and payoff as soon as possible. As far as Lockheed Martin I have been at Space Systems for 28 yrs in management, I'm a high performer and my job is stable. You can visit www.lockheedmartin.com for the company info on space systems Thank you for your consideration
DETAILS PROCESS TO ATTRACT LENDERS, THEIR COMMITTED $, LOAN TO 100 PCT FUND, NET $ PROCEEDS TO BE QUICKLY DEPOSITED INTO YOUR BANK ACCOUNT. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010 NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010	I've already responded with I look forward to your question/questions Thanks for your consideration
Would you mind disclosing your job title, a brief description of your duties, and how long you've worked there? Also, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	In Management,20 plus years and I've spoken to Lending Club support staff and they are working approvals. Thanks for your consideration
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I've spoken to the service center at lending club and they are currently working on all approvals. Thank you for your consideration
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. LMManager, My questions are: Number [1] Transunion Credit Report shows the $79895 Revolving Credit Balance total debt (96.90 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? AND What $ payments per month that are now being paid on all these RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly convince me Why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the maximum 2 to 3-yrs time allowed? [Length of Time question asks for answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before a final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	I received a personnal phone call from the Lending Club finance officer and was informed that I was approved for this loan. They have completed the background check. Thanks again for your consideration
you obviously dont get how this works- I suggest you go back and answer the questions asked of you. Lending club merely facilitates the loan, we the lenders are the ones that ask questions and fund it.	I do understand the process and who is funding the loan. I also understand that I have a right not to answer aggressive and personnel type questions and have been advised by Lending Club of that right. You have the information needed to make your decsion. Thank you for your consideration
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Credit report numbers indicate all bills being paid on time.Thank you for your consideration
I'm interested in funding your loan, but have a few questions. (And thanks for verifying your income -- this is something that lenders really like to see.) (1) Is there a second wage earner in your family and if so how much does he/she make each month? (2) What are your major monthly expenses (e.g., mortgage/rent, car loan/insurance, credit cards, student loans, child care/tuition, major medical expenses, etc.)? Please break out separately (e.g., mortgage - $x, car loans and insurance - $y). (3) How much are you paying each month towards the 401(k) payoff? How much do you expect to save? (4) How much are you paying towards credit cards each month and what are the minimum payments. (5) Is any of the $80,000 revolving credit balance a HELOC? If so, how much? And how much is credit card debt? Many thanks and good luck!	I have been advised by the Lending Club service dept that this is private information and should not be shared publically. Thank you for consideration.

Member Payment Dependent Notes Series 547152

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547152	$2,400	$2,400	13.23%	1.00%	July 16, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547152. Member loan 547152 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,750 / month
Current employer:	Western Union Company	Debt-to-income ratio:	11.96%
Length of employment:	1 year	Location:	Greenwood Village, CO

Home town:
Current & past employers:	Western Union Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > I have one credit card with a very high rate that I would like to pay off and get rid of, and this loan will help me save almost $400 in interest payments. This loan is part of a plan for me to have what is remaining of my debt paid off in less than year. My job is very stable, my company has not had to make any lay-offs related to the economy downturn. My monthly expense budget is $3,500, including all payments related to paying down my remaining debt. My monthly savings budget is $400, with $4,000 already in savings. I am saving to help pay for an MBA program starting next fall. I would like to have a completely clean slate with no debt obligations, including credit cards, when I go back to school.

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	8
Revolving Credit Balance:	$8,430.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Can you explain you delinquency?	I just checked my credit monitoring service for an alert on a deliquency in recent months, and I didn't have one. However, the last time I actually pulled my full credit report was in April when I leased a new car, and there was one deliquency, I believe in January, that I discovered, which was a mistake. I have been working with the credit company to remove it, and was told last month that they had approved the removal, but it is possible that hasn't gone through yet. I am assuming that is the deliquency that is showing up.

Member Payment Dependent Notes Series 547182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547182	$3,500	$3,500	15.21%	1.00%	July 16, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547182. Member loan 547182 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	IMG Resort and Casino	Debt-to-income ratio:	0.93%
Length of employment:	4 years	Location:	Tularosa, NM

Home town:
Current & past employers:	IMG Resort and Casino
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	41
Revolving Credit Balance:	$949.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list APR, balance, min and actual monthly payments. E.g, CC1 1,000%15.99 $25/$25, CC2 4,450, 29.99%, $98/$150, and so on	Title loan ; $1900. $526. per month Paid bi-monthly CC1 ; $800., 19.99%, 25 / 35+/- CC2 ; $300., 18.99%, 20 / 30+ Pay Day Loan ; $500. 95%, $95.25
Please explain the debt you intend to pay off. Thanks	Title Loan on my truck. Payment of $263 every 2 weeks) Balance is $2000, less monthly interest. Pay Day loan for $500. (monthly payment $95.25) Credit Cards, 2each with $900 Balance (total monthly payment totals $80. per month)

Member Payment Dependent Notes Series 547206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547206	$2,325	$2,325	6.39%	1.00%	July 16, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547206. Member loan 547206 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$945 / month
Current employer:	n/a	Debt-to-income ratio:	11.96%
Length of employment:	n/a	Location:	Lawton, OK

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > re Borrower added on 07/14/10 > I paying off to credit cards 1700 and 570 Included the 2.25 fee in the loan

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,638.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 547215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547215	$8,000	$8,000	15.58%	1.00%	July 20, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547215. Member loan 547215 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	washington university	Debt-to-income ratio:	22.25%
Length of employment:	3 years	Location:	st louis, MO

Home town:
Current & past employers:	washington university
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > Pay off credit cards and other financial debt.

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	19
Revolving Credit Balance:	$8,784.00	Public Records On File:	1
Revolving Line Utilization:	73.20%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
DETAILS PROCESS TO ATTRACT LENDERS, THEIR COMMITTED $, LOAN TO 100 PCT FUND, NET $ PROCEEDS TO BE QUICKLY DEPOSITED INTO YOUR BANK ACCOUNT. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010 NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010	What is the question being asked of me?
In order to evaluate your loan more effectively, would you please provide the following information? 1. Current monthly budget (i.e., monthly income after taxes and an itemized list of typical monthly expenses -- including loan payments) 2. Amount owed, interest rate, monthly payment, and financial institution for each of your existing loans/credit cards 3. Job description for the work you do for your current employer	1) Income 2,500.00 2) amount owed estimated 10,000.00, interest rate 15-19% Monthly payments are roughly 450.00 3) Washington University- Data Control Coordinator-very simular to a Research Assistant-medical research Sharron Whitehead,
Please address the public record and the delinquencies.	Bankruptcy nearly seven years ago. I pay my bills on time each month without delay. My credit is in pretty good standing. Sharron Whitehead,

Member Payment Dependent Notes Series 547248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547248	$8,000	$8,000	10.38%	1.00%	July 19, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547248. Member loan 547248 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	Rubio"s Fresh Mexican Grill	Debt-to-income ratio:	1.82%
Length of employment:	3 years	Location:	Oceanside, CA

Home town:
Current & past employers:	Rubio"s Fresh Mexican Grill
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	46
Revolving Credit Balance:	$2,186.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
your revolving credit balance is $2186. why are you asking for $8k?	My revolving credit balance is more than 2186. It's close to 7500
Please list all of your debts, including interest rates, and specify which ones WILL and WILL NOT be paid with this loan. Thanks.	Sorry but I don't know the interest rate of top of my head. Macys visa 1,700.00 macys store 450.00 chase personal 1,900.00 chase bussiness 3,200 frys 230.00 I'm planning on paying them all. And whatever money is left from the loan I'm planning on buying new tires and brakes for my car. They are really worn out.
How do you plan to avoid additional debt while paying this loan off? How did you incur the credit balance? thanks	Most of my debt I got it when I was younger. I was young and immature. I was just spending and spending. I learned my lesson. I haven't gotten in new debt for almost two years. I just know now to use credit cards when it's an emergency. Hopefully that answer your question

Member Payment Dependent Notes Series 547286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547286	$2,500	$2,500	6.76%	1.00%	July 19, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547286. Member loan 547286 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Cardinal CG	Debt-to-income ratio:	18.00%
Length of employment:	10+ years	Location:	Spring Green, WI

Home town:
Current & past employers:	Cardinal CG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > Please provide funding

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,894.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts, including interest rates, and specify which ones WILL and WILL NOT be paid with this loan. Thanks.	The loan will be used to pay a credit card balance currently at 23% interest.

Member Payment Dependent Notes Series 547296

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547296	$12,000	$12,000	13.23%	1.00%	July 19, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547296. Member loan 547296 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	ARM ELECTRONICS	Debt-to-income ratio:	17.12%
Length of employment:	6 years	Location:	san jose, CA

Home town:
Current & past employers:	ARM ELECTRONICS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > If I'm going to be paying interest, I'd much rather pay it to actual people than banks and credit card companies.

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,395.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In order to evaluate your loan more effectively, would you please provide the following information? 1. Current monthly budget (i.e., monthly income after taxes and an itemized list of typical monthly expenses -- including loan payments) 2. Amount owed, interest rate, monthly payment, and financial institution for each of your existing loans/credit cards 3. Job description for the work you do for your current employer	Thank you for showing interest in my loan. I'll be glad to answer your questions. 1: After rent/utilities, car payment, paying on credit cards I have about 1300 for gas,food, and savings. 2: I owe about 14,000 in credit card debt and my combined monthly payments usually run me about $450 and the interest rates on those cards range from 13%-26%. I have loans/credit cards with Chase, BofA, Safe credit union, Discover, and Citi. 3. I'm a Warehouse Manager and deal with all the logistics of the day to day operations.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. Warehouse Manager, My questions are: Number [1] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? or use the maximum 2 to 3-yrs time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide a approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	I understand that Lending Club is not a "deep pockets" bank with unlimited funds and that's exactly why I chose it. I would much rather pay interest to people then the banks if possible. As for what makes me a better investment than the other loan applicants, I would say it's the pride I take in knowing that I pay all my bills on time and have done so my whole life. That I understand investors are taking a certain leap of faith by investing in anyone looking for a loan on lending club and how I plan on doing my best to not ruin it for all the other people out there that need help a little help getting life back on track. With this loan I'll be Credit Card Debt free and eventually debt free. 2. As of right now there's no plan to pay off the loan any earlier then 24-36 months. Thanks for showing an interest in my loan.

Member Payment Dependent Notes Series 547304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547304	$15,000	$15,000	13.98%	1.00%	July 20, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547304. Member loan 547304 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,000 / month
Current employer:	PSEG	Debt-to-income ratio:	16.67%
Length of employment:	6 years	Location:	Neptune, NJ

Home town:
Current & past employers:	PSEG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > I am the Power of Attorney for my Father's Estate (Living) and is in the process of renovating his house but I am using my credit accounts. I have full control of the $4,600 he gets per month from directly deposited SS, Retirements and Disability. This adds to my $182,000 work salary. I plant to pay my AMEX $10,000 and the balcne on Capitol One and Chase Credit cards. These are the cards that I use to perform work during renovations Borrower added on 07/15/10 > I am a good borrower because I value my credit and credit score. My score temporarily does not reflect my highest credit worthiness primarily because of the recent use of my credit account to fund the renovation of my father's house...but there are NEVER any missed payments Borrower added on 07/15/10 > Also...to explain my current situation...I had an unexpected shop repair bill for my Lamborghini in the amout of $26K

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,678.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PSEG and what do you do for them for $19,000 per month?	The largest electric utility compay in NJ. I am a Power Plant Manager. My salary is $182k and $44k is from my fathers estate. I am power if attorney
DETAILS PROCESS TO ATTRACT LENDERS, THEIR COMMITTED $, LOAN TO 100 PCT FUND, NET $ PROCEEDS TO BE QUICKLY DEPOSITED INTO YOUR BANK ACCOUNT. NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010 NO questions asked; NO answers required. Email's only FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. EMAIL DOES NOT ASK QUESTIONS. is medium used for all lender-borrower communications. I'm interested to help fund your loan. I'll revisit later, then is when I ask questions. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Wednesday 07.14.2010	I don't understand. Is this a question?
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	American Express..$10000 about 350/month Capitol One 3000 about 200/month Chase 2000. 150/month
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Home value 4/2009 $430K (last refinance) total owed $373K

Member Payment Dependent Notes Series 547414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547414	$8,000	$8,000	13.23%	1.00%	July 16, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547414. Member loan 547414 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	PMI	Debt-to-income ratio:	1.05%
Length of employment:	3 years	Location:	Stansbury Park, UT

Home town:
Current & past employers:	PMI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	53
Revolving Credit Balance:	$8,875.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for, how you accrued this debt, etc? Since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held? Your credit report shows that you had a delinquency 1 month ago. Could you please explain what this was from and the circumstances of the delinquency?	I plan on paying some debt and saving a portion for emergencies.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe $260k on my mortgage..and i dont have any addiotional loans against my mortgage. A local realtor just told me the house comps between $280k -$290k.
What are the debts you plan on paying down with the proceeds of this loan?	credit cards

Member Payment Dependent Notes Series 547428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547428	$6,000	$6,000	10.38%	1.00%	July 20, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547428. Member loan 547428 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	BRIGHAM AND WOMANS HOSPITAL	Debt-to-income ratio:	10.16%
Length of employment:	< 1 year	Location:	CANTON, MA

Home town:
Current & past employers:	BRIGHAM AND WOMANS HOSPITAL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > I have a family medical emergency. I have a stable job with good credit. I have always prided my self in paying everything on time. Last year I was out of work for 6 months. Now have a permanent job with an old employer. Borrower added on 07/15/10 > My loan will pay paid promptly way before the term expires. Borrower added on 07/17/10 > I hoping for this money asap because it will be helping to fund rehab for my uncle who had a stroke. He is only 50 and is suffering from diabetus and kidney problems. Medicare/Medicaid only covers limited rehab servies. I need to get him on his feet as soon as possible. My loan is just waiting to be funded (40% more) and I already apporved.

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,008.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell me more about your revolving credit balance $71,008.00?	Type your answer here. I have a home equity loan and two major credit cards. All which I pay on time.

Member Payment Dependent Notes Series 547445

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547445	$6,000	$6,000	10.75%	1.00%	July 19, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547445. Member loan 547445 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Benefit Concepts	Debt-to-income ratio:	24.92%
Length of employment:	3 years	Location:	Rumford, RI

Home town:
Current & past employers:	Benefit Concepts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > I would like to consolidate medical bills and credit cards. I have a very stable job--have been employed by the same company for the past 3 years. This loan would be really helpful. Thank you.

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	30
Revolving Credit Balance:	$2,923.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How is it the credit history reports a revolving credit balance of $2900, but you are asking for a $6000 loan? What's the remaining $3100 for?	Type your answer here. The reason I'm asking for $6000 is that I have over 3000.00 in medical debt.

Member Payment Dependent Notes Series 547456

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547456	$8,000	$8,000	7.51%	1.00%	July 21, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547456. Member loan 547456 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	special sprouts	Debt-to-income ratio:	6.06%
Length of employment:	8 years	Location:	brooklyn, NY

Home town:
Current & past employers:	special sprouts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > Moving out of city and into a grown-up house! Loan for home improvement and for furniture. Thanks! Borrower added on 07/15/10 > Moving out of one bedroom in the city and into a grown-up house! Loan to cover home improvements and furniture Thanks!

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,472.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving to Long Beach CA? Will you be quitting your job as part of this move? Art	Hi, Tnx for Q, move is to long beach ny. - no plans at all to quit job, my case load is all booked up for the fall:) -jo

Member Payment Dependent Notes Series 547475

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547475	$4,000	$4,000	14.72%	1.00%	July 20, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547475. Member loan 547475 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Walgreen	Debt-to-income ratio:	10.05%
Length of employment:	5 years	Location:	westbabylon, NY

Home town:
Current & past employers:	Walgreen
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	37
Revolving Credit Balance:	$3,652.00	Public Records On File:	0
Revolving Line Utilization:	39.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 547515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547515	$2,700	$2,700	11.86%	1.00%	July 20, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547515. Member loan 547515 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,500 / month
Current employer:	F5 Networks	Debt-to-income ratio:	13.94%
Length of employment:	10+ years	Location:	Issaquah, WA

Home town:
Current & past employers:	F5 Networks
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	81
Revolving Credit Balance:	$94,640.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would be happy to help out a local but I have a couple questions. 1) What is the nature of your large $94k in revolving debt? 2) Why do you need to borrow $2700 if you make over $130k per year?	1) credit cards and 50k line of credit (used to fund failed business attempt). 2) money is tide up until Aug 1, loan will be paid in full by Aug 5. Thanks....
Can you explain your home improvement project and budget? Thanks.	garage door tension spring failed sending door crashing to concrete floor ruining the door.

Member Payment Dependent Notes Series 547546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547546	$5,000	$5,000	11.12%	1.00%	July 19, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547546. Member loan 547546 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	oak hill hospital	Debt-to-income ratio:	6.65%
Length of employment:	2 years	Location:	DADE CITY, FL

Home town:
Current & past employers:	oak hill hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,556.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Elaborate on WHY you need loan AND the vocational studies loan will provide to advance your career. Thanks. (P.S.- Sister lives Dade City; patient Oak Hill Hospital several times; always good reports hospital staff etc.)	Type your answer here. The loan is for the last leg of my sons education. It is a special training program for his field of study. It is a wonderful opportunity for him that would increase his starting salary by $3-5 and hour. I would rather take out a loan and pay on i then empty my savings accounts. Dade City is beautiful! Thank you for you time.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$97,314.30 $150,000

Member Payment Dependent Notes Series 547554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547554	$6,000	$6,000	13.23%	1.00%	July 19, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547554. Member loan 547554 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Cole industries	Debt-to-income ratio:	17.16%
Length of employment:	< 1 year	Location:	Wooster, OH

Home town:
Current & past employers:	Cole industries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > to consolidate credit cards Borrower added on 07/16/10 > consolidate my credit cars will save me alot of money in the long run.

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	35
Revolving Credit Balance:	$9,840.00	Public Records On File:	1
Revolving Line Utilization:	66.00%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	96000.00 No do not now the current value.

Member Payment Dependent Notes Series 547630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547630	$7,500	$7,500	11.86%	1.00%	July 21, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547630. Member loan 547630 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Wachovia-Wells Fargo	Debt-to-income ratio:	22.86%
Length of employment:	< 1 year	Location:	WATERBURY, CT

Home town:
Current & past employers:	Wachovia-Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,986.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I have three credit cards with balances of approx. $5500, $1000, and &900. They all carry APR's of approx. 24%. I would like to pay them all off with this loan.
Please enter a loan description - let lenders know details about what you're requesting the money for. What are the debts you will be consolidating? What APR are you paying now and how much will you save with this loan?	This loan would be for debt consolidation. I have three credit cards that have balances that add up to approx $7500. They all carry APR's of approx 24% and this loan would save me thousands in the long run especially because one credit card has a balance of $5500 and paying the minimum of $125 a month and even a little extra has gotten me nowhere. Paying off this loan in three years would eliminate my credit card debt and save me thousands in the long run.

Member Payment Dependent Notes Series 547654

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547654	$3,000	$3,000	14.84%	1.00%	July 20, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547654. Member loan 547654 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,208 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	18.20%
Length of employment:	10+ years	Location:	Billerica, MA

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,728.00	Public Records On File:	0
Revolving Line Utilization:	98.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 547663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547663	$3,500	$3,500	6.39%	1.00%	July 19, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547663. Member loan 547663 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,521 / month
Current employer:	U.S. Postal Service	Debt-to-income ratio:	6.70%
Length of employment:	10+ years	Location:	WAUNAKEE, WI

Home town:
Current & past employers:	U.S. Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,777.00	Public Records On File:	0
Revolving Line Utilization:	32.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 547672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547672	$5,000	$5,000	10.75%	1.00%	July 16, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547672. Member loan 547672 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	EFW Inc	Debt-to-income ratio:	3.60%
Length of employment:	2 years	Location:	Weatherford, TX

Home town:
Current & past employers:	EFW Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > Purchase a late model motorcycle. Borrower added on 07/15/10 > Purpose of loan: Purchase a late model motorcycle. Looking forward to riding with my brother and tinkering on it. What makes me good borrower: I'm stable...married with 2 young daughters, employed in a company/business unit with history of steady growth. Borrower added on 07/15/10 > Question #3 - Please resend. I hit enter prior to completing answer. I'll complete response upon ? re-submittal.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	74
Revolving Credit Balance:	$15,530.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Monthly: Mortgage $980 Car $0 (own both vehicles) Utilities $300-450 depending on season Insurance $102 Phone/cable/internet/cell $235 Gym $40 Chilcare/tuition $0 (lucky to have wife at home) CC debt - 2 w/ttl min at $200 - but paying all spare cash towards CC to pay-off.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is just under $100k with market value around $170k. And $0 in Home Equity Loans.
Prior to funding your loan, I want to see your responses to the following: 1. Describe your role at EFW. 2. Although it is not recent, an explanation is appreciated regarding the delinquency 74 months ago. 3. Given your stated monthly expenses, it appears you have the cash flow to pay off this loan at an accelerated rate. How long do you intend to carry this loan? Thank you for your time.	Role at EFW: Program Manager for Defense Contractor
Hi, Interested in your loan. Can you explain the delinquency 74 months ago? Thanks!	Honestly - It has been so long, I don't remember the details. However, delinquency occurred while I was in Iraq (deployed March04). I must have missed something when I initially handed finances over to family.

Member Payment Dependent Notes Series 547732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547732	$6,250	$6,250	10.38%	1.00%	July 19, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547732. Member loan 547732 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	Disneyland Resort	Debt-to-income ratio:	19.68%
Length of employment:	2 years	Location:	DIAMOND BAR, CA

Home town:
Current & past employers:	Disneyland Resort
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > My Plan for this loan is to pay off 3 credit cards and consolidate into 1 monthly payment.

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	74
Revolving Credit Balance:	$15,330.00	Public Records On File:	0
Revolving Line Utilization:	28.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 547734

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547734	$3,000	$3,000	7.51%	1.00%	July 19, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547734. Member loan 547734 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	n/a	Debt-to-income ratio:	11.98%
Length of employment:	n/a	Location:	brandy station, VA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,581.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources total reported $ Gross Income per month: Aannuity? Federal-State-Municipal Civil Service? Disability? Investments? Military-VA Pension? Civilian Pension? Rentals? Social Security? If self-employed, primary occupation? If small business owner, description primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.15.10	My income comes from retirement and I also work part time as a Grant Writer for the Culpeper County Sheriff's Office in Va.

Member Payment Dependent Notes Series 547736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547736	$2,800	$2,800	17.56%	1.00%	July 21, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547736. Member loan 547736 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,840 / month
Current employer:	fedex freight	Debt-to-income ratio:	10.26%
Length of employment:	3 years	Location:	orlando, FL

Home town:
Current & past employers:	fedex freight
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$495.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is fedex freight and what do you do there?	fedex frieght its shipping company. Fedex has many branches, which are fedex ground, express, kinkos, freight. etc. Fedex freight handles merchendise that are deliver in pallets, due to its size or weight. I'm a dock worker I unload freight that comes form other cities using forklifts, and i also load them depending where they are going. Its a great job plus the overtime its alwyas there.. thanks!
What kind of car are you going to buy? New or used? Will you pay back the loan even if the car doesn't last as long as the loan?	i'm planning to buy a used car. with todays economy there are real good deals, people trying to sell their cars and money talks. That good thing about it its having the title of the car, and of course i will pay this loan, it will be cheaper thans paying a dealer. i will defetnely pay this loan much earlier. Thank you..

Member Payment Dependent Notes Series 547743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547743	$6,000	$6,000	10.75%	1.00%	July 20, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547743. Member loan 547743 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Kunkel Miller & Hament	Debt-to-income ratio:	1.90%
Length of employment:	< 1 year	Location:	TAMPA, FL

Home town:
Current & past employers:	Kunkel Miller & Hament
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > Hello! I am seeking a loan to consoliate some high interest credit card debt. I have a stable job and my co-borrower (my sister) does as well - she is a physician at a local cancer center, and has an excellent credit score. We will make all payments in a timely fashion. We both own homes (although not outright-we are paying off mortgages) and we both own our cars. Thanks for your interest!

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	5
Revolving Credit Balance:	$2,997.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts, including interest rates, and specify which ones WILL and WILL NOT be paid with this loan. Thanks.	Hello and thank you for your interest. I owe $2500 on a credit card that has a high interest rate, 20 percent or so, which I will pay off. I also owe $1800 on another credit card that charges about 18% interest. I would pay both off.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I believe the balance on the mortgage is about $440,000 and the current value is approximately $560,000 (less than what we bought it for, unfortunately... that was when the housing market was booming!). We have a home equity loan of about $20,000. Thanks.
You cite $4300 in balances that you intend to pay off. Why are you asking for $6000?	Good question. My brother-in-law just opened his own pharmacy and of course it's hard in the beginning to make ends meet until business gets going, etc. His overhead is quite high. So, my thought was that if I could get some extra money I would use it to make a little investment in his business. I know it won't be much but every month he has bills to pay so every little bit helps!

Member Payment Dependent Notes Series 547759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547759	$16,000	$16,000	16.32%	1.00%	July 21, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547759. Member loan 547759 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Osiris Group, Inc.	Debt-to-income ratio:	11.95%
Length of employment:	8 years	Location:	pennsauken, NJ

Home town:
Current & past employers:	Osiris Group, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > This loan will help me pay off high-interest credit cards much faster than I otherwise would have been able to do. Thanks!

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	28
Revolving Credit Balance:	$10,530.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe just over $160k, and based on Zillow, my home value is $148k--but my house has several improvements not present in most of my neighbor's houses, such as a three-car garage and extra half-bath on the ground floor. I'd expect to get slightly more than the $148k if I had to sell.
What do you do for Osiris Group? (Job title and responsibilities)	Osiris is a consulting firm. I am an attorney, but mainly do strategic and communications planning for our clients--mostly large, regional nonprofit organizations.
Hello, You are requesting $16,000 but your credit report shows a revolving credit balance of only $10,530. What are your plans for the extra ~$5,500? Thank you.	I'm not sure if it's considered "revolving credit" or not, but I have a 5k loan funded by GE Capital that I had to set up to cover some emergency dental work. It doesn't seem to be included in the $10,530 figure you quote. My Lending Club loan would offer be a significantly lower interest rate.
Attorney, Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] What type attorney? IP? Corp? GP? Etc? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers;ALL want their loan funded. Briefly convince me Why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.19.2010	1. I primarily focus on legal issues relating to nonprofit corporations: fundraising issues, board structure and governance, organizational mergers, etc. 2. I think my credit history shows I am at minimal risk of not repaying the loan, and the interest rate I am receiving--while significantly lower than my credit cards--will provide you with a really nice return. 3. At this point--barring some unexpected windfall--I don't expect to pay of the loan early. My plan is to pay it off over 3 years, as per my agreement.

Member Payment Dependent Notes Series 547775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547775	$2,400	$2,400	13.98%	1.00%	July 19, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547775. Member loan 547775 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Rockingham Memorial Hospital	Debt-to-income ratio:	13.35%
Length of employment:	4 years	Location:	Harrisonburg, VA

Home town:
Current & past employers:	Rockingham Memorial Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > This loan is for debt consolidation. My monthly income averages $1400 and with this loan in place I will be well ahead. I no longer pay rent which is also a big help and that will help me pay this loan off as soon as possible. I have been at my current job at the local hospital for four years so I have no fear of being laid off or unemployed for any reason.

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,501.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	No spouse. No dependants.
How much is your monthly housing cost?	I just recently moved in with my parents so I have no housing cost. This is so I can consolidate my debt and pay it off.

Member Payment Dependent Notes Series 547831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547831	$10,000	$10,000	13.23%	1.00%	July 21, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547831. Member loan 547831 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	State Street Bank	Debt-to-income ratio:	17.62%
Length of employment:	5 years	Location:	MELROSE, MA

Home town:
Current & past employers:	State Street Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > Debt Consolidation. Borrower added on 07/15/10 > Debt consolidation Loan.

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,484.00	Public Records On File:	0
Revolving Line Utilization:	72.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	Yes i do. My fiancee. Our combined Net Income per Month is around $2,500. Let me know if you have any further questions. Thanks.

Member Payment Dependent Notes Series 547882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547882	$16,000	$16,000	10.75%	1.00%	July 20, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547882. Member loan 547882 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,783 / month
Current employer:	Citigroup	Debt-to-income ratio:	9.90%
Length of employment:	7 years	Location:	SAINT PAUL, MN

Home town:
Current & past employers:	Citigroup
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,955.00	Public Records On File:	0
Revolving Line Utilization:	68.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you were lending to someone, wouldn't you want to see a description of the loan?	This loan is to pay off several higher interest credit cards from my recent wedding.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Only have 1 mortgage loan with 311,000 balance and no HELOC. Current market value is 418,000.
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Monthly costs $3200 for all other bills.
Member_706442: Please list the balances, interest rates and present monthly payments you plan to pay off. Also, what is your position with Citigroup? Thanks in advance!	Total payoff for 5 cards is 16,000 with interest rates ranging from 15-22. Management position.

Member Payment Dependent Notes Series 547926

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547926	$2,000	$2,000	7.88%	1.00%	July 19, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547926. Member loan 547926 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,500 / month
Current employer:	Employers Claim Mgmt	Debt-to-income ratio:	20.20%
Length of employment:	< 1 year	Location:	Jemison, AL

Home town:
Current & past employers:	Employers Claim Mgmt
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > Need some fixing up around the house. Great credit - great payer! Borrower added on 07/15/10 > I have great credit and honor payment agreements.

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,437.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 547950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547950	$8,000	$8,000	7.88%	1.00%	July 19, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547950. Member loan 547950 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,542 / month
Current employer:	NorthgateArinso	Debt-to-income ratio:	19.65%
Length of employment:	5 years	Location:	Cincinnati, OH

Home town:
Current & past employers:	NorthgateArinso
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,386.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Prior to funding your loan, I want to see your responses to the following: 1. List your monthly expenses. 2. Describe the nature of the home improvements. 3. Describe your role at NorthgateArinso. 4. Explain the two credit inquiries in the past six months. Thank you for your time.	1) Mortgage - $1670, Car - $442, Student Loans - $572, Car Insurance - $93, Utilities - $300. I also receive rent from tenants in the amount of $1640 per month. I live in the 4-family building that I rent out. 2) I currently pay heat for the entire 4-family building that I own. I plan to install central heat and air in each apartment with the loan I've requested. I have already completed 2 apartments. I have 2 more to complete. In reference to question 1, please also consider that once I have the central heat and air installed, I will raise the rent on the apartments (since central heat and air is a luxury), and reduce the amount of utilities I pay monthly (since I will no longer pay heat for the entire building). So, there will be no problem paying back the loan. 3) I am an Instructional Designer. I develop e-Learning, and instructor led training courses for both internal and external clients. These courses primarily focus on teaching clients to use specific proprietary applications. 4) I have been applying with other lenders for this loan.
What is it you plan on using the requested funds for?	I plan to install central heat and air in 2 apartments that I own.
Do you expect the existing tenants to stay on with their raised expenses?	Yes. The tenants have actually complained about not having air conditioning in the summer and not being able to control the heat in the winter.

Member Payment Dependent Notes Series 548024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548024	$4,800	$4,800	6.76%	1.00%	July 19, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548024. Member loan 548024 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Credit Suisse Securities (USA) LLC	Debt-to-income ratio:	1.36%
Length of employment:	6 years	Location:	Ridgewood, NJ

Home town:
Current & past employers:	Credit Suisse Securities (USA) LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > Using this loan to partially fund the remaining balance on the purchase of a motorcycle. Would like to finance part of it as I do not want to pay outright for the whole thing, and just discovered the Lending Club which seems to have a much better rate than I can get at the dealer. Thank you all for your interest and your funding. Borrower added on 07/16/10 > Not sure if the other description went through (do not see it on the Loan info page) so here we go again: Getting this loan to partially fund the purchase of a motorcycle. Don't want to sell market investments in order to pay for it, so partially putting up cash, and partially getting funding through Lending Club. I work at an investment bank, for a division which is doing well, so I have stability at the workplace. Thank you for checking out my loan, and thank you for investing.

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	40
Revolving Credit Balance:	$3,016.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you were lending to someone, wouldn't you want to see a description of the loan?	Hi, just added the description to the loan information page.

Member Payment Dependent Notes Series 548105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548105	$3,900	$3,900	14.35%	1.00%	July 21, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548105. Member loan 548105 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,610 / month
Current employer:	American National Insurance Company	Debt-to-income ratio:	19.79%
Length of employment:	7 years	Location:	LEAGUE CITY, TX

Home town:
Current & past employers:	American National Insurance Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	57
Revolving Credit Balance:	$42,488.00	Public Records On File:	0
Revolving Line Utilization:	70.26%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your $42k in revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	This loan is needed to replace my condenser unit and evaporator coil. My home warranty will cover labor plus $1600 toward the cost of the equipment but my copay is still $3900. My existing unit is still functional but is not cooling the house, is 13 years old, and the reason I have to get a new evaporator coil as well is because as of January 1st of this year, R22 ("freon") may no longer be manufactured. Which means I have to move up to equipment compatible with 410a coolant, hence the need for the evaporator coil.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Zillow estimate is 134K, I owe probably about $119-120k in mortgage loans.

Member Payment Dependent Notes Series 548106

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548106	$8,500	$8,500	7.14%	1.00%	July 21, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548106. Member loan 548106 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	law steel	Debt-to-income ratio:	16.84%
Length of employment:	10+ years	Location:	cabazon, CA

Home town:
Current & past employers:	law steel
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,439.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but have a few questions. (1) Is there a second wage earner in your house and if so how much does he/she earn each month? (2) What are your major monthly expenses (mortgage, car, credit cards, child care, student loans, major medical, etc.)? (3) Can you breakdown the balance on each card, the interest rate and the minimum payments? (4) How much are you currently paying each month towards your credit card debt? Thanks.	(1) yes 1800. (2) 2500 major monthly exp. (4) 280.00 . in 6 months i have two loans payed wich will leave extra 550.00 per month .just wuold like a lower intrest rate
What is it you plan on using the requested funds for?	pay off car and some credit cards from a quad rental & repair buisness i am trying to start

Member Payment Dependent Notes Series 548125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548125	$4,000	$4,000	11.12%	1.00%	July 21, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548125. Member loan 548125 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,309 / month
Current employer:	n/a	Debt-to-income ratio:	1.15%
Length of employment:	n/a	Location:	Fresno, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > Auto Loan

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$299.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources total reported $ Gross Income per month: Aannuity? Federal-State-Municipal Civil Service? Disability? Investments? Military-VA Pension? Civilian Pension? Rentals? Social Security? If self-employed, primary occupation? If small business owner, description primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 07.15.10	As posted in my application I am on permanent disability and the $ 1,309.00 is what I get per month from Soc. Sec. Disability
1. Loan description longer than 2 words. 2. No employer? Where does the $1309/mo come from? 3. Monthly residential rent?	As entered in my application the $ 1,309.00 is from my Soc. Sec. disability. My residential rent is $ 565.00 also listed on my application.The loan is for a 95 Lincoln Mark VIII
Source of income?	Social Security Disability
Is there a second wage earner in your home and if so how much does he/she earn each month?	No, I am the only one and I have no debts.Thank you for your interest
Thanks for your response. One last question, what are your major monthly expenses (e.g., rent, medical, car, credit cards, student loans/child care/tuition, etc.)? Thanks!	Rent $ 565.00.I am debt free
Thanks for your response. One last question, besides the rent that you listed, what are your major monthly expenses (e.g., car loans/insurance, major medical, child care, credit cards, etc.)? Many thanks!	my health insurance is deducted from my check and I pay off anything I put on a credit card, which is not allot. I have a very nice 97 Continental with only 46K on it, and when I sell it I plan to pay off the loan, if I do get one. I have been in touch with the ebay seller and may just trade it in along with some savings to pay fot the car. want to sell it myself though, as I'll get more money because of it's beautiful condition and low miles. Thank you very much for your interest. God Bless, John

Member Payment Dependent Notes Series 548135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548135	$3,400	$3,400	11.49%	1.00%	July 19, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548135. Member loan 548135 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,345 / month
Current employer:	state of new jersey	Debt-to-income ratio:	14.06%
Length of employment:	10+ years	Location:	mount laurel, NJ

Home town:
Current & past employers:	state of new jersey
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,030.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Type your answer here. 3200.00 monthly
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. balance of morgage is 156,000 i have no heloc loans, current market value which is down due to the economy is 225,000
1 - Current Employer: state of new jersey - What is your position with the State of New Jersey? Thank You	Type your answer here. state officer

Member Payment Dependent Notes Series 548139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548139	$4,000	$4,000	13.61%	1.00%	July 19, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548139. Member loan 548139 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,967 / month
Current employer:	Farmers Insurance	Debt-to-income ratio:	16.52%
Length of employment:	< 1 year	Location:	Norman, OK

Home town:
Current & past employers:	Farmers Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > I had a credit card for 4 years and never paid late. They continued to raise my interest rate and then added an annual fee. I got sick of it and cancelled the card and am now paying it off. A lower interest rate will help me save money and pay it off more quickly.

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,091.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	This is for only one credit card. My current balance is $4100. My interest rate was raised from 9.7% to 23.99%. I am finished dealing with these people since they obviously don't want to keep my business.
What do you do for Farmers Insurance and what did you do previously? What are you major monthly expenses (rent, car, major medical, credit cards, student loans, child care)? Is there a second wage earner in your house and if so how much does he/she earn each month?	I am a Total Loss Adjuster for Farmer's Insurance. Before this I was a full time college student and also worked full time as a psychiatric technician for Integris Health, which is the largest healthcare system in the state of Oklahoma. I also continue to work there part-time, usually 3-4 shifts per month. This adds around $350 to my monthly income. My expenses are as follows: Rent: $375 Car: $350 Credit Cards: $105 No kids and no student loans! I live with roommates but pay my own bills and do not share expenses.
since you seem to have quite a bit of free cash, do you intend to pay more than standard payment?	I will after the first year. I'm going to try to get my car paid down and then I will start paying more on this loan.

Member Payment Dependent Notes Series 548151

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548151	$3,500	$3,500	6.76%	1.00%	July 19, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548151. Member loan 548151 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	ABERDEEN TWSP	Debt-to-income ratio:	19.76%
Length of employment:	10+ years	Location:	ABERDEEN, NJ

Home town:
Current & past employers:	ABERDEEN TWSP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,505.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 548323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548323	$6,500	$6,500	13.98%	1.00%	July 20, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548323. Member loan 548323 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Washington University in St Louis	Debt-to-income ratio:	22.92%
Length of employment:	9 years	Location:	st louis, MO

Home town:
Current & past employers:	Washington University in St Louis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > Help to payoff the credit cards and get debt free faster. Borrower added on 07/16/10 > This loan will help me to get off the credit card and help me gain financial freedom

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,345.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	the mortgage balance is 188000 and the value is 209,000.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	The GM card with a 30% APR will be paid and the remaining will be used to pay down HSBC card with 29% APR.
I am interested to help fund your $6,500 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer WashingtonUniversity. St Louis, MO? Number [2] Transunion Credit Report shows the $48245 Revolving Credit Balance total debt (81.80 pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, the loan $ amount and APR pct are? AND What $ payments per month that are now being paid on all the RCB debts? (Total $ that actually PAID per month; and not Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.16.2010	I am a scientist. I am paying 700 per month to pay down the RCB debts. The money was borrowed for some medical expenses of my parents. There is no HELOC. The ideal time frame in my mind is to pay off the loan in 1-2 years
Please bear in mind that we, the investors, only see a very condensed version of your debts. For example we only see: Revolving Credit Balance= $48,345.00. Please provide a breakdown of this deb; e.g. Credit card (name or # 1, 2 etc); Balance; Interest Rate; Monthly payments actually paid, and please specificy which debts will be paid and which will not be paid using the LC loan. Thank you.	The GM card with a 30% APR (4300.00) will be paid and the remaining will be used to pay down HSBC card (1800.00) with 29% APR.

Member Payment Dependent Notes Series 548325

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548325	$1,600	$1,600	15.21%	1.00%	July 20, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548325. Member loan 548325 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,908 / month
Current employer:	AT&T	Debt-to-income ratio:	12.27%
Length of employment:	2 years	Location:	Peachtree City, GA

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > I'm having a new baby due on August 5th and I'm setting up her room within the next two weeks in my new home!

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,078.00	Public Records On File:	0
Revolving Line Utilization:	93.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 548355

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548355	$3,500	$3,500	11.86%	1.00%	July 20, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548355. Member loan 548355 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	convergys	Debt-to-income ratio:	16.37%
Length of employment:	2 years	Location:	ALTAMONTE SPRINGS, FL

Home town:
Current & past employers:	convergys
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,232.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance of my mortgage loan is $84,000, the market value of my home is in zillow.com is $95,000.

Member Payment Dependent Notes Series 548396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548396	$4,000	$4,000	16.32%	1.00%	July 20, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548396. Member loan 548396 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	pinto brothers disposal	Debt-to-income ratio:	2.15%
Length of employment:	4 years	Location:	south plainfield, NJ

Home town:
Current & past employers:	pinto brothers disposal
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	37
Revolving Credit Balance:	$3,514.00	Public Records On File:	0
Revolving Line Utilization:	74.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is there a second wage earner in your household and if so how much does he/she earn each month? What are your major monthly expenses (rent, car, credit cards, major medical, child care, student loans, etc.)? Thanks.	My fiance is currently collecting unemployment..we pay 1200 a month for rent. Type your answer here.

Member Payment Dependent Notes Series 548454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548454	$3,000	$3,000	10.75%	1.00%	July 20, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548454. Member loan 548454 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,391 / month
Current employer:	arab city schools	Debt-to-income ratio:	17.40%
Length of employment:	10+ years	Location:	arab, AL

Home town:
Current & past employers:	arab city schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > I plan to pay off my sons car for college

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,417.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	no, I do have child support of $310.00 a month
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe in the 50's and pay tax on $113,000, have over an acre of commerical property.
Can you please describe the purpose of this loan? If you are consolidating debt, can you please list the credit cards and interest rates for the existing debt? Are you comfortable paying the new monthly payments? Thank you.	I would like to pay off my son's car, he is starting college next month.

Member Payment Dependent Notes Series 548457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548457	$5,000	$5,000	16.45%	1.00%	July 21, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548457. Member loan 548457 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	American Society of Interior Designers	Debt-to-income ratio:	14.95%
Length of employment:	4 years	Location:	Glen Burnie, MD

Home town:
Current & past employers:	American Society of Interior Designers
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	17
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 548481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548481	$3,500	$3,500	11.86%	1.00%	July 21, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548481. Member loan 548481 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	majors books	Debt-to-income ratio:	11.04%
Length of employment:	1 year	Location:	The Colony, TX

Home town:
Current & past employers:	majors books
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	9	Months Since Last Delinquency:	12
Revolving Credit Balance:	$665.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 548513

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548513	$4,000	$4,000	16.45%	1.00%	July 21, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548513. Member loan 548513 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,513 / month
Current employer:	EDCO	Debt-to-income ratio:	0.00%
Length of employment:	2 years	Location:	walkersville, MD

Home town:
Current & past employers:	EDCO
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	71
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please balances/apr/min payments and holder of debts you wish to consolidate	3 high interest stroe chrage crds toataling 2,500(wife) and one bill w/monthly paymnt 150(me)

Member Payment Dependent Notes Series 548707

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548707	$4,000	$4,000	6.39%	1.00%	July 21, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548707. Member loan 548707 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Afton Pumps INC.	Debt-to-income ratio:	4.26%
Length of employment:	10+ years	Location:	Houston, TX

Home town:
Current & past employers:	Afton Pumps INC.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	45
Revolving Credit Balance:	$8,471.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 548765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548765	$6,000	$6,000	7.14%	1.00%	July 20, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548765. Member loan 548765 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,150 / month
Current employer:	TopOcean	Debt-to-income ratio:	8.60%
Length of employment:	< 1 year	Location:	South El Monte, CA

Home town:
Current & past employers:	TopOcean
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,444.00	Public Records On File:	0
Revolving Line Utilization:	16.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 548780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548780	$4,000	$4,000	13.98%	1.00%	July 21, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548780. Member loan 548780 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,250 / month
Current employer:	Furniture Rentals INC.	Debt-to-income ratio:	15.20%
Length of employment:	4 years	Location:	COLORADO SPRINGS, CO

Home town:
Current & past employers:	Furniture Rentals INC.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > Pay off my credit cards without the high intrest

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,438.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	well the morgage is payed off because i live with my parents and have lived here for almost 24 years
how much is your rent? how much is your car payment?	do not have rent live with my parents and i payed 500 for my car.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	no my parents name are on the morgtage and its paid in full.

Member Payment Dependent Notes Series 548979

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548979	$2,000	$2,000	7.14%	1.00%	July 21, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548979. Member loan 548979 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	n/a	Debt-to-income ratio:	5.47%
Length of employment:	n/a	Location:	Ickesburg, PA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,885.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the load for?	Type your answer here. My husband and I asked for an emergency vehicle repair loan from his parents. Some medical bills made our budget tight at that time and we truly want to pay his parents back immediately, as they are in their 80's, and we do not want to put them on "hold". Our health is great and we WILL DEFINITELY pay this loan in full. Many thanks for your consideration.
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Saturday 07.17.2010	Type your answer here. My husband and I borrowed the money from his parents for an emergency vehicle repair. Due to unexpected medical bills at that time, our budget was tight. His parents are in their 80's and we want to pay them back immediately. Our health is excellent and we WILL DEFINITELY pay this loan in full. Many thanks for your consideration.

Member Payment Dependent Notes Series 549126

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549126	$4,000	$4,000	6.76%	1.00%	July 21, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549126. Member loan 549126 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,300 / month
Current employer:	city of yuma	Debt-to-income ratio:	22.09%
Length of employment:	1 year	Location:	yuma, AZ

Home town:
Current & past employers:	city of yuma
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1980	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,758.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. No & $0; 2. Yes- (c) Joint Tenancy with my Mother since 1989; 3. No; 4. Probably $150,000; 5. Since 1987.
Is there a second wage earner in your household and if so how much does he/she earn each month? What are your major monthly expenses with approx values (e.g. mortgage, car loans/insurance, credit card payments, student loans, child care, major medical expenses, etc.)? Thanks and good luck!	Yes, approx. $25,000.00; No mortgage, monthly expenses approx. $1,000.00.

Member Payment Dependent Notes Series 549131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549131	$5,000	$5,000	7.88%	1.00%	July 21, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549131. Member loan 549131 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Errand Solutions	Debt-to-income ratio:	5.07%
Length of employment:	4 years	Location:	Oak Lawn, IL

Home town:
Current & past employers:	Errand Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	63
Revolving Credit Balance:	$1,426.00	Public Records On File:	1
Revolving Line Utilization:	15.00%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 300 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.18.2010	The loan request is for an established business. I am a licensed REALTOR in the state of Illinois looking to expand my business through direct response advertising and website upgrade to homeowners who are facing upside down mortgages. My plan is to assist homeowners through the short sale process as an alternative to foreclosure. I have nearly a decade of experience in the real estate industry and have recently earned new certifications in short sales and foreclosure alternatives.

Member Payment Dependent Notes Series 549199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549199	$3,000	$3,000	7.88%	1.00%	July 21, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549199. Member loan 549199 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Foot and Ankle of Texas	Debt-to-income ratio:	20.33%
Length of employment:	< 1 year	Location:	Houston, TX

Home town:
Current & past employers:	Foot and Ankle of Texas
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	72
Revolving Credit Balance:	$5,158.00	Public Records On File:	0
Revolving Line Utilization:	81.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Foot and Ankle of Texas and what do you do there?	Type your answer here. It is Podiatry, foot and ankle specialist. I am a Podiatry Assistant/ Certified Medical Radiologic Technician.
Hi, could you please list the balance(s) and interest rate(s) of the debt(s) you intend to pay off with this? Could you also list a breakdown of your monthly income/expenses (including what you currently pay towards the debt(s) each month) Thanks.	Type your answer here. $674.62 20.00%plus(roughly), $27 $800.00 24.00%plus(roughly), $112 $500.00 for Laptop Computer $800.00 for Podiatry Assistant Education Thank you, Roberto Martinez

Member Payment Dependent Notes Series 549244

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549244	$4,500	$4,500	6.76%	1.00%	July 21, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549244. Member loan 549244 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	Rice University - School of Music	Debt-to-income ratio:	11.39%
Length of employment:	3 years	Location:	Houston, TX

Home town:
Current & past employers:	Rice University - School of Music
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,822.00	Public Records On File:	0
Revolving Line Utilization:	31.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 549328

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549328	$1,000	$1,000	7.51%	1.00%	July 21, 2010	August 1, 2013	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549328. Member loan 549328 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Highlands Funeral Home	Debt-to-income ratio:	15.81%
Length of employment:	10+ years	Location:	Louisville, KY

Home town:
Current & past employers:	Highlands Funeral Home
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,839.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 549532

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549532	$14,400	$14,400	16.32%	1.00%	July 21, 2010	August 1, 2013	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549532. Member loan 549532 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Aramark Corporation	Debt-to-income ratio:	4.04%
Length of employment:	< 1 year	Location:	Bensalem, PA

Home town:
Current & past employers:	Aramark Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,840.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 350 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Monday 07.19.2010	Look at the other answer.
Can you explain what this money is going to be used for?	Money will be used to help pay off credit cards as well as help me get on my feed after graduating recent. I have a nicely paying job but loan is ment to help me get on my feet. It will help me save 200 a month on credit cards bills and fees.

Member Payment Dependent Notes Series 549720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549720	$2,500	$2,500	14.72%	1.00%	July 21, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549720. Member loan 549720 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,102 / month
Current employer:	First Quality Retail Services	Debt-to-income ratio:	17.70%
Length of employment:	4 years	Location:	Wyomissin, PA

Home town:
Current & past employers:	First Quality Retail Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,295.00	Public Records On File:	0
Revolving Line Utilization:	99.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 549816

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549816	$7,750	$7,750	15.21%	1.00%	July 21, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549816. Member loan 549816 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Marriott International	Debt-to-income ratio:	8.19%
Length of employment:	4 years	Location:	Riverside, RI

Home town:
Current & past employers:	Marriott International
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	78
Revolving Credit Balance:	$15,840.00	Public Records On File:	0
Revolving Line Utilization:	98.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	Hi and thank you for your question. We did put in a description but it has to go through a review process before they post it. I was wondering why it hasn't posted either. I will answer your questions here. I do have a spouse. My wife and I both work. I work in the accounting department at a large hotel in Boston and have been there for 4 years. My wife is a contracted government employee and has been at her job for a year. Our jobs, thankfully, our very secure. Our combined annual income is around $80,000. We just bought our first home and now have a mortgage payment of around $1451 per month. Along with our mortgage we have some high interest credit cards. They include Home Depot, Macy's, a Discover, and Amazon. Consolidating these will be easier to manage and lower the interest rate a bit. We would rather pay interest to peers than big banks. The lump sum loan payment will be less than we have been paying on each card, and will ensure that we pay off these cards in 3 years. We are very reliable and hope you will consider investing in us. Thank you.
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	Hi! We are paying about $260/month on the 5 cards we wish to consolidate. These are our worst cards, burdened by interest rates between 20-25% due to long-ago late payments. Other than these, we have 2 other credit cards. Citicard is at $10,706 @ 9.24%, Bank Newport CC is at $4958 @ 5.99% (for $3624) and 12.99% (for $1334). For Citicard, the minimum is $194 but we're taking advantage of a program they offered where they credit us 20% of any amount we pay over the minimum after 6 months. This also simultaneously lowers the overall credit available on this card, and we cannot use the card during this 6 month period without losing the 'credits' they will give us later. We pay $250 or $275 a month on the Citicard to take advantage of the program. Bank Newport has an $85/month min payment, and we pay $100 on it. I hope this helps, and if you have any further questions feel free to ask!

Member Payment Dependent Notes Series 550117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550117	$4,800	$4,800	7.88%	1.00%	July 21, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550117. Member loan 550117 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,583 / month
Current employer:	Apple	Debt-to-income ratio:	9.67%
Length of employment:	4 years	Location:	Sunnyvale, CA

Home town:
Current & past employers:	Apple
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > Hello, I am actually a lending club investor in an interesting position. I am currently in the last semester of grad school getting my MBA. I have paid for this already on my credit card, but would like to reduce my interest rate with a lending club loan. Also, I get tuition reimbursement thru work, so in January I will be receiving $5200 from my employer for the classes I have already taken.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,760.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 350 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.20.2010	Your question is very long and hard to read with the lack of formatting, so I will restate some of my facts from my application. I am a current lending club investor, earning over 13% annual return on my loans. I have one semester left of graduate school to get my MBA. The cost of these 3 courses is roughly $4800. I have paid for the first portion of my school myself, a small student loan and with the help of my employer's tuition reimbursement. I get $5200 per calendar year for reiumbursement, meaning in January I will get a check for $5200 to offset some of this loan. I have already put the $4800 on my credit cards for the rewards points, but would like to reduce the interest on this balance. My salary is $115,000 per year plus bonuses. I own a condo in Massachusetts that I lived in before moving to California for work. It is currently rented and the tenant pays all of the mortgage and condo fees less about $200. My share of the rent with my wife in California is $1,000. Over the past year I have paid for a wedding and a honeymoon on my credit cards and have paid off these balances. The current balances on my credit cards is around 3,000 and is from the summer session of grad school. The reason I am going for a lending club loan instead of another student loan is two reasons. First, as a lending club investor it is good for me to see the other side of the experience. Secondly, the student loan process sucks and I feel bad for anyone that needs to go thru and and doesn't have an alternative. There is a ton of forms to fill out and websites to go thru that frequently dont work and you have to start over and fill out the form all over again. It's a sad state of our goverment for sure. The difference in interest between the student loan and the lending club loan is only 1 or 2 percent, and they are both lower than my credit card rate. Let me know if there are any other specific questions that you have.
Your income is $9583/month and you're asking for a $4800 loan!?	I explained in one of my other answers that this loan is to reduce the interest I have to pay for the balance I am carrying for my last semester of grad school. I was going to apply for a $6000 loan, but the interest rate went up 3 points between 4800 and 6000, hence the reduced amount. I am also a lending club investor and wanted to see what the process was like for those looking for loans, and this was as good of an opportunity as any.

Prospectus Supplement (Sales Report) No. 9 dated July 21, 2010